UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

BioMed Realty Trust, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: BioMed Realty Trust, Inc.’s Common Stock, $0.01 par value per share (“Common Stock”)
(2)

Aggregate number of securities to which transaction applies:

203,527,787 outstanding shares of Common Stock (including 1,335,348 restricted stock awards)

5,398,224 shares of Common Stock issuable upon conversion of 5,398,224 outstanding operating partnership units and long-term incentive plan units (other than units held by BioMed Realty Trust, Inc.) in BioMed Realty, L.P.

46,559 shares of Common Stock issuable upon exercise of the warrant to purchase shares of Common Stock

1,099,034 shares of Common Stock issuable upon the automatic vesting of 1,099,034 outstanding performance units of the Company

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee is $5,048,020,644.12. The filing fee was calculated by multiplying (a) the 210,071,604 shares of Common Stock (including restricted stock and shares issuable upon conversion of operating partnership units, long-term incentive plan units and Company performance units) that are exchangeable for cash in the mergers, by (b) the sum of (i) the merger consideration of $23.75 to be paid with respect to each share of Common Stock outstanding immediately prior to the mergers plus (ii) solely for purposes of calculating the filing fee, $0.28, which would be the approximate amount of additional consideration that would become payable with respect to each share of Common Stock outstanding immediately prior to the mergers if the mergers were consummated on April 7, 2016, which is the date after which either party can terminate the merger agreement, subject to certain exceptions (the “Total Consideration”). The filing fee equals the product of .0001007 multiplied by the Total Consideration.

	(4)	Proposed maximum aggregate value of transaction: $5,048,020,644.12
	(5)	Total fee paid: $508,335.68

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUBJECT TO COMPLETION — DATED NOVEMBER 16, 2015

17190 Bernardo Center Drive

San Diego, California 92128

                    , 2015

Dear Stockholder,

You are cordially invited to attend a special meeting of stockholders of BioMed Realty Trust, Inc., a Maryland corporation, to be held on         at                 , local time, at the corporate offices of the Company, 17190 Bernardo Center Drive, San Diego, California 92128. At the special meeting, you will be asked to consider and vote on the merger of BioMed Realty Trust, Inc. with and into BRE Edison L.P., an affiliate of The Blackstone Group L.P., which we refer to as the merger, and other transactions contemplated by the Agreement and Plan of Merger, dated as of October 7, 2015 and as may be amended from time to time, among BioMed Realty Trust, Inc., BioMed Realty, L.P. and affiliates of The Blackstone Group L.P., which we refer to as the merger agreement. If the merger is completed, you, as a holder of shares of common stock of BioMed Realty Trust, Inc., will be entitled to receive $23.75 in cash, plus, if the merger is consummated after January 1, 2016, a per diem amount of approximately $0.003 in cash for each day from and after such date until (but not including) the closing date, without interest and less any applicable withholding taxes, in exchange for each share you own, as more fully described in the enclosed proxy statement.

After careful consideration, our board of directors has unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the merger and the other transactions contemplated by the merger agreement advisable, fair to and in the best interests of BioMed Realty Trust, Inc. and our stockholders. Our board of directors recommends that you vote “FOR” the approval of the merger and the other transactions contemplated by the merger agreement.

The merger and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of the holders of a majority of our outstanding shares of common stock as of the record date for the special meeting. The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger, the merger agreement and the other transactions contemplated by the merger agreement. We encourage you to read carefully the enclosed proxy statement, including the exhibits. You may also obtain more information about BioMed Realty Trust, Inc. from us or from documents we have filed with the Securities and Exchange Commission.

Your vote is very important regardless of the number of shares of common stock that you own. Whether or not you plan to attend the special meeting, we request that you authorize your proxy by either completing and returning the enclosed proxy card as promptly as possible or authorizing your proxy or voting instructions by telephone or through the Internet. The enclosed proxy card contains instructions regarding voting. If you attend the special meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the special meeting and vote your shares in person. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will have the same effect as a vote “AGAINST” approval of the merger and the other transactions contemplated by the merger agreement.

On behalf of the board of directors, thank you for your continued support.

Sincerely,

Alan D. Gold

Chairman of the Board, President and Chief Executive Officer

This proxy statement is dated                     , 2015 and is first being mailed to our stockholders on or about                     , 2015.

BIOMED REALTY TRUST, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON

To the Stockholders of BioMed Realty Trust, Inc.:

You are cordially invited to attend a special meeting of stockholders of BioMed Realty Trust, Inc., a Maryland corporation, to be held on             at         , local time, at the corporate offices of the Company, 17190 Bernardo Center Drive, San Diego, California 92128. The special meeting is being held for the purpose of acting on the following matters:

1.

To consider and vote on a proposal to approve the merger of BioMed Realty Trust, Inc. with and into BRE Edison L.P., which we refer to as the merger, and the other transactions contemplated by the Agreement and Plan of Merger, dated as of October 7, 2015 and as may be amended from time to time, among BioMed Realty Trust, Inc., BioMed Realty, L.P., BRE Edison Holdings L.P., BRE Edison L.P. and BRE Edison Acquisition L.P., which we refer to as the merger agreement;

2.

To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger; and

3.

To consider and vote on a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our board of directors has fixed the close of business on              as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting or any postponement or adjournment thereof.

Our board of directors has unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the merger and the other transactions contemplated by the merger agreement advisable, fair to and in the best interests of BioMed Realty Trust, Inc. and our stockholders. Our board of directors recommends that you vote “FOR” the proposal to approve the merger and the other transactions contemplated by the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, and “FOR” the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

All holders of record of our common stock as of the record date, which was the close of business on             , are entitled to receive notice of and attend the special meeting or any postponement or adjournment of the special meeting.

The merger and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of the holders of a majority of our outstanding shares of common stock as of the record date for the special meeting. Accordingly, your vote is very important regardless of the number of shares of common stock that you own. Whether or not you plan to attend the special meeting, we request that you authorize your proxy to vote your shares by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or authorizing your proxy or voting instructions by telephone or through the Internet. If you attend the special meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the special meeting and vote your shares in person. If you fail to vote by proxy or in person, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to approve the merger and the other transactions contemplated by the merger agreement.

The approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and the approval of the proposal regarding any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement each requires the affirmative vote of a majority of the votes cast on the proposal. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, such failure will have no effect on the outcome of such proposals. Abstentions are not considered votes cast and therefore will have no effect on the outcome of such proposals.

Any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by authorizing your proxy or voting instructions by telephone or through the Internet at a later date than your previously authorized proxy, by submitting a written revocation of your proxy to our corporate secretary, or by voting in person at the special meeting.

Under the Maryland General Corporation Law, because our shares of common stock were listed on the New York Stock Exchange at the close of business on the record date, you do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder in connection with the merger. In addition, holders of our common stock may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the merger because, as permitted by the Maryland General Corporation Law, our charter provides that stockholders are not entitled to exercise such rights unless our board of directors, upon the affirmative vote of a majority of the board, determines that the rights apply. Our board of directors has made no such determination.

We encourage you to read the accompanying proxy statement in its entirety and to submit a proxy or voting instructions so that your shares of our common stock will be represented and voted even if you do not attend the special meeting. If you have any questions or need assistance in submitting a proxy or your voting instructions, please call our proxy solicitor, Georgeson Inc., toll-free at (888) 219-8320.

BY ORDER OF THE BOARD OF DIRECTORS
Jonathan P. Klassen
Executive Vice President, General Counsel and Secretary

San Diego, California

                    , 2015

Page
Guaranty and Remedies	98
Amendment and Waiver	99
MARKET PRICE OF OUR COMMON STOCK	100
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	101
NO DISSENTERS’ RIGHTS OF APPRAISAL	103
SUBMISSION OF STOCKHOLDER PROPOSALS	103
STOCKHOLDERS SHARING THE SAME ADDRESS	103
OTHER MATTERS	103
WHERE YOU CAN FIND MORE INFORMATION	104
EXHIBITS

Exhibit A — Agreement and Plan of Merger, dated as of October  7, 2015, by and among BioMed Realty Trust, Inc., BioMed Realty, L.P., BRE Edison Holdings L.P., BRE Edison L.P. and BRE Edison Acquisition L.P.

A-1
Exhibit B — Opinion of Morgan Stanley & Co. LLC, dated October 7, 2015.	B-1
Exhibit C — Opinion of Raymond James & Associates, Inc., dated October 7, 2015.	C-1

SUMMARY

This summary highlights only selected information from this proxy statement relating to (1) the merger of BioMed Realty Trust, Inc. with and into BRE Edison L.P., which we refer to as the merger, (2) the merger of BRE Edison Acquisition L.P. with and into BioMed Realty, L.P., which we refer to as the partnership merger, and (3) certain related transactions. References to the mergers refer to both the merger and the partnership merger. This summary does not contain all of the information about the mergers and related transactions contemplated by the merger agreement that is important to you. As a result, to understand the mergers and the related transactions fully and for a more complete description of the terms of the mergers and related transactions, you should read carefully this proxy statement in its entirety, including the exhibits and the other documents to which we have referred you, including the merger agreement attached as Exhibit A. Each item in this summary includes a page reference directing you to a more complete description of that item. This proxy statement is first being mailed to our stockholders on or about                     , 2015.

The Parties to the Mergers (page 26)

BioMed Realty Trust, Inc.

17190 Bernardo Center Drive

San Diego, California 92128

(858) 485-9840

BioMed Realty Trust, Inc., which we refer to as “we,” “our,” “us,” or “the Company,” was organized as a Maryland corporation on April 30, 2004, commenced operations on August 11, 2004 and elected to be taxed as a real estate investment trust, or REIT, beginning with the taxable year ended December 31, 2004. We operate as a fully integrated, self-administered and self-managed REIT, focused on acquiring, developing, owning, leasing and managing laboratory and office space for the life science industry.

BioMed Realty, L.P.

17190 Bernardo Center Drive

San Diego, California 92128

(858) 485-9840

BioMed Realty, L.P., which we refer to as the Partnership, was formed as a Maryland limited partnership on April 30, 2004. The Partnership owns substantially all of our assets, holds the ownership interests in our joint ventures, conducts the operations of our business and has no publicly traded equity. We are the sole general partner of the Partnership, and, as of November 10, 2015, we owned approximately 97.4% of the total outstanding partnership interests in the Partnership.

BRE Edison Holdings L.P.

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

(212) 583-5000

BRE Edison Holdings L.P., which we refer to as Parent, is a Delaware limited partnership and an affiliate of Blackstone Real Estate Partners VIII L.P. We refer to Blackstone Real Estate Partners VIII L.P. as the Sponsor. Parent was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. The Sponsor is an affiliate of The Blackstone Group L.P.

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has approximately $93 billion in investor capital under management. Blackstone’s real estate portfolio includes hotel, office, retail, industrial and residential properties in the United States, Europe, Asia and Latin America. Major holdings include Hilton Worldwide, Invitation Homes (single family homes), Logicor (pan-European logistics), SCP (Chinese shopping malls), and prime office buildings in the world’s

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major cities. Blackstone real estate also operates one of the leading real estate finance platforms, including management of the publicly traded Blackstone Mortgage Trust, Inc. Further information is available at www.Blackstone.com.

BRE Edison L.P.

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

(212) 583-5000

BRE Edison L.P., which we refer to as Merger Sub I, is a Delaware limited partnership. BRE Edison LLC, a Delaware limited liability company, is the sole general partner of Merger Sub I. Merger Sub I was formed solely for purposes of facilitating Parent’s acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, we will merge with and into Merger Sub I, and Merger Sub I will continue as the surviving company.

BRE Edison Acquisition L.P.

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

(212) 583-5000

BRE Edison Acquisition L.P., which we refer to as Merger Sub II, is a Maryland limited partnership. BRE Edison Acquisition LLC, a Delaware limited liability company, is the sole general partner of Merger Sub II. Merger Sub II was formed solely for purposes of facilitating Parent’s acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, Merger Sub II will merge with and into the Partnership, and the Partnership will continue as the surviving partnership.

The Special Meeting (page 28)

The Proposals

The special meeting of our stockholders will be held on                     at             , local time, at the corporate offices of the Company, 17190 Bernardo Center Drive, San Diego, California 92128. At the special meeting, holders of our common stock, par value $0.01 per share, which we refer to as our common stock, will be asked to consider and vote on (1) a proposal to approve the merger and the other transactions contemplated by the merger agreement, (2) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and (3) a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

We do not expect that any matters other than the proposals set forth above will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any postponement or adjournment of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies.

Record Date, Notice and Quorum

All holders of record of our common stock as of the record date, which was the close of business on                     , are entitled to receive notice of and attend the special meeting or any postponement or adjournment of the special meeting. Each common stockholder will be entitled to cast one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the record date. On the record date, there were              shares of common stock outstanding and entitled to vote at the special meeting.

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The presence in person or by proxy of our common stockholders entitled to cast a majority of all the votes entitled to be cast as of the close of business on the record date will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date.

Required Vote

Completion of the mergers requires approval of the merger and the other transactions contemplated by the merger agreement by the affirmative vote of the holders of a majority of our outstanding shares of common stock as of the record date for the special meeting. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes cast, if you fail to vote by proxy or in person (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as voting against the proposal to approve the merger and the other transactions contemplated by the merger agreement.

In addition, the approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and the approval of the proposal regarding any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement each requires the affirmative vote of a majority of the votes cast on the proposal. Approval of these proposals is not a condition to completion of the mergers. For the purpose of each of these proposals, if you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, such failure will not have any effect on the outcome of such proposals. Abstentions are not considered votes cast and therefore will have no effect on the outcome of such proposals.

As of the record date, our directors and executive officers owned and are entitled to vote an aggregate of approximately             shares of our common stock, entitling them to exercise approximately     % of the voting power of our common stock entitled to vote at the special meeting. Our directors and executive officers have informed us that they intend to vote the shares of our common stock that they own in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement.

Proxies; Revocation

Any of our common stockholders of record entitled to vote may authorize a proxy by returning the enclosed proxy card, authorizing your proxy or voting instructions by telephone or through the Internet, or by appearing and voting at the special meeting in person. If the shares of our common stock that you own are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker.

Any proxy may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card, by authorizing your proxy by telephone or through the Internet at a later date than your previously authorized proxy, by your filing a written revocation of your proxy with our Secretary or by your voting in person at the special meeting.

The Mergers (page 32)

Pursuant to the merger agreement, on the closing date, Merger Sub II will merge with and into the Partnership and the separate existence of Merger Sub II will cease, and the Partnership will be the surviving partnership in the partnership merger. We use the term Surviving Partnership in this proxy statement to refer to the Partnership following the partnership merger effective time.

The partnership merger will become effective upon the acceptance for record of the articles of merger with respect to the partnership merger by the State Department of Assessments and Taxation of Maryland or on such other date and time (not to exceed five business days after the date the articles of merger are accepted for record by the State Department of Assessments and Taxation of Maryland) as may be agreed to by us and

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Parent and specified in the articles of merger. We use the term partnership merger effective time in this proxy statement to refer to the time the partnership merger becomes effective.

Also on the closing date, immediately after the partnership merger effective time, we will merge with and into Merger Sub I and the separate existence of the Company will cease, and Merger Sub I will continue as the surviving company in the merger. We use the term Surviving Company in this proxy statement to refer to Merger Sub I following the effective time of the merger.

Our merger with Merger Sub I will become effective on the same date as the partnership merger and immediately after the partnership merger effective time, upon the later of the acceptance for record of the articles of merger with respect to the merger by the State Department of Assessments and Taxation of Maryland, the filing of the certificate of merger with respect to the merger with the Secretary of State of the State of Delaware or on such other date and time (not to exceed five business days after the date the articles of merger are accepted for record by the State Department of Assessments and Taxation of Maryland) as may be agreed to by us and Parent and specified in the articles of merger and certificate of merger. We use the term merger effective time in this proxy statement to refer to the time the merger becomes effective.

Recommendation of Our Board of Directors (page 43)

Our board of directors has unanimously:

•	determined that the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in best interests of the Company and our stockholders;

•

approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and directed that the merger and the other transactions contemplated by the merger agreement be submitted to our common stockholders for approval at the special meeting of stockholders; and

•	recommended that you vote “FOR” the proposal to approve the merger and the other transactions contemplated by the merger agreement.

Opinions of Our Financial Advisors (page 46)

Opinion of Morgan Stanley & Co. LLC

At the October 7, 2015 meeting of our board of directors, Morgan Stanley & Co. LLC, which we refer to as Morgan Stanley, rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion to our board of directors dated October 7, 2015, as to the fairness, as of such date, from a financial point of view, to the holders of our outstanding common stock, of the merger consideration to be received by such holders in the merger pursuant to the merger agreement, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion.

The full text of the written opinion of Morgan Stanley, dated October 7, 2015, is attached to this proxy statement as Exhibit B and is hereby incorporated into this proxy statement by reference in its entirety. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. We encourage you to read the entire opinion and the summary of Morgan Stanley’s opinion below carefully and in their entirety. The summary of the opinion of Morgan Stanley set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Morgan Stanley’s opinion is directed to our board of directors, in its capacity as such, and addresses only the fairness of the merger consideration to be received by the holders of shares of our common stock pursuant to the merger agreement from a financial point of view to such holders as of the date of the opinion and does not address any other aspects or implications of the merger. Morgan Stanley’s opinion was not intended to, and does not, constitute a recommendation to any holder of shares of our common stock as to how to vote at the special meeting to be held in connection with the merger or whether to take any other action with respect to the merger. Morgan

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Stanley was not requested to opine as to, and its opinion does not in any manner address the relative merits of the transactions contemplated by the merger agreement as compared to other business or financial strategies that might be available to the Company, nor did it address the underlying business decision of the Company to enter into the merger agreement or proceed with any other transaction contemplated by the merger agreement.

Opinion of Raymond James & Associates, Inc.

At the October 7, 2015 meeting of our board of directors, representatives of Raymond James & Associates, Inc., which we refer to as Raymond James, rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion to our board of directors dated October 7, 2015, as to the fairness, as of such date, from a financial point of view, to the holders of our outstanding common stock, of the merger consideration to be received by such holders in the merger pursuant to the merger agreement, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion.

The full text of the written opinion of Raymond James, dated October 7, 2015, which sets forth, among other things, the various qualifications, assumptions and limitations on the scope of the review undertaken, is attached to this proxy statement as Exhibit C and is incorporated into this proxy statement by reference in its entirety. This summary of the opinion of Raymond James in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You should read Raymond James’ opinion and the summary of Raymond James’ opinion carefully and in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Raymond James in rendering its opinion. Raymond James provided its opinion for the information and assistance of our board of directors, in its capacity as such, in connection with, and for purposes of, its consideration of the merger, and its opinion only addresses whether the merger consideration to be received by the holders of our common stock in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders. The opinion of Raymond James did not address any other term or aspect of the merger agreement or the merger. The Raymond James opinion does not constitute a recommendation to our board of directors or any holder of our common stock as to how our board of directors, such stockholder or any other person should vote or otherwise act with respect to the merger or any other matter.

Treatment of Common Stock, Restricted Stock Awards and Performance Units (page 76)

Common Stock

The merger agreement provides that, at the merger effective time, each share of our common stock (other than any shares of our common stock owned by (1) Parent, Merger Sub I or any of their respective subsidiaries, which will automatically be canceled and retired and will cease to exist with no consideration being delivered in exchange therefor and (2) any of our direct or indirect subsidiaries, which will automatically be converted into one unit of limited partnership interest of the Surviving Company) issued and outstanding immediately prior to the merger effective time will automatically be converted into the right to receive an amount in cash equal to $23.75, plus, if the mergers are consummated after January 1, 2016, a per diem amount of approximately $0.003 in cash for each day from and after such date until (but not including) the closing date, without interest, which per share amount we refer to as the merger consideration, less any applicable withholding taxes. If we declare a distribution reasonably necessary to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended (which we refer to as the Code), or to avoid the payment of income or excise tax as permitted under the merger agreement, the merger consideration will be decreased by an amount equal to the per share amount of such distribution.

Restricted Stock Awards

The merger agreement provides that, effective immediately prior to the merger effective time, each restricted stock award that is outstanding immediately prior to the merger effective time will automatically

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become fully vested and non-forfeitable, and all shares of our common stock represented thereby will be considered outstanding for all purposes of the merger agreement and subject to the right to receive the merger consideration, less any applicable income and employment taxes.

Performance Units

The merger agreement provides that, immediately prior to the merger effective time, each outstanding performance unit will automatically become earned and vested with respect to that number of shares of our common stock subject to such performance unit, determined based on the achievement of the applicable performance goals set forth in the award agreement governing such performance unit, as measured from the beginning of the applicable performance period through the merger effective time. We refer to each such earned and vested performance unit as an earned unit. At the merger effective time, each earned unit will be canceled and, in exchange therefor, Parent shall cause the Surviving Company to pay to each former holder of any such canceled earned unit an amount in cash equal to the merger consideration, without interest and less any applicable income and employment withholding taxes. Each performance unit that does not become an earned unit will be terminated without consideration immediately prior to the merger effective time.

Treatment of Interests in the Partnership (page 77)

In connection with the partnership merger, each partnership unit of the Partnership, including long-term incentive plan units (which we refer to as LTIP Units), issued and outstanding immediately prior to the partnership merger effective time (other than (1) the partnership units owned by the Company, which will be unaffected by the partnership merger and will remain outstanding as partnership units of the Surviving Partnership held by the Company, and (2) any partnership units owned by Parent, Merger Sub II or any of their respective subsidiaries, which will automatically be canceled and retired and will cease to exist with no consideration being delivered in exchange therefor) will automatically be converted into, and canceled in exchange for, the right to receive an amount in cash equal to $23.75, plus, if the mergers are consummated after January 1, 2016, a per diem amount of approximately $0.003 in cash for each day from and after such date until (but not including) the closing date, without interest and less any applicable withholding taxes. As discussed above, if we declare a distribution reasonably necessary to maintain our status as a REIT under the Code, or to avoid the payment of income or excise tax as permitted under the merger agreement, the merger consideration will be decreased by an amount equal to the per share amount of such distribution. We refer to the partnership units, including the LTIP Units, of the Partnership collectively as OP Units.

Alternatively, in lieu of the merger consideration, each holder of OP Units that is an “accredited investor” as defined under the U.S. securities laws and is not a “benefit plan investor” within the meaning of the Employment Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, and that has satisfied certain other requirements will be afforded the opportunity to elect to convert all or a portion of such holder’s OP Units into 5.5% Series B cumulative preferred units of the Surviving Partnership, or Series B preferred units, on a one-for-one basis. Separate materials will be sent to holders of such OP Units regarding this election. This proxy statement does not constitute any solicitation of consents in respect of the partnership merger, and does not constitute an offer to exchange or convert the OP Units that you may own for or into Series B preferred units in the Surviving Partnership.

Financing (page 62)

In connection with the closing of the mergers, Parent will cause an aggregate of approximately $5.0 billion to be paid to the holders of our common stock, including holders of restricted stock awards and earned units, and the limited partners (other than the Company) of the Partnership (assuming none of the limited partners of the Partnership elects to receive Series B preferred units in the Surviving Partnership in lieu of the merger consideration). In addition, as described under “The Merger Agreement — Debt Tender Offers and Consent Solicitation,” the Partnership has agreed, if requested by Parent, to use commercially reasonable efforts to commence offers to purchase and related consent solicitations for one or more series of our

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outstanding senior notes and/or reasonably cooperate in effecting the giving of notices of optional redemption and the satisfaction and discharge of the related indentures or the covenant defeasance of the applicable senior notes on the closing date. As of September 30, 2015, we had approximately $1.3 billion in aggregate principal amount of senior notes outstanding. The Partnership’s unsecured senior term loans and unsecured line of credit will be repaid at the closing, and our mortgage loans will be repaid or remain outstanding. As of September 30, 2015, we had approximately $1.7 billion in aggregate principal amount of consolidated indebtedness under such unsecured senior term loans, unsecured line of credit and mortgage loans outstanding.

Parent has informed us that it has received debt commitment letters from Citigroup Global Markets Inc. and Goldman Sachs Mortgage Company providing for debt financing in connection with the mergers in an aggregate amount not to exceed $3.2 billion. Parent is currently in the process of obtaining additional debt financing. In addition, it is expected that the Sponsor and its affiliates will contribute equity to Parent for the purpose of funding the acquisition costs (including the merger consideration) that are not covered by such debt financing.

In addition to the payment of the merger consideration, the funds to be obtained from the debt and equity financing will be used for purposes such as reserves, the refinancing of certain of our existing debt, and for other costs and expenses related to the mergers. Parent has informed us that it currently believes that the funds to be borrowed under each debt financing would be secured by, among other things, a first priority mortgage lien on certain properties which are wholly owned by us, escrows, reserves, a cash management account, a first priority pledge of and security interest in the direct or indirect ownership interests in the owners of the properties and such other pledges and security required by the lender to secure and perfect their interest in the collateral and that such debt financings would be conditioned on the mergers being completed and other customary conditions for similar financings.

The merger agreement does not contain a financing condition or a “market MAC” condition to the closing of the mergers. We have agreed to provide, and to cause our subsidiaries and use commercially reasonable efforts to cause our and our subsidiaries’ representatives to provide, all cooperation reasonably requested by Parent in connection Parent’s efforts to arrange any financing. For more information, see “The Merger Agreement —Financing Cooperation” and “The Merger Agreement — Conditions to the Mergers.”

Interests of Our Directors and Executive Officers in the Mergers (page 63)

Our directors and executive officers have certain interests in the mergers that are different from, or in addition to, the interests of our stockholders generally. These interests may create potential conflicts of interest. These interests include the following:

•

Effective immediately prior to the merger effective time, each restricted stock award that is outstanding immediately prior to the merger effective time, including those held by our directors, current executive officers and certain former executive officers, will automatically become fully vested and non-forfeitable, and all shares of our common stock represented thereby will be considered outstanding for all purposes of the merger agreement and subject to the right to receive the merger consideration, less any applicable income and employment taxes.

•

Immediately prior to the merger effective time, each outstanding performance unit, including those held by our directors, current executive officers and certain former executive officers, will automatically become earned and vested with respect to that number of shares of our common stock subject to such performance unit, determined based on the achievement of the applicable performance goals set forth in the award agreement governing such performance unit, as measured from the beginning of the applicable performance period through the merger effective time (we refer to each such earned and vested performance unit as an earned unit). At the merger effective time, each earned unit will be canceled and, in exchange therefor, Parent shall cause the Surviving Company to pay to each former holder of any such canceled earned unit an amount in cash equal to the merger consideration, without interest and less any applicable income and employment withholding taxes.

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•

Certain of our directors, current executive officers and former executive officers will be entitled to receive merger consideration as a result of their ownership of OP Units. Alternatively, if such directors, current executive officers or former executive officers satisfy certain requirements applicable to all holders of OP Units, such person will be offered the opportunity, subject to certain conditions, to elect to convert all or a portion of such person’s OP Units into Series B preferred units on a one-for-one basis. It is intended that holders of OP Units, including certain of our directors, current executive officers and former executive officers, who convert certain of their OP Units into Series B preferred units in the Surviving Partnership will generally be permitted to defer potential taxable gain they would otherwise recognize if they were to receive a cash payment in exchange for such OP Units (although the Internal Revenue Service, or the IRS, could assert that such conversion constitutes a taxable transaction). For a more complete discussion of the treatment of the OP Units and the terms of the Series B preferred units, see “The Merger Agreement — Treatment of Interests in the Partnership — OP Units.”

•

Our executive officers’ change in control and severance agreements provide that if the executive’s employment is terminated by us without “cause” or by the executive for “good reason” (each as defined in the applicable change in control and severance agreement), including after a change in control, such executive will be entitled to certain severance payments and benefits.

•

Greg N. Lubushkin and Jonathan P. Klassen are participants in our 2012 nonqualified deferred compensation plan, and have elected to receive amounts deferred under the plan upon the occurrence of a change of control. In connection with the mergers, payment of amounts in Messrs. Lubushkin’s and Klassen’s respective accounts under the plan will be made in a lump sum as soon as administratively feasible following the merger effective time. The Company may elect to terminate the plan prior to the consummation of the transaction and pay such balances prior to the closing, as permitted by Section 409A of the Code.

•

Pursuant to the terms of the merger agreement, if the merger effective time occurs prior to the date on which we pay annual bonuses for the 2015 performance year, then within 15 days following the merger effective time, we will pay a bonus to each of our employees, including our executive officers, who is otherwise eligible to receive a bonus for 2015. The amount of any such bonus will be calculated in good faith, based on our and such employee’s actual performance through the earlier of December 31, 2015 and the merger effective time with respect to quantitative performance, and assuming maximum performance with respect to qualitative performance.

•

Pursuant to the terms of the merger agreement, in connection with our 2015 year-end performance review process, on or before January 31, 2016, we may grant up to an aggregate of $8 million in restricted cash awards to our executive officers, any of which, in our sole discretion, may be effective as of and contingent upon the occurrence of the mergers (subject to the executive’s continued employment with us until immediately prior to the merger effective time). These restricted cash awards will vest in equal installments on each of January 1, 2017, January 1, 2018 and January 1, 2019, subject to the executive’s continued employment through each such vesting date, or, if earlier, a restricted cash award will vest fully upon (i) the executive’s termination by us without “cause,” (ii) the executive’s voluntary resignation for any reason (or a voluntary resignation under such limited circumstances as we may determine) within 30 days following the merger effective time, or (iii) the executive’s resignation for “good reason” (each, as defined in the merger agreement).

Our board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger and the merger agreement.

Restriction on Solicitation of Company Acquisition Proposals (page 89)

Under the terms of the merger agreement, we and our subsidiaries are subject to restrictions on our ability to solicit any company acquisition proposals (as defined in the section entitled “The Merger Agreement —

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Stockholders’ Meeting”), including, among others, restrictions on our ability to furnish to any third parties any non-public information in connection with any company acquisition proposal, or engage in any discussions or negotiations regarding any company acquisition proposal, or propose or agree to do any of the foregoing. Subject to the terms of the merger agreement, we or our subsidiaries may furnish non-public information to, and engage in discussions or negotiations with, a third party if we receive an unsolicited written bona fide company acquisition proposal from such third party after the date of the merger agreement and that did not result from our breach of our obligations described in the section entitled “The Merger Agreement — Restriction on Solicitation of Company Acquisition Proposals,” and our board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that such company acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal (as defined in the section entitled “The Merger Agreement — Restriction on Solicitation of Company Acquisition Proposals”). Under certain circumstances and after following certain procedures and adhering to certain restrictions, we are permitted to terminate the merger agreement if our board of directors approves, and concurrently with the termination of the merger agreement, we enter into, a definitive agreement providing for the implementation of a superior proposal (it being understood that such termination will not be effective and we will not enter into any such agreement unless we pay the $160 million company termination fee (as described below) concurrently with such termination).

Conditions to the Mergers (page 95)

Completion of the mergers depends upon the satisfaction or waiver of a number of conditions, including, among others, that:

•

the merger and the other transactions contemplated by the merger agreement must have been approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock as of the record date for the special meeting;

•

no governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the mergers illegal or otherwise restricting, preventing or prohibiting the consummation of the mergers;

•

any waiting period (and any extension thereof) applicable to the consummation of the mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, shall have expired or been terminated, and any approvals required thereunder shall have been obtained;

•

our and the Partnership’s and Parent’s, Merger Sub I’s and Merger Sub II’s respective representations and warranties in the merger agreement must be true and correct in the manner described under the section entitled “The Merger Agreement — Conditions to the Mergers”;

•

we and the Partnership and Parent, Merger Sub I and Merger Sub II must have performed and complied, in all material respects, with our and their respective obligations, agreements and covenants required by the merger agreement to be performed or complied with on or prior to the closing date;

•

Parent must have received a tax opinion of our counsel, Latham & Watkins LLP or such other law firm as may be reasonably approved by Parent, dated as of the closing date, concluding (subject to customary assumptions, qualifications and representations, including representations made by us and our subsidiaries) that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for all taxable periods commencing with our taxable year ended December 31, 2004 through and including the merger effective time; and

•

from the date of the merger agreement through the closing date, there must not have occurred a change, event, state of facts or development which has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on us.

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Termination of the Merger Agreement (page 96)

We, Parent and Merger Sub I may mutually agree to terminate and abandon the merger agreement at any time prior to the closing date, even after we have obtained the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement.

Termination by either the Company or Parent

In addition, we, on the one hand, or Parent, on the other hand, may terminate the merger agreement by written notice to the other at any time prior to the closing date, even after we have obtained the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement, if:

•

any governmental entity of competent authority has issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the mergers substantially on the terms contemplated by the merger agreement and such order, decree, ruling or other action has become final and non-appealable, provided, that the right to terminate the merger agreement under this bullet is not available to a party if the issuance of such final, non-appealable order, decree or ruling or taking of such other action was primarily due to the failure of us or the Partnership, in the case of termination by us, or Parent, Merger Sub I or Merger Sub II, in the case of termination by Parent, to perform any of its obligations under the merger agreement;

•

the mergers have not been consummated by April 7, 2016, provided that the right to terminate the merger agreement under this bullet is not available to us, if we or the Partnership, or to Parent, if Parent, Merger Sub I or Merger Sub II, as applicable, have breached in any material respect its obligations under the merger agreement in any manner that has caused or resulted in the failure to consummate the mergers on or before April 7, 2016; or

•

the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement has not been obtained at the duly held special meeting or any adjournment or postponement thereof at which the merger is voted on.

Termination by the Company

We may also terminate the merger agreement by written notice to Parent at any time prior to the closing date, even after we have obtained the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement, if:

•

prior to obtaining the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement, our board of directors effects an adverse recommendation change in accordance with the requirements described below under “The Merger Agreement — Obligation of the Board of Directors with Respect to Its Recommendation” in connection with a superior proposal and our board of directors has approved, and concurrently with the termination under the provision described in this bullet, we enter into, a definitive agreement providing for the implementation of a superior proposal, but only if we are not then in breach of our obligations described under “The Merger Agreement — Restriction on Solicitation of Company Acquisition Proposals,” provided that such termination will not be effective until we have paid the company termination fee (as described under “The Merger Agreement — Termination Fees” below);

•

Parent, Merger Sub I or Merger Sub II has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement such that the closing conditions relating to its representations, warranties, covenants or agreements would be incapable of being satisfied by April 7, 2016, provided that neither we nor the Partnership have breached or failed to perform any of our or its representations, warranties, covenants or other agreements contained in the merger agreement in any material respect; or

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•	all of the following requirements are satisfied:

•

all of the mutual conditions to the parties’ obligations to effect the mergers and the additional conditions to the obligations of Parent, Merger Sub I and Merger Sub II to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the closing of the mergers, provided that such conditions to be satisfied at the closing of the mergers would be satisfied as of the date of the notice referenced in the immediately following bullet if the closing of the mergers were to occur on the date of such notice);

•

on or after the date the closing of the mergers should have occurred pursuant to the merger agreement, we have delivered written notice to Parent to the effect that all of the mutual conditions to the parties’ obligations to effect the mergers and the additional conditions to the obligations of Parent, Merger Sub I and Merger Sub II to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the closing of the mergers, provided that such conditions to be satisfied at the closing of the mergers would be satisfied as of the date of such notice if the closing of the mergers were to occur on the date of such notice) and we and the Partnership are prepared to consummate the closing of the mergers; and

•

Parent, Merger Sub I and Merger Sub II fail to consummate the closing of the mergers on or before the third business day after delivery of the notice referenced in the immediately preceding bullet, and we and the Partnership were prepared to consummate the closing of the mergers during such three business day period.

Termination by Parent

Parent may also terminate the merger agreement by written notice to us at any time prior to the closing date, even after we have obtained the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement, if:

•

we or the Partnership have breached or failed to perform any of our or the Partnership’s representations, warranties, covenants or other agreements contained in the merger agreement such that the closing conditions relating to our and the Partnership’s representations, warranties, covenants or agreements would be incapable of being satisfied by April 7, 2016, provided that neither Parent, Merger Sub I nor Merger Sub II has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement in any material respect; or

•

(1) our board of directors has effected, or resolved to effect, an adverse recommendation change, (2) we have failed to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act) that constitutes a company acquisition proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s stockholders) within ten business days after the commencement of such tender offer or exchange offer, (3) our board of directors has failed to publicly reaffirm the recommendation of our board of directors to approve the merger and the other transactions contemplated by the merger agreement within ten business days after the date a company acquisition proposal shall have been publicly announced (or if the special meeting is scheduled to be held within ten business days from the date a company acquisition proposal is publicly announced, promptly and in any event prior to the date on which the special meeting is scheduled to be held) or (4) we enter into a letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement providing for or relating to a company acquisition proposal or requiring us or the Partnership to abandon, terminate or fail to consummate the mergers (other than an acceptable confidentiality agreement).

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Termination Fees (page 98)

Termination Fee Payable by the Company

We have agreed to pay a termination fee as directed by Parent of $160 million, which we refer to as the company termination fee, if:

•	Parent terminates the merger agreement pursuant to the provision described in the second bullet under “The Merger Agreement — Termination of the Merger Agreement — Termination by Parent”;

•	we terminate the merger agreement pursuant to the provision described in the first bullet under “The Merger Agreement — Termination of the Merger Agreement — Termination by the Company”; or

•	all of the following requirements are satisfied:

•

we or Parent terminate the merger agreement pursuant to the provisions described in the second bullet or the third bullet under “The Merger Agreement — Termination of the Merger Agreement — Termination by either the Company or Parent” or Parent terminates the merger agreement pursuant to the provision described in the first bullet under “The Merger Agreement — Termination of the Merger Agreement — Termination by Parent”; and

•

(1) a company acquisition proposal has been received by us or our representatives or any person has publicly proposed or publicly announced an intention (whether or not conditional) to make a company acquisition proposal (and, in the case of a termination pursuant to the provision described in the third bullet under “The Merger Agreement — Termination of the Merger Agreement — Termination by either the Company or Parent,” such company acquisition proposal was made prior to the special meeting) and (2) within twelve months after a termination referred to in the immediately preceding bullet we enter into a definitive agreement relating to, or consummate, any company acquisition proposal (with, for purposes of this clause (2), the references to “15%” in the definition of “company acquisition proposal” being deemed to be references to “50%”).

Termination Fee Payable by Parent

Parent has agreed to pay to us a termination fee of $460 million, which we refer to as the Parent termination fee, if we terminate the merger agreement pursuant to the provisions described in the second bullet or third bullet under “The Merger Agreement — Termination of the Merger Agreement — Termination by the Company.”

Guaranty and Remedies (page 98)

In connection with the merger agreement, the Sponsor entered into a guaranty in our favor to guarantee Parent’s payment obligations with respect to the Parent termination fee and certain expense reimbursement and indemnification obligations of Parent under the merger agreement, subject to the terms and limitations set forth in the guaranty.

The maximum aggregate liability of the Sponsor under the guaranty will not exceed $460 million, plus all reasonable and documented third party costs and out-of-pocket expenses (including the reasonable fees of counsel) actually incurred by us relating to any litigation or other proceeding brought by us to enforce our rights under the guaranty, if we prevail in such litigation or proceeding.

We and the Partnership cannot seek specific performance to require Parent, Merger Sub I or Merger Sub II to complete the mergers and, except with respect to enforcing confidentiality provisions, our sole and exclusive remedy against Parent, Merger Sub I or Merger Sub II relating to any breach of the merger agreement or otherwise will be the right to receive the Parent termination fee under the conditions described under “The Merger Agreement — Termination Fees — Termination Fee Payable by Parent.” Parent, Merger Sub I and Merger Sub II may, however, seek specific performance to require us and the Partnership to complete the mergers.

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Regulatory Matters (page 70)

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of either the merger or the partnership merger, other than the acceptance for record of the articles of merger with respect to each of the merger and the partnership merger by the State Department of Assessments and Taxation of Maryland, and the filing of the certificate of merger with respect to the merger with the Secretary of State of the State of Delaware.

No Dissenters’ Rights of Appraisal (page 103)

We are organized as a corporation under Maryland law. Under the Maryland General Corporation Law, because our shares of common stock were listed on the New York Stock Exchange (which we refer to as the NYSE) on the record date for determining stockholders entitled to vote at the special meeting, our common stockholders do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder in connection with the merger. In addition, holders of our common stock may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the merger because, as permitted by the Maryland General Corporation Law, our charter provides that stockholders are not entitled to exercise such rights unless our board of directors, upon the affirmative vote of a majority of the board, determines that the rights apply. Our board of directors has made no such determination. However, our common stockholders can vote against the merger and the other transactions contemplated by the merger agreement.

Litigation Relating to the Mergers (page 70)

Following announcement of the merger agreement, four purported class actions related to the merger agreement, Noon v. BioMed Realty Trust, Inc., et al., No. 24-C-15-005174, Lipovich v. Gold, et al., No. 24-C-15-005173, Schwartz v. BioMed Realty Trust, Inc., et al., No. 24-C-15-005477, and Williams v. BioMed Realty Trust, Inc., et al., which will be consolidated with the other three actions as In Re BioMed Realty Trust, Inc. Shareholder Litigation, No. 24-C-15-005173, were filed in the Circuit Court of Maryland for Baltimore City, against the Company, the Partnership, Parent, Merger Sub I, Merger Sub II, the Sponsor, and the members of our board of directors, alleging, among other things, that our directors breached their fiduciary duties in connection with the merger agreement (including, but not limited to, various alleged breaches of duties of good faith, loyalty, due care and candor). The Lipovich complaint also names The Blackstone Group L.P. as a defendant. The lawsuits allege that our directors failed to take appropriate steps to maximize stockholder value, and claim that the merger agreement contains several deal protection provisions that are unnecessarily preclusive. The lawsuits further allege that the Company, the Partnership, Parent, Merger Sub I, Merger Sub II, the Sponsor, and, in the case of the Lipovich complaint, The Blackstone Group L.P., aided and abetted the purported breaches of fiduciary duties. The lawsuits seek a variety of equitable and injunctive relief, including enjoining defendants from completing the proposed merger transaction, rescission of any consummated transaction, attorneys’ fees and expenses, and, in the case of the Noon and Williams complaints, unspecified damages. We believe these lawsuits are wholly without merit, and we intend to vigorously defend against them.

Material U.S. Federal Income Tax Consequences (page 70)

The receipt of the merger consideration for each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, you will recognize gain or loss as a result of the merger measured by the difference, if any, between the merger consideration you receive and your adjusted tax basis in your shares. In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws, including pursuant to the Foreign Investment in Real Property Tax Act of 1980 (which we refer to as FIRPTA). Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the merger to you.

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Delisting and Deregistration of Our Common Stock (page 74)

If the merger is completed, our common stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act.

Market Price of Our Common Stock (page 100)

Our common stock has been listed on the NYSE under the symbol “BMR” since August 6, 2004. On October 7, 2015, the last trading day prior to the date of the public announcement of the merger agreement, the reported closing price per share for our common stock on the NYSE was $21.59. On                     , 2015, the last trading day before the date of this proxy statement, the reported closing price per share for our common stock on the NYSE was $            . You are encouraged to obtain current market quotations for our common stock.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed mergers. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents to which it refers or which it incorporates by reference, including the merger agreement, a copy of which is attached to this proxy statement as Exhibit A.

Q:	What is the proposed transaction?

A:

The proposed transaction is the acquisition of the Company and its subsidiaries, including the Partnership, by affiliates of The Blackstone Group L.P. pursuant to the merger agreement. Once the merger and the other transactions contemplated by the merger agreement have been approved by our common stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub II will be merged with and into the Partnership, with the Partnership continuing as the Surviving Partnership. Immediately following the partnership merger effective time, BioMed Realty Trust, Inc. will merge with and into Merger Sub I, with Merger Sub I continuing as the Surviving Company. For additional information about the mergers, please review the merger agreement attached to this proxy statement as Exhibit A and incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety, as it is the principal document governing the mergers.

Q:	As a common stockholder, what will I receive in the merger?

A:

For each outstanding share of common stock that you own immediately prior to the merger effective time, you will receive $23.75 in cash, plus, if the mergers are consummated after January 1, 2016, a per diem amount of approximately $0.003 in cash for each day from and after such date until (but not including) the closing date, without interest and less any applicable withholding taxes.

Q:	Will I receive any regular quarterly dividends with respect to the common stock that I own?

A:

On September 15, 2015, our board of directors declared a regular quarterly dividend of $0.26 per share of common stock for the quarter ended September 30, 2015, which was paid on October 15, 2015 to stockholders of record at the close of business on September 30, 2015. Under the terms of the merger agreement, we may not declare or pay any other dividends to the holders of our common stock during the term of the merger agreement without the prior written consent of Parent, other than dividends reasonably required to maintain our status as a REIT under the Code or to avoid the payment of income or excise tax (with any such additional required dividend resulting in a corresponding decrease to the merger consideration). However, if the mergers are consummated after January 1, 2016, holders of our common stock will receive, for each outstanding share of common stock, a per diem amount of approximately $0.003 in cash for each day from and after such date until (but not including) the closing date, without interest and less any applicable withholding taxes. Such amount is meant to approximate the daily accrual of our regular quarterly dividend of $0.26 per share of common stock, commencing January 1, 2016.

Q:	When do you expect the mergers to be completed?

A:

We are working toward completing the mergers as quickly as possible. If our common stockholders vote to approve the merger and the other transactions contemplated by the merger agreement, and assuming that the other conditions to the mergers are satisfied or waived, it is anticipated that the mergers will be completed as soon as practicable following the special meeting.

Q:	What happens if the mergers are not completed?

A:

If the merger and the other transactions contemplated by the merger agreement are not approved by our common stockholders, or if the mergers are not completed for any other reason, our stockholders will not receive any payment for their common stock pursuant to the merger agreement. Instead, BioMed Realty Trust,

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Inc. will remain a public company and our common stock will continue to be registered under the Exchange Act and listed on the NYSE. Upon a termination of the merger agreement, under certain circumstances, we will be required to pay Parent the company termination fee. In certain other circumstances, Parent will be required to pay us the Parent termination fee upon termination of the merger agreement.

Q:	If the mergers are completed, how do I obtain the merger consideration for my shares of common stock?

A:

Following the completion of the merger, your shares of common stock will automatically be converted into the right to receive your portion of the merger consideration. Shortly after the merger is completed, you will receive a letter of transmittal describing how you may exchange your shares of common stock for the merger consideration.

Q:	If I hold my shares in certificated form, should I send in my stock certificates now?

A:

No. Shortly after the merger is completed, you will be sent a letter of transmittal that includes detailed written instructions on how to return your stock certificates. You must return your stock certificates in accordance with such instructions in order to receive the merger consideration. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATE(S) NOW.

Q:	When and where is the special meeting?

A:	The special meeting will be held on at , local time, at the corporate offices of the Company, 17190 Bernardo Center Drive, San Diego, California 92128.

Q:	Who can vote and attend the special meeting?

A:

All holders of record of our common stock as of the record date, which was the close of business on                     , are entitled to receive notice of and attend the special meeting or any postponement or adjournment of the special meeting. Each common stockholder will be entitled to cast one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the record date.

Q:	What vote of common stockholders is required to approve the merger and the other transactions contemplated by the merger agreement?

A:

Approval of the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of a majority of our outstanding shares of common stock as of the record date for the special meeting. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the proposal to approve the merger and the other transactions contemplated by the merger agreement.

Q:

What vote of common stockholders is required to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger?

A:

Approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger requires the affirmative vote of a majority of the votes cast on the proposal. For the purpose of this proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal.

Q:	What vote of common stockholders is required to approve adjournments of the special meeting?

A:

Approval of any adjournment of the special meeting to solicit additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of a majority of the votes cast on the proposal. For the purpose of this proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal.

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Q:	Why is my vote important?

A:

If you do not authorize your proxy or voting instructions or vote in person at the special meeting, it will be more difficult for us to obtain the necessary quorum to hold the special meeting. In addition, because the proposal to approve the merger and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of the holders of a majority of our outstanding shares of common stock as of the record date for the special meeting, your failure to authorize your proxy or voting instructions or to vote in person at the special meeting will have the same effect as a vote “AGAINST” the approval of the merger and the other transactions contemplated by the merger agreement.

Q:	How does the merger consideration compare to the market price of the company’s common stock?

A:

The merger consideration of $23.75 per share (disregarding, for these purposes, the additional consideration payable if the mergers are completed after January 1, 2016) represents a premium of approximately 10.0% over the closing price of our common stock of $21.59 per share on October 7, 2015, the last trading day prior to the public announcement of the merger agreement, and a premium of approximately 23.8% over the closing price of our common stock of $19.18 per share on September 22, 2015, the last trading day prior to the publication of a media article reporting a potential sale transaction involving us. Over the twelve-month period ended October 7, 2015, the last trading day prior to the execution of the merger agreement, the closing price of our common stock ranged from a low of $18.11 per share to a high of $24.97 per share.

Q:	How does our board of directors recommend that I vote?

A:

Our board of directors recommends that you vote “FOR” the proposal to approve the merger and the other transactions contemplated by the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, and “FOR” the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

Q:	Why am I being asked to consider and cast a vote on the non-binding proposal to approve the merger-related compensation payable to our named executive officers?

A:

In July 2010, the Securities and Exchange Commission (which we refer to as the SEC), adopted rules that require companies to seek a non-binding, advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the merger.

Q:	What will happen if stockholders do not approve the non-binding proposal to approve the merger-related compensation?

A:

The vote to approve the non-binding proposal to approve the merger-related compensation is a vote separate and apart from the vote to approve the merger and the other transactions contemplated by the merger agreement. Approval of this proposal is a not a condition to completion of the mergers. The vote on this proposal is an advisory vote only, and it is not binding on us or our board of directors. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to them that is based on or otherwise relates to the merger, in accordance with the terms and conditions applicable to such compensation.

Q:	Do any of the Company’s directors and executive officers have any interest in the mergers that is different than mine?

A:

Our directors and executive officers have certain interests in the mergers that are different from, or in addition to, the interests of our stockholders generally, including the consideration that they would receive with respect to their restricted stock awards, earned units and OP Units in connection with the mergers. Further, our

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executive officers may become entitled to receive certain severance payments and benefits following the closing of the mergers. See “The Mergers — Interests of Our Directors and Executive Officers in the Mergers” for additional information about interests that our directors and executive officers have in the mergers that are different than yours.

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this proxy statement and the exhibits attached to this proxy statement, please vote your shares of common stock in one of the ways described below as soon as possible. You will be entitled to one vote for each share of common stock that you held and owned as of the record date.

Q:	How do I cast my vote?

A:

If you are a common stockholder of record on the record date, you may vote in person at the special meeting or authorize a proxy for the special meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope, or, if you prefer, by following the instructions on your proxy card for telephonic or Internet proxy authorization. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. Registered stockholders can transmit their voting instructions by telephone by calling                              or on the Internet at                         . Telephone and Internet voting are available 24 hours a day until 11:59 p.m., Eastern Time, the day immediately prior to the special meeting. Have your proxy card with you if you are going to authorize your proxy by telephone or through the Internet. To authorize your proxy by mail, please complete sign, date and mail your proxy card in the envelope provided. If you attend the special meeting in person, you may request a ballot when you arrive. If you are a holder of our restricted stock awards, your shares will be voted as you specify on your proxy card and will not be voted if the proxy card is not returned or if you do not vote in person or authorize a proxy by telephone or through the Internet.

Q:	How do I cast my vote if my common stock is held of record in “street name”?

A:

If you own common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, since brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares of common stock. If you hold your shares of common stock through a broker, bank or other nominee and wish to vote in person at the special meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).

Q:	What will happen if I abstain from voting or fail to vote?

A:

With respect to the proposal to approve the merger and the other transactions contemplated by the merger agreement, if you abstain from voting, fail to cast your vote in person or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger and the other transactions contemplated by the merger agreement. With respect to the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement, if you abstain from voting, fail to cast your vote in person or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will not have any effect on the outcome of such proposals.

Q:	How will proxy holders vote my shares of common stock?

A:

If you properly authorize a proxy prior to the special meeting, your shares of common stock will be voted as you direct. If you authorize a proxy but no direction is otherwise made, your shares will be voted “FOR” the

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proposal to approve the merger and the other transactions contemplated by the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and “FOR” the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement. The proxy holders will vote in their discretion upon such other matters as may properly come before the special meeting or any postponement or adjournment of the special meeting.

Q:	What happens if I sell my common stock before the special meeting?

A:

If you held shares of common stock on the record date but transfer them prior to the merger effective time, you will retain your right to vote at the special meeting, but not the right to receive the merger consideration for such shares. The right to receive such consideration when the merger becomes effective will pass to the person who owns the shares you previously owned.

Q:	Can I change my vote after I have mailed my proxy card?

A:

Yes. If you own common stock as a record holder on the record date, you may revoke a previously authorized proxy at any time before it is exercised by filing with our Secretary a notice of revocation or a duly authorized proxy bearing a later date or by attending the meeting and voting in person. Attendance at the meeting will not, in itself, constitute revocation of a previously authorized proxy. If you have instructed a broker to vote your shares, the foregoing options for changing your vote do not apply and instead you must follow the instructions received from your broker to change your vote.

Q:	Is the merger expected to be taxable to me?

A:

Yes. The receipt of the merger consideration for each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, you will recognize gain or loss as a result of the merger measured by the difference, if any, between the merger consideration you receive and your adjusted tax basis in your shares of common stock. In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws, including FIRPTA. See “The Mergers — Material U.S. Federal Income Tax Consequences” for a more complete discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the merger to you.

Q:	What rights do I have if I oppose the merger?

A:

If you are a common stockholder of record on the record date, you can vote against the proposal to approve the merger and the other transactions contemplated by the merger agreement. You are not, however, entitled to appraisal rights, dissenters’ rights or the rights of an objecting stockholder in connection with the merger under the Maryland General Corporation Law because shares of our common stock were listed on the NYSE on the record date. In addition, holders of our common stock may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the merger because, as permitted by the Maryland General Corporation Law, our charter provides that stockholders are not entitled to exercise any such rights unless our board of directors, upon the affirmative vote of a majority of the board, determines that the rights apply. Our board of directors has made no such determination. See “No Dissenters’ Rights of Appraisal.”

Q:	Where can I find the voting results of the special meeting?

A:

We intend to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that we file with the SEC are publicly available on the SEC’s website at www.sec.gov when filed.

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Q:	Can I participate if I am unable to attend the special meeting?

A:

If you are unable to attend the meeting in person, we encourage you to complete, sign, date and return your proxy card, or authorize your proxy or voting instructions by telephone or through the Internet. The special meeting will not be broadcast telephonically or over the Internet.

Q:	Have any stockholders already agreed to approve the merger?

A:

No. There are no agreements between Parent, Merger Sub I, Merger Sub II or other affiliates of The Blackstone Group L.P. and any of our common stockholders in which a stockholder has agreed to vote in favor of approval of the merger and the other transactions contemplated by the merger agreement.

Q:	Where can I find more information about the Company?

A:

We file certain information with the SEC. You may read and copy this information at the SEC’s public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the SEC’s website at www.sec.gov and on our website at www.biomedrealty.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You can also request copies of these documents from us. See “Where You Can Find More Information.”

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

We will bear the cost of solicitation of proxies for the special meeting. Our board of directors is soliciting your proxy on our behalf. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our officers, directors and other employees. We have engaged Georgeson Inc. to assist in the solicitation of proxies for a fee of $20,000, plus reimbursement of out-of-pocket expenses. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Q:	Who can help answer my other questions?

A:	If after reading this proxy statement you have more questions about the special meeting or the mergers, you should contact us at:

BioMed Realty Trust, Inc.

17190 Bernardo Center Drive

San Diego, California 92128

Attention: Secretary

(858) 485-9840

You may also contact Georgeson Inc., our proxy solicitor, as follows:

Georgeson Inc.

480 Washington Blvd., 26th Floor

Jersey City, New Jersey 07310

Toll-Free: (888) 219-8320

If your broker holds your shares, you should also contact your broker for additional information.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents that we incorporate by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (which we refer to as the Securities Act), and Section 21E of the Exchange Act). Also, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. These forward-looking statements include, among others, statements about the expected benefits of the mergers, the expected timing and completion of the mergers and the future business, performance and opportunities of the company. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should,” “will,” “predicted,” “likely,” or similar words or phrases intended to identify information that is not historical in nature. Forward-looking statements are based on expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation:

•	the ability of the company to obtain required stockholder or regulatory approvals required to consummate the mergers;

•	the satisfaction or waiver of other conditions to closing in the merger agreement or the failure of the mergers to close for any other reason;

•	unanticipated difficulties or expenditures relating to the mergers;

•	the occurrence of any change, effect, event, circumstance, occurrence or state of facts that could give rise to the termination of the merger agreement;

•	the outcome of the legal proceedings that have been, or may be, instituted against us and others related to the mergers and the merger agreement;

•	the response of business partners, tenants and competitors to the announcement and pendency of the mergers;

•	potential difficulties in employee retention as a result of the announcement and pendency of the mergers;

•

our exclusive remedy against the counterparties to the merger agreement with respect to any breach of the merger agreement being to seek payment by Parent of a termination fee in the amount of $460 million (which amount is guaranteed by the Sponsor), which may not be adequate to cover our damages;

•	our restricted ability to pay dividends to the holders of our common stock pursuant to the merger agreement;

•

general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate);

•	adverse economic or real estate developments in the life science industry or in our target markets, including the inability of our tenants to obtain funding to run their businesses;

•	our dependence upon significant tenants;

•

risks associated with the availability and terms of financing, including the continued availability of our unsecured line of credit, our use of debt to fund acquisitions, developments and other investments, and our ability to refinance indebtedness as it comes due;

•	general economic conditions, including downturns in foreign, domestic and local economies;

•	changes in interest rates and foreign currency exchange rates;

•	volatility in the securities markets;

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•	defaults on or non-renewal of leases by tenants;

•	our inability to compete effectively;

•	increased operating costs;

•	our inability to successfully complete real estate acquisitions, developments and dispositions;

•	risks and uncertainties affecting property development and construction;

•	risks associated with tax credits, grants and other subsidies to fund development activities;

•	our failure to effectively manage our growth and expansion into new markets or to successfully integrate or operate acquired properties and companies;

•	our ownership of properties outside of the United States that subject us to different and potentially greater risks than those associated with our domestic operations;

•	risks associated with our investments in loans, including borrower defaults and potential principal losses;

•	potential liability for uninsured losses and environmental contamination;

•	reductions in asset valuations and related impairment charges;

•	the loss of services of one or more of our executive officers;

•	our failure to qualify or continue to qualify as a REIT;

•	our failure to maintain our investment grade credit ratings or a downgrade in our investment grade corporate credit ratings from one or more of the rating agencies;

•	government approvals, actions and initiatives, including the need for compliance with environmental requirements;

•	the effects of earthquakes and other natural disasters;

•	lack of or insufficient amounts of insurance;

•	risks associated with security breaches and other disruptions to our information technology networks and related systems; and

•	changes in real estate, tax, environmental, zoning and other laws and increases in real property tax rates.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, as updated by our future filings.

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PROPOSAL 1

PROPOSAL TO APPROVE THE MERGER

We are asking our common stockholders to vote on a proposal to approve the merger of BioMed Realty Trust, Inc. with and into Merger Sub I and the other transactions contemplated by the merger agreement.

For detailed information regarding this proposal, see the information about the mergers and the merger agreement throughout this proxy statement, including the information set forth in the sections entitled “The Mergers” and “The Merger Agreement.” A copy of the merger agreement is attached as Exhibit A to this proxy statement.

Approval of the proposal to approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of a majority of our outstanding shares of common stock as of the record date for the special meeting. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 1, your shares of common stock will be voted in accordance with the recommendation of our board of directors. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the proposal to approve the merger and the other transactions contemplated by the merger agreement.

Approval of this proposal is a condition to the completion of the mergers. In the event this proposal is not approved, the mergers cannot be completed.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that our common stockholders vote “FOR” the proposal to approve the merger and the other transactions contemplated by the merger agreement.

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PROPOSAL 2

PROPOSAL TO APPROVE THE MERGER-RELATED COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, we are asking our common stockholders to vote at the special meeting on an advisory basis regarding the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein, is presented in the section entitled “The Mergers — Interests of Our Directors and Executive Officers in the Mergers — Quantification of Payments and Benefits.”

The stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the mergers are completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the mergers, in accordance with the terms and conditions applicable to such compensation. Approval of this proposal is not a condition to the completion of the mergers.

We are asking our common stockholders to vote “FOR” the following resolution:

“RESOLVED, that BioMed Realty Trust, Inc.’s common stockholders approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of BioMed Realty Trust, Inc. that is based on or otherwise relates to the merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger — Interests of Directors and Executive Officers in the Merger — Quantification of Payments and Benefits — ‘Golden Parachute’ Compensation” beginning on page 69 (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).”

Adoption of the above resolution, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast on the proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 2, your shares of common stock will be voted in accordance with the recommendation of our board of directors. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that our common stockholders vote “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger.

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PROPOSAL 3

PROPOSAL TO APPROVE ADJOURNMENT OF THE MEETING

We are asking our common stockholders to vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

Approval of the proposal to approve any such adjournment of the special meeting requires the affirmative vote of a majority of the votes cast on the proposal. Approval of this proposal is a not a condition to the completion of the mergers. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 3, your shares of common stock will be voted in accordance with the recommendation of our board of directors. An abstention or failure to vote on this proposal will have no effect on the approval of this proposal.

In addition, even if a quorum is not present at the special meeting, the chairman of the meeting or the stockholders by the affirmative vote of a majority of the votes cast at the special meeting may adjourn the meeting to another place, date or time (subject to certain restrictions in the merger agreement, including that the special meeting may not be held, without Parent’s consent, on a date that is more than 30 days after the date on which the special meeting was originally scheduled).

Recommendation of the Board of Directors

Our board of directors unanimously recommends that our common stockholders vote “FOR” the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

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THE PARTIES TO THE MERGERS

BioMed Realty Trust, Inc.

17190 Bernardo Center Drive

San Diego, California 92128

(858) 485-9840

We were organized as a Maryland corporation on April 30, 2004, commenced operations on August 11, 2004 and elected to be taxed as a REIT beginning with our taxable year ended December 31, 2004. We operate as a fully integrated, self-administered and self-managed REIT, focused on acquiring, developing, owning, leasing and managing laboratory and office space for the life science industry. Our tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. Additional information about us is available on our website at www.biomedrealty.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. Our common stock is listed on the NYSE under the symbol “BMR.” For additional information about us and our business, please refer to “Where You Can Find More Information.”

BioMed Realty, L.P.

17190 Bernardo Center Drive

San Diego, California 92128

(858) 485-9840

The Partnership was formed as a Maryland limited partnership on April 30, 2004. The Partnership owns substantially all of our assets, holds the ownership interests in our joint ventures, conducts the operations of our business and has no publicly traded equity. We are the sole general partner of the Partnership, and, as of November 10, 2015, we owned approximately 97.4% of the total outstanding partnership interests in the Partnership.

BRE Edison Holdings L.P.

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

(212) 583-5000

Parent is a Delaware limited partnership and an affiliate of the Sponsor. Parent was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. The Sponsor is an affiliate of The Blackstone Group L.P.

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has approximately $93 billion in investor capital under management. Blackstone’s real estate portfolio includes hotel, office, retail, industrial and residential properties in the United States, Europe, Asia and Latin America. Major holdings include Hilton Worldwide, Invitation Homes (single family homes), Logicor (pan-European logistics), SCP (Chinese shopping malls), and prime office buildings in the world’s major cities. Blackstone real estate also operates one of the leading real estate finance platforms, including management of the publicly traded Blackstone Mortgage Trust, Inc. Further information is available at www.Blackstone.com.

BRE Edison L.P.

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

(212) 583-5000

Merger Sub I is a Delaware limited partnership. BRE Edison LLC, a Delaware limited liability company, is the sole general partner of Merger Sub I. Merger Sub I was formed solely for purposes of facilitating Parent’s

26

acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, we will merge with and into Merger Sub I, and Merger Sub I will continue as the surviving company.

BRE Edison Acquisition L.P.

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

(212) 583-5000

Merger Sub II is a Maryland limited partnership. BRE Edison Acquisition LLC, a Delaware limited liability company, is the sole general partner of Merger Sub II. Merger Sub II was formed solely for purposes of facilitating Parent’s acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, Merger Sub II will merge with and into the Partnership, and the Partnership will continue as the surviving partnership.

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THE SPECIAL MEETING

Date, Time and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our board of directors to be exercised at a special meeting to be held                     on at         , local time. The special meeting will be held at the corporate offices of the Company, 17190 Bernardo Center Drive, San Diego, California 92128. The purpose of the special meeting is for you to consider and vote on the following matters:

1.	a proposal to approve the merger of BioMed Realty Trust, Inc. with and into Merger Sub I and the other transactions contemplated by the merger agreement;

2.	a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger; and

3.

a proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

We are not aware of any other business to be acted upon at the special meeting or any postponement or adjournment thereof. If, however, other matters are properly brought before the special meeting or any postponement or adjournment thereof, the persons named as proxies will vote on those matters in their discretion. Holders of a majority of our outstanding shares of common stock entitled to vote at the special meeting must approve the merger and the other transactions contemplated by the merger agreement for the mergers to occur. A copy of the merger agreement is attached as Exhibit A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date, Notice and Quorum

All holders of record of our common stock as of the record date, which was the close of business on         , are entitled to receive notice of and attend the special meeting or any postponement or adjournment of the special meeting. Each common stockholder will be entitled to cast one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the record date. On the record date, there were          shares of common stock outstanding and entitled to vote at the special meeting.

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast as of the close of business on the record date will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date.

Required Vote

Completion of the mergers requires approval of the merger and the other transactions contemplated by the merger agreement by the affirmative vote of the holders of a majority of our outstanding shares of common stock as of the record date for the special meeting. Each common stockholder is entitled to cast one vote on each matter presented at the special meeting for each share of common stock owned by such stockholder on the record date. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting against the proposal to approve the merger and the other transactions contemplated by the merger agreement.

In addition, the approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and the approval of the proposal regarding any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement each requires the affirmative vote of a majority of the votes cast on the proposal. Approval of these proposals is not a condition to completion of the mergers. For the purpose of

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each of these proposals, if a common stockholder fails to cast a vote on such proposal, in person or by authorizing a proxy, such failure will not have any effect on the outcome of such proposal. Abstentions are not considered votes cast and therefore will have no effect on the outcome of such proposals.

Accordingly, in order for your shares of common stock to be included in the vote, if you are a stockholder of record, you must either return the enclosed proxy card, authorize your proxy or voting instructions by telephone or through the Internet or vote in person at the special meeting.

As of the record date, our directors and executive officers owned and are entitled to vote an aggregate of approximately             shares of our common stock, entitling them to exercise approximately     % of the voting power of our common stock entitled to vote at the special meeting. Our directors and executive officers have informed us that they intend to vote the shares of our common stock that they own in favor of the proposal to approve the merger and the other transactions contemplated by the merger agreement, in favor of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and in favor of the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

Votes cast by proxy or in person at the special meeting will be counted by the person appointed by us to act as inspector of election for the special meeting. The inspector of election will also determine the number of shares of common stock represented at the special meeting, in person or by proxy.

How to Authorize a Proxy

Holders of record of our common stock may vote or cause their shares to be voted by proxy using one of the following methods:

•	mark, sign, date and return the enclosed proxy card by mail;

•	authorize your proxy or voting instructions by telephone or through the Internet by following the instructions included with your proxy card; or

•	appear and vote in person by ballot at the special meeting.

Regardless of whether you plan to attend the special meeting, we request that you authorize a proxy for your shares of common stock as described above as promptly as possible.

Under NYSE rules, all of the proposals in this proxy statement are non-routine matters, so there can be no broker non-votes at the special meeting. A broker non-vote occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if you own common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, as brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. You should instruct your broker, bank or other nominee as to how to vote your shares of common stock following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares of common stock. If you hold your shares of common stock through a broker, bank or other nominee and wish to vote in person at the special meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days). Because the proposal to approve the merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to approve the merger and the other transactions contemplated by the merger agreement. Because the approval of each of (1) the non-binding compensation advisory proposal and (2) the proposal to adjourn the special meeting if necessary or appropriate requires the affirmative vote of a majority of the votes cast on such proposal, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of either proposal, assuming a quorum is present.

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If you are a holder of our restricted stock awards, your shares will be voted as you specify on your proxy card and will not be voted if the proxy card is not returned or if you do not vote in person or authorize a proxy by telephone or through the Internet.

Proxies and Revocation

If you authorize a proxy, your shares of common stock will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your shares of common stock will be voted in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote “FOR” the proposal to approve the merger and the other transactions contemplated by the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and “FOR” the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

You may revoke your proxy at any time, but only before the proxy is voted at the special meeting, in any of three ways:

•

by delivering, prior to the date of the special meeting, a written revocation of your proxy dated after the date of the proxy that is being revoked to our Secretary at 17190 Bernardo Center Drive, San Diego, California 92128;

•

by delivering to our Secretary a later-dated, duly executed proxy or by authorizing your proxy by telephone or by Internet at a date after the date of the previously authorized proxy relating to the same shares of common stock; or

•	by attending the special meeting and voting in person by ballot.

Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you own shares of common stock in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares.

We do not expect that any matters other than the proposals set forth above will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any postponement or adjournment of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies.

Solicitation of Proxies

We will bear the cost of solicitation of proxies for the special meeting. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our officers, directors and other employees, for which they will not receive additional compensation. We have engaged Georgeson Inc. to assist in the solicitation of proxies for a fee of $20,000, plus reimbursement of out-of-pocket expenses and we have agreed to indemnify Georgeson Inc. against certain losses, costs and expenses. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Adjournments

Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies if the holders of a sufficient number of shares of common stock are not present at the special meeting, in person or by proxy, to constitute a quorum or if we believe it is reasonably likely that the merger and the other transactions contemplated by the merger agreement will not be approved at the special meeting when convened on             , or when reconvened following any adjournment. Any adjournments may be made to a date not more than 120 days after the original record date without notice (other than by an announcement at the special meeting), by the affirmative vote of a majority of the votes cast on the proposal to approve any adjournment,

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whether or not a quorum exists, or by the chairman of the meeting for any reason (subject to certain restrictions in the merger agreement, including that the special meeting may not be held, without Parent’s consent, on a date that is more than 30 days after the date on which the special meeting was originally scheduled).

Postponements

At any time prior to convening the special meeting, our board of directors may postpone the special meeting for any reason without the approval of our common stockholders to a date not more than 120 days after the original record date (subject to certain restrictions in the merger agreement, including that the special meeting may not be held, without Parent’s consent, on a date that is more than 30 days after the date on which the special meeting was originally scheduled).

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THE MERGERS

General Description of the Mergers

Under the terms of the merger agreement, affiliates of The Blackstone Group L.P. will acquire us and our subsidiaries, including the Partnership, through the merger of us with and into Merger Sub I and the merger of Merger Sub II with and into the Partnership. Pursuant to the terms of the merger agreement, Merger Sub II will merge with and into the Partnership, with the Partnership continuing as the Surviving Partnership. Immediately following the effective time of the partnership merger, we will merge with and into Merger Sub I, with Merger Sub I continuing as the Surviving Company.

This proxy statement does not constitute any solicitation of consents in respect of the partnership merger, and does not constitute an offer to exchange or convert any OP Units that you may own for or into Series B preferred units in the Surviving Partnership.

Background of the Mergers

Our senior management and board of directors periodically review and, when advisable, revise our long-term strategy and objectives in light of developments in real estate markets, capital market conditions and our business and capabilities. In the course of reviewing the Company’s long-term strategy and objectives, we have considered various potential strategic alternatives with the goal of maximizing stockholder value, including potential acquisitions, dispositions and business combination transactions. Our board of directors and management have recognized that we continue to face challenges as a public company, in particular the challenges of expanding our portfolio in light of the intensely competitive environment for the acquisition of life sciences commercial real estate assets, strong price appreciation for life sciences commercial real estate in our core markets and difficulty in obtaining necessary equity capital to fund our expansion in light of the significant discount to estimated net asset value at which the Company’s common equity has historically traded.

From time to time, Alan Gold, our Chairman, President and Chief Executive Officer, met with executives of other entities in the real estate industry to discuss industry developments and possible opportunities for transactions. On June 29, 2015, Mr. Gold attended a conference hosted by Eastdil Secured (which we refer to as Eastdil), during which a representative of Eastdil indicated to Mr. Gold that he had been working with Blackstone on potential investments, and that Blackstone had expressed an interest in learning more about the Company. Mr. Gold indicated to the Eastdil representative that he was open to meeting with Blackstone.

On July 20, 2015, Mr. Gold and Greg Lubushkin, our Chief Financial Officer, had a telephone call with the Eastdil representative to arrange an introductory meeting with Blackstone to better understand Blackstone’s interests.

On July 22, 2015, Messrs. Gold and Lubushkin met with Nadeem Meghji, a Senior Managing Director in Blackstone’s Real Estate Group, Jacob Werner, a Managing Director in Blackstone’s Real Estate Group, and the Eastdil representative. During the meeting, the parties discussed the life sciences commercial real estate industry generally and the Company’s anticipated capital needs, as well as Blackstone’s interest in deploying capital in the life sciences commercial real estate industry, including by potentially engaging in a strategic transaction with the Company. In addition, Messrs. Meghji and Werner also indicated that Blackstone had a new $15.8 billion fully discretionary real estate fund, Blackstone Real Estate Partners VIII, and extensive experience in acquisitions of large public real estate companies.

On July 24, 2015, Mr. Lubushkin spoke to a representative of Eastdil regarding Blackstone’s interest in the Company. The Eastdil representative indicated that Eastdil would send the Company a draft confidentiality agreement to enable Blackstone to conduct a detailed due diligence review of the Company, as well as an initial list of due diligence requests.

On July 26, 2015 and July 27, 2015, Mr. Gold contacted the members of the Company’s board of directors to brief them on the July 22 meeting with Blackstone.

On July 28, 2015, the Eastdil representative sent Messrs. Gold and Lubushkin a draft confidentiality agreement to be executed by Blackstone and the Company, and Blackstone’s initial due diligence requests.

On July 29, 2015, members of the Company’s management met to discuss exploring a potential strategic transaction with Blackstone, including process, timing, logistics and data room organization, and whether to involve

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Morgan Stanley in the process, in light of Morgan Stanley’s past involvement in advising the Company on various potential strategic alternatives. Following the meeting, members of the Company’s management spoke to the Eastdil representative to discuss process and timing with respect to the Blackstone confidentiality agreement and due diligence activities.

On July 30, 2015, members of the Company’s management spoke with a representative of Morgan Stanley regarding the Company’s discussions with Blackstone and the possibility of retaining Morgan Stanley as the Company’s financial advisor.

On July 31, 2015, members of the Company’s management participated in a call with representatives of Morgan Stanley and the Company’s outside legal counsel, Latham & Watkins LLP (which we refer to as Latham & Watkins) to discuss next steps and timeline, including finalizing the confidentiality agreement with Blackstone and uploading due diligence materials to an online data room. The Company’s management requested that Morgan Stanley prepare a presentation regarding the current state of the real estate and REIT markets, a preliminary view of the Company’s valuation and a range of strategic alternatives available to the Company, and present such presentation at the meeting of the Company’s board of directors to be held on August 26, 2015. In connection with the possibility of Morgan Stanley serving as the Company’s financial advisor, the Company’s management also requested that Morgan Stanley provide information to the board of directors with respect to any prior services provided to, or relationships with, Blackstone and certain of its affiliates. Morgan Stanley also began working with the Company to negotiate the Blackstone confidentiality agreement.

On August 7, 2015, the Company entered into a confidentiality agreement with Blackstone. The confidentiality agreement contained a customary “standstill” provision which prevented Blackstone from, among other things, making a proposal or public announcement with respect to an acquisition of the Company, tender offer or other business combination transaction without the Company’s consent. Beginning on August 10, 2015, the Company and Morgan Stanley provided Blackstone with certain property and financial due diligence information, and Blackstone commenced its due diligence investigation of the Company.

In the weeks following August 10, 2015, Blackstone continued to express interest in a potential strategic transaction with the Company and to conduct its due diligence review of the Company, including diligence meetings and calls with Company management and representatives of Morgan Stanley.

On August 20, 2015, Mr. Werner, Mr. Lubushkin, and a representative of Morgan Stanley conducted physical site tours of the Company’s properties in San Francisco, California.

On August 25, 2015, a representative of Morgan Stanley received a call from Mr. Meghji, in which Mr. Meghji expressed Blackstone’s interest in acquiring the Company in an all-cash transaction in the range of $23.00 per share. Blackstone indicated that its offer could potentially be improved if it had access to further due diligence information on the Company. Blackstone further indicated that its offer was predicated on no additional dividends being paid to the Company’s stockholders, the amount of termination fee payable by the Company in certain circumstances being 3.5% of the total merger consideration, and a “market” reverse termination fee being payable by Blackstone in lieu of any remedy of specific performance. The Morgan Stanley representative conveyed this expression of interest to the Company’s management. The closing price per share of our common stock on August 25, 2015 was $18.60.

On August 26, 2015, the Company’s board of directors met, with members of the Company’s management and representatives of Morgan Stanley and Latham & Watkins participating in the meeting. At the meeting, representatives of Morgan Stanley apprised the board of the proposal received from Blackstone and presented Morgan Stanley’s preliminary views of the current state of the real estate and REIT markets, in particular the life sciences sector, the Company’s valuation, and potential strategic alternatives available to the Company. Morgan Stanley also reviewed with the board information regarding its current and past relationships with Blackstone and certain of its affiliates, including the amount of work it had performed for and fees it had received from Blackstone or such affiliates over the past two years. After discussion, the board authorized management to continue discussions with Blackstone and requested that Morgan Stanley prepare a more detailed analysis of the current state of the real estate and REIT markets, the Company’s valuation and potential strategic alternatives. The board also requested a written summary of Morgan Stanley’s work for Blackstone and certain affiliates. At the meeting, Mr. Gold informed the board that management had not discussed the terms of any employment arrangements with Blackstone, and the board instructed management to continue to avoid any such discussions. At the meeting, the board also discussed the benefits of retaining a second financial advisor to provide additional valuation information to assist the board in its evaluation of strategic alternatives and to render a second fairness opinion in connection

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with a potential strategic transaction involving the Company. At the conclusion of the meeting, the independent board members participating in the meeting met in executive session with Latham & Watkins to further discuss the Blackstone proposal and potential strategic alternatives available to the Company. Later that day, Morgan Stanley provided a letter to the board reflecting, among other things, the fees earned from the Company and from Blackstone and certain of Blackstone’s affiliates for the prior two years and Morgan Stanley’s and its affiliates’ ownership of common equity of the Company, Blackstone and such affiliates.

On September 2, 2015 and September 3, 2015, members of the Company’s management, members of Blackstone’s team, and representatives of Morgan Stanley conducted physical site tours of the Company’s properties and diligence sessions in Tarrytown, New York, Boston, Massachusetts and Cambridge, Massachusetts.

On September 4, 2015, the Company’s board of directors held an update call, with members of the Company’s management and representatives of Morgan Stanley and Latham & Watkins participating. During the call, the board was updated on the status of discussions with Blackstone and its due diligence activities, and representatives from Latham & Watkins provided the board with an overview of the duties of directors under applicable law and the application of those principles to the transaction being considered by the board.

On September 12, 2015, Blackstone orally reiterated its interest in acquiring the Company in an all-cash transaction to a representative of Morgan Stanley, and indicated it was prepared to increase its price to the low $23.00’s per share. In response, the representative of Morgan Stanley said that he did not believe the board would support a transaction at that price level, but that he would relay the discussion to the Company. Later that day and on September 13, 2015, Mr. Gold contacted the members of the Company’s board of directors to update them on discussions with Blackstone. The closing price per share of our common stock on September 11, 2015 was $18.91.

On September 13, 2015, Blackstone delivered a non-binding offer letter to Morgan Stanley proposing to acquire the Company at a price of $23.50 per share, which price was predicated on no additional dividends being paid to the Company’s stockholders. The letter also stated that Blackstone was prepared to complete its confirmatory due diligence immediately and concurrently negotiate a definitive merger agreement within 10 business days, and noted the fact that the transaction would be funded with Blackstone’s $15.8 billion fully discretionary Blackstone Real Estate Partners VIII fund, and would not be subject to any financing contingency. After reviewing with management, representatives of Morgan Stanley clarified with Blackstone that its offer would allow the payment of the Company’s regular quarterly dividend that was scheduled to be paid in October 2015, but that its offer contemplated that no further dividends would be paid to the Company’s stockholders.

On September 14, 2015, the Company’s board of directors met, with members of the Company’s management and representatives of Morgan Stanley and Latham & Watkins participating in the meeting. At the meeting, representatives from Latham & Watkins first reviewed with the board the duties of directors under applicable law and the application of those principles to the transaction being considered by the board. Representatives of Morgan Stanley then apprised the board of the latest discussions with Blackstone, presented Morgan Stanley’s updated views on the Company’s business plan and valuation, identified other potential bidders, and reviewed a process and timeline for a formal sale process. After discussion and considering, among other things, the potential strategic and financial buyers that would likely have the financial ability and interest in acquiring the Company, the board approved the engagement of Morgan Stanley as financial advisor and, based on discussions at and subsequent to the meeting, authorized Morgan Stanley to invite seven other parties (four strategic buyers and three financial sponsors) to participate in a formal sale process for the Company. The seven potential bidders were selected based on, among other things, experience in executing public mergers and/or acquisitions or purchases of significant real estate portfolios, financial ability to pay and capacity to execute a transaction of this size, experience in the life sciences/healthcare space, potential interest in acquiring the Company and confidentiality and competitive concerns. At the meeting, the board again discussed the benefits of retaining a second financial advisor to render a second fairness opinion in connection with a potential strategic transaction involving the Company. At the conclusion of the meeting, the independent board members participating in the meeting met in executive session with Latham & Watkins to further discuss the latest developments with Blackstone and the sale process for the Company.

On September 15, 2015, a representative of Morgan Stanley orally communicated to a representative of Blackstone that, should Blackstone be willing to proceed with its interest in acquiring the Company, the Company would necessarily need to reach out to other parties in connection with a formal sale process. Additionally, Morgan Stanley communicated that it was not prepared to negotiate certain aspects of Blackstone’s offer, including the

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termination fee and reverse termination fee, but indicated that the board was not supportive of Blackstone’s proposal regarding the dividend treatment, and discussed an alternative construct whereby a daily dividend consistent with the Company’s current dividend amount would commence approximately three months after the contract signing if a transaction was not closed by that date. Later that day, Blackstone communicated to a representative of Morgan Stanley that it was prepared to proceed with discussions on the basis outlined by Morgan Stanley and that it would agree to the suggested dividend construct.

From September 17, 2015 to September 19, 2015, Morgan Stanley contacted the seven potential bidders. Shortly thereafter, Morgan Stanley was advised that two of the seven bidders (one financial sponsor and one strategic buyer) were not interested in pursuing a transaction at this time. A third bidder (a financial sponsor) declined to engage with Morgan Stanley and did not execute a confidentiality agreement. Each bidder was advised that the Company was exploring strategic alternatives, including a potential sale transaction, and was invited to participate in the process. The bidders were advised that the Company was open to proposals involving cash and/or non-cash consideration but, given the valuations of REITs and the current market environment, cash consideration would be viewed more favorably. The bidders were also informed that, upon the signing of a confidentiality agreement, they would be provided with all of the necessary information, including access to management, to conduct a detailed due diligence review in advance of submitting a proposal and mark-up to a draft merger agreement early in the week of October 5, 2015. Subsequently, the Company’s management instructed Latham & Watkins to prepare a draft merger agreement.

On September 18, 2015, the Company received comments on the draft confidentiality agreement from a participant in the sale process: Party A, a financial sponsor.

On September 19, 2015, the Company received comments on the draft confidentiality agreement from a second participant in the sale process: Party B, a strategic buyer with whom the Company had discussions in prior years about possible opportunities for strategic transactions.

On September 21, 2015, the Company received comments on the draft confidentiality agreement from a third participant in the sale process: Party C, a strategic buyer with whom the Company had discussions in prior years about possible opportunities for strategic transactions. As part of ongoing discussions with Party C about the process and its interest in a potential transaction, Party C also requested to speak to certain equity capital sources about partnering on the transaction, which the Company permitted subject to confidentiality restrictions.

On September 21, 2015, Blackstone delivered a letter to the Company reaffirming its non-binding offer to acquire the Company for a price of $23.50 per share and establishing a target date of October 7, 2015 to execute a merger agreement. Blackstone orally indicated to representatives of Morgan Stanley that it was willing to reaffirm its prior offer price despite debt markets becoming less favorable and additional costs and liabilities being identified during due diligence, but that there would be little or no room for any further improvement in the price offered. The closing price per share of our common stock on September 21, 2015 was $19.74.

On September 22, 2015, Latham & Watkins sent a draft merger agreement to Simpson Thacher & Bartlett LLP (which we refer to as Simpson Thacher), outside legal counsel to Blackstone. The draft provided for a customary all-cash merger, with a to-be-determined price payable to holders of the Company’s common stock and holders of the Partnership’s operating partnership units.

Also on September 22, 2015, the Company entered into a confidentiality agreement with Party C. The confidentiality agreement contained a customary “standstill” provision which prevented Party C from, among other things, making a proposal or public announcement with respect to an acquisition of the Company, tender offer or other business combination transaction without the Company’s consent (which automatically terminated upon our execution of the merger agreement). Commencing that day, the Company provided Party C with certain property and financial due diligence information, and Party C commenced its due diligence investigation of the Company.

Also on September 22, 2015, the Company received comments on the draft confidentiality agreement from a fourth participant in the sale process: Party D, a strategic buyer. As part of ongoing discussions with Party D about the process and its interest in a potential transaction, Party D also requested to speak to certain equity capital sources about partnering on the transaction, which the Company permitted subject to confidentiality restrictions.

After market close on September 22, 2015, Bloomberg published an article speculating as to a potential sale of the Company, with Blackstone listed as an interested suitor. After discussing the Bloomberg article with

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representatives of Morgan Stanley and Latham & Watkins, Mr. Gold contacted the members of the Company’s board of directors to update them on this development. The closing price per share of our common stock on September 22, 2015, prior to the publication of this article, was $19.18.

On September 23, 2015, a representative of Morgan Stanley received a telephone call from Mr. Meghji, during which Mr. Meghji reiterated Blackstone’s continued interest in a transaction but stated that, in light of the market speculation, Blackstone would not proceed with the transaction if definitive agreements were not signed by October 7, 2015. Mr. Meghji further indicated that Blackstone wanted to accelerate negotiations and execute definitive agreements in advance of October 7, 2015, and Morgan Stanley conveyed Blackstone’s request to the Company. The closing price per share of our common stock on September 23, 2015, the first trading day following the publication of the Bloomberg article, was $21.54.

Also on September 23, 2015, the Company entered into a confidentiality agreement with Party A. The confidentiality agreement contained a customary “standstill” provision which prevented Party A from, among other things, making a proposal or public announcement with respect to an acquisition of the Company, tender offer or other business combination transaction without the Company’s consent (which automatically terminated upon our execution of the merger agreement). Commencing that day, the Company provided Party A with certain property and financial due diligence information, and Party A commenced its due diligence investigation of the Company.

On September 25, 2015, the Company’s board of directors met, with members of the Company’s management and representatives of Morgan Stanley and Latham & Watkins participating in the meeting. At this meeting, representatives of Morgan Stanley provided an update regarding the sale process and negotiations with Blackstone since the September 14, 2015 board meeting, noting among other matters that confidentiality agreements had been executed by each of Party A and Party C, in addition to Blackstone, with the confidentiality agreements for Party B and Party D fully negotiated and expected to be signed shortly, and that each had been given, or would be given pending execution of the applicable confidentiality agreement, access to due diligence materials and that a draft merger agreement had been sent to Simpson Thacher on September 22, 2015. A representative of Morgan Stanley apprised the board of Blackstone’s request to expedite negotiations with a view to executing the merger agreement prior to October 7, 2015. After discussion and based on the advice of Morgan Stanley, the board determined not to accelerate matters, but rather to allow for the orderly completion of the sale process and instructed Morgan Stanley to send participants in the sale process a bid process letter requesting participants’ non-binding indications of interest by no later than October 5, 2015 and to continue negotiations with Blackstone on the merger agreement. The board also again discussed the benefits of retaining a second financial advisor to assist the board in its evaluation of potential proposals and, if requested, to render an opinion to the board as to the fairness from a financial point of view of the consideration payable in a sale transaction. After discussion of several potential financial advisors who might be willing and qualified to serve in such role, the board delegated to Mr. Gold and board member Janice Sears the authority to interview and select, over the next several days, a second financial advisor, subject to certain fee limitations and after analysis of the advisors’ experience and any potential conflicts of interest. At the conclusion of the meeting, the independent board members participating in the meeting met in executive session with Latham & Watkins to further discuss the sale process and negotiations with Blackstone.

Also on September 25, 2015, the Company entered into confidentiality agreements with Party B and Party D. The confidentiality agreements contained a customary “standstill” provision which prevented Party B and Party D from, among other things, making a proposal or public announcement with respect to an acquisition of the Company, tender offer or other business combination transaction without the Company’s consent (which automatically terminated upon our execution of the merger agreement). Commencing that day, the Company provided Party B and Party D with certain property and financial due diligence information, and Party B and Party D commenced their due diligence investigation of the Company. Later that day, Party B and Party C were each provided with a draft merger agreement in substantially the same form as the draft sent to Simpson Thacher on September 22, 2015.

On September 26, 2015, Simpson Thacher sent a revised draft of the merger agreement to Latham & Watkins. In the draft, Blackstone proposed an option entitling holders of partnership interests to elect to convert their interests into Series B preferred units of the Surviving Partnership on a one-for-one basis in lieu of receiving the cash merger consideration to address Blackstone concerns regarding potential post-closing liability under an existing tax protection agreement of the Company. The draft also provided for additional consideration to be paid if the mergers

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were not consummated by January 1, 2016 (in a per diem amount of approximately $0.003 in cash for each day from and after such date until (but not including) the closing date), which amount was intended to approximate the Company’s regular quarterly dividend and accrue daily from and after January 1, 2016. The daily dividend was designed to incentivize the buyer to close expeditiously as well as to provide incremental value to stockholders. The draft also replaced the Company’s right to specific performance with the Company’s right to receive a reverse termination fee if the merger agreement were terminated under certain circumstances. The draft did not specify the amount of the termination or reverse termination fees.

Following September 26, 2015, the Company’s management, with the assistance of Latham & Watkins and Morgan Stanley, negotiated the terms of the merger agreement with Blackstone, which was assisted by Simpson Thacher. The parties exchanged numerous drafts of the merger agreement and the negotiations covered various aspects of the transaction, including, among other things: the representations and warranties to be made by the parties; the restrictions on the conduct of the Company’s business until completion of the transaction; the definition of material adverse effect; the conditions to completion of the mergers; the Company’s ability to participate in discussions or negotiations with third parties relating to unsolicited acquisition proposals; the right of the Company’s board of directors to change its recommendation that stockholders approve the merger in response to a superior proposal or otherwise; the Company’s right to terminate the merger agreement to accept a superior proposal under certain conditions; the other termination provisions and the triggers of the termination fee payable by the Company; the provisions regarding the Company’s equity awards, employee benefit plans, severance and other compensation matters; and the remedies available to each party under the merger agreement, including the triggers of the reverse termination fee payable to the Company and the terms of the guaranty of certain payment obligations by the Sponsor.

On September 27, 2015 and September 28, 2015, following repeated attempts to obtain contact information for their respective legal counsel, Party A and Party D were provided with a draft merger agreement in substantially the same form as the draft sent to Simpson Thacher on September 22, 2015.

On September 28, 2015, each of Party A, Party B, Party C and Party D were provided with a formal bid process letter requiring, among other matters, each participant to provide a non-binding indication of interest to acquire all of the outstanding shares of common stock of the Company, along with a mark-up of the draft merger agreement, by no later than October 5, 2015. Also on September 28, 2015, Simpson Thacher sent a draft of the partnership agreement amendment setting forth Blackstone’s proposed terms for the Series B preferred units to be issued to holders of partnership interests who exercise the rollover option.

Also on September 28, 2015, following discussions with a representative of Raymond James regarding the firm’s qualifications to serve as second financial advisor to the Company, Ms. Sears received a letter from a representative of Raymond James reflecting the work that Raymond James had performed for and fees it had received from Blackstone and certain of its affiliates. After reviewing such information and consulting with Latham & Watkins, Mr. Gold and Ms. Sears determined to engage Raymond James as the Company’s second financial advisor, pursuant to the authority granted to them by the board on September 25, 2015, subject to execution of a final engagement letter with Raymond James.

On September 29, 2015, Simpson Thacher sent a draft of the equity commitment letter and limited guaranty to be executed by the Sponsor. In the draft guaranty, the maximum aggregate liability of the Sponsor was capped at $400 million, plus all reasonable and documented third party costs and out-of-pocket expenses incurred by the Company relating to any litigation or other proceeding brought by the Company to enforce its rights under the guaranty. The parties thereafter continued to negotiate and exchange drafts of the merger agreement and ancillary documentation.

Between September 29, 2015 and October 2, 2015, members of the Company’s management and representatives of Morgan Stanley met and held numerous telephone calls with representatives of Party B and representatives of Party C to discuss the proposed sale transaction and address due diligence questions.

On October 2, 2015, the Company’s board of directors met, with members of the Company’s management and representatives of Morgan Stanley and Latham & Watkins participating in the meeting. Representatives from Latham & Watkins first reviewed with the board the duties of directors under applicable law and the application of those principles to the transaction being considered by the board. Representatives of Morgan Stanley then provided an update regarding the status of the sale process, the due diligence activities being undertaken by participants in the process and negotiations with Blackstone since the September 25, 2015 board meeting, noting among other matters

37

that each of Party A, Party B, Party C and Party D had received the draft merger agreement and a formal bid process letter requesting them to submit their offers by October 5, 2015. Representatives from Latham & Watkins then provided a summary of the material terms of the most recent draft merger agreement sent by Simpson Thacher on September 30, 2015, including that Blackstone had proposed in the draft that (1) the $23.50 price per share be increased by the daily dividend accrual from and after January 1, 2016, (2) holders of partnership interests receive a rollover option to exchange their partnership interests for Series B preferred units in the Surviving Partnership to address Blackstone’s concerns regarding potential liability under the Company’s existing tax protection agreement, (3) the Company pay a termination fee of $170 million if the merger agreement were terminated under certain circumstances, (4) the Company’s right to specific performance be replaced with the Company’s right to receive a $400 million reverse termination fee if the merger agreement were terminated under certain circumstances, the payment of which would be guaranteed by the Sponsor, and (5) the restricted stock awards that the Company would ordinarily grant to employees in connection with the Company’s year-end performance review process be replaced with restricted cash grants up to an aggregate amount of $18 million (of which, the draft specified that $10 million would be allocated to non-executive employees). Representatives from Latham & Watkins also highlighted for the board the interests of our directors and management in the transaction that are different from, or in addition to, those of our stockholders generally, including (1) their ownership of shares of restricted stock, performance units and OP Units (including LTIP Units), (2) provisions in the merger agreement providing that all outstanding restricted stock awards, whether vested or not vested, would automatically vest and become non-forfeitable in connection with the consummation of the merger, and that performance units would vest based on Company performance through the merger effective time, (3) the restricted stock awards that the Company would ordinarily grant to employees in connection with the Company’s year-end performance review process be replaced with restricted cash grants up to an aggregate amount of $18 million, of which $8 million would be allocated to executive employees, (4) provisions in the merger agreement providing for employee salaries and cash bonus opportunities generally to be no less favorable during the first year after the consummation of the mergers than those in effect immediately prior to the mergers and for the payment of 2015 annual bonuses in connection with the consummation of the merger and (5) provisions in the merger agreement entitling holders of OP Units, including members of our management, to elect to convert their interests into Series B preferred units of the Surviving Partnership on a one-for-one basis in lieu of receiving the cash merger consideration. Representatives from Latham & Watkins further noted that management had not discussed the terms of any employment arrangements with Blackstone or any other party, and the board instructed management to continue to avoid any such discussions.

On October 3, 2015 and October 4, 2015, members of the Company’s management and representatives of Morgan Stanley conducted follow-up telephone calls with representatives of Party B and Party C regarding financial projections, financial modeling and other due diligence matters.

Also on October 4, 2015, Latham & Watkins sent a revised draft of the merger agreement to Simpson Thacher, and thereafter the parties continued to negotiate and exchange drafts.

On October 5, 2015, Party B and Party C submitted non-binding proposals and mark-ups of the merger agreement to Morgan Stanley. No other participant in the sale process expressed interest in submitting an offer. The Party B proposal provided for all-stock merger consideration using a fixed exchange ratio with the Company valued at a range of $22.00 to $23.00 per share. The Party C proposal valued the Company at $23.00 per share and provided for 65% of the consideration to be paid in shares of Party C common stock using a fixed exchange ratio. The proposals of Party B and Party C indicated that they would provide the opportunity for holders of partnership interests to convert their interests into new partnership units.

On October 6, 2015, Latham & Watkins attended a call with legal counsel to Party C to discuss their mark-up of the merger agreement. During the call, Party C’s counsel noted that they expected the Company termination fee to be at the high end of the customary range for termination fees due to the Company’s auction process. Members of the Company’s management also attended a follow-up telephone call with representatives of Party C regarding certain tax due diligence matters.

Also on October 6, 2015, Blackstone submitted an updated offer letter to the Company reaffirming its price of $23.50 per share plus the daily dividend accrual from and after January 1, 2016, with such offer stated to expire by its terms at 10:00 p.m. Eastern Time on October 7, 2015. The closing price per share of our common stock on October 6, 2015 was $21.40.

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On October 6, 2015, the Company’s board of directors met, with members of the Company’s management and representatives of Morgan Stanley and Latham & Watkins participating in the meeting. Representatives of Morgan Stanley provided the board with an update regarding the sale process and negotiations with Blackstone, Party B and Party C, including that Party B had offered a range of $22.00 to $23.00 per share (payable in shares of Party B common stock), that Party C had offered $23.00 per share (with 65% of the consideration payable in shares of Party C common stock and the remainder in cash), that Blackstone had offered $23.50 per share plus the daily dividend accrual from and after January 1, 2016, and that no other participant in the sale process had expressed interest in submitting an offer. The Company’s management and representatives of Latham & Watkins then compared the material terms of the offers received. Representatives of Morgan Stanley then discussed its perspective on the business and prospects of Party B and Party C and the financial implications to Party B and Party C if they were to complete the proposed transaction. Representatives of Morgan Stanley further noted that the proposal of Party B required the approval of Party B’s stockholders, and that the proposals of both Party B and Party C used a fixed exchange ratio based on the trading price of their common stock prior to the announcement of the transaction, and that their post-announcement share prices may be adversely impacted by the contemplated issuance of their shares as merger consideration.

After discussion of the proposals received and the provisions of the draft merger agreement and other documentation being negotiated with Blackstone, the board instructed Morgan Stanley to request that each of Blackstone, Party B and Party C provide their best and final offers and, in light of the expiration of Blackstone’s offer at 10:00 p.m. Eastern Time on October 7, 2015, instructed management to finalize the legal documentation (other than pricing-related terms) for a proposed transaction with Blackstone for the board’s consideration at the next board meeting. The board considered, among other things, the certainty of value in Blackstone’s higher all-cash offer as opposed to the stock consideration offered by Party B and Party C, the prospects and potential price volatility of shares of common stock of each of Party B and Party C, the fact that Party B’s proposal would require a vote by Party B’s stockholders which contingency would reduce the certainty of closing, the Company termination fee proposed by Blackstone that may become payable by the Company in certain circumstances (which the board viewed as reasonable and not likely to preclude any other party from making a competing acquisition proposal), and Blackstone’s proposed $400 million reverse termination fee, guaranteed by the Sponsor, that may become payable to the Company if the merger agreement were terminated in certain circumstances.

Following the board meeting, Latham & Watkins and Simpson Thacher exchanged drafts of the merger agreement, resolving all outstanding issues other than the merger consideration, the ability of the Company to declare and pay dividends, the amount of the termination fee and the inclusion of a reverse termination fee (and the amount thereof) in lieu of specific performance.

On October 7, 2015, Blackstone provided an updated offer letter to the Company increasing its price to $23.75 per share, which increased price assumed that the Company termination fee would equal $170 million and that the reverse termination fee payable to the Company would equal $400 million. Blackstone orally advised representatives of Morgan Stanley that its increased offer price continued to include the daily dividend accrual from and after January 1, 2016. In addition, on October 7, 2015, Party B orally reiterated to representatives of Morgan Stanley its bid of $22.00 to $23.00 per share, payable in shares of Party B common stock, and Party C orally reiterated to representatives of Morgan Stanley its bid of $23.00 per share, with 65% of the consideration payable in shares of Party C common stock and the remainder in cash. During their conversations with representatives of Morgan Stanley, both Party B and Party C stated that they were not willing to increase their respective offers.

On October 7, 2015, the Company’s board of directors met, with members of the Company’s management and representatives of Morgan Stanley, Raymond James, Latham & Watkins and Venable LLP, the Company’s Maryland legal counsel (which we refer to as Venable), participating in the meeting. A representative from Venable first reviewed with the board the duties of directors under applicable law and the application of those principles to the transaction being considered by the board. Representatives of Morgan Stanley then provided the board with an update regarding the negotiations with Blackstone, Party B and Party C since the October 6, 2015 board meeting, including that Blackstone had offered $23.75 per share plus the daily dividend accrual from and after January 1, 2016 as its best and final offer, and that neither Party B nor Party C were willing to improve their offers delivered on October 5, 2015. The Company’s management and representatives of Latham & Watkins then provided a

39

summary of the material terms of the merger agreement and ancillary documentation that had been negotiated with Blackstone. The board also discussed the interests of our directors and executive officers in the mergers that are different from, or in addition to, those of our stockholders generally, including their ownership of shares of restricted stock, performance units and OP Units (including LTIP Units), and that Blackstone offered the opportunity, subject to certain conditions, for holders of OP Units to exchange their OP Units for Series B preferred units in the Surviving Partnership. Representatives from Morgan Stanley then presented to the board regarding Morgan Stanley’s analysis of the offers from Blackstone, Party B and Party C, its view of the Company’s valuation, a review of key financial and operating metrics of Party B and Party C, and the financial implications to Party B and Party C and to the consideration received by the Company’s stockholders should either of those parties acquire the Company. Our board of directors considered, among other things, the certainty of value in Blackstone’s higher all-cash offer as opposed to the stock consideration offered by Party B and Party C, and Blackstone’s proven ability to complete large acquisition transactions on the agreed terms. At the conclusion of a discussion on these topics, Morgan Stanley rendered an oral opinion to the board, subsequently confirmed by delivery of a written opinion, dated October 7, 2015 that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the cash merger consideration of $23.75 per share (without taking into account any additional consideration payable if the mergers are completed after January 1, 2016) was fair from a financial point of view to the holders of the Company’s common stock. Representatives from Raymond James then presented to the board regarding Raymond James’ analysis of the offer from Blackstone, and its view of the Company’s valuation. At the conclusion of a discussion on these topics, Raymond James rendered an oral opinion to the board, subsequently confirmed by delivery of a written opinion, dated October 7, 2015 that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Raymond James as set forth in its written opinion, the cash merger consideration of $23.75 per share (without taking into account any additional consideration payable if the mergers are completed after January 1, 2016) to be received by the holders of the Company’s common stock was fair from a financial point of view to such holders. The independent board members participating in the meeting then met in executive session with Latham & Watkins to further discuss the offers received from Blackstone, Party B and Party C.

After the executive session, the board instructed Morgan Stanley to call Blackstone while the board meeting was ongoing to request that Blackstone improve its offer regarding the Company termination fee and reverse termination fee. A representative of Morgan Stanley then called Mr. Meghji, during which call Mr. Meghji indicated he would be willing to decrease the Company termination fee from $170 million to $160 million and to increase the reverse termination fee payable to the Company from $400 million to $460 million. Following such call, the board resumed its discussion. After the discussion, and taking into account the fairness opinions delivered by Morgan Stanley and Raymond James, the improvements in the Company termination fee and reverse termination fee proposed by Blackstone, and other factors described below in greater detail under the heading “— Reasons for the Mergers,” including our board of directors’ belief that the merger is more favorable to our stockholders than other strategic transactions available to the Company, including remaining as an independent public company, our board of directors unanimously adopted resolutions which, among other things, approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and resolved to recommend that our stockholders vote for the approval of the merger and the other transactions contemplated by the merger agreement.

Following the board meeting, on October 7, 2015, members of the Company’s management, Latham & Watkins and Morgan Stanley worked with Blackstone and Simpson Thacher to finalize the merger agreement and the parties executed and delivered the merger agreement.

On the morning of October 8, 2015, before the opening of trading on the NYSE, the Company issued a press release announcing the execution of the merger agreement.

Reasons for the Mergers

In reaching its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement and to recommend approval of the merger and the other transactions contemplated by the merger agreement to our stockholders, our board of directors consulted with our senior management team, as well as our financial and legal advisors, and considered a number of factors, including the following material factors which

40

our board of directors viewed as supporting its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement and to recommend approval of the merger and the other transactions contemplated by the merger agreement to our stockholders:

•

the fact that the merger consideration was the result of arm’s-length negotiations and we negotiated three price increases by Blackstone from its August 25, 2015 expression of interest at a price in the range of $23.00 per share, and our board of directors’ belief that the merger consideration represented the highest price that Blackstone was willing to pay;

•

the current and historical trading prices of our common stock, and the fact that the merger consideration of $23.75 per share (before taking into account the additional consideration payable if the mergers are completed after January 1, 2016) represents a premium of approximately 23.8% to the closing price of $19.18 on September 22, 2015, the last trading day prior to the publication of a media article reporting a potential sale transaction involving us;

•

the limited number of potential purchasers with the financial ability to acquire us, and the fact that, after inviting seven other potential bidders to participate in the sale process (comprising four strategic buyers and three other financial sponsors), four of which conducted due diligence investigations of the Company, and despite the publication of the Bloomberg article speculating as to a potential sale of the Company, only Party B and Party C expressed interest in submitting a bid to acquire the Company;

•

our board of directors’ belief that, in light of the process we engaged in, the responses we received from participants in the process, prior exploration of strategic alternatives and the best and final offers received from each of Party B and Party C, it was unlikely that any other party would be willing to acquire us at a price in excess of $23.75 per share;

•

the fact that the merger consideration is a fixed cash amount, providing our stockholders with certainty of value and liquidity immediately upon the closing of the merger, in comparison to the risks and uncertainties that would be inherent in engaging in a transaction in which all or a portion of the consideration is payable in stock (including the offers from Party B and Party C, where all or a substantial majority of the consideration was payable in stock);

•

our board of directors’ knowledge of the business, operations, financial condition, earnings and prospects of the Company, as well as its knowledge of the current and prospective environment in which the Company operates, including economic and market conditions;

•

the risks and uncertainties of remaining as an independent public company and being able to expand our portfolio through acquisitions and development, including, among other things, the challenges of acquiring and developing assets on an accretive basis in light of the intensely competitive environment for the acquisition of life sciences commercial real estate assets, strong price appreciation for life sciences commercial real estate in our core markets and difficulty in obtaining necessary equity capital to fund our expansion in light of the significant discount to estimated net asset value at which the Company’s common equity has historically traded;

•

the belief that the merger is more favorable to our stockholders than other strategic alternatives available to the Company, including remaining as an independent public company, the feasibility of such alternatives and the significant risks and uncertainties associated with pursuing such alternatives;

•

favorable conditions for sale transactions in the real estate markets generally, including prices for life sciences real estate assets being at or near historical highs while capitalization rates are at or near historical lows, the low interest rate environment and the possibility that interest rates may rise in the near future;

•

the high probability that the mergers would be completed based on, among other things, Blackstone’s proven ability to complete large acquisition transactions on the agreed terms, Blackstone’s extensive experience in the real estate industry, the absence of a financing condition, the equity commitment letter from the Sponsor, and the $460 million reverse termination fee payable to the Company if the merger agreement is terminated in certain circumstances, which payment is guaranteed by the Sponsor;

•

the terms and conditions of the merger agreement, which were reviewed by our board of directors with our financial and legal advisors, and the fact that such terms were the product of arm’s-length negotiations between the parties;

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•

the financial analyses of Morgan Stanley and Raymond James reviewed and discussed with our board of directors, and each of their oral opinions, each subsequently confirmed by delivery of a written opinion, dated October 7, 2015 that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by each of Morgan Stanley and Raymond James as set forth in their respective written opinions, the merger consideration of $23.75 per share (without taking into account the additional consideration payable if the mergers are completed after January 1, 2016) to be received by the holders of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders (see “— Opinions of Our Financial Advisors”);

•	our ability under the merger agreement, in response to unsolicited acquisition proposals, to furnish information to and conduct negotiations with third parties in certain circumstances;

•

our board of directors’ ability, under the merger agreement, to withhold, withdraw, modify or qualify its recommendation that our stockholders vote to approve the merger and the other transactions contemplated by the merger agreement under certain circumstances, subject to payment of a termination fee of $160 million if Parent elects to terminate the merger agreement in such circumstances;

•

our ability to terminate the merger agreement, under certain circumstances, in order to enter into a definitive agreement providing for the implementation of a superior proposal if our board of directors determines in good faith, after consultation with outside legal counsel and financial advisors, taking into account any changes to the merger agreement proposed in writing by Parent, that the superior proposal continues to constitute a superior proposal, upon payment of a termination fee of $160 million;

•

the fact that the $160 million termination fee payable by us in certain circumstances (representing approximately 3.2% of the Company’s equity value and 2.0% of its enterprise value, based on the merger consideration) was viewed by our board of directors, after consultation with our legal and financial advisors, as reasonable and not likely to preclude any other party from making a competing acquisition proposal; and

•

the fact that the merger would be subject to the approval of our stockholders, and our stockholders would be free to reject the merger by voting against the merger for any reason, including if a higher offer were to be made prior to the stockholders’ meeting (although we may be required to pay a $160 million termination fee under certain circumstances if we subsequently were to enter into a definitive agreement relating to, or to consummate, an acquisition proposal).

Our board of directors also considered the following potentially negative factors in its consideration of the merger agreement and the merger:

•

the fact that the merger consideration (before taking into account the additional consideration payable if the mergers are completed after January 1, 2016) represents a discount of approximately 5.1% to the highest closing price of our common stock over the twelve-month period ended October 7, 2015, of $24.97 per share, which occurred on January 26, 2015;

•

our inability to solicit competing acquisition proposals and the possibility that the $160 million termination fee payable by us upon the termination of the merger agreement could discourage other potential bidders from making a competing bid to acquire us;

•	the fact that, following the merger, the Company will no longer exist as an independent public company and our existing stockholders will not participate in our future earnings or growth;

•	the fact that the mergers might not be consummated in a timely manner or at all, due to a failure of certain conditions precedent to the closing of the mergers;

•

the fact that if any of Parent, Merger Sub I or Merger Sub II fails, or threatens to fail, to satisfy its obligations under the merger agreement, we are not entitled to specifically enforce the merger agreement or the equity commitment letter, and that our exclusive remedy, available if the merger agreement is terminated in certain circumstances, would be limited to a reverse termination fee payable by Parent in the amount of $460 million (the payment of which is guaranteed by the Sponsor);

•

the restrictions on the conduct of our business prior to the completion of the mergers, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the mergers;

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•	the fact that an all-cash merger would be taxable to our stockholders for U.S. federal income tax purposes;

•	the fact that, under Maryland law, our stockholders are not entitled to appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the merger;

•

the significant costs involved in connection with entering into the merger agreement and completing the mergers and the substantial time and effort of management required to consummate the mergers and related disruptions to the operation of our business;

•

the fact that the announcement and pendency of the transactions contemplated by the merger agreement, or the failure to complete the mergers, may have an adverse impact on our employees and our existing and prospective business relationships with tenants and other third parties; and

•

the fact that some of our directors and executive officers have interests in the mergers that are different from, or in addition to, our stockholders generally (see “— Interests of Our Directors and Executive Officers in the Mergers”).

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but rather includes the material factors considered by our board of directors. In reaching its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement, our board of directors did not quantify or assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors. Our board of directors did not reach any specific conclusion with respect to any of the factors or reasons considered.

The above factors are not presented in any order of priority. The explanation of the factors and reasoning set forth above contain forward-looking statements and should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Recommendation of Our Board of Directors

Our board of directors has unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the merger and the other transactions contemplated by the merger agreement advisable, fair to and in the best interests of BioMed Realty Trust, Inc. and our stockholders. Our board of directors recommends that you vote “FOR” the proposal to approve the merger and the other transactions contemplated by the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and “FOR” the proposal to approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

Forward-Looking Financial Information

As a matter of general practice, due to the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections, we do not publicly disclose detailed projections as to our anticipated financial position or results of operations, other than providing, from time to time, estimated ranges for the then- current fiscal year of certain expected financial results and operational metrics in our regular earnings press releases and other investor materials.

However, in connection with the evaluation of a possible transaction, our management prepared and provided to our board of directors forward-looking financial information for the second half of 2015 and years 2016 through 2020, which is summarized below. Such projections were also provided to Morgan Stanley and Raymond James for use in connection with their financial analyses and fairness opinions, and such projections were provided to Blackstone in connection with its due diligence review.

These financial projections were not intended for public disclosure, and, accordingly, do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or generally accepted accounting principles, or GAAP. Neither our independent registered public accounting firm nor any other independent accountants have audited, compiled or performed any procedures with respect to the projections nor expressed an opinion or any form

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of assurance on the financial projections or their achievability, and they assume no responsibility for, and disclaim any association with, such financial projections. A summary of the financial projections is included in this proxy statement only because the financial projections were made available to our board of directors, Morgan Stanley and Raymond James, and Blackstone. The inclusion of the financial projections in this proxy statement does not constitute an admission or representation by us that the information is material.

In the view of our management, the financial projections were prepared on a reasonable basis reflecting management’s best available estimates and judgments regarding our future financial performance. The financial projections have been included only to reflect information made available at the time of certain events and decisions to our board of directors, Morgan Stanley and Raymond James, and Blackstone, are not facts and should not be relied upon as indicative of actual future results, and you are cautioned not to rely on the financial projections. Some or all of the assumptions that have been made in connection with the preparation of the financial projections may have changed since the date the financial projections were prepared. None of the Company, Blackstone nor any of their respective affiliates, advisors or other representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the financial projections. None of the Company, Blackstone nor any of their respective affiliates has or intends to, and each of them disclaims any obligation to, update, revise or correct the financial projections if any or all of them have become or become inaccurate (even in the short term) since the time of their preparation. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date.

The financial projections do not reflect changes in general business or economic conditions since the time they were prepared, changes in our businesses or prospects, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial projections were prepared, and the financial projections are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below and should not be regarded as a representation that the financial forecasts will be achieved. The projections also reflect assumptions as to certain business decisions that are subject to change. In addition, the projections may be affected by our ability to successfully implement a number of initiatives to improve our operations and financial performance and our ability to achieve strategic goals, objectives and targets over the applicable periods.

Because the financial projections reflect subjective judgment in many respects, they are susceptible to multiple interpretations and frequent revisions based on actual experience and business developments. The financial projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The financial projections constitute forward-looking information and are subject to a wide variety of significant risks and uncertainties that could cause the actual results to differ materially from the projected results. For additional information on factors that may cause our future financial results to materially vary from the projected results summarized below, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 21. Accordingly, there can be no assurance that the projected results summarized below will be realized or that actual results will not differ materially from the projected results summarized below, and the financial projections cannot be considered a guarantee of future operating results and should not be relied upon as such. Neither we nor our affiliates or advisors or any other person has made any representation to any of our stockholders or any other person regarding our actual performance compared to the results included in the financial projections. We have not made any representation to Blackstone or its affiliates, in the merger agreement or otherwise, concerning the projections.

The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in our public filings with the SEC. The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the mergers. Further, the financial projections do not take into account the effect of any failure of the mergers to be consummated and should not be viewed as accurate or continuing in that context.

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Financial Projections

The following table summarizes the financial projections that were provided to our board of directors, Morgan Stanley and Raymond James, and Blackstone, in connection with the evaluation of a possible transaction.

	Projections(1)
	2015(2)	2016	2017	2018	2019	2020
Income Statement
Total Revenue	$681	$761	$862	$921	$1,031	$1,092
Rental Revenues	$483	$546	$613	$653	$731	$774
Adjusted EBITDA(3)	$473	$450	$522	$565	$648	$684
GAAP NOI(4)	$446	$505	$577	$620	$704	$740
Cash NOI(5)	$411	$495	$563	$605	$687	$732
General and Administrative	$61	$54	$56	$59	$61	$64
Interest Expense, net	$92	$112	$135	$147	$161	$178
Funds From Operations(6)	$368	$340	$390	$421	$492	$512
Core Funds From Operations(6)	$370	$342	$390	$422	$492	$512
Normalized Core Funds From Operations(6)	$289	$337	$377	$400	$465	$482
Normalized Core Adjusted Funds From Operations(6)	$228	$289	$324	$346	$397	$419

Balance Sheet
Gross Real Estate Investments	$7,154	$7,893	$8,425	$8,959	$9,558	$10,098
Total Assets, Net	$6,741	$7,310	$7,668	$8,027	$8,448	$8,808
Total Assets, Gross	$7,853	$8,593	$9,125	$9,660	$10,259	$10,800
Total Debt	$3,354	$3,690	$3,927	$4,155	$4,333	$4,549

(1)	Dollar amounts in millions.

(2)	Forecast for 2015 includes actual balances and results as of and for the six months ended June 30, 2015.

(3)

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate Adjusted EBITDA by adding to EBITDA: (a) noncontrolling interests in the Partnership, (b) losses from sales of real estate, (c) executive severance and (d) deferred revenue, and by subtracting from EBITDA gains from sales of real estate. Management uses EBITDA and Adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits a view of income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility is limited.

(4)

We use net operating income (NOI) as a performance measure and believe NOI provides useful information regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. We compute NOI by adding or subtracting certain items from net income, including noncontrolling interest in the Partnership, gains/losses from investment in unconsolidated partnerships, interest expense, interest income, depreciation and amortization and general and administrative expenses. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

(5)

We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent, amortization of lease incentives, above and below market amortization on acquired leases, bad debt expense and rental cash adjustments to rental revenue recorded on a GAAP basis. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

(6)

We use funds from operations, or FFO, core funds from operations, or CFFO, and adjusted funds from operations, or AFFO, available to common shares and OP Units because we consider them to be important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO, CFFO and AFFO when reporting their results. FFO, CFFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO, CFFO and AFFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, they provide performance measures that, when compared year over year, reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, impairment charges on depreciable real estate, real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures.

We calculate CFFO by adding acquisition-related expenses to FFO. We calculate normalized CFFO by removing the impacts of forecasted structured finance activities, venture investment activities, lease terminations (adjusting for associated lease termination fees and write-offs of straight-line rent and fair-value lease revenues), executive severance and non-cash financing costs. We calculate normalized core AFFO by making adjustments to

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normalized CFFO related to: (a) non-cash revenues and expenses, (b) recurring capital expenditures and second generation tenant improvements and (c) leasing commissions.

Our computations may differ from the methodologies for calculating FFO, CFFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO, CFFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO, CFFO and AFFO should not be considered alternatives to net income/(loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as indicators of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO, CFFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of our operations.

We do not intend to update or otherwise revise the above financial projections to reflect circumstances existing after the date when they were prepared or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such unaudited prospective financial information are no longer appropriate.

Opinions of Our Financial Advisors

Opinion of Morgan Stanley

We retained Morgan Stanley to provide us with financial advisory services in connection with the proposed merger. We selected Morgan Stanley to act as our financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, and its knowledge of the business and affairs of the Company. As part of this engagement, our board of directors requested that Morgan Stanley evaluate the fairness from a financial point of view of the merger consideration to be received by the holders of shares of our common stock pursuant to the merger agreement. On October 7, 2015, at a meeting of our board of directors, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion to our board of directors dated October 7, 2015, that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the merger consideration to be received by the holders of shares of our common stock pursuant to the merger agreement was fair from a financial point of view to the holders of shares of our common stock.

The full text of the written opinion of Morgan Stanley, dated as of October 7, 2015, is attached to this proxy statement as Exhibit B and is hereby incorporated into this proxy statement by reference in its entirety. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. We encourage you to read the entire opinion and the summary of Morgan Stanley’s opinion below carefully and in their entirety. This summary of the opinion of Morgan Stanley set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Morgan Stanley’s opinion is directed to our board of directors, in its capacity as such, and addresses only the fairness of the merger consideration to be received by the holders of shares of our common stock pursuant to the merger agreement from a financial point of view to such holders as of the date of the opinion and does not address any other aspects or implications of the merger. Morgan Stanley’s opinion was not intended to, and does not, constitute a recommendation to any holder of shares of our common stock as to how to vote at the special meeting to be held in connection with the merger or whether to take any other action with respect to the merger. Morgan Stanley was not requested to opine as to, and its opinion did not in any manner address the relative merits of the transactions contemplated by the merger agreement as compared to other business or financial strategies that might be available to the Company, nor did it address the underlying business decision of the Company to enter into the merger agreement or proceed with any other transaction contemplated by the merger agreement.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of the Company;

•	reviewed certain internal financial statements and other financial and operating data concerning the Company;

•	reviewed certain financial projections prepared by our management;

•	discussed the past and current operations and financial condition and the prospects of the Company with our senior executives;

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•	reviewed the reported prices and trading activity for our common stock;

•

compared our financial performance and the prices and trading activity of our common stock with that of certain other publicly-traded companies comparable with the Company and their respective securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in discussions and negotiations among representatives of the Company and Parent and their financial and legal advisors;

•	reviewed the merger agreement substantially in the form of the draft dated October 7, 2015 and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by the Company, and formed a substantial basis for its opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of our management of the future financial performance of the Company. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain sufficient funds to consummate the merger and that the merger agreement will not differ in any material respects from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of our officers, directors or employees, or any class of such persons, relative to the merger consideration to be received by the holders of shares of our common stock in the merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was it furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion. Morgan Stanley also expressed no opinion as to the relative fairness of any portion of the merger consideration to be paid pursuant to the merger agreement to holders of any other series of our common or preferred stock or any other holder of equity securities of an affiliate of the Company.

Summary of Financial Analyses of Morgan Stanley

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinions and the preparation of its written opinion letter to our board of directors dated October 7, 2015. The following summary is not a complete description of the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole. Assessing any portion of such analyses and of the factors reviewed, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s respective opinions. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.

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For purposes of Morgan Stanley’s opinion and the analyses described below, the merger consideration was assumed to be $23.75 per share in cash and did not take into account the additional consideration of approximately $0.003 in cash for each day from and after January 1, 2016 until (but not including) the closing date, if the merger is consummated after January 1, 2016.

Comparable Public Companies Analysis

Morgan Stanley reviewed and compared certain publicly available and internal financial information, publicly available and internal ratios and publicly available market multiples relating to the Company with equivalent publicly available data for companies that share similar business characteristics with the Company to derive an implied equity value reference range for the Company. Morgan Stanley reviewed the following publicly-traded companies, which it divided into three groups, “Life Science,” “Office” and “Healthcare,” based on the nature of each company’s portfolio:

Life Science

•	Alexandria Real Estate Equities, Inc.

Office

•	Kilroy Realty Corporation

•	Douglas Emmett, Inc.

•	Hudson Pacific Properties, Inc.

•	Highwoods Properties, Inc.

•	Brandywine Realty Trust

•	Piedmont Office Realty Trust, Inc.

•	Corporate Office Properties Trust

•	Cousins Properties Incorporated

Healthcare

•	Health Care REIT (now known as Welltower Inc.)

•	HCP, Inc.

•	Ventas, Inc.

•	Healthcare Trust of America, Inc.

•	Healthcare Realty Trust, Inc.

For purposes of this analysis, Morgan Stanley analyzed certain statistics for each of these companies for comparison purposes, including the ratios of share price to consensus Wall Street research analyst (referred to as Street consensus) estimated funds from operations, which we refer to as FFO, for calendar year 2016, share price to Street consensus estimated adjusted funds from operations, which we refer to as AFFO, for calendar year 2016, and aggregate value to Street consensus estimated earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, for calendar year 2016. Morgan Stanley also analyzed the premium or discount represented by the ratio of share price to Street consensus estimated net asset value and to Green Street Advisors’ estimated net asset value. The multiples and ratios for each of the comparable companies were calculated using their respective closing prices on October 5, 2015 and were based on the most recent publicly available information and Street consensus estimates as of October 5, 2015. Morgan Stanley derived a range for each metric using the mean value for each statistic for the applicable comparable companies as a midpoint and setting a range using (a) 1.0x above and below that midpoint for share price to 2016 estimated FFO and share price to 2016 estimated AFFO, (b) 0.5x above and below the midpoint for aggregate value to 2016 estimated EBITDA and (c) 5% above and below the midpoint for the premium or discount of share price to Street consensus NAV and to Green Street Advisors’ NAV. Morgan Stanley selected these ranges based on its professional judgment after reviewing the selected companies’ ranges for each metric and the historical ranges of the Company for each metric.

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Morgan Stanley then used these multiple ranges to derive separate implied per share equity value reference ranges for the Company using each of the metrics reviewed by applying the range derived from the comparable companies for each metric to the corresponding Company metrics. The following table reflects the results of this analysis:

	Range		Implied Per Share Equity Value Range
	Low	High	Low	High
Price / 2016E FFO	12.8x	14.8x	$19.14	$22.12
Price / 2016E AFFO	16.5x	18.5x	$20.00	$22.42
Aggregate Value / 2016E EBITDA	16.1x	17.1x	$19.16	$21.22
Premium / Discount to NAV — Street consensus	(13.3)%	(3.3)%	$20.39	$22.74
Premium / Discount to NAV — Green Street Advisors	(15.1)%	(5.1)%	$19.75	$22.07

Based on this analysis, Morgan Stanley derived the following selected implied per share equity value reference range for the Company based on the average of the low end and an average of the high end of the implied per share equity value reference range for each metric set forth above. This analysis indicated the following implied per share equity value reference range for a share of our common stock, as compared to the merger consideration of $23.75 per share:

Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$19.69 to $22.11	$23.75

No company utilized in the comparable company analysis is identical to the Company. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the Company’s control, such as the impact of competition on the Company and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company or the industry, or in the financial markets in general.

Dividend Discount Analysis

Morgan Stanley performed a dividend discount analysis of shares of our common stock to calculate a range of implied present values of the distributable cash flows that the Company was forecasted to generate during the fiscal years ending December 31, 2016 through December 31, 2020 utilizing internal estimates of our management. Morgan Stanley then sensitized management’s projections in order to account for the current and historical range of trading multiples and, based on these ranges and its capital market expertise, assumed a range of forward share prices to fund management’s business models which were different than the forward share prices that management assumed in their projections. Morgan Stanley derived a range of implied terminal values by applying to the Company’s estimated FFO per share for the calendar year 2021, excluding acquisition related expenses and adjusted to remove the impact of the Company’s forecasted structured finance and venture activities, which we refer to as “normalized core FFO,” of approximately $1.95, a range of terminal FFO multiples of 12.7x to 14.5x. The range of multiples was selected using the multiple of unaffected share price to the estimated street consensus FFO per share for the next twelve months as the low end of the range and the rounded multiple of the share price as of October 5, 2015 to the estimated street consensus FFO over the next twelve months as the high end of the range (which Morgan Stanley noted was in-line with historical multiples over the last five years). Present values (as of December 31, 2015) of distributable cash flows and terminal values were then calculated by Morgan Stanley using a range of discount rates of 7.0% to 8.5%, which was derived by taking a rounded range of the Company’s cost of equity determined utilizing the capital asset pricing model. This analysis indicated the following implied per share equity value reference range for the Company, as compared to the merger consideration of $23.75 per share:

Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$21.21 to $25.11	$23.75

Net Asset Value Analysis

Morgan Stanley analyzed the value of the Company as a function of the net value of its assets. Morgan Stanley based its net asset value analysis on a combination of market data and our management’s estimates of asset value.

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Morgan Stanley calculated the estimated net asset value per share of our common stock by applying to management’s estimated forward net operating income of $431 million (after adjustment to provide full credit for any executed leases that are not yet paying rent) a range of market capitalization rates of 6.25% to 5.85%, which range was selected based on, among other factors, asset quality, location, current occupancy levels, research capitalization rates and discussions with management of the Company. To this value, Morgan Stanley utilized management’s estimated additions and subtractions to adjust for ground leases, tenant purchase options and minority interests, and the net value of additional lease-up/occupancy in the portfolio less the capital expenditure necessary to achieve these occupancy gains. Morgan Stanley added the estimated value of the development in progress, the land bank, and other assets from our balance sheet and deducted mark-to-market debt balances, and other liabilities from the aggregate value of the Company’s assets. An implied per share equity value reference range for the Company was then calculated based on the range of our net asset values derived from such analysis divided by the number of fully diluted shares of our common stock outstanding as of July 29, 2015. This analysis indicated the following implied per share equity value reference range for each share of our common stock, as compared to the merger consideration of $23.75 per share:

Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$22.65 to $26.81	$23.75

In addition, Morgan Stanley derived an adjusted NAV for the Company by subtracting from the NAV calculated above an estimated $11 million in general and administrative costs to account for operational inefficiencies compared to our closest peer, Alexandria Real Estate Equities, Inc. (as measured by examining general and administrative costs as a percentage of aggregate value), capitalized using the same range of market capitalization rates of 6.25% to 5.85% that were utilized in calculating NAV. This analysis yielded an implied per share equity value reference range based on adjusted NAV of $21.82 to $25.92. Morgan Stanley also calculated an implied per share equity value reference range after deducting estimated transaction costs for the Company, including debt breakage costs, transfer taxes and professional fees from adjusted NAV. This analysis yielded a range of $20.21 to $25.17 as the implied equity value per share of our common stock.

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Analysis of Selected Precedent Transactions

Morgan Stanley also performed an analysis of selected precedent transactions involving publicly-traded office and healthcare companies in precedent transactions that shared certain characteristics with the merger. Based on publicly available information, Morgan Stanley identified the following sixteen publicly announced and completed transactions involving companies that own and operate primarily office buildings or healthcare-related facilities with a value of greater than $1 billion and occurring since January 1, 2000:

Selected Precedent Transactions

Transaction Announcement Date	Acquiror	Target
October 2014	Omega	Aviv
June 2014	Ventas	American Realty Healthcare Trust
September 2013	Parkway Properties	Thomas Properties Group
April 2013	Brookfield Office Properties	MPG Office Trust
February 2011	Ventas	Nationwide Health Properties
November 2007	Gramercy Capital Corp.	American Financial Realty Trust
May 2007	Morgan Stanley Real Estate	Crescent Real Estate Equities
February 2007	Blackstone Real Estate	Equity Office Properties
November 2006	Morgan Stanley Real Estate Funds	Glenborough Real Estate
October 2006	Brookfield Properties/Blackstone Group, LP	Trizec Properties and Trizec Canada
August 2006	SL Green Realty/Reckson Management/Marathon	Reckson Associates Realty Trust
May 2006	GE Capital Real Estate	Arden Realty, Inc.
March 2006	Blackstone Group LP	CarrAmerica Realty Corp.
October 2005	Brandywine Realty Trust & Prudential Real Estate	Prentiss Properties
September 2005	DRA Advisors, Inc.	CRT Properties
August 2001	Ontario Municipal Retirement System	Oxford Properties Group, Inc.

Morgan Stanley reviewed the premiums paid to the target companies’ unaffected stock prices (defined as the average stock price for the ten trading days ending five trading days prior to the announcement (or public news article or leak was made available to the public) of the transaction for such selected precedent transactions). The overall observed fourth quartile and first quartile unaffected stock price premiums paid in all transactions reviewed were 13.2% and 20.0%, respectively. An implied per share equity value reference range for the Company was then calculated based on applying those premiums to the closing price of $19.18 per share of our common stock on September 22, 2015, which represents the last unaffected closing price for our common stock. This analysis indicated the following implied per share equity value reference range for a share of our common stock, as compared to the per share merger consideration:

Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$21.71 to $23.01	$23.75

No company or transaction utilized as a comparison in the analysis of selected precedent transactions is identical to the Company or directly comparable to the merger in business mix, timing and size. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the Company and other factors that would affect the value of the companies to which the Company is being compared. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, global business, economic, market and financial conditions and other matters, many of which are beyond the Company’s control, such as the impact of competition on the Company and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of the Company or the industry or the financial markets in general.

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Take-Private Analysis

Morgan Stanley performed a hypothetical take-private analysis to determine the prices at which a financial sponsor might effect a leveraged buyout of the Company under current market conditions assuming two different hypothetical buyers — a highly leveraged buyer and a core-plus buyer. In preparing this analysis, Morgan Stanley utilized the projections prepared by the management of the Company and calculated net operating income from January 1, 2016 through December 31, 2021. Morgan Stanley based its analysis on the projections provided by our management, excluding speculative acquisitions and development, and assumed a range of market capitalization rates at a 2021 exit of 6.0% to 6.5%. In addition, Morgan Stanley assumed: (a) for its analysis of the hypothetical highly leveraged buyer, that (i) buyer incurs new CMBS debt in connection with the transaction in an aggregate principal amount resulting in a loan-to-value ratio of 75% for the Company, and (ii) that the Company incurs approximately $332 million in breakage costs for debt and other termination costs in connection with the transaction and the highly levered buyer targeting a gross internal rate of return of 15% to 20%; and (b) for its analysis of the hypothetical core-plus buyer, (i) buyer adjusts its leverage to a loan-to-value ratio of approximately 35% in line with core-plus buyers and (ii) that the buyer incurs transaction costs of $164 million and is targeting a gross internal rate of return of 11% to 13%. Based upon these assumptions, Morgan Stanley calculated the following implied per share equity value reference range for shares of our common stock, as compared to the merger consideration of $23.75 per share.

Implied Per Share Equity Value Reference Range
Highly Levered Buyer	Core-Plus Buyer	Per Share Merger Consideration
$ 21.94 to $25.15	$ 20.23 to $24.58	$ 23.75

Historical Stock Price

Morgan Stanley reviewed our stock price performance during the 52 weeks ending on September 22, 2015, reflecting the unaffected price for our common stock. Based on this review, Morgan Stanley noted that the Company common stock had traded in the following range over the applicable 52-week period, as compared to the merger consideration of $23.75 per share:

52 Weeks Ending September 22, 2015	Per Share Merger Consideration
$ 18.11 to $24.97	$ 23.75

Research Analyst Price Targets and NAV Targets

Morgan Stanley reviewed available public market trading price targets for shares of our common stock by the thirteen equity research analysts that provided a price target for the Company prior to October 5, 2015. Morgan Stanley reviewed the most recent price target published by the analysts prior to such date. These targets reflect each analyst’s estimate of the future public market trading price of our common stock at the time the price target was published. Based on this review and after excluding the highest and lowest analyst price target, Morgan Stanley noted that the equity research analysts had the following range of price targets, as compared to the merger consideration of $23.75 per share:

Research Analyst Price Targets	Per Share Merger Consideration
$ 20.50 to $24.00	$ 23.75

Morgan Stanley also reviewed equity research analyst estimates of net asset value per share of our common stock. Morgan Stanley reviewed the most recent estimates of net asset value published by the same thirteen analysts prior to October 5, 2015. Based on this review and after excluding the highest and lowest analyst NAV, Morgan Stanley noted that the equity research analysts had the following range of estimates of net asset value per share of our common stock, as compared to the merger consideration of $23.75 per share:

Research Analyst NAV Per Share Estimates	Merger Consideration
$ 20.66 to $24.02	$ 23.75

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The public market trading price targets and estimates of net asset value per share published by securities research analysts do not necessarily reflect current market trading prices for shares of our common stock and these targets and estimates are subject to uncertainties, including the future financial performance of the Company and future financial market conditions.

General

Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of these analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the Company.

In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. These include, among other things, the impact of competition on the businesses of the Company and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company, or the industry, or in the financial markets in general. Many of these assumptions are beyond the control of the Company. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the merger consideration to be paid to the holders of shares of our common stock pursuant to the merger agreement, and in connection with the delivery of its opinion as of October 7, 2015 to our board of directors. These analyses do not purport to be appraisals or to reflect the prices at which our common stock might actually trade.

The merger consideration was determined through arm’s-length negotiations between the Company and Parent and was unanimously approved by our board of directors. Morgan Stanley did not recommend any specific form or amount of merger consideration to us or our board of directors, or that any specific merger consideration constituted the only consideration for the merger. Morgan Stanley was not requested to opine as to, and its opinion does not in any manner address, the underlying business decision of the Company to proceed with or effect the merger or the likelihood of consummation of the merger, nor does it address the relative merits of the merger as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley’s opinion was not intended to, and does not, express an opinion or a recommendation as to how any holder of shares of our common stock should vote at the special meeting to be held in connection with the merger, or as to any other action that a holder of shares of our common stock should take relating to the merger.

Morgan Stanley’s opinion and presentation to our board of directors was one of many factors taken into consideration by our board of directors in deciding to approve the merger and other transactions contemplated by the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of our board of directors with respect to the merger consideration or of whether our board of directors would have been willing to agree to a different merger consideration.

Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for its own account or the accounts of its customers, in debt or equity securities or loans of Parent or any of its affiliates, the Company or any other company, or any currency or commodity, that may be involved in the merger,

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or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors and officers, including individuals working with the Company in connection with the merger, may have committed and may commit in the future to invest in private equity funds managed by affiliates of Parent.

Under the terms of its engagement letter, Morgan Stanley provided our board of directors with financial advisory services and a financial opinion, and we have agreed to pay Morgan Stanley an aggregate fee equal to approximately $37 million, of which $2.5 million was payable upon the execution of the merger agreement and the remainder of which is due upon the closing. We have also agreed to reimburse Morgan Stanley for its reasonable and documented out-of-pocket expenses, including fees of outside counsel and other professional advisors, incurred in performing its services in an amount not in excess of $100,000 without our prior written consent (not to be unreasonably withheld). In addition, we have agreed to indemnify Morgan Stanley and its affiliates, their respective officers, directors, employees and agents and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of Morgan Stanley’s engagement.

In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley has provided financial advisory and/or financing services to the Company and has received fees of approximately $4.6 million in connection with such services and Morgan Stanley has provided financial advisory and/or financing services to Parent and its affiliates (including certain majority-controlled portfolio companies of Parent and its affiliates identified by Morgan Stanley and disclosed to us) and received fees of approximately $192.8 million in connection with such services (the majority of which fees were received for financing services). As of October 7, 2015, Morgan Stanley held an aggregate interest of approximately 6.6% in the common units of The Blackstone Group L.P., which interests were held in connection with Morgan Stanley’s investment management business, wealth management business, including client discretionary accounts, or ordinary course trading activities, including hedging activities. Morgan Stanley has advised us that it may also seek to provide financial advisory and financing services to Parent or its affiliates (including portfolio companies of Parent and its affiliates) in the future and would expect to receive fees for the rendering of those services. The information disclosed in this paragraph is based upon information provided to us by Morgan Stanley.

Opinion of Raymond James

We retained Raymond James to act as our financial advisor based on Raymond James’ qualifications, expertise and reputation, and its knowledge of the business and affairs of the Company. Pursuant to that engagement, our board of directors requested that Raymond James evaluate the fairness, from a financial point of view, to the holders of our outstanding common stock of the merger consideration to be received by such holders pursuant to the merger agreement.

On October 7, 2015, at a meeting of our board of directors, representatives of Raymond James rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion to our board of directors dated October 7, 2015, as to the fairness, as of such date, from a financial point of view, to the holders of our outstanding common stock of the merger consideration to be received by such holders in the merger pursuant to the merger agreement, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion.

The full text of the written opinion of Raymond James, dated October 7, 2015, is attached to this proxy statement as Exhibit C and is hereby incorporated into this proxy statement by reference in its entirety. The summary of the opinion of Raymond James set forth in this document is qualified in its entirety by reference to the full text of such written opinion. Holders of our common stock are urged to read the written opinion in its entirety.

Raymond James provided its opinion for the information of our board of directors, in its capacity as such, in connection with, and for purposes of, its consideration of the merger, and its opinion only addresses whether the merger consideration to be received by the holders of our common stock in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders. The opinion of Raymond James does not address any other term or aspect of the merger agreement or the merger. The Raymond James opinion does not constitute a recommendation to our board of directors or to any holder of our common stock as to how our board of directors, such stockholder or any other person should vote or otherwise act with respect to the merger or any other matter.

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In connection with its review of the proposed merger and the preparation of its opinion, Raymond James, among other things:

•	reviewed the financial terms and conditions as stated in the draft of the merger agreement dated as of October 7, 2015;

•

reviewed certain information related to our historical, current and future operations, financial condition and prospects made available to Raymond James by the Company, including, but not limited to, financial projections prepared by our management relating to the Company for the periods ending December 31, 2020, as approved for its use by the Company (which we refer to as the financial projections);

•	reviewed our recent public filings and certain other publicly available information regarding the Company;

•	reviewed financial, operating and other information regarding the Company and the industry in which we operate;

•	reviewed our financial and operating performance and those of other selected public companies that Raymond James deemed to be relevant;

•	considered the publicly available financial terms, to the extent available, of certain transactions that Raymond James deemed to be relevant;

•

reviewed the current and historical market prices for shares of our common stock, and the current market prices of the publicly traded securities of certain other companies that Raymond James deemed to be relevant;

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Raymond James deemed appropriate;

•	discussed with members of our senior management certain information relating to the aforementioned and any other matters which Raymond James have deemed relevant to its inquiry; and

•

received a certificate addressed to Raymond James from a member of our senior management regarding, among other things, the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Raymond James by or on behalf of the Company.

With the Company’s consent, Raymond James assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company, or otherwise reviewed by or discussed with Raymond James, and Raymond James did not undertake any duty or responsibility to, nor did Raymond James, independently verify any of such information. Raymond James did not make or obtain an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to the financial projections and any other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James, with the Company’s consent, assumed that such financial projections and such other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management, and Raymond James relied upon the Company to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. Raymond James expressed no opinion with respect to such financial projections or the assumptions on which they were based. Raymond James assumed that the final form of the merger agreement would be substantially similar to the draft merger agreement reviewed by Raymond James, and that the merger would be consummated in accordance with the terms of the merger agreement without waiver of or amendment to any of the conditions thereto. Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct and that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement without being waived. Raymond James also relied upon and assumed, without independent verification, that (i) the merger would be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory and other consents and approvals necessary for the consummation of the merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the merger or the Company that would be material to its analysis or opinion.

Raymond James expressed no opinion as to the underlying business decision to effect the merger, the structure or tax consequences of the merger, or the availability or advisability of any alternatives to the merger. The Raymond

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James opinion is limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of our common stock. Raymond James expressed no opinion with respect to any other reasons (legal, business, or otherwise) that may support the decision of our board of directors to approve or consummate the merger. Furthermore, no opinion, counsel or interpretation was intended by Raymond James on matters that require legal, accounting or tax advice. Raymond James assumed that such opinions, counsel or interpretations had been or would be obtained from appropriate professional sources. Furthermore, Raymond James relied, with the consent of the Company, on the fact that the Company was assisted by legal, accounting and tax advisors, and, with the consent of the Company, relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors, as to all legal, accounting and tax matters with respect to the Company and the merger.

In formulating its opinion, Raymond James considered only the merger consideration to be received by the holders of our common stock, and Raymond James did not consider, and its opinion did not address, the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the merger whether relative to the merger consideration or otherwise. Raymond James was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (1) the fairness of the merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except and only to the extent expressly set forth in the last sentence of its opinion or (2) the fairness of the merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the merger amongst or within such classes or groups of security holders or other constituents). Raymond James expressed no opinion as to the impact of the merger on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due.

For purposes of Raymond James’ opinion and the analyses described below, the merger consideration was assumed to be $23.75 per share in cash and did not take into account the additional consideration of approximately $0.003 in cash for each day from and after January 1, 2016 until (but not including) the closing date, if the merger is consummated after January 1, 2016.

Material Financial Analyses

The following summarizes the material financial analyses reviewed by Raymond James with our board of directors at its meeting on October 7, 2015, which information was considered by Raymond James in rendering its opinion. No company or transaction used in the analyses described below is identical or directly comparable to the Company or the contemplated merger.

Selected Companies Analysis

Raymond James analyzed certain valuation metrics of 39 publicly-traded REITs that share similar business characteristics with the Company, including REITs primarily focused in the office and healthcare sector as well as certain specialty REITs. The publicly-traded REITs reviewed were the following:

• Alexandria Real Estate Equities, Inc.	• LTC Properties, Inc.

• Armada Hoffler Properties, Inc.	• Mack-Cali Realty Corporation

• Boston Properties, Inc.	• Medical Properties Trust, Inc.

• Brandywine Realty Trust	• National Health Investors, Inc.

• Care Trust REIT, Inc.	• New Senior Investment Group, Inc.

• Columbia Property Trust, Inc.	• Omega Healthcare Investors, Inc.

• CoreSite Realty Corporation	• Paramount Group, Inc.

• Corporate Office Properties Trust	• Parkway Properties, Inc.

• Cousins Properties, Inc.	• Physicians Realty Trust

• CyrusOne, Inc.	• Piedmont Office Realty Trust, Inc.

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• Digital Realty Trust, Inc.	• QTS Realty Trust

• Douglas Emmett, Inc.	• Sabra Health Care REIT, Inc.

• DuPont Fabros Technology, Inc.	• Senior Housing Properties Trust

• Equity Commonwealth	• SL Green Realty Corporation

• Franklin Street Properties Corporation	• Universal Health Realty Income Trust

• HCP, Inc.	• Ventas, Inc.

• Healthcare Realty Trust, Inc.	• Vornado Realty Trust

• Healthcare Trust of America, Inc.	• Washington Real Estate Investment Trust

• Highwoods Properties, Inc.	• Welltower, Inc.

• Kilroy Realty Corporation

In connection with its Selected Companies Analysis, Raymond James, among other things:

•	reviewed and used Wall Street research analysts’ estimates of implied market capitalization rate for each company, as well as analyst consensus estimates of net asset value, or NAV;

•

calculated enterprise value (defined as equity value plus debt, plus preferred stock, plus minority interests, less cash and equivalents) adjusted for development, redevelopment, land and unconsolidated joint venture valuations as well as other relevant balance sheet items as of September 30, 2015, compared to total operating square feet. Raymond James compared this calculation to Wall Street research analyst estimates of such metric and used such estimates;

•

calculated financial multiples based upon equity value per share compared to Wall Street research analysts’ projected funds from operation per share, or FFO, and adjusted funds from operation per share, or AFFO, for calendar years ending December 31, 2015 and 2016 (which we refer to as 2015E and 2016E, respectively). The Wall Street research analysts’ consensus estimates of the Company’s FFO and AFFO for the calendar year ending December 31, 2015 were adjusted to exclude the effects of non-recurring items including a gain on sale of public securities, a significant lease termination payment and a gain on collection of a note receivable; and

•

calculated financial multiples based upon Wall Street research analysts’ consensus earnings before interest, taxes, depreciation and amortization, or EBITDA, for the calendar year ending December 31, 2015, compared to enterprise value. Such estimates pertaining to the Company also reflect an adjustment for non-recurring items mentioned immediately above.

In the cases where Raymond James reviewed and/or used estimates published by Wall Street research analysts, the estimates published were not prepared in connection with the transaction or at the request of Raymond James and may or may not prove to be accurate. Wall Street analyst consensus was as of October 5, 2015, which were the most recently published reports available to Raymond James.

Raymond James reviewed the mean, median, minimum and maximum (minimum and maximum metrics adjusted to exclude the top and bottom quartile of each data set) relative valuation metrics of the selected public companies and compared them to corresponding valuation multiples for the Company implied by the merger consideration of $23.75 per share.

The results of the Selected Companies analysis are summarized in the following table:

				Equity Value per Share /
	Implied Cap Rate	Prem. / (Disc.) to Cons. NAV	EV / Sq. Ft.	2015E FFO/ Share	2016E FFO/ Share	2015E AFFO/ Share	2016E AFFO/ Share	EV / 2015E EBITDA
Mean	6.7%	(9.8%)	$434	14.3x	13.5x	19.3x	17.9x	17.0x
Median	6.7%	(11.1%)	318	13.0x	12.9x	17.8x	16.3x	16.2x
Minimum	6.0%	(17.9%)	222	11.2x	10.4x	13.9x	13.3x	14.7x
Maximum	7.3%	(1.9%)	692	17.0x	16.1x	22.9x	20.9x	19.0x
Company at Merger Consideration	5.8%	1.0%	$484	17.2x	15.9x	25.3x	19.6x	21.2x

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Furthermore, Raymond James applied the mean, median, minimum and maximum valuation metrics from the selected companies to the Company’s projected financial results and determined the implied equity price per share of the Company’s common stock and then compared those implied equity values per share to the merger consideration of $23.75 per share. The results of this are summarized below:

	Implied Cap Rate	Prem. / (Disc.) to Cons. NAV	EV / Sq. Ft.	2015E FFO/ Share	2016E FFO/ Share	2015E AFFO/ Share	2016E AFFO/ Share	EV / 2015E EBITDA
Mean	$19.17	$21.23	$20.25	$19.73	$20.10	$18.11	$21.64	$16.37
Median	19.36	20.91	12.08	17.87	19.23	16.72	19.70	14.97
Minimum	16.90	19.32	5.36	15.49	15.52	13.04	16.10	12.29
Maximum	22.84	23.08	38.38	23.43	23.98	21.52	25.32	19.91
Merger Consideration	$23.75	$23.75	$23.75	$23.75	$23.75	$23.75	$23.75	$23.75

No company utilized in the selected companies analysis is identical to the Company. In evaluating the selected companies, Raymond James made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, which are beyond our control such as the impact of competition on the Company and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company or the industry, or in the financial markets in general.

Selected Transactions Analysis

Raymond James analyzed publicly available information relating to selected acquisitions of healthcare and office REITs and portfolios since 2007 and prepared a summary of the valuation metric implied by these transactions. The selected transactions used in the analysis included:

Target	Acquirer	Month/Year Announced
Health Care REIT, Inc. (lab portfolio)	Forest City Enterprises	May 2015
Aviv REIT, Inc.	Omega Healthcare Investors	October 2014
American Realty Capital Healthcare Trust, Inc.	Ventas, Inc.	June 2014
Cogdell Spencer, Inc.	Ventas, Inc.	December 2011
Nationwide Health Properties	Ventas, Inc.	February 2011
Forest City Enterprises (lab portfolio)	Health Care REIT, Inc.	February 2010
Slough Estates USA, Inc. (lab portfolio)	Health Care Property Investors, Inc.	June 2007
Crescent Real Estate Equities	Morgan Stanley	May 2007

Raymond James calculated (using publicly available data) or used Wall Street research analysts’ calculations of implied forward market capitalization rate (i.e., based on the estimated net operating income for the next twelve months) and implied multiples of Current Year and Next Year (which we refer to as CY and NY, respectively) FFO per share and AFFO per share, each as implied by the applicable transaction value to the extent such information was available. Raymond James reviewed the mean, median, minimum and maximum valuation metrics of the selected transactions and compared them to corresponding valuation metrics for the Company implied by the $23.75 merger consideration. The results of the Selected Transactions Analysis are summarized below:

	Implied Cap Rate	CY FFO	NY FFO	CY AFFO	NY AFFO
Mean	6.3%	15.1x	12.9x	17.2x	13.6x
Median	6.2%	15.9x	14.4x	16.2x	14.6x
Minimum	5.0%	10.9x	9.2x	13.3x	11.2x
Maximum	7.6%	17.7x	15.1x	23.0x	14.9x
Company at Merger Consideration	5.8%	17.2x	15.9x	25.3x	19.6x

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Furthermore, Raymond James applied the mean, median, minimum and maximum relative valuation metrics to the Company’s projected financial results and determined the implied equity price per share of our common stock and then compared those implied equity values per share to the merger consideration of $23.75 per share. The results of this are summarized below:

	Implied Cap Rate	CY FFO	NY FFO	CY AFFO	NY AFFO
Mean	$21.82	$20.83	$19.21	$16.14	$16.43
Median	22.34	21.92	21.46	15.21	17.69
Minimum	16.10	15.04	13.71	12.50	13.55
Maximum	29.86	24.43	22.47	21.62	18.03
Merger Consideration	$23.75	$23.75	$23.75	$23.75	$23.75

Premiums Paid Analysis

Raymond James analyzed the stock price premiums paid in the 25 most recent public real estate merger and acquisition transactions in which the equity value of the target company exceeded $500 million. These transactions are as follows:

Target	Acquirer	Month/Year Announced
Associated Estates Realty Corporation	Brookfield Asset Management, Inc.	April 2015
Excel Realty Trust	Blackstone Group L.P.	April 2015
Aviv REIT, Inc.	Omega Healthcare Investors, Inc.	October 2014
AmREIT, Inc.	EDENS, Inc.	October 2014
Glimcher Realty Trust	Washington Prime Group, Inc.	September 2014
American Realty Capital Healthcare Trust, Inc.	Ventas, Inc.	June 2014
BRE Properties, Inc.	Essex Property Trust, Inc.	December 2013
Cole Real Estate Investments, Inc.	American Realty Capital Properties, Inc.	October 2013
Colonial Properties Trust, Inc.	Mid-America Apartment Communities, Inc.	June 2013
CapLease, Inc.	American Realty Capital Properties, Inc.	May 2013
American Realty Capital Trust	Realty Income Corporation	September 2012
Nationwide Health Properties, Inc.	Ventas, Inc.	February 2011
AMB Property Corporation	ProLogis, Inc.	January 2011
American Financial Realty Trust	Gramercy Capital Corporation	November 2007
Hilton Hotels Corporation	Blackstone Group L.P.	July 2007
Equity Inns, Inc.	Whitehall (Goldman Sachs)	June 2007
Archstone-Smith Trust	Tishman Speyer & Lehman Brothers Holdings, Inc.	May 2007
Crescent Real Estate Equities	Morgan Stanley	May 2007
Highland Hospitality Corporation	J.E. Robert Company	April 2007
Innkeepers USA Trust	Apollo Investment Corporation	April 2007
Spirit Finance Corporation	Redford Merger Co.	March 2007
Four Seasons Hotels	Private Investor Group	February 2007
New Plan Excel Realty Trust	Centro Properties Group	February 2007
Mills Corporation	Simon Property Group	February 2007
Trustreet Properties, Inc.	General Electric Company	October 2006

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Raymond James measured each transaction price per share relative to each target’s unaffected closing price per share (defined as the final closing price prior to public knowledge of a potential transaction), 10-day volume weighted average price, or VWAP, preceding and including the unaffected closing price and 30-day VWAP preceding and including the unaffected closing price. Raymond James also compared the mean, median, minimum and maximum premiums paid from this set of transactions to the $23.75 merger consideration expressed as a premium relative to our closing stock price on September 22, 2015 of $19.18 (the Company’s unaffected closing stock price per share), excluding one transaction due to the circumstances surrounding such transaction. The results of the premiums paid analysis are summarized below:

	Implied Premium
	Previous Close	10-Day VWAP	30-Day VWAP
Mean	17.0%	17.6%	18.2%
Median	14.2%	14.7%	14.5%
Minimum	2.8%	3.3%	4.1%
Maximum	42.1%	55.9%	43.1%
Merger Consideration	$23.75	$23.75	$23.75
Company Metric	$19.18	$19.18	$19.27
Implied Transaction premium	23.8%	23.8%	23.3%

Furthermore, Raymond James applied the mean, median, minimum and maximum premiums for each of the metrics to the Company’s actual corresponding unaffected stock prices and VWAPs to determine the implied equity price per share and then compared those implied equity values per share to the merger consideration of $23.75 per share. The results of this are summarized below:

	Implied Equity Price Per Share
	Previous Close	10-Day VWAP	30-Day VWAP
Mean	$22.45	$22.55	$22.77
Median	21.90	22.00	22.07
Minimum	19.71	19.81	20.06
Maximum	27.25	29.90	27.57
Merger Consideration	$23.75	$23.75	$23.75

Net Asset Value Analysis

Raymond James performed a net asset value (NAV) analysis by applying a range of capitalization rates of 5.5% – 6.5%, determined using a range of 0.5% above and below the Company’s weighted average capitalization rate for its entire portfolio per management estimates of 6.0%, to estimated forward cash net operating income for the next 12 months (as provided by the Company) to derive a gross asset value of income-producing properties (GAV). Raymond James then adjusted GAV for the value of development and redevelopment in progress, land, unconsolidated joint ventures, tangible assets and tangible liabilities (including indebtedness as of June 30, 2015) to derive a range of NAVs implied for the Company. These NAVs were then divided by total diluted shares outstanding of 209,515,715 as of June 30, 2015, as provided by management, to calculate a range of NAV per share. This analysis resulted in the following implied equity value per share range for the Company as compared to the merger consideration:

Equity Value/ Per Share
Minimum	$19.82
Maximum	$26.37
Merger Consideration	$23.75

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Discounted Cash Flow Analysis

Raymond James analyzed the discounted present value of our projected AFFO per share for the years ending December 31, 2016 through 2020 on a standalone basis. Raymond James used calendar year 2020 as the final year for the analysis and applied market capitalization rates, ranging from 6.0% to 7.0%, determined using the range of estimated weighted average capitalization rate for the Company’s assets used for determining net asset value (described above) increased by 0.5% to account for typical real estate underwriting methodology, to calendar year 2021 projected net operating income in order to derive a range of terminal values for the Company in 2020. The range of terminal values was divided by the Company’s projected diluted shares outstanding as of December 31, 2020 to derive a range of terminal values per share.

The projected AFFO and terminal value per share were discounted using rates ranging from 7.8% to 9.8%, rounded to the nearest 0.1%, the midpoint of which reflected the cost of equity capital calculated using the Capital Asset Pricing Model. Raymond James reviewed the range of per share prices derived in the discounted cash flow analysis and compared them to the merger consideration of $23.75. The results of the discounted cash flow analysis are summarized below:

Equity Value/ Per Share
Minimum	$22.50
Maximum	$29.58
Merger Consideration	$23.75

Additional Considerations

The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Raymond James as to the actual value of the Company.

In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond our control. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to our board of directors, in its capacity as such, and were prepared solely as part of the analysis of Raymond James of the fairness, from a financial point of view, to the holders of our common stock of the merger consideration to be received by such holders in connection with the proposed merger pursuant to the merger agreement. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Raymond James was one of many factors taken into account by our board of directors in making its determination to approve the merger and the other transactions contemplated by the merger agreement. Consequently, neither Raymond James’ opinion nor the analyses described above should be viewed as determinative of the opinion of our board of directors with respect to the merger consideration or whether our board of directors would have been willing to agree to a different merger consideration. Raymond James did not solicit indications of interest with respect to a transaction involving the Company nor did it advise us with respect to our strategic alternatives. We placed no limits on the scope of the analysis performed, or opinion expressed, by Raymond James.

The Raymond James opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it on October 7, 2015, and any material change in such circumstances and conditions may affect the opinion of Raymond James, but Raymond James does not have any obligation to update, revise or reaffirm that opinion. Raymond James relied upon and assumed, without independent verification, that there had been no change in our business, assets, liabilities, financial condition, results of operations, cash flows or prospects since the respective dates of the most recent financial statements and other information, financial or

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otherwise, provided to Raymond James that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Raymond James incomplete or misleading in any material respect.

During the two years prior to the date of Raymond James’ written opinion, Raymond James has been engaged by or otherwise performed financing services for the Company for which it was paid approximately $112,000 (separately from any amounts that were paid to Raymond James under the engagement letter described in this proxy statement). In addition, during the preceding two-year period, Raymond James had participated in certain real estate loans involving Blackstone assets or portfolio companies, which in the aggregate constituted less than 1% of Raymond James’ assets. Raymond James has also participated as a co-manager in five public capital markets transactions for Blackstone real estate portfolio companies. The information disclosed in this paragraph is based upon information provided to us by Raymond James.

Under the terms of Raymond James’ engagement letter with us, for services rendered in connection with the delivery of its opinion, we paid Raymond James a fee of $2,000,000 upon delivery of its opinion. The Company also agreed to reimburse Raymond James for its reasonable and documented out-of-pocket expenses incurred in connection with its services, including the reasonable legal fees of its counsel, in an amount not to exceed $50,000 unless authorized in writing by us. In addition, we agreed to indemnify Raymond James and Raymond James Financial, Inc., and their respective officers, directors, shareholders, employees and agents, and each person, if any, controlling Raymond James and Raymond James Financial, Inc., and any of their affiliates, against certain liabilities arising out of its engagement.

Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Raymond James may trade in our securities and Blackstone’s securities for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Raymond James has advised us that it may provide investment banking, financial advisory and other financial services to the Company and/or Parent or its affiliates or controlled companies or other participants in the merger in the future, for which Raymond James may receive compensation.

Financing

In connection with the closing of the mergers, Parent will cause an aggregate of approximately $5.0 billion to be paid to the holders of our common stock, including holders of restricted stock awards and earned units, and the limited partners (other than the Company) of the Partnership (assuming none of the limited partners of the Partnership elects to receive Series B preferred units in the Surviving Partnership in lieu of the merger consideration). In addition, as described under “The Merger Agreement — Debt Tender Offers and Consent Solicitation,” the Partnership has agreed, if requested by Parent, to use commercially reasonable efforts to commence offers to purchase and related consent solicitations for one or more series of our outstanding senior notes and/or reasonably cooperate in effecting the giving of notices of optional redemption and the satisfaction and discharge of the related indentures or the covenant defeasance of the applicable senior notes on the closing date. As of September 30, 2015, we had approximately $1.3 billion in aggregate principal amount of senior notes outstanding. The Partnership’s unsecured senior term loans and unsecured line of credit will be repaid at the closing, and our mortgage loans will be repaid or remain outstanding. As of September 30, 2015, we had approximately $1.7 billion in aggregate principal amount of consolidated indebtedness under such unsecured senior term loans, unsecured line of credit and mortgage loans outstanding.

Parent has informed us that it has received debt commitment letters from Citigroup Global Markets Inc. and Goldman Sachs Mortgage Company providing for debt financing in connection with the mergers in an aggregate amount not to exceed $3.2 billion. Parent is currently in the process of obtaining additional debt financing. In addition, it is expected that the Sponsor and its affiliates will contribute equity to Parent for the purpose of funding the acquisition costs (including the merger consideration) that are not covered by such debt financing.

In addition to the payment of the merger consideration, the funds to be obtained from the debt and equity financing will be used for purposes such as reserves, the refinancing of certain of our existing debt, and for other costs and expenses related to the mergers. Parent has informed us that it currently believes that the funds to be borrowed under each debt financing would be secured by, among other things, a first priority mortgage lien on

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certain properties which are wholly owned by us, escrows, reserves, a cash management account, a first priority pledge of and security interest in the direct or indirect ownership interests in the owners of the properties and such other pledges and security required by the lender to secure and perfect their interest in the collateral and that such debt financings would be conditioned on the mergers being completed and other customary conditions for similar financings.

The merger agreement does not contain a financing condition or a “market MAC” condition to the closing of the mergers. We have agreed to provide, and to cause our subsidiaries and use commercially reasonable efforts to cause our and our subsidiaries’ representatives to provide, all cooperation reasonably requested by Parent in connection Parent’s efforts to arrange any financing. For more information, see “The Merger Agreement — Financing Cooperation” and “The Merger Agreement — Conditions to the Mergers.”

Interests of Our Directors and Executive Officers in the Mergers

In considering the recommendation of our board of directors to approve the merger and the merger agreement and the other proposals described above, our stockholders should be aware that our directors and executive officers have certain interests in the mergers that are different from, or in addition to, the interests of our stockholders generally. These interests may create potential conflicts of interest. Our board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger and the merger agreement. These interests are discussed below.

Although R. Kent Griffin, Jr. and Matthew G. McDevitt are no longer executive officers of the Company due to their ceasing employment in February 2015 and January 2014, respectively, we have included in this section information with respect to Messrs. Griffin and McDevitt because they were executive officers during 2014 and, in the case of Mr. Griffin, 2015.

Restricted Stock Awards

As of November 10, 2015, our directors, current executive officers and Mr. McDevitt collectively owned 539,005 unvested restricted stock awards, including 186,318 restricted stock awards granted to our executive officers in January 2015 and 15,244 restricted stock awards granted to our non-employee directors in May 2015 in accordance with our director compensation policy previously approved by the compensation committee of our board of directors.

Pursuant to the terms of the merger agreement and in accordance with our 2013 Amendment and Restatement of the BioMed Realty Trust, Inc. and BioMed Realty, L.P. 2004 Incentive Award Plan, which we refer to as the 2004 Plan, effective immediately prior to the merger effective time, all restricted stock awards that are outstanding immediately prior to the merger effective time, including those held by our directors and executive officers, will automatically become fully vested and non-forfeitable, and all shares of our common stock represented thereby will be considered outstanding for all purposes under the merger agreement and subject to the right to receive the merger consideration, less any applicable income and employment taxes.

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The following table sets forth the number of restricted stock awards held by our directors, current executive officers and Mr. McDevitt as of November 10, 2015, as well as the approximate value of those awards. The dollar amounts set forth below were determined based on the merger consideration of $23.75 per share (disregarding the additional consideration payable if the mergers are completed after January 1, 2016).

Name	Unvested Restricted Stock Awards (#)	Value of Unvested Restricted Stock Awards ($)
Current Executive Officers
Alan D. Gold	244,910	$5,816,613
Gary A. Kreitzer	3,714	$88,208
Greg N. Lubushkin	61,026	$1,449,368
James R. Berens	31,696	$752,780
John P. Bonanno	57,040	$1,354,700
Jonathan P. Klassen	41,057	$975,104
Karen A. Sztraicher	42,764	$1,015,645
Former Executive Officers
R. Kent Griffin, Jr.	—	—
Matthew G. McDevitt	41,554	$986,908
Directors
Daniel M. Bradbury	3,811	$90,511
William R. Brody	3,811	$90,511
Theodore D. Roth	3,811	$90,511
Janice L. Sears	3,811	$90,511

Performance Units

As of November 10, 2015, our current executive officers and Messrs. Griffin and McDevitt collectively owned 549,517 unvested performance units (assuming “target” performance), including 200,740 performance units (assuming “target” performance) granted to our current executive officers and Mr. Griffin in January 2015 (and, in the case of Mr. Bonanno, in April 2015).

Pursuant to the terms of the merger agreement and in accordance with our 2004 Plan, immediately prior to the merger effective time, all outstanding performance units, including those held by our current executive officers and Messrs. Griffin and McDevitt, will automatically become earned and vested with respect to that number of shares of our common stock subject to such performance units, determined based on the achievement of the applicable performance goals set forth in the award agreement governing such performance unit, as measured from the beginning of the applicable performance period through the merger effective time (we refer to each such earned and vested performance unit as an earned unit). At the merger effective time, all earned units will be canceled and, in exchange therefor, Parent shall cause the Surviving Company to pay to each former holder of any such canceled earned unit (within five days following the merger effective time) an amount in cash equal to the merger consideration, without interest and less any applicable income and employment withholding taxes.

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The following table sets forth the number of performance units held by our directors, current executive officers and Messrs. Griffin and McDevitt as of November 10, 2015, as well as the approximate value of those units assuming performance thereunder at both “target” and “maximum” levels. The dollar amounts set forth below were determined based on the merger consideration of $23.75 per share (disregarding the additional consideration payable if the mergers are completed after January 1, 2016).

Name	“Target” Number of Unvested Performance Units (#)	Value of Unvested Performance Units at “Target” Performance ($)	“Maximum” Number of Unvested Performance Units (#)	Value of Unvested Performance Units at “Maximum” Performance ($)
Executive Officers
Alan D. Gold	247,052	$5,867,485	494,104	$11,734,970
Gary A. Kreitzer	—	—	—	—
Greg N. Lubushkin	61,564	$1,462,145	123,128	$2,924,290
James R. Berens	—	—	—	—
John P. Bonanno	15,300	$363,375	30,600	$726,750
Jonathan P. Klassen	28,518	$677,303	57,036	$1,354,605
Karen A. Sztraicher	28,951	$687,586	57,902	$1,375,173
Former Executive Officers
R. Kent Griffin, Jr.	126,594	$3,006,608	253,188	$6,013,215
Matthew G. McDevitt	41,538	$986,528	83,076	$1,973,055
Directors
Daniel M. Bradbury	—	—	—	—
William R. Brody	—	—	—	—
Theodore D. Roth	—	—	—	—
Janice L. Sears	—	—	—	—

OP Units

In connection with the partnership merger, each partnership unit, including each LTIP Unit, of the Partnership (which we refer to collectively as OP Units) issued and outstanding immediately prior to the partnership merger effective time (other than OP Units owned by the Company or any of our subsidiaries which OP Units will be unaffected by the partnership merger and will remain outstanding as partnership units of the Surviving Partnership held by the Company, and OP Units owned by Parent, Merger Sub II or any of their respective subsidiaries, which will be automatically canceled and retired and will cease to exist with no consideration being delivered in exchange therefor) will automatically be converted into, and canceled in exchange for, the right to receive an amount in cash equal to $23.75, plus, if the mergers are consummated after January 1, 2016, a per diem amount of approximately $0.003 in cash for each day from and after such date until (but not including) the closing date, without interest and less any applicable withholding taxes. If we declare a distribution reasonably necessary to maintain our status as a REIT under the Code, or to avoid the payment of income or excise tax as permitted under the merger agreement, the merger consideration will be decreased by an amount equal to the per share amount of such distribution.

Alternatively, in lieu of the merger consideration, each holder of OP Units that is an “accredited investor” as defined under the U.S. securities laws and is not a “benefit plan investor” within the meaning of ERISA, or other plan, account or arrangement (or entity whose assets constitute the assets of a plan, account or arrangement) that is subject to any laws or regulations that are similar to the fiduciary responsibility or prohibited transactions provisions of ERISA or the Code, and that has satisfied certain other requirements, will be offered the opportunity, subject to certain conditions, to elect to convert all or a portion of such holder’s OP Units into Series B preferred units on a one-for-one basis.

None of our directors, current executive officers or Messrs. Griffin or McDevitt beneficially own OP Units as of November 10, 2015, other than Messrs. Gold, Kreitzer, Griffin and McDevitt and Ms. Sztraicher. As of such date,

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Mr. Gold beneficially owned 1,286,230 OP Units (including 65,450 LTIP Units, of which 52,500 were unequalized), Mr. Kreitzer beneficially owned 913,122 OP Units (including 80,879 LTIP Units, of which 45,000 were unequalized), Ms. Sztraicher beneficially owned 17,000 OP Units (all of which were unequalized LTIP Units), Mr. Griffin beneficially owned 43,209 OP Units (all of which were LTIP Units and 32,500 of which were unequalized) and Mr. McDevitt beneficially owned 70,000 OP Units (all of which were unequalized LTIP Units). If any of Messrs. Gold, Kreitzer, Griffin, and McDevitt and Ms. Sztraicher do not elect to convert the OP Units that they beneficially own into Series B preferred units in the Surviving Partnership, they will receive aggregate consideration of approximately $30,547,963, $21,686,648, $1,026,214, $1,662,500 and $403,750, respectively, with respect to such OP Units in connection with the partnership merger (before taking into account the additional consideration payable if the mergers are completed after January 1, 2016), less any applicable withholding taxes. Instead, if any of Messrs. Gold, Kreitzer, Griffin, McDevitt or Ms. Sztraicher elect to convert all or some of his or her OP Units into Series B preferred units in the Surviving Partnership and if he or she satisfies certain requirements applicable to all holders of OP Units, he or she will receive Series B preferred units in the Surviving Partnership on a one-for-one basis in exchange for such OP Units in connection with the partnership merger. It is intended that holders of OP Units who convert certain of their OP Units into Series B preferred units in the Surviving Partnership will generally be permitted to defer potential taxable gain they would otherwise recognize if they were to receive a cash payment in exchange for such OP Units (although the IRS could assert that such conversion constitutes a taxable transaction). For a more complete discussion of the treatment of the OP Units and the terms of the Series B preferred units, see “The Merger Agreement — Treatment of Interests in the Partnership — OP Units.”

For more information regarding the beneficial ownership of our securities by our directors and executive officers, see “Security Ownership of Certain Beneficial Owners and Management.”

Change in Control and Severance Agreements

We maintain change in control and severance agreements with each of our current executive officers. The change in control and severance agreements provide that, if the executive’s employment is terminated by us without “cause” or by the executive for “good reason” (each as defined in the applicable change in control and severance agreement), then the executive will be entitled to the following severance payments and benefits, subject to his or her execution and non-revocation of a general release of claims:

•

an amount, which we refer to as the severance amount, equal to the sum of the executive’s then-current annual base salary plus average bonus over the prior three years (or such lesser number of years that the executive has been employed by us), multiplied by:

¡	with respect to Messrs. Gold and Kreitzer, three, or

¡	with respect to Messrs. Lubushkin, Bonanno, Klassen and Berens and Ms. Sztraicher, two,

which amount shall be paid in a lump sum within ten days of the date that the executive’s general release of claims becomes non-revocable,

•

an amount equal to the premiums for long-term disability insurance and life insurance for 12 months at the same level as in effect immediately preceding such termination, which shall be paid in a lump sum within ten days of the date that the executive’s general release of claims becomes non-revocable,

•

health benefits for the executive and his or her eligible family members for 18 months following the executive’s termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer,

•	up to $15,000 worth of outplacement services at our expense, and

•

100% of the unvested stock awards held by the executive will become fully vested and exercisable (other than any such awards the vesting of which is performance-based, the accelerated vesting of which, if any, will be governed by the terms of such awards).

None of the change in control and severance agreements provide for tax gross-up payments to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Code.

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The change in control and severance agreements also contain standard confidentiality provisions, which apply indefinitely, and non-solicitation provisions, which apply during the term of the executive’s employment and for any period thereafter during which the executive is receiving payments from us.

The table below under “— Quantification of Payments and Benefits” reflects the amount of severance payments and benefits that certain of our named executive officers would be entitled to receive under his or her change in control severance agreement upon a termination of such executive’s employment by us without “cause” or by the executive for “good reason” following the mergers.

Non-Qualified Deferred Compensation

Our 2012 nonqualified deferred compensation plan permits executives and key management employees to elect, on a year-by-year basis, to defer up to 80% of their base salary and up to 100% of their bonus for payment in installments or in a lump sum at a future date selected by the executive at the time of the deferral election. Deferred amounts are fully vested and invested in investment accounts that mirror the investment accounts available under our 401(k) plan in which all employees may participate.

Messrs. Lubushkin and Klassen are participants in our 2012 nonqualified deferred compensation plan, and have elected to receive amounts deferred under the plan upon the occurrence of a change of control (as defined under the plan), among other potential payment events. As of November 10, 2015, Mr. Lubushkin’s account balance was $1,546,715 and Mr. Klassen’s account balance was $417,517. In connection with the mergers, payment of amounts in Messrs. Lubushkin’s and Klassen’s respective accounts under the plan will be made in a lump sum as soon as administratively feasible following the merger effective time. The Company may elect to terminate the plan prior to the consummation of the transaction and pay such balances prior to the closing, as permitted by Section 409A of the Code.

Payment of Bonuses

Pursuant to the terms of the merger agreement, if the merger effective time occurs prior to the date on which we pay annual bonuses for the 2015 performance year, then within 15 days following the merger effective time, we will pay a bonus to each of our and our subsidiaries’ employees, including our executive officers, who is otherwise eligible to receive a bonus for 2015. The amount of any such bonus will be calculated in good faith, based on our and such employee’s actual performance through the earlier of December 31, 2015 and the merger effective time with respect to quantitative performance, and assuming maximum performance with respect to qualitative performance.

Restricted Cash Awards

Pursuant to the terms of the merger agreement, in connection with our 2015 year-end performance review process, on or before January 31, 2016, we may grant up to an aggregate of $8 million in restricted cash awards to our executive officers, any of which, in the our sole discretion, may be effective as of and contingent upon the occurrence of the mergers (subject to the executive’s continued employment with us until immediately prior to the merger effective time). These restricted cash awards will vest in equal installments on each of January 1, 2017, January 1, 2018 and January 1, 2019, subject to the executive’s continued employment through each such vesting date, or, if earlier, a restricted cash award will vest fully upon (i) the executive’s termination by us without “cause,” (ii) the executive’s voluntary resignation for any reason (or a voluntary resignation under such limited circumstances as we may determine) within 30 days following the merger effective time, or (iii) the executive’s resignation for “good reason” (each, as defined in the merger agreement).

Indemnification of Our Directors and Officers

The merger agreement provides that from and after the merger effective time, Parent shall cause the Surviving Company and the Surviving Partnership to, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each of our and our subsidiaries’ current or former directors or officers and each fiduciary under our or our subsidiaries’ benefit plans (which persons we refer to as the indemnified persons), against all losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, claims, damages or liabilities or, subject to certain exceptions, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the merger

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effective time (whether asserted or claimed prior to, at or after the merger effective time) to the extent that such actions or omissions are based on or arise out of the fact that such indemnified person is or was a director, officer or fiduciary under benefit plans, including any payment by the Surviving Company or Surviving Partnership on behalf of or advancement to such indemnified person of any expenses incurred by such indemnified person in connection with enforcing any rights with respect to such indemnification and/or advancement (we refer to the foregoing as the indemnified liabilities). In addition, Parent shall cause the Surviving Company and the Surviving Partnership to, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each indemnified person against all indemnified liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the merger agreement (whether asserted or claimed prior to, at or after the merger effective time).

The parties have agreed not to terminate or modify the obligations described above regarding indemnification of directors, officers and fiduciaries under benefit plans in such a manner as to adversely affect such indemnified persons, and such obligations must be assumed by any successor entity to the Surviving Company as a result of any consolidation, merger, dissolution or transfer of all or substantially all of its properties and assets.

The merger agreement also requires that Parent cause the Surviving Company to maintain our directors’ and officers’ liability insurance policies in effect on the date of the merger agreement for at least six years after the closing of the mergers (or substitute policies with at least the same coverage and amounts as our existing policies, and subject to certain other restrictions set forth in the merger agreement). This requirement is subject to a maximum cost of 300% of our current annual premium paid for such insurance (which we refer to as the maximum cost). If the cost to maintain or procure such insurance coverage exceeds the maximum cost, Parent will cause the Surviving Company to maintain or procure for such six-year period as much coverage as can be reasonably obtained for the maximum cost. Additionally, the Surviving Company and the Surviving Partnership shall provide to the indemnified persons the same rights to exculpation, indemnification and advancement of expenses that are provided to the indemnified persons under our and our subsidiaries’ organizational documents in effect as of the date of the merger agreement, and the Surviving Company and the Surviving Partnership shall assume the contractual indemnification rights with any of our or our subsidiaries’ current or former directors, officers or employees pursuant to specified agreements in effect as of the date of the merger agreement.

Quantification of Payments and Benefits

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation which each of our “named executive officers” may receive that is based on or that otherwise relates to the mergers. This compensation is referred to as “golden parachute” compensation in Item 402(t) of Regulation S-K. This compensation payable to our named executive officers is subject to a non-binding advisory vote of our common stockholders as described above under the heading “Proposal 2: Proposal to Approve the Merger-Related Compensation.” For additional details regarding the terms of the payments quantified below, see “— Interests of Our Directors and Executive Officers in the Mergers” above. Note that while Messrs. Griffin and McDevitt are included in the table below as required by Item 402(t) of Regulation S-K, they no longer serve as executive officers of the Company.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below. The actual value to be received by our named executive officers may be greater or less than the amounts presented below. For purposes of calculating such amounts, we have assumed, among other things:

•	November 10, 2015 as the closing date of the mergers;

•	per share merger consideration of $23.75 per share (disregarding the additional consideration payable if the mergers are completed after January 1, 2016); and

•

the termination of our named executive officers’ employment by us without “cause” or by the executive for “good reason” (each as defined in the applicable change in control and severance agreement) immediately following the closing of the mergers.

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“Golden Parachute” Compensation

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Total ($)
Alan D. Gold	$8,684,832	$12,930,973	—	$79,349	$21,695,154
R. Kent Griffin, Jr.(5)	—	$3,778,483	—	—	$3,778,483
Gary A. Kreitzer	$550,000	$1,156,958	—	$15,000	$1,721,958
Greg N. Lubushkin	$2,755,293	$2,911,513	$1,547,715	$24,702	$7,239,223
Matthew G. McDevitt(6)	—	$3,635,935	—	—	$3,635,935

(1)

With respect to Messrs. Gold and Lubushkin, this figure represents the sum of (a) the cash severance payment, and (b) the executive’s 2015 bonus amount (as described below). With respect to Mr. Kreitzer, this figure represents the cash severance payment, as Mr. Kreitzer is not eligible to receive a 2015 bonus. This figure does not include the value of any restricted cash awards, as described above, that may be granted to the named executive officers.

The cash severance payment, as further described above under “— Interests of Our Directors and Executive Officers in the Mergers — Change in Control and Severance Agreements,” is an amount equal to the sum of the executive’s then-current annual base salary plus average bonus over the prior three years (or such lesser number of years that the executive has been employed by us), multiplied by (a) three, for Messrs. Gold and Kreitzer, or (b) two, for Mr. Lubushkin. The calculations in the table are based on Messrs. Gold’s, Kreitzer’s and Lubushkin’s annual base salaries as of November 10, 2015 ($760,000 for Mr. Gold, $180,000 for Mr. Kreitzer and $420,000 for Mr. Lubushkin) and each executive’s average bonus for the three-year period (or such lesser period that the executive has been employed by us) ended December 31, 2014 ($1,724,544 for Mr. Gold, $3,333 for Mr. Kreitzer and $705,647 for Mr. Lubushkin). The severance payment would be paid in a lump sum within ten days of the date that the executive’s general release of claims becomes non-revocable. The cash severance payments are “double trigger” benefits and subject to the executive’s execution and non-revocation of a general release of claims, as well as compliance with confidentiality and non-solicitation covenants.

The executive’s 2015 bonus amount, as further described above under “— Interests of Our Directors and Executive Officers in the Mergers — Payment of Bonuses,” is an amount equal to the executive’s annual bonus for 2015, payable to the executive within 15 days following the merger effective time if the merger effective time occurs prior to the date on which we pay annual bonuses for the 2015 performance year. The calculations in the table assume that quantitative performance will be achieved at target performance levels, while qualitative performance will be achieved at maximum performance levels. Based on these calculations, Mr. Gold’s 2015 bonus amount is assumed to be equal to $1,231,200 and Mr. Lubushkin’s 2015 bonus amount is assumed to be equal to $504,000. The bonus payments are a “single trigger” benefit, meaning they will be realized whether or not the executive continues to be employed by the Surviving Company.

(2)

Represents the value of the accelerated vesting of restricted stock awards and performance units (assuming “target” performance), as applicable, for each named executive officer. See “— Interests of Our Directors and Executive Officers in the Mergers — Restricted Stock Awards” and “— Interests of Our Directors and Executive Officers in the Mergers — Performance Units” above for more information.

Additionally, with respect to Messrs. Gold, Griffin, Kreitzer and McDevitt, estimated amounts in this column include consideration payable with respect to LTIP Units issued and outstanding immediately prior to the partnership merger effective time which have not yet reached an “LTIP equalization date” under the partnership agreement of the Partnership and which will automatically be converted into, and canceled in exchange for, the right to receive an amount in cash equal to the merger consideration of $23.75 (not including the additional consideration payable if the mergers are completed after January 1, 2016). Alternatively, in lieu of the merger consideration, Messrs. Gold, Griffin, Kreitzer and McDevitt will be offered the opportunity, subject to certain conditions, to elect to convert all or a portion of such LTIP Units into Series B preferred units on a one-for-one basis. See “The Merger Agreement — Treatment of Interests in the Partnership — OP Units” above for more information.

Estimated amounts included in this column are a “single trigger” benefit.

(3)

Represents deferred compensation payable to Mr. Lubushkin upon the closing of the mergers pursuant to the terms of our 2012 nonqualified deferred compensation plan and the executive’s respective deferral election. The Company may elect to terminate the plan prior to the consummation of the transaction and pay such deferred compensation to Mr. Lubushkin prior to the closing, as permitted by Section 409A of the Code. The deferred compensation payment is a “single trigger” benefit.

(4)

With respect to Messrs. Gold, Kreitzer and Lubushkin, this figure represents the sum of (a) the amount needed to pay for health benefits for the executive and his eligible family members for 18 months following the executive’s termination of employment at the same level as in effect immediately preceding his termination of employment (although Messrs. Kreitzer and Lubushkin do not currently receive employee health benefits from the Company and therefore no amount has been included for them in this category), (b) up to $15,000 worth of outplacement services at our expense, in each case, provided pursuant to the executive’s change in control and severance agreement, and (c) an amount equal to the premiums for long-term disability insurance and life insurance for 12 months at the same level as in effect immediately preceding the executive’s termination, which would be paid in a lump sum within ten days of the date that the executive’s general release of claims becomes non-revocable. The health insurance, long-term disability insurance and life insurance benefits amounts were determined using the premiums in effect as of November 10, 2015. Estimated amounts included in this columns are “double trigger” benefits and subject to the executive’s execution and non-revocation of a general release of claims.

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The following table quantifies each separate form of compensation included in the aggregate total reported in the column.

Name	Health Benefits ($)	Long-Term Disability and Life Insurance Benefits ($)	Outplacement Benefits ($)
Alan D. Gold	$38,814	$25,535	$15,000
R. Kent Griffin, Jr.	—	—	—
Gary A. Kreitzer	—	—	$15,000
Greg N. Lubushkin	—	$9,702	$15,000
Matthew G. McDevitt	—	—	—

(5)	In February 2015, Mr. Griffin ceased employment as President and Chief Operating Officer of the Company.

(6)	In December 2014, Mr. McDevitt ceased employment as Executive Vice President, Real Estate of the Company.

Regulatory Matters

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of either the merger or the partnership merger, other than the acceptance for record of the articles of merger with respect to each of the merger and the partnership merger by the State Department of Assessments and Taxation of Maryland, and the filing of the certificate of merger with respect to the merger with the Secretary of State of the State of Delaware.

Litigation Relating to the Mergers

Following announcement of the merger agreement, four purported class actions related to the merger agreement, Noon v. BioMed Realty Trust, Inc., et al., No. 24-C-15-005174, Lipovich v. Gold, et al., No. 24-C-15-005173, Schwartz v. BioMed Realty Trust, Inc., et al., No. 24-C-15-005477, and Williams v. BioMed Realty Trust, Inc., et al., which will be consolidated with the other three actions as In Re BioMed Realty Trust, Inc. Shareholder Litigation, No. 24-C-15-00517, were filed in the Circuit Court of Maryland for Baltimore City, against the Company, the Partnership, Parent, Merger Sub I, Merger Sub II, the Sponsor, and the members of our board of directors, alleging, among other things, that our directors breached their fiduciary duties in connection with the merger agreement (including, but not limited to, various alleged breaches of duties of good faith, loyalty, due care and candor). The Lipovich complaint also names The Blackstone Group L.P. as a defendant. The lawsuits allege that our directors failed to take appropriate steps to maximize stockholder value, and claim that the merger agreement contains several deal protection provisions that are unnecessarily preclusive. The lawsuits further allege that the Company, the Partnership, Parent, Merger Sub I, Merger Sub II, the Sponsor, and, in the case of the Lipovich complaint, The Blackstone Group L.P., aided and abetted the purported breaches of fiduciary duties. The lawsuits seek a variety of equitable and injunctive relief, including enjoining defendants from completing the proposed merger transaction, rescission of any consummated transaction, attorneys’ fees and expenses, and, in the case of the Noon and Williams complaints, unspecified damages. We believe these lawsuits are wholly without merit, and we intend to vigorously defend against them.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the merger to holders of our common stock whose shares are surrendered in the merger in exchange for the right to receive the merger consideration as described herein. This summary is based on current law, is for general information only and is not tax advice. This summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or to different interpretations, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment or the tax treatment of the merger, and the statements in this proxy statement are not binding on the IRS or any court. We can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

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This summary assumes that shares of our common stock are held as capital assets within the meaning of Section 1221 of the Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules and does not address the tax consequences of the merger to holders of restricted stock awards, earned units or OP Units. In addition, this summary does not address the tax treatment of special classes of holders of our common stock, including, for example:

•	banks and other financial institutions;

•	insurance companies;

•	regulated investment companies;

•	REITs;

•	tax-exempt entities or persons holding our common stock in a tax-deferred or tax advantaged account;

•	mutual funds;

•	subchapter S corporations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons whose functional currency is not the U.S. dollar;

•	persons holding shares of our common stock as part of a hedge or conversion transaction or as part of a “straddle” or a constructive sale;

•	U.S. expatriates;

•	persons subject to the alternative minimum tax;

•	holders who acquired shares of our common stock as compensation;

•	holders that are properly classified as a partnership or otherwise as a pass-through entity under the Code;

•	non-U.S. holders, as defined below, that hold, or at any time have held, more than 5% of any class of our stock (except to the extent specifically set forth below); and

•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax.

If any entity that is treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for U.S. federal income tax purposes and that entity is holding our common stock, you should consult your tax advisors. Moreover, each holder should consult its tax advisors regarding the U.S. federal income tax consequences to it of the merger in light of its own particular situation, as well as any consequences of the merger to such holder arising under the laws of any other taxing jurisdiction.

For purposes of this section, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state or political subdivision thereof;

•

a trust (1) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (as defined under the Code) have the authority to control all substantial decisions, or (2) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this section, a “non-U.S. holder” means a beneficial owner of shares of our common stock that is not a U.S. holder or an entity treated as a partnership for U.S. federal income tax purposes.

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Consequences to Us of the Merger

For U.S. federal income tax purposes, we will treat the merger as if we had sold all of our assets to Merger Sub I in exchange for the merger consideration and then made a liquidating distribution of the merger consideration to our stockholders in exchange for their shares of our common stock. Because as a REIT we are entitled to receive a deduction for liquidating distributions and we anticipate that our deemed liquidating distribution will exceed our taxable income recognized as a result of the merger, we anticipate that we will not be subject to U.S. federal income tax on any gain recognized in connection with the merger and the other transactions contemplated by the merger agreement.

Consequences of the Merger to U.S. Holders of our Common Stock

General. The receipt of cash by U.S. holders in exchange for their stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes (and also may be a taxable transaction under applicable state, local and foreign income and other tax laws). In general, a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes equal to the difference between:

•	the amount of cash received in exchange for our common stock; and

•	the U.S. holder’s adjusted tax basis in our common stock.

Gain or loss will be calculated separately for each block of shares of stock, with a block consisting of shares acquired at the same cost in a single transaction. This gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the merger the stock has been held for more than one year. An individual U.S. holder will be subject to tax on net capital gain at a maximum U.S. federal income tax rate of 20%. Additionally, a 3.8% Medicare unearned contribution tax will apply to any gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels. Capital gains of corporate U.S. holders generally are taxable at the regular tax rates applicable to corporations. The deductibility of a capital loss recognized in the exchange is subject to limitations under the Code. In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Special Rule for U.S. Holders Who Have Held our Common Stock Less than Six Months. A U.S. holder who has held our common stock for less than six months at the time of the merger, taking into account the holding period rules of Section 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of our common stock in the merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from us, or such holder’s share of any designated retained capital gains, with respect to such stock.

Consequences of the Merger to Non-U.S. Holders of our Common Stock

General. The U.S. federal income tax consequences of the merger to a non-U.S. holder will depend on various factors, including whether the receipt of the merger consideration is treated as a distribution from us to our stockholders that is attributable to gain from the sale of “United States real property interests.” The IRS announced in Notice 2007-55 that it intends to (1) take the position that under current law a non-U.S. holder’s receipt of a liquidating distribution from a REIT (including the receipt of cash in exchange for Company stock in the merger, which will be treated as a deemed liquidation for U.S. federal income tax purposes) is generally subject to tax under FIRPTA as a distribution to the extent attributable to gain from the sale of United States real property interests, and (2) issue regulations that will be effective for transactions occurring on or after June 13, 2007, clarifying this treatment. Although legislation effectively overriding Notice 2007-55 has previously been proposed, it is not possible to say if or when any such legislation will be enacted. As a result, the following paragraphs provide alternative discussions of the tax consequences that would arise to the extent the tax treatment set forth in Notice 2007-55 does or does not apply. Notwithstanding the discussion in the following paragraphs, we intend to take the position that the cash received in exchange for our common stock will be subject to tax in accordance with Notice 2007-55 as described in more detail below. In general, the provisions governing the taxation of distributions by REITs can be less favorable to non-U.S. holders than the taxation of sales or exchanges of REIT stock by non-U.S. holders, and non-U.S. holders should consult their tax advisors regarding the application of these provisions.

Distribution of Gain from the Disposition of U.S. Real Property Interests. To the extent the tax treatment set forth in Notice 2007-55 applies, and to the extent cash received by non-U.S. holders in the merger is attributable to

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gain from the deemed sale of our United States real property interests (which we expect to be a substantial portion of such cash), then such amount will be treated as income effectively connected with a United States trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis. A corporate non-U.S. holder will also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty). In addition, 35% (or 20% to the extent provided in Treasury Regulations) of any such amounts paid to a non-U.S. holder will be withheld and remitted to the IRS. Notwithstanding the foregoing, to the extent the tax treatment set forth in Notice 2007-55 does not apply, or if a non-U.S. holder has not owned more than 5% of our common stock at any time during the one-year period ending on the date of the merger and our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States, the 35% withholding tax described above would not apply, and such non-U.S. holder would instead be subject to the rules described below under “— Taxable Sale of our Common Stock.” We believe that our common stock is regularly traded on an established securities market in the United States as of the date of this proxy statement.

Taxable Sale of our Common Stock. Subject to the discussion of backup withholding below and of distribution of gain from the disposition of United States real property interests above, if the merger is treated as a taxable sale of our common stock, a non-U.S. holder should not be subject to U.S. federal income taxation on any gain or loss from the merger unless: (1) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; (2) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the merger and certain other requirements are met; or (3) such shares of stock constitute a “United States real property interest” under FIRPTA.

A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain described in clause (1) of the previous paragraph.

A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of the merger and who meets certain other requirements will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by United States source capital losses. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.

If a non-U.S. holder’s stock constitutes a United States real property interest under FIRPTA, any gain recognized by such holder in the merger will treated as income effectively connected with a United States trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder. A non-U.S. holder’s shares of common stock generally will not constitute a U.S. real property interest if either (1) we are a “domestically controlled qualified investment entity” at the merger effective time, or (2) both (a) that class of our stock is regularly traded on an established securities market at the date of the merger and (b) the non-U.S. holder holds 5% or less of the total fair market value of that class of stock at all times during the shorter of (x) the five-year period ending with the effective date of the merger and (y) the non-U.S. holder’s holding period for the stock. As discussed above, we believe that our common stock is regularly traded on an established securities market as of the date of this proxy statement. A “qualified investment entity” includes a REIT. Assuming we qualify as a REIT, we will be a “domestically controlled qualified investment entity” at the merger effective time if non-U.S. holders held directly or indirectly less than 50% in value of our common stock at all times during the five-year period ending with the merger effective time. While we believe that we currently are a domestically controlled REIT, no assurances can be given that the actual ownership of our stock has been or will be sufficient for us to qualify as a “domestically controlled qualified investment entity” at the merger effective time.

Income Tax Treaties. If a non-U.S. holder is eligible for treaty benefits under an income tax treaty with the United States, the non-U.S. holder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. holders should consult their tax advisors regarding possible relief under an applicable income tax treaty.

U.S. Withholding Tax. As described above, it is unclear whether the receipt of the merger consideration by a non-U.S. holder will be treated as a sale or exchange of our common stock or as a distribution from us that is attributable to gain from the deemed sale of our United States real property interests in the mergers. Accordingly,

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we intend to withhold U.S. federal income tax at a rate of 35% (or 20% to the extent provided in applicable Treasury Regulations) from the portion of the merger consideration that is, or is treated as, attributable to gain from the sale of United States real property interests and paid to a non-U.S. holder unless such holder qualifies for the 5% exception described above. If a non-U.S. holder holds its stock through a nominee, that nominee may take a contrary position and conclude that withholding applies to the merger consideration payable to such non-U.S. holder.

A non-U.S. holder may be entitled to a refund or credit against the holder’s U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisors regarding withholding tax considerations.

Information Reporting and Backup Withholding

Backup withholding, currently at a rate of 28%, and information reporting may apply to the cash received pursuant to the exchange of our common stock in the merger. Backup withholding will not apply, however, to a holder who:

•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;

•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or

•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (such Sections commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. The application of FATCA to the payment of the merger consideration made to a non-U.S. holder with respect to our common stock pursuant to the merger is not entirely clear. We urge you to consult your tax advisor regarding FATCA and the application of these rules to such payment.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act.

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THE MERGER AGREEMENT

The following summarizes the material provisions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Exhibit A and which we incorporate by reference into this proxy statement. We recommend that you read the merger agreement attached to this proxy statement as Exhibit A carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The merger agreement contains representations and warranties made by, and to, us, the Partnership, Parent, Merger Sub I and Merger Sub II. These representations and warranties, which are set forth in the copy of the merger agreement attached to this proxy statement as Exhibit A, were made for the purposes of negotiating and entering into the merger agreement between the parties, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. In addition, these representations and warranties may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the merger agreement, were made as of specified dates, and may be subject to standards of materiality different from what may be viewed as material to our stockholders. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. You should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or its affiliates.

As used in the summary of the material terms of the merger agreement below and elsewhere in this proxy statement, unless the context requires otherwise, references to our “subsidiaries” do not include certain joint venture entities in which we, directly or indirectly through our subsidiaries, own interests.

Structure

The Partnership Merger

At the partnership merger effective time, Merger Sub II will be merged with and into the Partnership, the separate existence of Merger Sub II will cease, and the Partnership will be the surviving partnership in the partnership merger. At the partnership merger effective time, all the properties, rights, privileges, powers and franchises of the Partnership and Merger Sub II will vest in the Surviving Partnership, and all debts, liabilities, duties and obligations of the Partnership and Merger Sub II will become the debts, liabilities, duties and obligations of the Surviving Partnership.

The Merger

At the merger effective time, the Company will be merged with and into Merger Sub I, the separate corporate existence of the Company will cease and Merger Sub I will be the surviving company in the merger, such that following the merger, Parent will be the sole limited partner of the Surviving Company and BRE Edison LLC, a wholly owned subsidiary of Parent, will be the sole general partner of the Surviving Company. At the merger effective time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub I will vest in the Surviving Company, and all debts, liabilities, duties and obligations of the Company and Merger Sub I will become the debts, liabilities, duties and obligations of the Surviving Company. Following the completion of the merger, our common stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act.

Effective Times; Closing Date

On the closing date, the Partnership and Merger Sub II shall file articles of merger with the State Department of Assessments and Taxation of Maryland. The partnership merger will become effective at such time as the articles of merger with respect to the partnership merger have been accepted for record by the State Department of Assessments and Taxation of Maryland or on such other date and time (not to exceed five business days after the

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date the partnership merger articles of merger are accepted for record by the State Department of Assessments and Taxation of Maryland) as may be agreed to by us and Parent and specified in the partnership merger articles of merger.

Immediately following the partnership merger effective time, Merger Sub I and the Company will file articles of merger with the State Department of Assessments and Taxation of Maryland and file a certificate of merger with the Secretary of State of the State of Delaware. The merger will become effective upon the later of the acceptance for record of the merger articles of merger by the State Department of Assessments and Taxation of Maryland, the filing of the certificate of merger with the Secretary of State of the State of Delaware, or on such other date and time (not to exceed five business days after the date the merger articles of merger are accepted for record by the State Department of Assessments and Taxation of Maryland) as may be agreed to by us and Parent and specified in the merger articles of merger and certificate of merger.

Unless otherwise agreed in writing by the parties to the merger agreement, the partnership merger effective time and the merger effective time will occur on the closing date.

The closing of the mergers will take place on the third business day after satisfaction or waiver of the conditions to the mergers described under “— Conditions to the Mergers” (other than those conditions that by their nature are to be satisfied or waived at the closing of the mergers, but subject to the satisfaction or waiver of such conditions) or at such other date as mutually agreed to by the parties to the merger agreement. In this proxy statement, we refer to the date on which the closing of the mergers occurs as the closing date.

Organizational Documents

The certificate of limited partnership and the limited partnership agreement of Merger Sub I, as in effect immediately prior to the merger effective time, will be the certificate of limited partnership and the limited partnership agreement, respectively, of the Surviving Company, until further amended in accordance with its terms or applicable law. The certificate of limited partnership of the Partnership, as amended, will be the certificate of limited partnership of the Surviving Partnership until amended on the closing date following the merger effective time in accordance with its terms and applicable law. The fourth amended and restated agreement of limited partnership of the Partnership, as further amended prior to the closing date as required by the merger agreement, will be the limited partnership agreement of the Surviving Partnership until further amended in accordance with its terms and applicable law.

Directors and Officers; General Partner and Limited Partners

Immediately following the partnership merger effective time and prior to the merger effective time, we will be the sole general partner of the Surviving Partnership. In the event that any of the Partnership’s OP Unit holders elect to convert all or a portion of such holders’ OP Units into Series B preferred units, such holders of newly issued Series B preferred units will be the limited partners of the Surviving Partnership immediately following the partnership merger effective time. If no holders of the Partnership’s OP Units elect to convert any OP Units into Series B preferred units, a direct or indirect wholly owned subsidiary of Merger Sub I (designated by Parent prior to the partnership merger effective time) will be the limited partner of the Surviving Partnership immediately following the partnership merger effective time.

Following the merger effective time, the Surviving Company will be the sole general partner of the Surviving Partnership, and BRE Edison LLC will be the sole general partner of the Surviving Company. The officers of the Company immediately prior to the merger effective time will be the initial officers of the Surviving Company from and after the merger effective time.

Treatment of Common Stock, Restricted Stock Awards and Performance Units

Common Stock

At the merger effective time, each share of our common stock (other than any shares of our common stock owned by (1) Parent, Merger Sub I or any of their respective subsidiaries, which will automatically be canceled and retired and will cease to exist with no consideration being delivered in exchange therefor and (2) any of our direct or indirect subsidiaries, which will automatically be converted into one unit of limited partnership interest of the

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Surviving Company) issued and outstanding immediately prior to the merger effective time will automatically be converted into the right to receive an amount in cash equal to $23.75, plus, if the mergers are consummated after January 1, 2016, a per diem amount of approximately $0.003 in cash for each day from and after such date until (but not including) the closing date, without interest (we refer to such amount as the merger consideration), less any applicable withholding taxes. If we declare a distribution reasonably necessary to maintain our status as a REIT under the Code or to avoid the payment of income or excise tax as permitted under the merger agreement, the merger consideration will be decreased by an amount equal to the per share amount of such distribution.

Restricted Stock Awards

Effective immediately prior to the merger effective time, each restricted stock award that is outstanding immediately prior to the merger effective time will automatically become fully vested and non-forfeitable, and all shares of our common stock represented thereby will be considered outstanding for all purposes of the merger agreement and subject to the right to receive the merger consideration, less any applicable income and employment taxes.

Performance Units

Immediately prior to the merger effective time, each outstanding performance unit will automatically become earned and vested with respect to that number of shares of our common stock subject to such performance unit, determined based on the achievement of the applicable performance goals set forth in the award agreement governing such performance unit, as measured from the beginning of the applicable performance period through the merger effective time (we refer to each such earned and vested performance unit as an earned unit). At the merger effective time, each earned unit will be canceled and, in exchange therefor, Parent shall cause the Surviving Company to pay to each former holder of any such canceled earned unit within five days following the merger effective time (or at such later time as necessary to avoid a violation and/or adverse tax consequences under Section 409A of the Code) an amount in cash equal to the merger consideration, without interest and less any applicable income and employment withholding taxes. Each performance unit that does not become an earned unit will be terminated without consideration immediately prior to the merger effective time.

Treatment of Interests in the Partnership

Limited Partner Interests

In connection with the partnership merger, each OP Unit issued and outstanding immediately prior to the partnership merger effective time (other than OP Units owned by the Company, which OP Units will be unaffected by the partnership merger and will remain outstanding as partnership units of the Surviving Partnership held by the Company, and other than OP Units owned by Parent, Merger Sub II or any of their respective subsidiaries, which will automatically be canceled and retired and will cease to exist with no consideration being delivered in exchange therefor) will automatically be converted into, and canceled in exchange for, the right to receive an amount in cash equal to $23.75, plus, if the mergers are consummated after January 1, 2016, a per diem amount of approximately $0.003 in cash for each day from and after such date until (but not including) the closing date, without interest and less any applicable withholding taxes. As discussed above, if we declare a distribution reasonably necessary to maintain our status as a REIT under the Code, or to avoid the payment of income or excise tax as permitted under the merger agreement, the merger consideration will be decreased by an amount equal to the per share amount of such distribution.

Alternatively, in lieu of the merger consideration, each holder of OP Units will be offered the opportunity to elect to convert all or a portion of such holder’s OP Units into Series B preferred units on a one-for-one basis, without interest, if such holder meets certain specified conditions. Eligible holders of OP Units will only be entitled to elect to convert their OP Units into Series B preferred units in the Surviving Partnership if they (1) make a valid and timely election to receive Series B preferred units pursuant to election materials that will be separately sent to such holders, (2) are “accredited investors” as defined under the U.S. securities laws and not “benefit plan investors” within the meaning of ERISA or other plan, account or arrangement (or entity whose assets constitute the assets of a

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plan, account or arrangement) that is subject to any laws or regulations that are similar to the fiduciary responsibility or prohibited transactions provisions of ERISA or the Code and (3) agree to be bound by the terms of a new limited partnership agreement of the Surviving Partnership. In addition, the issuance of such Series B preferred units must also be exempt from registration under the Securities Act and applicable state and foreign securities laws, in order for holder to elect to receive such Series B preferred units in the Surviving Partnership. As described above under the section captioned “The Mergers — Interests of Our Directors and Executive Officers in the Mergers — OP Units,” certain of our directors and executive officers beneficially own OP Units and will be offered the opportunity to participate in this election. This proxy statement does not constitute any solicitation of consents in respect of the partnership merger, and does not constitute an offer to exchange or convert the OP Units that you may own for or into Series B preferred units in the Surviving Partnership.

In general, Series B preferred units in the Surviving Partnership will have the following terms:

•

each Series B preferred unit will have a stated liquidation preference of $23.75 plus, if the mergers are consummated after January 1, 2016, a per diem amount of approximately $0.003 in cash for each day from and after such date until (but not including) the closing date; distributions of available cash when, as and if made by the Surviving Partnership will be payable on a quarterly basis, in preference to all holders of other classes of partnership interests in the Surviving Partnership, until each holder of Series B preferred units has received a cumulative return of 5.50% per annum on the stated liquidation preference, which we refer to as the preferred return;

•

upon liquidation of the Surviving Partnership, holders of Series B preferred units will be entitled to the liquidation preference plus any accrued but unpaid preferred return prior to any distributions being made on any other partnership interests in the Surviving Partnership;

•

each holder of Series B preferred units will be entitled to receive from the Surviving Partnership quarterly distributions of cash in amounts sufficient to enable such holders to pay, on a quarterly basis, U.S. federal, state and local income taxes arising from the allocations made (or estimated to be made) to such holder, to the extent that distributions otherwise paid to such holders in such quarter and prior quarters in such fiscal year are not sufficient for such holders to pay such taxes; the amount of such distributions will be set forth in a formula in the new limited partnership agreement of the Surviving Partnership; and any such distributions will reduce the amount of any accrued but unpaid distributions in respect of the preferred return;

•

commencing on the earlier of (1) the date the amount of “Total Capital” as reflected in the Surviving Partnership’s unaudited consolidated balance sheet for a calendar quarter is less than $100 million (which we refer to as the Total Capital shortfall event) and (2) December 31, 2016 (or, if earlier, upon the Surviving Partnership becoming a subsidiary of any public REIT or upon the death of a holder of Series B preferred units), any holder of Series B preferred units may require the Surviving Partnership to redeem all or any portion of such holder’s Series B preferred units for cash in an amount per Series B preferred unit equal to the liquidation preference plus any accrued and unpaid preferred return, provided that:

¡

except in the case of a Total Capital shortfall event or the death of a holder of any Series B preferred units, such redemption right will be exercisable once per quarter during the first month of each fiscal quarter of the Surviving Partnership commencing January 2017; and

¡

if the Surviving Company (or its direct or indirect parent) becomes a public REIT, the Surviving Company, as the general partner of the Surviving Partnership, will have the right to amend such redemption provisions to provide the public REIT the option to issue publicly traded stock in such public REIT to any redeeming holder who consents to such substitution with respect to such particular redemption in lieu of cash;

•

commencing on the fifth anniversary of the closing date, the Surviving Partnership will have the right, in its sole discretion, to redeem all or any portion of the Series B preferred units for cash in an amount per Series B preferred unit equal to the liquidation preference plus any accrued and unpaid preferred return (provided, that such right may not be exercised for less than all of the outstanding Series B preferred units if, after the exercise of such right, Series B preferred units with less than $5 million in aggregate liquidation preference would remain outstanding);

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•

holders of Series B preferred units will have no voting rights or other consent rights in the Surviving Partnership, except that, so long as there are at least $5 million in aggregate liquidation preference of Series B preferred units outstanding, holders of at least a majority of the outstanding Series B preferred units, voting as a separate class, must approve certain material and adverse amendments to the provisions of the Surviving Partnership’s partnership agreement applicable to the Series B preferred units; and

•	the Surviving Partnership will provide holders of Series B preferred units with unaudited quarterly and audited annual financial statements.

The existing tax protection agreement to which the Partnership is a party will continue in full force and effect following the partnership merger until the expiration of such agreement in accordance with its terms.

General Partnership Interests

At the partnership merger effective time, each OP Unit outstanding immediately prior to the partnership merger effective time and owned by us will remain outstanding as general partner interests of the Surviving Partnership. Immediately following the merger effective time, by virtue of the merger, Merger Sub I will be the general partner of the Surviving Partnership and will have such rights, duties and obligations as are more fully set forth in the partnership agreement of the Surviving Partnership, as amended and as further amended in accordance with the terms of the merger agreement.

No Further Ownership Rights

At the merger effective time and the partnership merger effective time, as applicable, holders of our common stock and the holders of OP Units in the Partnership, respectively, will cease to be, and will have no rights as, our stockholders or limited partners of the Partnership other than the right to receive the merger consideration, without interest or, in the case of holders of OP Units that elect to convert their OP Units into Series B preferred units, such Series B preferred units. The merger consideration paid and, if applicable, Series B preferred units delivered upon the surrender for exchange of certificates representing shares of common stock or OP Units will be deemed to have been paid or delivered, as the case may be, in full satisfaction of all rights and privileges pertaining to the common stock or OP Units exchanged therefor.

Exchange and Payment Procedures

On or before the partnership merger effective time, Parent will deposit with a paying agent reasonably satisfactory to us, for the benefit of the holders of our common stock and the OP Units (other than LTIP Units), the merger consideration and, if Parent wishes that the paying agent act as exchange agent with respect to the exchange of OP Units for Series B preferred units, the Series B preferred units, less the merger consideration to be paid in respect of the earned units and less any merger consideration and Series B preferred units in the Surviving Partnership to be issued in respect of LTIP Units. As soon as possible after the closing date (but in any event within five business days), the paying agent will mail to each holder of record of a certificate or certificates that, immediately prior to the merger effective time, represented outstanding shares of our common stock or that, immediately prior to the partnership merger effective time, represented applicable OP Units, a letter of transmittal and instructions for use in effecting the surrender of the certificates or applicable OP Units in exchange for the merger consideration or Series B preferred units, as applicable, to which the holder thereof is entitled. The letter of transmittal and instructions will tell you how to surrender your certificates representing shares of our common stock and any applicable OP Units, as applicable, in exchange for the merger consideration or Series B preferred units, as applicable.

Holders of LTIP Units will not receive a letter of transmittal for their LTIP Units from the paying agent. Instead, as soon as possible after the closing date (but in any event within five business days), the Surviving Company will pay to holders of LTIP Units the merger consideration to be paid and any Series B preferred units (if any) to be issued to holders of LTIP Units, less any applicable withholding taxes.

Upon surrender of a certificate that previously represented shares of our common stock or applicable OP Units to the paying agent, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably be required by the paying agent, the holder of

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such certificate will be entitled to receive the merger consideration or Series B preferred units, as applicable, payable in respect of the shares of our common stock or applicable OP Units previously represented by such certificate. The merger consideration may be paid and Series B preferred units may be delivered to a person other than the person in whose name the certificate so surrendered is registered in our and the Partnership’s transfer records, if any such certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such payment pays any transfer or other taxes or establishes to the reasonable satisfaction of Parent that such tax has been paid or is not applicable.

No interest will be paid or will accrue on any cash payable upon surrender of any certificate. The Company, the Surviving Company, the Surviving Partnership or the paying agent, as applicable, will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the merger agreement to any person such amounts as it is required to deduct and withhold with respect to the making of such payment (and, with respect to restricted stock awards, performance units or LTIP Units, the vesting of such restricted stock awards, the vesting and cancellation of such performance units or the treatment of such LTIP Units) under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law, and such amounts deducted or withheld shall be treated as having been paid to the person in respect of which deduction or withholding was made.

On the closing date, the share transfer books of the Company and the unit transfer books of the Partnership will be closed and thereafter there will be no further registration of transfers of shares of our common stock or OP Units.

None of Parent, Merger Sub I, the Surviving Company, the Partnership, Merger Sub II, the Surviving Partnership, the Company or the paying agent, or any employee, officer, trustee, director, agent or affiliate thereof, will be liable to any person in respect of any merger consideration or Series B preferred units delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Any portion of the merger consideration and Series B preferred units which remains undistributed to the holders of the certificates for twelve months after the closing date will be delivered to the Surviving Company, and any holders of our common stock or OP Units prior to the merger effective time or partnership merger effective time, as applicable, who have not theretofore complied with the exchange and payment procedures contained in the merger agreement must look only to the Surviving Company and only as general creditors thereof for payment of the merger consideration or Series B preferred units, as applicable.

If any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed to the reasonable satisfaction of Parent and the paying agent and the taking of such other actions as may be reasonably requested by the paying agent, the paying agent will issue, in exchange for such lost, stolen or destroyed certificate, the merger consideration or Series B preferred units, as applicable, pursuant to the merger agreement.

Debt Tender Offers and Consent Solicitation

The Partnership has agreed, at the request of Parent, to use its commercially reasonable efforts to commence offers to purchase and obtain related consent solicitations, which we refer to as the debt offers, with respect to the following senior notes of the Partnership that are outstanding, on the terms and subject to the conditions as determined by Parent and as are reasonably acceptable to the Company and as will be set forth in the related tender offer and consent solicitation documentation distributed to the holders of such securities:

•	2.625% Senior Notes Due 2019

•	3.85% Senior Notes Due 2016

•	4.25% Senior Notes Due 2022

•	6.125% Senior Notes Due 2020

Approximately $1.3 billion aggregate principal amount of such senior notes were outstanding as of September 30, 2015. The proposed terms of any amendments to such senior notes and the related indentures will be described in the offer and consent solicitation documents.

Assuming the requisite consents are received from the holders of the senior notes with respect to the amendments to the indentures, the amendments will become operative upon acceptance of the senior notes for payment pursuant to the debt offers concurrently with the merger effective time. Assuming that all of the conditions

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to any offers to purchase and consent solicitations are satisfied or waived, concurrently with the merger effective time, the Surviving Partnership at Parent’s direction shall accept for payment and, after the merger effective time, Parent shall cause the Surviving Partnership to promptly pay for the senior notes that have been validly tendered and not validly withdrawn pursuant to the debt offers and, subject to the receipt of the requisite consents, pay for consents validly delivered and not validly revoked prior to the consent date in accordance with the debt offers. If the amendments that are the subject of consent solicitations become operative, senior notes that remain outstanding will be subject to the terms of the applicable indenture as modified by the amendments.

In the event that Parent has requested that the debt offers be commenced and the requisite consents have not been validly delivered (without having been properly withdrawn with respect to any series of senior notes) or Parent has not requested the debt offers be commenced, then, at the written request of Parent, we will reasonably cooperate with Parent in effecting, at the partnership merger effective time, the giving of notices of optional redemption of the senior notes and the satisfaction and discharge of the related indentures or the covenant defeasance of the applicable senior notes issued pursuant thereto (subject to the conditions set forth below). It is a condition to our obligation cooperate with Parent to effect the satisfaction and discharge of the related indentures or the covenant defeasance of the applicable senior notes that Parent shall have provided written notice to us confirming that all of Parent’s conditions set forth in the merger agreement have been satisfied or waived and that Parent, Merger Sub I and Merger Sub II are prepared to proceed immediately with the closing, and Parent also shall concurrently and irrevocably deposit with the applicable trustee under the applicable indenture sufficient funds to effect such satisfaction and discharge or covenant defeasance.

Details with respect to any such offers to purchase and related consent solicitations or redemptions will be set forth in the documents relating to any such transactions. This proxy statement is not an offer to purchase, a solicitation of consents or a notice of redemption, nor the solicitation of an offer to sell securities or to deliver consents.

Representations and Warranties

We and the Partnership, jointly and severally, have made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure schedules delivered in connection therewith. These representations and warranties relate to, among other things:

•

the organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate its properties and assets and to carry on the businesses of each of us, the Partnership and our subsidiaries;

•	our charter and bylaws and the similar organizational documents of the Partnership and our other subsidiaries;

•	the capital structure and indebtedness of, and the absence of restrictions or encumbrances with respect to the equity interests of each of us, the Partnership and our subsidiaries;

•

our and the Partnership’s power and authority to execute and deliver the merger agreement, and, subject to the approval of our common stockholders, to consummate the transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against us and the Partnership;

•

the absence of conflicts with, or violations of, laws or organizational documents and the absence of any consents under, conflicts with or defaults under contracts to which we, the Partnership or any of our subsidiaries is a party, in each case as a result of us executing, delivering and performing under or consummating the transactions contemplated by, the merger agreement;

•	approvals of, filings with, or notices to, governmental entities required in connection with entering into, performing under or consummating the transactions contemplated by, the merger agreement;

•	our and the Partnership’s SEC filings since January 1, 2013 and the financial statements contained in those filings;

•	our internal controls over financial reporting and the disclosure controls and procedures;

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•	the accuracy of the information supplied by us in this proxy statement;

•	the absence of any material adverse effect (as discussed below) and certain other changes and events since December 31, 2014;

•	the absence of liabilities required to be recorded on a balance sheet under GAAP since June 30, 2015;

•

possession of all permits necessary for us and our subsidiaries to own, lease and operate our and our subsidiaries’ properties and assets and to carry on and operate our and our subsidiaries’ businesses as currently conducted, the absence of a failure by us or our subsidiaries to comply with such permits, and the conduct by us and our subsidiaries of our and our subsidiaries’ businesses in compliance with applicable laws;

•	our and our subsidiaries’ compliance with laws, including the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder;

•	the absence of any suit, claim, action, investigation or proceeding against us or our subsidiaries;

•	our and our subsidiaries’ employee benefit plans;

•	labor matters affecting us and our subsidiaries;

•	tax matters affecting us and our subsidiaries;

•	real property owned and leased by us and our subsidiaries; our and our subsidiaries’ ground leases, leases, space leases, development agreements and construction projects and participation agreements;

•	environmental matters affecting us and our subsidiaries;

•	intellectual property used by, owned by or licensed by us and our subsidiaries;

•	our and our subsidiaries’ material contracts and the absence of any breach of or default under the terms of any material contract;

•

the receipt by our board of directors of a fairness opinion from each of Morgan Stanley and Raymond James, each to the effect that, as of the date of such fairness opinions, the merger consideration to be received by the holders of our common stock is fair, from a financial point of view, to such holders;

•

the exemption of the mergers and the merger agreement from the requirements of any moratorium, control share, fair price, affiliate transaction, business combination or other takeover laws and regulations, including in the Maryland General Corporation Law (including the Maryland Business Combination Act and Maryland Control Share Acquisition Act) or the Maryland Revised Uniform Limited Partnership Act;

•

the vote of our common stockholders required in connection with the approval of the merger and the other transactions contemplated by the merger agreement and the approval of us as the general partner of the Partnership;

•	our and our subsidiaries’ insurance policies;

•	our and our subsidiaries’ status under the Investment Company Act of 1940, as amended; and

•	the absence of any broker’s or finder’s fees, other than those payable to our financial advisors, in connection with the transactions contemplated by the merger agreement.

Many of our representations and warranties are qualified by the concept of a “material adverse effect.” Under the terms of the merger agreement, a material adverse effect means any change, event, state of facts or development that has had or would reasonably be expected to have a material adverse effect on (1) the business, financial condition, assets or continuing results of operations of us and our subsidiaries, taken as a whole, or (2) the ability of us or the Partnership to consummate the mergers before April 7, 2016; provided, however, that in the case of clause (1), no change, event, state of facts or development resulting from any of the following shall be deemed to be or taken into account in determining whether there has been or will be, a “material adverse effect”:

•

the entry into or the announcement, pendency or performance of the merger agreement or the transactions contemplated by the merger agreement, including (i) the identity of Parent and its affiliates, (ii) by reason of any communication by Parent or any of its affiliates regarding the plans or intentions of Parent with respect to the conduct of our and our subsidiaries’ business following the merger effective time, (iii) the failure to obtain any third party consent in connection with the transactions contemplated thereby and

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(iv) the impact of any of the foregoing on any relationships with customers, suppliers, vendors, business partners, employees or any other person;

•

any change, event or development in or affecting financial, economic, social or political conditions generally or the securities, credit or financial markets in general, including interest rates or exchange rates, or any changes therein, in the United States or other countries in which we or our subsidiaries conduct operations or any change, event or development generally affecting the commercial life sciences real estate industry;

•

any change in the market price or trading volume of our equity securities or of our or our subsidiaries’ equity or credit ratings or our or our subsidiaries’ ratings outlook by any applicable rating agency; provided, however, that the exception in this bullet shall not prevent the underlying facts giving rise or contributing to such change, if not otherwise excluded from the definition of material adverse effect, from being taken into account in determining whether a material adverse effect has occurred;

•	the suspension of trading in securities generally on the New York Stock Exchange;

•	any adoption, implementation, proposal or change after the date of the merger agreement in any applicable law or GAAP or interpretation of any of the foregoing;

•	any action taken or not taken to which Parent has consented in writing;

•	any action expressly required to be taken by the merger agreement or taken at the request of Parent;

•

the failure of us or our subsidiaries to meet any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period ending on or after the date of the merger agreement; provided, however, that the exception in this bullet shall not prevent the underlying facts giving rise or contributing to such failure, if not otherwise excluded from the definition of material adverse effect, from being taken into account in determining whether a material adverse effect has occurred; and provided, further, that this bullet shall not be construed as implying that we are making any representation or warranty with respect to any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period;

•	the commencement, occurrence, continuation or escalation of any war, armed hostilities or acts of terrorism;

•

any actions or claims made or brought by any of our or our subsidiaries’ current or former stockholders or equityholders (or on their behalf or on behalf of us or our subsidiaries, but in any event only in their capacities as current or former stockholders or equityholders) arising out of the merger agreement or the mergers; or

•

the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity;

provided, that (1) with respect to the exceptions set forth in the second, fifth, ninth and eleventh bullet above, such changes, events, state of facts or developments may be taken into account to the extent they disproportionately adversely affect us and our subsidiaries, taken as a whole, compared to other companies operating in the commercial life sciences real estate industry in the United States and (2) the first and tenth bullets above do not apply to the references to material adverse effect in certain representations and warranties.

The merger agreement also contains customary representations and warranties made, jointly and severally, by Parent, Merger Sub I and Merger Sub II that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	their organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate its properties and assets and to carry on their businesses;

•	their power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against them;

•

the absence of conflicts with, or violations of, laws or organizational or governing documents and the absence of any consents under, conflicts with or defaults under contracts to which they are a party, in each

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case as a result of them executing, delivering and performing under or consummating the transactions contemplated by, the merger agreement;

•	approvals of, filings with, or notices to, governmental entities required in connection with entering into, performing under or consummating the transactions contemplated by, the merger agreement;

•

the absence of any suit, claim, action or proceeding against them which would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by the merger agreement;

•

no broker, finder or investment banker being entitled to any brokerage, finder’s or other fee or commission payable by us in connection with the mergers based upon arrangements made by and on behalf of them;

•	the accuracy of the information supplied by them in this proxy statement;

•	the ownership of Merger Sub I and Merger Sub II and absence of prior conduct of activities or business of Merger Sub I and Merger Sub II;

•

the equity commitment letter made available by Parent to us (including the enforceability thereof) and, assuming that the equity funding is provided in accordance with the equity commitment letter, the accuracy of the representations and warranties under the merger agreement and the performance by us and the Partnership in all material respects of our obligations under the merger agreement, at the closing Parent will have sufficient cash on hand to enable it to consummate the transactions contemplated by the merger agreement, pay the merger consideration, satisfy all of its other obligations under the merger agreement and pay all related out-of-pocket fees and expenses which become due or payable in connection with, or as a result of, the mergers and any repayment or refinancing of indebtedness required in connection therewith;

•	the guaranty executed by the Sponsor;

•

the solvency of the Surviving Company and each of its subsidiaries, including the Surviving Partnership, immediately following the merger effective time and after giving effect to all of the transactions contemplated by the merger agreement; and

•

the absence of any contract with any bank or investment bank or other potential provider of debt or equity financing on an exclusive basis in connection with any transaction involving us or the Partnership (or otherwise on terms that would prohibit such provider from providing or seeking to provide such financing to any third party in connection with a transaction relating to us or our subsidiaries).

The representations and warranties of each of the parties to the merger agreement will expire upon the closing of the mergers.

Conduct of Our Business Pending the Mergers

Under the merger agreement, we have agreed that, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection therewith, between the date of the merger agreement and the earlier of the closing date and the termination of the merger agreement in accordance with its terms (which period we refer to as the interim period), we will, and will cause our subsidiaries to, in all material respects, use commercially reasonable efforts:

•	to carry on our and our subsidiaries’ respective businesses in the usual, regular and ordinary course, consistent with the certain budgets that we have provided to Parent and past practice;

•	to maintain and preserve substantially intact our and our subsidiaries’ current business organizations;

•	to retain the services of our and our subsidiaries’ respective current officers and key employees;

•	to preserve our and our subsidiaries’ goodwill and relationships with tenants and others having business dealings with us and our subsidiaries; and

•

to preserve our and our subsidiaries’ assets and properties in good repair and condition (normal wear and tear excepted) and to perform and complete all budgeted construction projects in accordance with the applicable project timetable, with good workmanship and consistent with past practices.

We have also agreed that during the interim period, subject to certain exceptions set forth in the merger agreement and the disclosure schedules delivered in connection therewith or unless Parent consents in writing

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(which consent may not be unreasonably withheld, delayed or conditioned), we and our subsidiaries will not, among other things:

•	amend our or the Partnership’s organizational documents, or, other than in the ordinary course of business consistent with past practice, our other wholly owned subsidiaries’ organizational documents;

•

authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any stock of any class, partnership interests or any equity equivalents (including any stock options or stock appreciation rights) or any other securities convertible into or exchangeable for any stock, partnership interests or any equity equivalents (including any stock options or stock appreciation rights), except for the issuance or sale of shares of our common stock (1) pursuant to the exercise of certain specified derivative securities outstanding on the date of the merger agreement or (2) issuable upon redemption of units of partnership interest in the Partnership;

•	split, combine or reclassify any shares of our or any of our subsidiaries’ stock, partnership interests or other equity interests;

•

authorize, declare, set aside or pay any dividend or other distribution in respect of our or our subsidiaries’ stock, partnership interests or other equity interests or make any actual, constructive or deemed distribution in respect of any shares of our or our subsidiaries’ stock, partnership interests or other equity interests or otherwise make any payments to equityholders in their capacity as such, except (1) for distributions reasonably necessary to maintain our status as a REIT under the Code or to avoid the payment of income or excise tax, which distributions will result in a reduction of the merger consideration as described under “— Treatment of Common Stock, Restricted Stock Awards and Performance Units — Common Stock,” (2) for the payment of dividends or distributions declared prior to the date of the merger agreement or (3) in transactions between us and any of our wholly owned subsidiaries or solely between our wholly owned subsidiaries;

•

redeem, repurchase or otherwise acquire, directly or indirectly, any of our or our subsidiaries’ securities or any securities of any of our or our subsidiaries’ subsidiaries, except as may be required by our or the Partnership’s organizational documents or pursuant to the terms of any restricted stock agreement or our Company’s 2004 Incentive Award Plan or as may be reasonably necessary for us to maintain our status as a REIT under the Code or avoid the payment of any income or excise tax;

•	enter into any contract with respect to the voting or registration of any capital stock or equity interest of us or our subsidiaries;

•

authorize, recommend, propose or announce an intention to adopt, or effect, or adopt or effect a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•

incur, assume, refinance or guarantee any indebtedness for borrowed money or issue any debt securities, or assume or guarantee any indebtedness for borrowed money of any person, except (1) for borrowings and guarantees under existing loan documents in the ordinary course of business consistent with past practice, (2) in connection with certain allowed acquisitions of any interest in any person or any assets, real property, personal property, equipment, business or other rights (subject to certain requirements, as described below), provided that any indebtedness shall be prepayable at any time without penalty or premium, or (3) indebtedness in an amount not to exceed $300,000,000 in the aggregate and is not secured, directly or indirectly, by any of our real property, provided that any indebtedness shall be prepayable at any time without penalty or premium;

•

prepay, refinance or amend any indebtedness, except for (1) repayments under our existing credit facilities in the ordinary course of business consistent with past practice (specifically excluding the loans secured, directly or indirectly, by any of our real property), and (2) mandatory payments under the terms of any indebtedness in accordance with its terms;

•

make loans, advances or capital contributions to or investments in any person (other than as required by any contract in effect on the date of the merger agreement, specifically excluding capital contributions called or consented to by us or our subsidiaries or as otherwise permitted under the merger agreement);

•	create or suffer to exist any material lien (other than certain permitted liens) on shares of stock, partnership interests or other equity interests of any of our subsidiaries;

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•	enter into, adopt, amend or terminate any company employee benefit plan;

•	enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between us or any of our subsidiaries and one or more of our or our subsidiaries’ directors or executive officers;

•

increase in any manner the compensation or fringe benefits of any employee, officer or director, except for increases or payments in the ordinary course of business consistent with past practice with respect to any non-executive officer;

•

grant to any officer, trustee, director or employee the right to receive any new severance, change of control or termination pay or termination benefits or any increase in the right to receive any severance, change of control or termination pay or termination benefits;

•

enter into any new employment, loan, retention, consulting, indemnification, termination or similar agreement, except in the ordinary course of business consistent with past practice with respect to any non-executive officer;

•

grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or company employee benefit plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock);

•	hire any new employee, other than with respect to employees with salaries or prospective salaries of not more than $200,000;

•	take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or company employee benefit plan;

•

other than in the ordinary course of business, sell, pledge, dispose of, transfer, lease, license or encumber (other than certain permitted liens) any of our or our subsidiaries’ material personal property, equipment or assets (other than as provided in the merger agreement), except pursuant to certain specified existing contracts;

•

sell, transfer, pledge, dispose of, lease, license or encumber any real property (including our real property) other than execution of easements, covenants, rights of way, restrictions and other similar instruments in the ordinary course of business that, individually or in the aggregate, would not reasonably be expected to materially impair the existing use, operation or value of, the property or asset affected by the applicable instrument, except in connection with the incurrence of any indebtedness permitted to be incurred by the Company pursuant to the merger agreement and any execution of space leases permitted by the merger agreement;

•

amend certain specified agreements or waive or release any material rights or claims thereunder, provided that Parent shall be deemed to have given its written consent to such actions (subject to certain specified exceptions) if Parent fails to respond to our written request for approval of any such action within 48 hours of receipt of any such request;

•	make any material change to any accounting principles or accounting practices, except as may be required as a result of a change in law or in GAAP (of which we will promptly notify Parent);

•

acquire any interest in any person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights, other than (1) acquisitions of personal property and equipment in the ordinary course of business consistent with past practice, (2) any other acquisitions of assets or businesses (excluding real property) for consideration that is individually or in the aggregate not in excess of $5,000,000 or (3) in connection with certain specified property acquisitions or dispositions;

•

file any material tax return inconsistent with past practice, or amend any tax return, make or change any tax election, settle or compromise any material tax claim or assessment by any governmental entity, change an annual accounting period, adopt or change any accounting method with respect to taxes, enter into any closing agreement with a taxing authority, surrender any right to claim a refund of a material amount of taxes or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment (except, in each case, unless we reasonably determine, after prior consultation with Parent, that such action is required by law or necessary to preserve our status as a REIT or to preserve the status of any partnership or any of our subsidiaries’ which file tax returns as a partnership for U.S. federal tax purposes);

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•

settle or compromise any claim, suit or proceeding (other than certain specified claims, suits or proceedings), except for (1) settlements or compromises providing solely for payment of amounts less than $2,000,000 individually, or $5,000,000 in the aggregate, or (2) claims, suits or proceedings arising from the ordinary course of our operations involving collection matters or personal injury which are fully covered by adequate insurance (subject to customary deductibles);

•

enter into any agreement or arrangement that limits or otherwise restricts us or any affiliate or successor thereto from engaging or competing in any line of business in which we are currently engaged or currently contemplate to be engaged or in any geographic area;

•	enter into any new line of business;

•

amend or terminate, or waive compliance with the terms of or breaches under, or assign, or renew or extend (except as may be required by the terms thereof) any material contract or enter into any new material contract, agreement or arrangement, provided that Parent shall be deemed to have given its written consent to such actions (subject to certain specified exceptions) if Parent fails to respond to our written request for approval of any such action within 48 hours of receipt of any such request;

•

make, enter into any contract for, or otherwise commit to any capital expenditures or perform any work in connection with budgeted construction projects on, relating to, or adjacent to any of our real property, except for (1) capital expenditures required by law, (2) emergency capital expenditures in any amount that we determine is necessary in our reasonable judgment to maintain our ability to operate our businesses in the ordinary course, (3) capital expenditures with respect to, among other things, budgeted construction projects up to certain specified thresholds, tenant costs for new or, subject to a budget, existing company space leases, budgeted pre-development expenditures in connection with certain pre-development projects, and (4) capital expenditures in any amount not exceeding $5,000,000 in the aggregate for all construction projects, excluding certain capital expenditures listed in the merger agreement;

•

initiate or consent to any material zoning reclassification of any of our real property or any material change to any approved site plan (in each case, that is material to our real property or plan, as applicable), special use permit or other land use entitlement affecting any of our material real property in any material respect;

•	amend, modify or terminate, or authorize any person to amend, modify, terminate or allow to lapse, any material company permit;

•

fail to use commercially reasonable efforts to maintain in full force and effect our or our subsidiaries’ existing insurance policies or to replace our insurance policies with comparable insurance policies covering us and our subsidiaries and our and our subsidiaries’ respective properties, assets and businesses (including real property);

•

enter into, amend or modify any tax protection agreement, or take any action or fail to take any action that would violate or be inconsistent with any tax protection agreement or otherwise give rise to a material liability with respect thereto; and

•	authorize or enter into any contract or arrangement to do any of the actions described in the foregoing bullets.

Stockholders’ Meeting

Under the merger agreement, we are required, as soon as reasonably practicable following the date that this proxy statement is cleared by the SEC for mailing to our common stockholders, to duly call, give notice of, convene and hold a meeting of the holders of our common stock for the purpose of seeking stockholder approval of the merger and the other transactions contemplated by the merger agreement, which we refer to as the special meeting. We are required to (1) through our board of directors, recommend to our common stockholders that they approve the merger and the other transactions contemplated by the merger agreement and (2) use our reasonable best efforts to solicit approval of the merger and the other transactions contemplated by the merger agreement by our common stockholders (including by soliciting proxies from our stockholders), except in each case to the extent that our board of directors has effected an adverse recommendation change, as permitted by and determined in accordance with the provisions described below under “— Restriction on Solicitation of Company Acquisition Proposals.” Unless the merger agreement is terminated in accordance with its terms, we are prohibited from submitting to the vote of our stockholders any company acquisition proposal.

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For purposes of the merger agreement, “company acquisition proposal” means any inquiry, offer or proposal regarding any of the following (other than the mergers) involving any of us, the Partnership or our respective subsidiaries:

•	any merger, consolidation, share exchange, recapitalization, dissolution, liquidation, business combination or other similar transaction involving us or the Partnership;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition, directly or indirectly, by merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise, of 15% or more of the consolidated assets of us, the Partnership and our other subsidiaries, taken as a whole (as determined on a book-value basis (including indebtedness secured solely by such assets)), in a single transaction or series of related transactions;

•

any issue, sale or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) of securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of our voting power or 15% or more of the equity interests or general partner interests in the Partnership;

•

any tender offer or exchange offer for 15% or more of any class of our equity securities or 15% or more of the equity interests or general partner interests in the Partnership or the filing of a registration statement under the Securities Act in connection therewith;

•

any other transaction or series of related transactions pursuant to which any third party proposes to acquire control of our or the Partnership’s and our respective subsidiaries’ assets having a fair market value equal to or greater than 15% of the fair market value of all of our, the Partnership’s and our respective subsidiaries’ assets, taken as a whole, immediately prior to such transaction; or

•	any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

Notwithstanding anything to the contrary contained in the merger agreement, we may adjourn or postpone the special meeting:

•

after consultation with Parent, to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to our stockholders within a reasonable amount of time in advance of a vote on the merger and the other transactions contemplated by the merger agreement; or

•

after consultation with Parent, if additional time is reasonably required to solicit proxies in favor of the approval of the merger and the other transactions contemplated by the merger agreement, provided that, in the case of this second bullet, without the consent of Parent, in no event will the special meeting (as so postponed or adjourned) be held on a date that is more than 30 days after the date for which the special meeting was originally scheduled.

Under the merger agreement, we must call, give notice of, convene and hold the special meeting and mail this proxy statement to our stockholders without regard to an adverse recommendation change, unless the merger agreement has been terminated in accordance with its terms.

Agreement to Take Certain Actions

Subject to the terms and conditions of the merger agreement, each party to the merger agreement has agreed to use its commercially reasonable efforts to consummate the mergers and to cause to be satisfied all conditions precedent to its obligations under the merger agreement, including, consistent with the foregoing,

•

preparing and filing as promptly as practicable with the objective of being in a position to consummate the mergers as promptly as practicable following the date of the special meeting, all documentation to effect all necessary or advisable applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any governmental entity or third party in connection with the transactions contemplated by the merger agreement, including any that are required to be obtained under any federal, state or local law (including filings, if any, required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder) or contract to which we or our subsidiaries are a party or by which any of our or our subsidiaries’ properties or assets are bound;

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•	defending all lawsuits or other legal proceedings against us or our affiliates relating to or challenging the merger agreement or the consummation of the mergers; and

•	effecting all necessary or advisable registrations and other filings required under the Exchange Act or any other federal, state or local law relating to the mergers.

Neither we nor our subsidiaries will be permitted to pay or commit to pay to any non-governmental third party any cash or other consideration, make any commitment or incur any liability or other obligation in connection with obtaining any required consent in connection with the transactions contemplated by the merger agreement from any such non-governmental third party unless Parent has provided its prior written consent. In addition, none of Parent or any of its affiliates will be required to pay or commit to pay to such non-governmental third party whose approval or consent is being solicited in connection with the transactions contemplated by the merger agreement any cash or other consideration, make any commitment or incur any liability or other obligations in connection with obtaining any approval or consent from any such non-governmental third party.

In addition, in the event that we fail to obtain any non-governmental third-party consent, we will use commercially reasonable efforts, and will take such actions as are reasonably requested by Parent, to minimize any adverse effect upon us and Parent and our and their respective affiliates and businesses resulting, or which would reasonably be expected to result, after the partnership merger effective time, from the failure to obtain such non-governmental third-party consent.

Each party to the merger agreement has agreed to keep the other parties reasonably informed regarding any lawsuit or other legal proceeding relating to or challenging the merger agreement or the consummation of the mergers unless doing so would, in the reasonable judgment of such party, jeopardize any of our or our subsidiaries’ privilege with respect thereto. We will promptly advise Parent orally and in writing of the initiation of and any material developments regarding, and will reasonably consult with and permit Parent and its representatives to participate in the defense, negotiations or settlement of, any such lawsuit or other such legal proceeding, and we will give consideration to Parent’s advice with respect to such lawsuit or other such legal proceeding. We will not, and will not permit any of our subsidiaries nor any of our or our subsidiaries’ representatives to, compromise, settle or come to a settlement arrangement regarding any such lawsuit or other legal proceeding or consent thereto unless Parent otherwise consents in writing (which will not be unreasonably withheld or delayed).

Restriction on Solicitation of Company Acquisition Proposals

We have agreed that, from and after the date of the merger agreement, except as permitted by certain exceptions described below, we will, and will cause our subsidiaries and our and our subsidiaries’ officers and directors to, and shall direct our or our subsidiaries’ partners, managers, employees, consultants, advisors (including counsel, accountants, investment bankers, experts, consultants and financial advisors), agents and other representatives to, immediately cease any solicitations, discussions, negotiations or communications with any person that may ongoing with respect to any company acquisition proposal.

We have further agreed that, from the date of the merger agreement until the earlier of the closing date and the termination of the merger agreement in accordance with its terms and subject to the provisions described below, we will not, and we will cause our subsidiaries and our and our subsidiaries’ officers and directors not to, and shall not authorize and shall use commercially reasonable efforts to cause any of our and our subsidiaries’ partners, managers, employees, consultants, advisors (including counsel, accountants, investment bankers, experts, consultants and financial advisors), agents and other representatives not to, directly or indirectly:

•

solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, a company acquisition proposal (which we refer to as an inquiry);

•

engage in any discussions or negotiations regarding, or furnish to any third party any non-public information in connection with, or knowingly facilitate in any way any effort by, any third party in furtherance of any company acquisition proposal or inquiry;

•	approve or recommend a company acquisition proposal;

•	enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange

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agreement, option agreement or other similar definitive agreement providing for or relating to a company acquisition proposal or requiring us or the Partnership to abandon, terminate or fail to consummate the mergers; or

•	propose or agree to do any of the foregoing.

Prior to the approval of the merger and the other transactions contemplated by the merger agreement by our common stockholders and subject to our compliance with the provisions described above under “— Restriction on Solicitation of Company Acquisition Proposals,” if we receive an unsolicited written bona fide company acquisition proposal after the date of the merger agreement by a third party that did not result from a breach of the obligations described above under “— Restriction on Solicitation of Company Acquisition Proposals,” if our board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that such company acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal, we may:

•

furnish non-public information to such third party (and such third party’s representatives) if, prior to furnishing such information, we receive from the third party an executed confidentiality agreement on customary terms no more favorable in any material respect to such persons than our existing confidentiality agreement with Blackstone Real Estate Advisors L.P. and any non-public information concerning us or our subsidiaries that is provided to such third party (or its representatives) shall, to the extent not previously provided to Parent, be provided to Parent as promptly as practicable after providing it to such third party (and in any event within 48 hours thereafter); and

•	engage in discussions or negotiations with such third party (and such third party’s representatives) with respect to the company acquisition proposal.

We will notify Parent promptly (but in no event later than 48 hours) after receipt of any company acquisition proposal or any request for non-public information by any third party that informs us that it is considering making, or has made, a company acquisition proposal, or any inquiry from any person seeking to have discussions or negotiations with us relating to a possible company acquisition proposal. Such notice will be made orally and confirmed in writing, and shall identify the person making such company acquisition proposal or inquiry and shall indicate the material terms and conditions of any company acquisition proposals, inquiries, proposals or offers, to the extent known (including, if applicable, providing copies of any written inquiries, requests, proposals or offers and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the person making such company acquisition proposal, inquiries, proposals or offers). We will also promptly, and in any event within 48 hours, notify Parent, orally and in writing, if we enter into discussions or negotiations concerning any company acquisition proposal or provide nonpublic information to any person, notify Parent of any change to the financial and other material terms and conditions of any company acquisition proposal and otherwise keep Parent reasonably informed of the status and terms of any such proposals, offers, discussions or negotiations on a current basis, including by providing a copy of all proposals, offers, drafts of proposed agreements or correspondence relating thereto. Neither we nor any of our subsidiaries may, after the date of the merger agreement, enter into any confidentiality or similar agreement that would prohibit us from providing such information to Parent.

For purposes of the merger agreement, “superior proposal” means any bona fide written company acquisition proposal (except that each reference to “15%” in the definition of “company acquisition proposal” will be replaced by “50%”) made by a third party on terms that our board or directors determines in good faith, after consultation with outside legal counsel and financial advisors, (1) would result, if consummated, in a transaction that is more favorable to our stockholders (solely in their capacity as such) from a financial point of view than the merger and (2) is reasonably likely to be consummated, after taking into account the financial, legal, regulatory and any other aspects of such proposal, the likelihood and timing of consummation (as compared to the merger) and any changes to the terms of the merger agreement proposed by Parent and any other information provided by Parent.

In addition, the merger agreement provides that we shall not, nor shall we permit any of our subsidiaries to, terminate, waive, amend or modify any provision of any standstill or confidentiality agreement to which we or our subsidiaries is a party, except to allow the applicable party to make a company acquisition proposal to our board of directors. The merger agreement also provides that neither we nor our board of directors will take any actions to exempt any person from the “Aggregate Stock Ownership Limit” or the “Common Stock Ownership Limit” or establish or increase an “Excepted Holder Limit,” as such terms are defined in our charter, unless such actions are

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taken concurrently with the termination of this agreement in accordance with the provisions set forth in the first bullet of the section below entitled “— Termination of the Merger Agreement — Termination by the Company.”

Obligation of the Board of Directors with Respect to Its Recommendation

Except in the circumstances and pursuant to the procedures described below, neither our board of directors nor any committee thereof will:

•

withhold, withdraw, modify or qualify in any manner adverse to Parent (or publicly propose to withhold, withdraw, modify or qualify in a manner adverse to Parent), its recommendation with respect to the merger agreement or the merger;

•	approve, adopt or recommend (or publicly propose to approve, adopt or recommend) any company acquisition proposal;

•	fail to include its recommendation with respect to the merger agreement or the merger in this proxy statement; or

•

approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit us to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement providing for or relating to a company acquisition proposal or requiring us or the Partnership to abandon, terminate or fail to consummate the mergers (other than an acceptable confidentiality agreement).

We refer to any action in the first three bullets above as an “adverse recommendation change.”

Prior to the approval of the merger and the other transactions contemplated by the merger agreement by our common stockholders, our board of directors is permitted to effect an adverse recommendation change:

•

upon the occurrence of an intervening event that our board of directors determines in good faith, after consultation with outside legal counsel, the failure to take such action would reasonably be expected to be inconsistent with our directors’ duties under applicable law, or if our board of directors has received an unsolicited written bona fide company acquisition proposal (and we are not in breach of provisions described above under “— Restriction on Solicitation of Company Acquisition Proposals”) that, in the good faith determination of our board of directors, after consultation with outside legal counsel and financial advisors, constitutes a superior proposal, after having complied with, and giving effect to all of the adjustments to the merger agreement which may be offered by Parent, and such company acquisition proposal is not withdrawn;

•

if we provide prior written notice to Parent of our intention to effect an adverse recommendation change, identifying the person making the superior proposal and describing the material terms and conditions of the superior proposal or intervening event, as applicable, that is the basis for effecting an adverse recommendation change, including, if applicable, copies of any written proposals or offers and any proposed agreements related to a superior proposal (it being agreed that the delivery of such notice will not constitute an adverse recommendation change);

•

if we negotiate with Parent in good faith for a period of three business days following Parent’s receipt of the notice of adverse recommendation change described in the second bullet above to make such adjustments in the terms and conditions of the merger agreement, so that, in the case of a superior proposal, such superior proposal ceases to constitute a superior proposal, or in the case of an intervening event, in order to obviate the need to make such adverse recommendation change; and

•

if our board of directors, following the end of the three business day period after Parent’s receipt of the notice of adverse recommendation change, have determined in good faith, after consultation with outside legal counsel and financial advisors, taking into account any changes to the merger agreement proposed in writing by Parent in response to the notice of adverse recommendation change or otherwise, that (1) the superior proposal giving rise to the notice of adverse recommendation change continues to constitute a superior proposal or (2) in the case of an intervening event, the failure of the board to effect an adverse recommendation change would reasonably be expected to be inconsistent with our directors’ duties under applicable law.

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For purposes of the merger agreement, “intervening event” means a material event, development or change in circumstances with respect to us or our subsidiaries, taken as a whole, that occurred or arose after the date of the merger agreement, which was unknown to, nor reasonably foreseeable by, our board of directors as of or prior to the date of the merger agreement, and becomes known to or by our board of directors prior to the approval of the merger and the other transactions contemplated by the merger agreement by our common stockholders. Notwithstanding the foregoing, none of the following will constitute, or be considered in determining whether there has been, an intervening event:

•	the receipt, existence of or terms of an inquiry or a company acquisition proposal or any matter relating thereto or consequence thereof; and

•

changes in the market price or trading volume of our common stock or the fact that we meet or exceed internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period, provided, however the underlying causes of such change or fact shall not be excluded by this bullet.

Any amendment to the financial terms or any other material amendment of such a superior proposal will require a new notice of change of recommendation, and we will be required to comply again with the requirements described above, except that references to the three business day period above will be deemed to be references to a two business day period following receipt by Parent of any such new notice of change of recommendation.

Nothing contained in the merger agreement will prohibit us or our board of directors from taking and disclosing to our stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any disclosure to our stockholders which, in the good faith judgment of our board of directors, after consultation with outside legal counsel, the failure to make would reasonably be expected to be inconsistent with our directors’ duties under applicable law or is required by applicable law, provided, however, that neither we nor our board of directors will be permitted to recommend that our stockholders tender any securities in connection with any tender offer or exchange offer that is a company acquisition proposal or effect an adverse recommendation change with respect thereto, except as permitted by the provisions described above.

Employee Benefits

From and after the merger effective time, for a period ending on the first anniversary of the merger effective time (or, if shorter, during any applicable period of employment), each of our and our subsidiaries’ employees who is employed immediately prior to the merger effective time and who continues employment with the Surviving Company or any of its subsidiaries following the merger effective time (including, upon their return to active employment, employees who are not actively at work on account of illness, disability or leave of absence), each of which we refer to as a company employee, will be entitled to receive a base salary at a rate that is no less favorable than the rate of base salary provided to such employee immediately prior to the merger effective time and an annual cash bonus opportunity that is no less favorable than the annual cash bonus opportunity provided to such employee immediately prior to the merger effective time, and all such employees, collectively, will be entitled to receive other compensation and benefits (including severance benefits, paid time off and health insurance) that are substantially comparable, in the aggregate, to the other compensation and benefits (excluding equity-based compensation, restricted cash awards and other long-term compensation) provided to such employees, collectively, immediately prior to the merger effective time.

With respect to each benefit plan, program, policy or arrangement maintained by Parent or its subsidiaries (including the Surviving Company and the Surviving Partnership) in which any of the company employees participate, and except to the extent necessary to avoid duplication of benefits, service with us or any of our subsidiaries and any predecessor of us or any of our subsidiaries will be treated as service with Parent or any of its subsidiaries (including the Surviving Company and the Surviving Partnership) for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to benefits including any paid time off and severance plans (but not for accrual of or entitlement to pension benefits, post-employment welfare benefits, special or early retirement programs, window separation programs, or similar plans which may be in effect from time to time), to the extent such service was recognized by us or any of our subsidiaries as of the date of the merger agreement. Unused paid time off credited to our and our subsidiaries’ employees through the merger effective time under our and our subsidiaries’ paid time off policies will be credited by Parent, subject to the same forfeiture conditions and accrual limitations applicable prior to the merger effective time.

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All limitations as to preexisting conditions, exclusions, actively at work requirements, waiting periods or any other restriction that would prevent immediate or full participation of company employees under Parent’s or any of its subsidiaries’ health and welfare plans will be waived by Parent and its subsidiaries (including the Surviving Company and the Surviving Partnership), other than limitations, exclusions, actively at work requirements, waiting periods or other restrictions that are already in effect with respect to such employees and that have not been satisfied as of the closing date under any company employee benefit plan. Additionally, each company employee and his or her dependents will be provided with full credit for any co-payments and deductibles satisfied prior to the closing date for the plan year within which the merger effective time occurs in order to satisfy any applicable deductible or out-of-pocket requirements, and for any lifetime maximums, under any welfare plans that such employees are eligible to participate in after the closing date.

At and after the closing date, Parent will cause the Surviving Company and the Surviving Partnership to honor in accordance with their terms certain specified employment-related agreements.

If the merger effective time occurs prior to the date on which we pay annual bonuses for the 2015 performance year, then within 15 days following the merger effective time, we will pay a bonus to each of our and our subsidiaries’ employees who is otherwise eligible to receive a bonus for 2015. The amount of any such bonus will be calculated in good faith, based on our and such employee’s actual performance through the earlier of December 31, 2015 and the merger effective time with respect to quantitative performance, and assuming maximum performance with respect to qualitative performance.

Financing Cooperation

Subject to applicable law, prior to the closing of the mergers, we will, and will cause our subsidiaries to, and will use commercially reasonable efforts to cause our and our subsidiaries’ representatives to, provide all cooperation reasonably requested in writing by Parent in connection with Parent arranging financing with respect to us, our subsidiaries or our or any of our subsidiaries’ properties (which we refer to as the financing), including using commercially reasonable efforts to:

•

furnish such financial, statistical and other pertinent information and projections relating to us and our subsidiaries as may be reasonably requested by Parent, within our and our subsidiaries’ control and customarily prepared by or for us or our subsidiaries in the ordinary course of business;

•

make our and our subsidiaries’ appropriate officers available at reasonable times for a reasonable number of due diligence meetings and for participation in a reasonable number of meetings, presentations, road shows and sessions with rating agencies and prospective sources of financing;

•

assist Parent and its financing sources with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents necessary, proper or advisable in connection with the financing;

•

reasonably cooperate with the marketing efforts of Parent and its financing sources for any financing to be raised by Parent to complete the mergers and the other transactions contemplated by the merger agreement;

•

provide and execute documents as may be reasonably requested by Parent and reasonably acceptable to us in connection with such financing, including all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, provided that neither we nor our subsidiaries will be required to enter into any agreement related to any financing that is not effective as of or immediately prior to and conditioned on the occurrence of the partnership merger effective time;

•

following the obtainment of the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement, form new direct or indirect subsidiaries pursuant to documentation reasonably satisfactory to Parent and us;

•

following the obtainment of the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement and provided such actions would not adversely affect the tax status of us or any of our subsidiaries or cause us to be subject to additional taxes that are not indemnified by Parent, transfer or otherwise restructure our ownership of existing subsidiaries, properties or other assets, in each case, pursuant to documentation reasonably satisfactory to Parent and us;

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•

provide timely access to diligence materials, appropriate personnel and properties during normal business hours and on reasonable advance notice to allow sources of financing and their representatives to complete all reasonable due diligence;

•	provide assistance with respect to the review and granting of mortgages and security interests in collateral for the financing, and attempting to obtain any consents associated therewith;

•

to the extent reasonably requested by a lender, attempt to obtain estoppels and certificates from tenants, lenders, managers, franchisors, ground lessors and counterparties to reciprocal easement agreements in form and substance reasonably satisfactory to any potential lender;

•

cooperate in connection with the repayment or defeasance of any of our and our subsidiaries’ existing indebtedness as of the partnership merger effective time and the release of related liens, including delivering such payoff, defeasance or similar notices under any of our and our subsidiaries’ existing loans as reasonably requested by Parent;

•	obtain accountants’ comfort letters and consents to the use of accountants’ audit reports relating to us and our subsidiaries; and

•

to the extent reasonably requested by a lender, permit Parent and its representatives to conduct appraisal and environmental and engineering inspections of each real estate property owned and, subject to obtaining required third-party consents with respect thereto (which we will use reasonable efforts to obtain), leased by us or any of our subsidiaries (except that (1) neither Parent nor its representatives will have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, (2) Parent will schedule and coordinate all inspections with us upon reasonable advance notice, and (3) we will be entitled to have representatives present at all times during any such inspection).

Nothing in the merger agreement will, however, require such cooperation to the extent it would unreasonably interfere with our or our subsidiaries’ business or operations or require us to agree to pay any fees, reimburse any expenses, or give any indemnities prior to the partnership merger effective time (except those fees and expenses that we are reimbursed for by Parent).

Pre-Closing Transactions

In addition, the merger agreement provides that Parent may in its sole discretion request that, immediately prior to the closing of the mergers, we (1) convert any of our wholly owned subsidiaries organized as a corporation or limited partnership into a limited liability company on the basis of organizational documents as reasonably requested by Parent, (2) sell or cause to be sold stock, partnership interests or limited liability interests owned, directly or indirectly, by us in any wholly owned subsidiary on terms designated by Parent, or (3) sell or cause to be sold any of our or our wholly owned subsidiaries’ assets on terms designated by Parent, or exercise any right of us or any of our subsidiaries to terminate any contract to which we are or it is a party.

These rights of Parent are limited, however, in that (1) Parent may not require us or any of our subsidiaries to take any action that contravenes any of our or any of our subsidiaries’ organizational documents, material contracts or applicable law, (2) any such actions or transactions would be contingent upon all conditions to the mergers under the merger agreement having been satisfied or waived and our receipt of a written notice from Parent to such effect and that Parent, Merger Sub I and Merger Sub II are prepared to proceed immediately with the closing of the mergers and any other evidence reasonably requested by us that the closing of the mergers will occur, (3) these actions (or the inability to complete them) will not affect or modify the obligations of Parent, Merger Sub I and Merger Sub II under the merger agreement, including the amount of or timing of the payment of the merger consideration, (4) we and our subsidiaries will not be required to take any action that could adversely affect our classification as a REIT within the meaning of the Code or that could subject us to any “prohibited transactions” taxes or certain other material taxes under the Code, and (5) we and our subsidiaries will not be required to take any such action that could result in any U.S. federal, state or local income tax being imposed on the non-managing members of the Partnership. Parent will, promptly upon our request, reimburse us for all reasonable out-of-pocket costs incurred by us or our subsidiaries in connection with our or our subsidiaries’ performance of these obligations.

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Certain Other Covenants

The merger agreement contains certain other covenants of the parties to the merger agreement relating to, among other things:

•	giving Parent and its authorized representatives reasonable access to our and our subsidiaries’ properties, facilities, personnel and books and records;

•	the filing of this proxy statement with the SEC, and cooperation in preparing this proxy statement and in responding to any comments received from the SEC on this proxy statement;

•	actions necessary to exempt the merger agreement and the transactions contemplated by the merger agreement from, or mitigate, the effect of any applicable anti-takeover statutes;

•	delivery of resignation letters of our and our subsidiaries’ directors and officers;

•	the consultation regarding any press releases or other public statements with respect to the merger agreement or the mergers;

•	the indemnification of our and our subsidiaries’ directors and officers;

•	notification of certain matters;

•	certain tax matters;

•	cooperation in connection with the assumption of certain of our and our subsidiaries’ existing indebtedness and the modification of the loan documents relating thereto; and

•

prohibition on our and our subsidiaries’ exercise of any buy/sell, put option, call option, option to purchase, a marketing right, a forced sale, tag or drag right or right of first offer, right of first refusal or right that is similar to any of the foregoing, pursuant to the terms of which we or our subsidiaries, on the one hand, or another person, on the other hand, could be required to purchase or sell the applicable equity interests of any person, any of our real property or any other asset to which such right relates.

Conditions to the Mergers

The obligations of the parties to complete the mergers are subject to the satisfaction or waiver of the following mutual conditions:

•

the merger and the other transactions contemplated by the merger agreement must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock as of the record date for the special meeting;

•

no governmental entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the mergers illegal or otherwise restricting, preventing or prohibiting the consummation of the mergers; and

•

any waiting period (and any extension thereof) applicable to the consummation of the mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, shall have expired or been terminated, and any approvals required thereunder shall have been obtained.

The obligations of Parent, Merger Sub I and Merger Sub II to complete the mergers are further subject to the satisfaction or waiver of the following conditions:

•

our and the Partnership’s representations and warranties must be true and correct (determined without regard to any materiality or material adverse effect qualifications therein) as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty must be true and correct at and as of such date, without regard to any such qualifications therein), except where the failure of such representations and warranties to be true and correct has not had, or would not, individually or in the aggregate, reasonably be expected to have a material adverse effect, except for (1) certain of our and the Partnership’s representations and warranties regarding our, the Partnership’s and our other subsidiaries’ capitalization, which shall be true and correct in all material respects and (2) our and

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the Partnership’s representations and warranties regarding the absence of a material adverse effect, which must be true and correct in all respects;

•

we and the Partnership must have performed and complied, in all material respects, with all of our and its obligations, agreements and covenants required by the merger agreement to be performed or complied with on or prior to the closing date;

•

Parent must have received a tax opinion of our counsel, Latham & Watkins LLP or such other law firm as may be reasonably approved by Parent, dated as of the closing date, concluding (subject to customary assumptions, qualifications and representations, including representations made by us and our subsidiaries) that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for all taxable periods commencing with our taxable year ended December 31, 2004 through and including the merger effective time; and

•

from the date of the merger agreement through the closing date, there must not have occurred a change, event, state of facts or development which has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect.

Our and the Partnership’s obligations to complete the mergers are further subject to the satisfaction or waiver of the following conditions:

•

the representations and warranties of Parent, Merger Sub I and Merger Sub II must be true and correct in all material respects as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty must be true and correct at and as of such date, without regard to any such qualifications therein); and

•

each of Parent, Merger Sub I and Merger Sub II must have performed and complied, in all material respects, with all of their obligations, agreements and covenants required by the merger agreement to be performed or complied with on or prior to the closing date.

Termination of the Merger Agreement

We, Parent and Merger Sub I may mutually agree to terminate and abandon the merger agreement at any time prior to the closing date, even after we have obtained the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement.

Termination by either the Company or Parent

In addition, we, on the one hand, or Parent, on the other hand, may terminate the merger agreement by written notice to the other at any time prior to the closing date, even after we have obtained the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement, if:

•

any governmental entity of competent authority has issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the mergers substantially on the terms contemplated by the merger agreement and such order, decree, ruling or other action has become final and non-appealable, provided, that the right to terminate the merger agreement under this bullet is not available to a party if the issuance of such final, non-appealable order, decree or ruling or taking of such other action was primarily due to the failure of us or the Partnership, in the case of termination by us, or Parent, Merger Sub I or Merger Sub II, in the case of termination by Parent, to perform any of its obligations under the merger agreement;

•

the mergers have not been consummated by April 7, 2016, provided that the right to terminate the merger agreement under this bullet is not available to us, if we or the Partnership, or to Parent, if Parent, Merger Sub I or Merger Sub II, as applicable, have breached in any material respect its obligations under the merger agreement in any manner that has caused or resulted in the failure to consummate the mergers on or before April 7, 2016; or

•

the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement has not been obtained at the duly held special meeting or any adjournment or postponement thereof at which the merger is voted on.

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Termination by the Company

We may also terminate the merger agreement by written notice to Parent at any time prior to the closing date, even after we have obtained the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement, if:

•

prior to obtaining the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement, our board of directors effects an adverse recommendation change in accordance with the requirements described above under “— Obligation of the Board of Directors with Respect to Its Recommendation” in connection with a superior proposal and our board of directors has approved, and concurrently with the termination under the provision described in this bullet, we enter into, a definitive agreement providing for the implementation of a superior proposal, but only if we are not then in breach of our obligations described under “— Restriction on Solicitation of Company Acquisition Proposals,” provided that such termination will not be effective until we have paid the company termination fee (as described below);

•

Parent, Merger Sub I or Merger Sub II has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement such that the closing conditions relating to its representations, warranties, covenants or agreements would be incapable of being satisfied by April 7, 2016, provided that neither we nor the Partnership have breached or failed to perform any of our or its representations, warranties, covenants or other agreements contained in the merger agreement in any material respect; or

•	all of the following requirements are satisfied:

¡

all of the mutual conditions to the parties’ obligations to effect the mergers and the additional conditions to the obligations of Parent, Merger Sub I and Merger Sub II to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the closing of the mergers, provided that such conditions to be satisfied at the closing of the mergers would be satisfied as of the date of the notice referenced in the immediately following bullet if the closing of the mergers were to occur on the date of such notice);

¡

on or after the date the closing of the mergers should have occurred pursuant to the merger agreement, we have delivered written notice to Parent to the effect that all of the mutual conditions to the parties’ obligations to effect the mergers and the additional conditions to the obligations of Parent, Merger Sub I and Merger Sub II to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the closing of the mergers, provided that such conditions to be satisfied at the closing of the mergers would be satisfied as of the date of such notice if the closing of the mergers were to occur on the date of such notice) and we and the Partnership are prepared to consummate the closing of the mergers; and

¡

Parent, Merger Sub I and Merger Sub II fail to consummate the closing of the mergers on or before the third business day after delivery of the notice referenced in the immediately preceding bullet, and we and the Partnership were prepared to consummate the closing of the mergers during such three business day period.

Termination by Parent

Parent may also terminate the merger agreement by written notice to us at any time prior to the closing date, even after we have obtained the requisite vote of our common stockholders to approve the merger and the other transactions contemplated by the merger agreement, if:

•

we or the Partnership have breached or failed to perform any of our or the Partnership’s representations, warranties, covenants or other agreements contained in the merger agreement such that the closing conditions relating to our and the Partnership’s representations, warranties, covenants or agreements would be incapable of being satisfied by April 7, 2016, provided that neither Parent, Merger Sub I nor Merger Sub II has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement in any material respect; or

•

(1) our board of directors has effected, or resolved to effect, an adverse recommendation change, (2) we have failed to publicly recommend against any tender offer or exchange offer subject to Regulation 14D

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under the Exchange Act that constitutes a company acquisition proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s stockholders) within ten business days after the commencement of such tender offer or exchange offer, (3) our board of directors has failed to publicly reaffirm the recommendation of our board of directors to approve the merger and the other transactions contemplated by the merger agreement within ten business days after the date a company acquisition proposal shall have been publicly announced (or if the special meeting is scheduled to be held within ten business days from the date a company acquisition proposal is publicly announced, promptly and in any event prior to the date on which the special meeting is scheduled to be held) or (4) we enter into a letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement providing for or relating to a company acquisition proposal or requiring us or the Partnership to abandon, terminate or fail to consummate the mergers (other than an acceptable confidentiality agreement).

Termination Fees

Termination Fee Payable by the Company

We have agreed to pay a termination fee as directed by Parent of $160 million, which we refer to as the company termination fee, if:

•	Parent terminates the merger agreement pursuant to the provision described in the second bullet under “— Termination of the Merger Agreement — Termination by Parent”;

•	we terminate the merger agreement pursuant to the provision described in the first bullet under “— Termination of the Merger Agreement — Termination by the Company”; or

•	all of the following requirements are satisfied:

•

we or Parent terminate the merger agreement pursuant to the provisions described in the second bullet or the third bullet under “— Termination of the Merger Agreement — Termination by either the Company or Parent” or Parent terminates the merger agreement pursuant to the provision described in the first bullet under “— Termination of the Merger Agreement — Termination by Parent”; and

•

(1) a company acquisition proposal has been received by us or our representatives or any person has publicly proposed or publicly announced an intention (whether or not conditional) to make a company acquisition proposal (and, in the case of a termination pursuant to the provision described in the third bullet under “— Termination of the Merger Agreement — Termination by either the Company or Parent,” such company acquisition proposal was made prior to the special meeting) and (2) within twelve months after a termination referred to in the immediately preceding sub-bullet we enter into a definitive agreement relating to, or consummate, any company acquisition proposal (with, for purposes of this clause (2), the references to “15%” in the definition of “company acquisition proposal” being deemed to be references to “50%”).

Termination Fee Payable by Parent

Parent has agreed to pay to us a termination fee of $460 million, which we refer to as the Parent termination fee, if we terminate the merger agreement pursuant to the provisions described in the second bullet or third bullet under “— Termination of the Merger Agreement — Termination by the Company.”

Guaranty and Remedies

In connection with the merger agreement, the Sponsor entered into a guaranty in our favor to guarantee Parent’s payment obligations with respect to the Parent termination fee and certain expense reimbursement and indemnification obligations of Parent under the merger agreement, subject to the terms and limitations set forth in the guaranty.

The maximum aggregate liability of the Sponsor under the guaranty will not exceed $460 million, plus all reasonable and documented third-party costs and out-of-pocket expenses (including reasonable fees of counsel)

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actually incurred by us relating to any litigation or other proceeding brought by us to enforce our rights under the guaranty, if we prevail in such litigation or proceeding.

We and the Partnership cannot seek specific performance to require Parent, Merger Sub I or Merger Sub II to complete the mergers and, except with respect to enforcing confidentiality provisions, our sole and exclusive remedy against Parent, Merger Sub I or Merger Sub II relating to any breach of the merger agreement or otherwise will be the right to receive the Parent termination fee under the conditions described under “— Termination Fees —Termination Fee Payable by Parent.” Parent, Merger Sub I and Merger Sub II may, however, seek specific performance to require us and the Partnership to complete the mergers.

Amendment and Waiver

The merger agreement may be amended by action taken by the parties at any time before or after our common stockholders have approved the merger and the other transactions contemplated by the merger agreement but, after such approval, no amendment may be made which requires the approval of any such stockholders under applicable law without obtaining such further approvals. The merger agreement also provides that, at any time prior to the closing date, each party may extend the time for the performance of any of the obligations or other acts of the other parties, waive any breaches or inaccuracies in the representations and warranties of the other parties, or waive compliance by the other parties with any of the agreements or conditions contained in the merger agreement.

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MARKET PRICE OF OUR COMMON STOCK

Our common stock has been listed on the NYSE under the symbol “BMR” since August 6, 2004. On                     , 2015, there were approximately             holders of record. Certain shares of our common stock are held in “street” name and accordingly, the number of beneficial owners of such shares is not known or included in the foregoing number. The following table sets forth, for the periods indicated, the high and low prices on the NYSE for our common stock and the dividends we declared per share of common stock with respect to the periods indicated.

	Range				Cash Dividend per Share
Year	High		Low
Fiscal Year Ended December 31, 2013
First Quarter		$22.30		$19.47		$0.235
Second Quarter		$23.13		$18.55		$0.235
Third Quarter		$21.62		$17.90		$0.235
Fourth Quarter		$20.56		$17.97		$0.250
Fiscal Year Ended December 31, 2014
First Quarter		$20.89		$17.98		$0.250
Second Quarter		$22.47		$19.94		$0.250
Third Quarter		$22.62		$19.92		$0.250
Fourth Quarter		$22.03		$19.87		$0.260	*
Fiscal Year Ending December 31, 2015
First Quarter		$25.11		$20.26		$0.260
Second Quarter		$22.93		$19.16		$0.260
Third Quarter		$22.02		$17.94		$0.260
Fourth Quarter (through , 2015)	$		$		$

*	Excludes a special dividend of $0.30 per share of common stock declared during the fourth quarter of 2014 reflecting a return to stockholders of a portion of the proceeds from the sale of a property.

On October 7, 2015, the last trading day prior to the date of the public announcement of the merger agreement, the reported closing price per share for our common stock on the NYSE was $21.59. On                     , 2015, the last trading day before the date of this proxy statement, the reported closing price per share for our common stock on the NYSE was $        . You are encouraged to obtain current market quotations for our common stock.

On September 15, 2015, our board of directors declared a regular quarterly dividend of $0.26 per share of common stock for the quarter ended September 30, 2015, which was paid on October 15, 2015 to stockholders of record at the close of business on September 30, 2015. Under the terms of the merger agreement, we may not declare or pay any other dividends to the holders of our common stock during the term of the merger agreement without the prior written consent of Parent, other than dividends reasonably required to maintain our status as a REIT under the Code or to avoid the payment of income or excise tax (with any such additional required dividend resulting in a corresponding decrease to the merger consideration). However, if the mergers are consummated after January 1, 2016, the merger consideration will be increased by a per diem amount of approximately $0.003 in cash for each day from and after such date until (but not including) the closing date, without interest and less any applicable withholding taxes. Such amount is meant to approximate the daily accrual of our regular quarterly dividend of $0.26 per share of common stock, commencing January 1, 2016.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of November 10, 2015, except as otherwise set forth in the footnotes to the table, the beneficial ownership of shares of our common stock and shares of common stock into which OP Units are redeemable, for (1) each person who is a beneficial owner of 5% or more of our outstanding shares of common stock, (2) each of our named executive officers, (3) each director and (4) executive officers and directors as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the footnotes to the table. The extent to which a person holds OP Units as opposed to shares of common stock is set forth in the footnotes below. Unless otherwise indicated, the address of each named person is c/o BioMed Realty Trust, Inc., 17190 Bernardo Center Drive, San Diego, California 92128. We are not aware of any arrangements, including any pledge of our common stock, that could result in a change in control of the Company.

Name of Beneficial Owner	Number of Shares of Common Stock and OP Units Beneficially Owned(1)	Percentage of Shares of Common Stock Beneficially Owned(2)	Percentage of Shares of Common Stock and OP Units Beneficially Owned(2)(3)
Alan D. Gold(4)	1,762,230	*	*
R. Kent Griffin, Jr.(5)	391,368	*	*
Gary A. Kreitzer(6)	981,094	*	*
Matthew G. McDevitt(7)	111,554	*	*
Greg N. Lubushkin(8)	152,187	*	*
James R. Berens(9)	305,319	*	*
John P. Bonanno(10)	60,858	*	*
Jonathan P. Klassen(11)	53,725	*	*
Karen A. Sztraicher(12)	115,651	*	*
Daniel M. Bradbury(13)	15,469	*	*
William R. Brody(13)	11,906	*	*
Theodore D. Roth(13)	31,457	*	*
Janice L. Sears(13)	11,462	*	*
The Vanguard Group, Inc.(14)	27,669,003	13.6%	13.6%
BlackRock, Inc.(15)	18,070,183	8.9	8.9
Cohen & Steers, Inc.(16)	10,910,977	5.4	5.4
All directors and executive officers as a group (11 persons)(17)	3,462,410	*	1.7

* Less than 1%.

(1)	Amounts assume that all OP Units are exchanged or redeemed for shares of our common stock.

(2)	Based on a total of 203,527,787 shares of our common stock outstanding as of November 10, 2015.

(3)

Based on a total of 5,398,224 OP Units outstanding as of November 10, 2015, which may be redeemed for cash or shares of our common stock under certain circumstances. The total number of shares of common stock and OP Units outstanding used in calculating these percentages assumes that none of the OP Units held by other persons are redeemed for shares of our common stock.

(4)

Includes 993,548 OP Units (including 65,450 LTIP Units, of which 52,500 are unequalized) and 244,910 shares of restricted stock held by Mr. Gold directly. Also includes Mr. Gold’s interest in 179,038 OP Units held by entities in which Messrs. Gold and Kreitzer share voting and investment power and 113,644 OP Units held in irrevocable children’s trusts. Also includes 50,130 shares which Mr. Gold has the right to acquire pursuant to performance units which are scheduled to vest within 60 days of November 10, 2015 (assuming “target” performance).

(5)

Includes 43,209 OP Units (all of which are LTIP Units, of which 32,500 are unequalized) held by Mr. Griffin directly. In connection with Mr. Griffin’s cessation of employment on February 25, 2015, Mr. Griffin and the Company entered into an employment transition and consulting agreement, pursuant to which 126,202 shares of restricted stock held by Mr. Griffin directly became fully vested. Mr. Griffin’s beneficial

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ownership is as of March 5, 2015, the date of effectiveness of his employment transition and consulting agreement. Therefore, the total above does not include 25,690 shares which Mr. Griffin has the right to acquire pursuant to performance units which are scheduled to vest within 60 days of November 10, 2015 (assuming “target” performance).

(6)

Includes 723,407 OP Units (including 80,879 LTIP Units, of which 45,000 are unequalized) and 3,714 shares of restricted stock held by Mr. Kreitzer directly. Also includes 80,000 OP Units held by Ventanas Del Mar, L.P., over which Mr. Kreitzer has sole voting and investment power, and includes Mr. Kreitzer’s interest in 109,715 OP Units held by entities in which Messrs. Gold and Kreitzer share voting and investment power.

(7)

Includes 70,000 OP Units (all of which are unequalized LTIP Units) held by Mr. McDevitt directly. In connection with Mr. McDevitt’s cessation of employment on December 30, 2014, Mr. McDevitt and the Company entered into an employment transition and consulting agreement, pursuant to which 41,554 shares of restricted stock held by Mr. McDevitt directly will continue to vest in accordance with the terms of the agreement. Mr. McDevitt’s beneficial ownership is as of December 30, 2014. Therefore, the total above does not include 13,258 shares which Mr. McDevitt has the right to acquire pursuant to performance units which are scheduled to vest within 60 days of November 10, 2015 (assuming “target” performance).

(8)

Includes 61,026 shares of restricted stock held by Mr. Lubushkin directly. Also includes 12,494 shares which Mr. Lubushkin has the right to acquire pursuant to performance units which are scheduled to vest within 60 days of November 10, 2015 (assuming “target” performance).

(9)

Includes 31,696 shares of restricted stock held by Mr. Berens directly. Also includes 272,491 OP Units which are subject to certain restrictions and held by Waterford Equities, LLC, over which Mr. Berens has sole voting and investment power.

(10)	Includes 57,040 shares of restricted stock held by Mr. Bonanno directly.

(11)	Includes 41,057 shares of restricted stock held by Mr. Klassen directly.

(12)	Includes 17,000 OP Units (all of which are unequalized LTIP Units) and 42,764 shares of restricted stock held by Ms. Sztraicher directly.

(13)	Includes 3,811 shares of restricted stock.

(14)

Includes 113,810 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of collective trust accounts. Also includes 465,700 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., as a result of its serving as investment manager of Australian investment offerings. Also includes 14,485,507 shares beneficially owned by Vanguard Specialized Funds — Vanguard REIT Index Fund. Vanguard Specialized Funds — Vanguard REIT Index Fund has sole voting power over these shares. The Vanguard Group, Inc.’s address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The foregoing information is based on The Vanguard Group, Inc.’s Schedule 13G/A and Vanguard Specialized Funds — Vanguard REIT Index Fund’s Schedule 13G/A, filed with the SEC on February 11, 2015 and February 6, 2015, respectively.

(15)

Includes shares beneficially owned by the following subsidiaries of BlackRock, Inc.: BlackRock (Luxembourg) S.A., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd and BlackRock Life Limited. BlackRock, Inc.’s address is 55 East 52nd Street, New York, New York 10022. The foregoing information is based on BlackRock, Inc.’s Schedule 13G/A filed with the SEC on January 15, 2015.

(16)

Includes 10,829,606 shares beneficially owned by Cohen & Steers Capital Management, Inc. and 81,371 shares beneficially owned by Cohen & Steers UK Limited, an affiliate of Cohen & Steers, Inc. Cohen & Steers, Inc. holds a 100% interest in Cohen & Steers Capital Management, Inc., an investment adviser. Cohen & Steers, Inc.’s address is 280 Park Avenue, 10th Floor, New York, New York 10017. The foregoing information is based on Cohen & Steers, Inc.’s Schedule 13G/A filed with the SEC on November 10, 2015.

(17)	Excludes Messrs. Griffin and McDevitt, who ceased employment with the Company in February 2015 and December 2014, respectively.

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NO DISSENTERS’ RIGHTS OF APPRAISAL

We are organized as a corporation under Maryland law. Under the Maryland General Corporation Law, because shares of our common stock were listed on the NYSE on the record date for determining stockholders entitled to vote at the special meeting, our common stockholders who object to the merger do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder in connection with the merger. In addition, holders of our common stock may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of their shares in connection with the merger because, as permitted by the Maryland General Corporation Law, our charter provides that stockholders are not entitled to exercise any such rights unless our board of directors, upon the affirmative vote of a majority of the board, determines that the rights apply. Our board of directors has made no such determination. However, our common stockholders can vote against the merger and the other transactions contemplated by the merger agreement.

SUBMISSION OF STOCKHOLDER PROPOSALS

We intend to hold an annual meeting of stockholders in 2016 only if the mergers are not completed. If we hold such an annual meeting, proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2016 must be received by us no later than December 17, 2015, in order to be included in our proxy statement and form of proxy relating to that meeting. Such proposals must comply with the requirements established by the SEC for such proposals in order to be included in the proxy statement. A stockholder who wishes to make a director nomination or proposal of other business at the 2016 annual meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must, in accordance with our current bylaws, notify us between November 17, 2015 and 5:00 p.m., Pacific Time, on December 17, 2015. If the stockholder fails to give timely notice as required by our current bylaws, the nominee or proposal will be excluded from consideration at the meeting. In addition, our current bylaws include other requirements for director nominations and proposals of other business with which a stockholder must comply to make a nomination or business proposal.

STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement. If you would like to opt out of this practice for future mailings and receive separate proxy statements for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement without charge by sending a written request to BioMed Realty Trust, Inc., 17190 Bernardo Center Drive, San Diego, California 92128, Attention: Secretary, or by telephone at (858) 485-9840. We will promptly send additional copies of the proxy statement upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of this proxy statement can request delivery of a single copy of future proxy statements and annual reports by contacting their broker, bank or other intermediary or sending a written request to BioMed Realty Trust, Inc. at the address above.

OTHER MATTERS

Our board of directors does not know of any matter to be presented at the special meeting which is not listed on the notice of special meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy card will vote all proxies in their discretion.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings, including this proxy statement, are also available to you on the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this proxy statement. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this proxy statement or in any document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to have been modified or superseded to the extent that a statement contained in this proxy statement, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this proxy statement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this proxy statement. We incorporate by reference the following documents we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015;

•	our Current Report on Form 8-K filed with the SEC on January 2, 2015;

•	our Current Report on Form 8-K filed with the SEC on January 23, 2015;

•	our Current Report on Form 8-K filed with the SEC on February 25, 2015;

•	our Current Report on Form 8-K filed with the SEC on May 28, 2015;

•	our Current Report on Form 8-K filed with the SEC on May 29, 2015;

•	our Current Reports on Form 8-K filed with the SEC on August 28, 2015;

•	our Current Report on Form 8-K filed with the SEC on October 8, 2015;

•	our Current Report on Form 8-K filed with the SEC on November 5, 2015; and

•	all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this proxy statement.

We will provide without charge to each person, including any beneficial owner of our common stock, to whom a proxy statement is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this proxy statement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed to BioMed Realty Trust, Inc., 17190 Bernardo Center Drive, San Diego, California 92128, Attention: Secretary or by telephone at (858) 485-9840.

If you have any questions about this proxy statement, the special meeting or the mergers, or if you would like additional copies of this proxy statement, please contact us at:

BioMed Realty Trust, Inc.

17190 Bernardo Center Drive

San Diego, California 92128

Attention: Secretary

(858) 485-9840

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT

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THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED                     , 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO COMPANY STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

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Exhibit A

Execution Version

AGREEMENT AND PLAN OF MERGER

DATED AS OF OCTOBER 7, 2015

BY AND AMONG

BIOMED REALTY TRUST, INC.,

BIOMED REALTY, L.P.,

BRE EDISON HOLDINGS L.P.,

BRE EDISON L.P.

AND

BRE EDISON ACQUISITION L.P.

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 7, 2015, is by and among BioMed Realty Trust, Inc., a Maryland corporation (the “Company”), BRE Edison Holdings L.P., a Delaware limited partnership (“Parent”), BRE Edison L.P., a Delaware limited partnership (“Merger Sub I”), BRE Edison Acquisition L.P., a Maryland limited partnership (“Merger Sub II”), and BioMed Realty, L.P., a Maryland limited partnership (the “Partnership”).

W I T N E S S E T H:

WHEREAS, the parties wish to effect a business combination through a merger of Merger Sub II with and into the Partnership, with the Partnership being the surviving entity (the “Partnership Merger”), on the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland Revised Uniform Limited Partnership Act (“MRULPA”);

WHEREAS, the parties also wish to effect a merger of the Company with and into Merger Sub I, with Merger Sub I being the surviving entity, immediately following the consummation of the Partnership Merger (the “Company Merger” and, together with the Partnership Merger, the “Mergers”), on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and the Maryland General Corporation Law (the “MGCL”);

WHEREAS, the Company is the sole general partner of the Partnership through which the Company operates its business, and, as of the date hereof, the Company owns approximately 97.4% of the Partnership Units;

WHEREAS, the Board of Directors of the Company has declared advisable and approved this Agreement and the Company Merger on the terms and subject to the conditions set forth herein;

WHEREAS, BRE Edison LLC, a Delaware limited liability company (“Merger Sub I GP”), as the sole general partner of Merger Sub I, has approved this Agreement and the Company Merger and deems it advisable and in the best interests of Merger Sub I and its limited partner for Merger Sub I to enter into this Agreement and to consummate the Company Merger on the terms and subject to the conditions set forth herein;

WHEREAS, the Company, as the sole general partner of the Partnership, has approved this Agreement and the Partnership Merger and deems it advisable and in the best interests of the Partnership and the limited partners of the Partnership for the Partnership to enter into this Agreement and to consummate the Partnership Merger on the terms and subject to the conditions set forth herein;

WHEREAS, BRE Edison Acquisition LLC, a Delaware limited liability company (“Merger Sub II GP”), as the sole general partner of Merger Sub II, has approved this Agreement and the Partnership Merger and deems it advisable and in the best interests of Merger Sub II and its limited partner for Merger Sub II to enter into this Agreement and to consummate the Partnership Merger on the terms and subject to the conditions set forth herein;

A-1

WHEREAS, the holders of Partnership Units other than the Company or any Company Subsidiary (the “Minority Limited Partners”) may elect to receive in the Partnership Merger, on the terms and conditions specified herein, in exchange for Partnership Units, New Partnership Preferred Units in the Surviving Partnership (each such Minority Limited Partner, a “Roll-Over Limited Partner”) in an amount described in Section 2.2(a). In the Partnership Merger, any Partnership Units held by any Minority Limited Partners not making the foregoing election will be converted into the right to receive cash per Partnership Unit (each such Minority Limited Partner, a “Cash-Out Limited Partner”) in an amount as described in Section 2.2(a);

WHEREAS, as an inducement to the Company and the Partnership entering into this Agreement, Blackstone Real Estate Partners VIII L.P. (the “Guarantor”) is entering into a guaranty with the Company (the “Guaranty”), pursuant to which the Guarantor is guaranteeing certain obligations of Parent and Merger Sub I under this Agreement; and

WHEREAS, Parent, the Partnership, Merger Sub I, Merger Sub II and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Mergers as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

THE MERGERS

Section 1.1      The Mergers.

(a)      Subject to the terms and conditions of this Agreement, and in accordance with the MRULPA, at the Partnership Merger Effective Time, Merger Sub II and the Partnership shall consummate the Partnership Merger, pursuant to which (i) Merger Sub II shall be merged with and into the Partnership and the separate existence of Merger Sub II shall thereupon cease and (ii) the Partnership shall be the surviving partnership in the Partnership Merger (the “Surviving Partnership”). The Partnership Merger shall have the effects provided in this Agreement and as specified in the MRULPA.

(b)      Subject to the terms and conditions of this Agreement, and in accordance with the DRULPA and the MGCL, at the Company Merger Effective Time, the Company and Merger Sub I shall consummate the Company Merger, pursuant to which (i) the Company shall be merged with and into Merger Sub I and the separate corporate existence of the Company shall thereupon cease and (ii) Merger Sub I shall survive the Company Merger (the “Surviving Company”), such that, following the Company Merger, Parent shall be the sole limited partner of the Surviving Company and Merger Sub I GP, a wholly-owned subsidiary of Parent, will be the sole general partner of the Surviving Company. The Company Merger shall have the effects provided in this Agreement and as specified in the DRULPA and the MGCL.

A-2

Section 1.2      Governing Documents.

(a)      The certificate of limited partnership of Merger Sub I, as in effect immediately prior to the Company Merger Effective Time, shall be the certificate of limited partnership of the Surviving Company until thereafter amended as provided therein or by applicable Law. The limited partnership agreement of Merger Sub I, as in effect immediately prior to the Company Merger Effective Time, shall be the limited partnership agreement of the Surviving Company until thereafter amended as provided therein or by applicable Law.

(b)      Prior to the Closing Date, the Company, as the general partner of the Partnership, shall cause the Partnership Agreement to be amended to add to such agreement Article 17 in the form of Exhibit B hereto (as so amended, the “Amended Partnership Agreement”). The certificate of limited partnership of the Partnership, as in effect immediately prior to the Partnership Merger Effective Time (the “Certificate of Limited Partnership”), shall be the certificate of limited partnership of the Surviving Partnership until thereafter amended as provided below. The Amended Partnership Agreement, as in effect immediately prior to the Partnership Merger Effective Time, shall be the limited partnership agreement of the Surviving Partnership until thereafter amended as provided therein or by applicable Law. On the Closing Date, following the Company Merger Effective Time, the Surviving Company shall file a certificate of amendment to the Certificate of Limited Partnership to reflect its admission (and such other information required by the MRULPA) to the Surviving Partnership as the new sole general partner of the Surviving Partnership. From and after the Company Merger Effective Time, the Certificate of Limited Partnership, as so amended, shall be the certificate of limited partnership of the Surviving Partnership until thereafter amended as provided therein or by applicable Law. Promptly following the Company Merger Effective Time, the Surviving Company shall execute and deliver to the Surviving Partnership an acceptance of all of the terms and conditions of the Amended Partnership Agreement and such other documents or instruments as may be required to effect its admission as the successor sole general partner of the Surviving Partnership and as a limited partner of the Surviving Partnership, and it shall thereafter be admitted to the Surviving Partnership as the successor sole general partner and a limited partner of the Surviving Partnership and shall carry on the business of the Surviving Partnership without dissolution as provided in the Partnership Agreement.

Section 1.3      Directors, Officers and General Partner and Limited Partner of the Surviving Entities.

(a)      Merger Sub I GP shall be the sole general partner of the Surviving Company following the Company Merger Effective Time, entitling Merger Sub I GP to such rights, duties and obligations as are more fully set forth in the limited partnership agreement of the Surviving Company.

(b)      Subject to Section 5.7 herein, the officers of the Company immediately prior to the Company Merger Effective Time shall be the officers of the Surviving Company from and after the Company Merger Effective Time, until such time as their resignation or removal or such time as their successors shall be duly elected and qualified.

A-3

(c)      The Company shall be the sole general partner of the Surviving Partnership following the Partnership Merger Effective Time and prior to the Company Merger Effective Time, entitling the Company to such rights, duties and obligations as are more fully set forth in the Amended Partnership Agreement. In the event there are Roll-Over Limited Partners, such Roll-Over Limited Partners shall be the limited partners of the Surviving Partnership immediately following the Partnership Merger Effective Time. In the event there are no Roll-Over Limited Partners, a direct or indirect wholly-owned Subsidiary of Merger Sub I to be designated by Parent prior to the Partnership Merger Effective Time shall be the limited partner of the Surviving Partnership immediately following the Partnership Merger Effective Time.

(d)      The Surviving Company shall be the sole general partner of the Surviving Partnership following the Company Merger Effective Time, entitling the Surviving Company to such rights, duties and obligations as are more fully set forth in the Amended Partnership Agreement (as may be further amended to reflect the Surviving Company as the sole general partner of the Surviving Partnership following the Company Merger Effective Time).

Section 1.4      Effective Times.

(a)      On the Closing Date, immediately prior to the Company Merger Effective Time, the Partnership and Merger Sub II shall (i) duly execute and file articles of merger (the “Partnership Merger Articles of Merger”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”) in accordance with the Laws of the State of Maryland and (ii) make any other filings, recordings or publications required to be made by the Partnership or Merger Sub II under the MRULPA in connection with the Partnership Merger. The Partnership Merger shall become effective upon the acceptance for record of the Partnership Merger Articles of Merger by the SDAT or on such other date and time (not to exceed five (5) Business Days from the date the Partnership Merger Articles of Merger are accepted for record by the SDAT) as shall be agreed to by the Company and Parent and specified in the Partnership Merger Articles of Merger (such date and time being hereinafter referred to as the “Partnership Merger Effective Time”).

(b)      On the Closing Date, and immediately following the Partnership Merger Effective Time, Merger Sub I and the Company shall (i) duly execute and file articles of merger (the “Company Merger Articles of Merger”) with the SDAT in accordance with the Laws of the State of Maryland, (ii) duly execute and file a Certificate of Merger (the “Company Merger Certificate”) with the Secretary of State of the State of Delaware (the “DSOS”) in accordance with the Laws of the State of Delaware and (iii) make any other filings, recordings or publications required to be made by the Company or Merger Sub I under the MGCL and the DRULPA in connection with the Company Merger. The Company Merger shall become effective upon the later of the acceptance for record of the Company Merger Articles of Merger by the SDAT, the filing of the Company Merger Certificate with the DSOS or on such other date and time (not to exceed five (5) Business Days from the date the Company Merger Articles of Merger are accepted for record by the SDAT) as shall be agreed to by the Company and Parent and specified in the Company Merger Articles of Merger and the Company Merger Certificate (such date and time being hereinafter referred to as the “Company Merger Effective Time”), it being understood and agreed that the parties shall cause the Company Merger Effective Time to occur immediately after the Partnership Merger Effective Time.

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(c)      Unless otherwise agreed in writing, the parties shall cause the Company Merger Effective Time and the Partnership Merger Effective Time to occur on the Closing Date.

Section 1.5      Closing of the Mergers.    The closing of the Mergers (the “Closing”) will take place at a time to be specified by the parties on the third Business Day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions), at the offices of Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, California 92130, or at such other time, date and place as mutually agreed to by the parties hereto (the “Closing Date”).

Section 1.6      Effects of the Mergers.

(a)      The Company Merger shall have the effects set forth in the DRULPA and the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub I shall vest in the Surviving Company, and all debts, liabilities, duties and obligations of the Company and Merger Sub I shall become the debts, liabilities, duties and obligations of the Surviving Company.

(b)      The Partnership Merger shall have the effects set forth in the MRULPA. Without limiting the generality of the foregoing, and subject thereto, at the Partnership Merger Effective Time, all the properties, rights, privileges, powers and franchises of the Partnership and Merger Sub II shall vest in the Surviving Partnership, and all debts, liabilities, duties and obligations of the Partnership and Merger Sub II shall become the debts, liabilities, duties and obligations of the Surviving Partnership.

Section 1.7      Tax Consequences.      The parties intend that for U.S. federal, and applicable state, income tax purposes (a) the Company Merger shall be treated as a taxable sale by the Company of all of the Company’s assets to Merger Sub I in exchange for the Company Share Merger Consideration to be provided to the stockholders of the Company and the assumption of all of the Company’s liabilities, followed by a distribution of the Company Share Merger Consideration to the stockholders of the Company in liquidation pursuant to Section 331 and Section 562 of the Code, and that this Agreement be, and is hereby adopted as, a “plan of liquidation” of the Company for U.S. federal income tax purposes, and (b) the Partnership Merger shall be treated as (i) a taxable sale of the Partnership Units by the Cash-Out Limited Partners in exchange for the cash portion of the Partnership Unit Merger Consideration and (ii) a contribution of Partnership Units to the Surviving Partnership by the Roll-Over Limited Partners in exchange for New Partnership Preferred Units in a tax deferred transaction under Section 721 of the Code to the extent applicable to the exchange by each Roll-Over Limited Partner. The parties hereto agree not to take any position on any Tax Return that is inconsistent with the foregoing for all U.S. federal, and, if applicable, state and local tax purposes.

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ARTICLE II.

MERGER CONSIDERATION; COMPANY SHARES; PARTNERSHIP UNITS

Section 2.1      Company Share Merger Consideration; Effect on Company Shares.

(a)      Partnership Interest of Merger Sub I.    At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof, each unit of partnership interest of Merger Sub I issued and outstanding immediately prior to the Company Merger Effective Time shall remain as one issued and outstanding unit of partnership interest of the Surviving Company.

(b)      Company Share Merger Consideration; Conversion of Company Shares. At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof, each share of common stock, par value $0.01 per share, of the Company (each, a “Company Share”) (other than any Company Subsidiary Shares or Excluded Shares, if any) issued and outstanding immediately prior to the Company Merger Effective Time, subject to the terms and conditions set forth herein, shall automatically be converted into the right to receive an amount in cash equal to the sum of (i) Twenty-Three Dollars and Seventy-Five Cents ($23.75) plus (ii) the Additional Consideration, without interest (such sum, the “Per Company Share Merger Consideration”). The aggregate amount of cash payable to holders of Company Shares as the Per Company Share Merger Consideration is hereinafter referred to as the “Company Share Merger Consideration.” The Per Company Share Merger Consideration shall be subject to adjustments as contemplated by Section 5.12.

(c)      Company Shares Owned by the Company Subsidiaries.    At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof, each issued and outstanding Company Share that is owned by any direct or indirect Company Subsidiary immediately prior to the Company Merger Effective Time (each, a “Company Subsidiary Share”) shall be automatically converted into and become one validly issued and fully paid unit of limited partnership interest (each, a “Surviving Company Partnership Interest”) of the Surviving Company. From and after the Company Merger Effective Time, all certificates representing Company Shares owned by any direct or indirect Company Subsidiary immediately prior to the Company Merger Effective Time shall be deemed for all purposes to represent the number of Surviving Company Partnership Interests into which they were converted in accordance with the immediately preceding sentence.

(d)      Cancellation of Parent-Owned and Merger Sub I-Owned Company Shares. Each issued and outstanding Company Share that is owned by Parent, Merger Sub I or any Subsidiary of Parent or Merger Sub I immediately prior to the Company Merger Effective Time (collectively, the “Excluded Shares”), if any, shall automatically be canceled and retired and shall cease to exist, and no cash, Per Company Share Merger Consideration or other consideration shall be delivered or deliverable in exchange therefor.

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(e)      Cancellation of Company Shares.    As of the Company Merger Effective Time, all Company Shares issued and outstanding immediately prior to the Company Merger Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Company Share (other than Excluded Shares and any Company Subsidiary Shares, if any) shall cease to have any rights with respect to such interest, except the right to receive the Per Company Share Merger Consideration, without interest.

Section 2.2      Partnership Unit Merger Consideration; Effect on Partnership Units.

(a)      Partnership Unit Merger Consideration; Conversion of Partnership Units.    At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of any holder thereof, each Partnership Unit held by a Minority Limited Partner issued and outstanding immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions set forth herein, shall be converted into, and shall be canceled in exchange for, the right to receive an amount in cash equal to the Per Company Share Merger Consideration, without interest (the “Per Partnership Unit Merger Consideration”); provided, that in lieu of receiving the Per Partnership Unit Merger Consideration with respect to Partnership Units subject to a Unit Election, if but only if (x) the holder of such Partnership Unit has effectively made and not revoked a valid election pursuant to Section 2.2(b) to receive New Partnership Preferred Units in respect thereof and (y) the issuance of such New Partnership Preferred Units would be exempt from registration under the Securities Act and applicable state and foreign securities laws, then each of such holder’s Partnership Units subject to a Unit Election shall be converted into one fully paid New Partnership Preferred Unit, without interest. The aggregate amount of cash payable as the Per Partnership Unit Merger Consideration together with the New Partnership Preferred Units are hereinafter referred to as the “Partnership Unit Merger Consideration” and, together with the Company Share Merger Consideration and the aggregate Per Company Share Merger Consideration payable in respect of Earned Units pursuant to Section 2.3(b), the “Merger Consideration.”

(b)      Election of New Partnership Preferred Units.    Subject to Section 2.2(b)(iv) and in accordance with Section 2.2(a), each eligible holder of Partnership Units shall be entitled, with respect to all or a portion of such holder’s Partnership Units as specified by such holder in the holder’s Form of Election, to make an unconditional election, on or prior to the Election Date, to receive in the Partnership Merger in lieu of the Per Partnership Unit Merger Consideration to which such holder would otherwise be entitled, New Partnership Preferred Units (a “Unit Election”) as follows:

(i)      Parent shall prepare and deliver to the Partnership, as promptly as practicable following the date the Proxy Statement is first mailed to the stockholders of the Company and, in any event, not later than five (5) Business Days after the date on which the Proxy Statement is first mailed to the stockholders of the Company, and the Partnership shall mail to the holders of Partnership Units, a form of election, which form shall be subject to the reasonable approval of the Company (the “Form of Election”). The Form of Election may be used by each eligible holder of Partnership Units to designate such holder’s election to convert any Partnership Units specified by such holder in the holder’s Form of Election held by such holder into New Partnership Preferred Units. Any such holder’s election to receive New Partnership Preferred Units shall be deemed to have been properly made only if Parent shall have received at its principal executive office, not later than 5:00 p.m., New York City time, on the date that is five (5) Business Days before the scheduled date of the Company Stockholders’ Meeting (the “Election Date”), a Form of Election specifying that such holder elects to receive New Partnership Preferred Units with respect to the Partnership Units specified by such holder in the holder’s Form of Election and otherwise properly completed and signed. The Form of Election shall state therein the date that constitutes the Election Date.

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(ii)      A Form of Election may be revoked by any holder of a Partnership Unit only by written notice received by Parent prior to 5:00 p.m., New York City time, on the Election Date. In addition, all Forms of Election shall be automatically revoked if the Partnership Merger has been abandoned.

(iii)      The reasonable determination of Parent shall be binding as to whether or not elections to receive New Partnership Preferred Units have been properly made or revoked. If Parent determines that any election to receive New Partnership Preferred Units was not properly made, Parent shall notify such holder of Partnership Units of the improper election and provide a reasonable opportunity to such holder to cure the improper election. If, following such reasonable period, the improperly made election remains uncured, the Partnership Units with respect to which such election was not properly made shall be converted into Per Partnership Unit Merger Consideration in accordance with Section 2.2(a). Parent may, with the agreement of the Company, make such rules as are consistent with this Section 2.2(b) for the implementation of elections provided for herein as shall be necessary or desirable to fully effect such elections.

(iv)      Each eligible holder of Partnership Units, as a condition to making a Unit Election with respect to such holder’s Partnership Units subject to a Unit Election, shall (x) represent to Parent that such holder is (1) an Accredited Investor (as such term is defined under Rule 501 promulgated under the Securities Act) and (2) not a “benefit plan investor” within the meaning of Section 3(42) of ERISA or other plan, account or arrangement (or entity whose assets constitute the assets of a plan, account or arrangement) that is subject to any Laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, and (y) agree to be bound by the terms of the Amended Partnership Agreement as it will be in effect immediately following the Partnership Merger Effective Time (which agreement shall incorporate the terms of the New Partnership Preferred Units set forth in Exhibit B hereto and any other terms determined by Parent that are not inconsistent with the terms of the New Partnership Preferred Units and do not otherwise materially and adversely affect the holders of New Partnership Preferred Units).

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(v)      The Company and the Company Subsidiaries agree to reasonably cooperate with Parent in preparing any disclosure statement or other disclosure information to accompany the Form of Election, including information applicable to an offering of securities exempt from registration under the Securities Act pursuant to Rule 506 thereunder, each of which shall be subject to the reasonable approval of the Company.

(vi)      Promptly after the Partnership Merger Effective Time, the Surviving Partnership shall deliver to each holder of Partnership Units entitled to receive New Partnership Preferred Units pursuant to the terms of Section 2.2(a) and (b), a notice confirming such holder’s record ownership of the New Partnership Preferred Units issuable pursuant hereto in respect of such holder’s Partnership Units subject to a Unit Election.

(vii)      Each Person that receives New Partnership Preferred Units pursuant to the terms of Section 2.2(a) and (b) shall automatically be admitted as a limited partner of the Surviving Partnership at the Partnership Merger Effective Time.

(c)      Partnership Units Held by the Company and Roll-Over Limited Partners.    At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the holder of any partnership interest of the Partnership, (i) each Partnership Unit held by the Company immediately prior to the Partnership Merger Effective Time shall be unaffected by the Partnership Merger and shall remain outstanding as Partnership Units of the Surviving Partnership held by the Company and (ii) the Roll-Over Limited Partners shall own the number of New Partnership Preferred Units issued to them in the Partnership Merger.

(d)      Cancellation of Parent-Owned and Merger Sub II-Owned Partnership Units. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the holder of any partnership interest of the Partnership, each Partnership Unit held by Parent, Merger Sub II or any of their respective Subsidiaries immediately prior to the Partnership Merger Effective Time shall automatically be canceled and retired and shall cease to exist, with no consideration to be delivered or deliverable in exchange therefor.

(e)      Cancellation of Merger Sub II Partnership Interests.    At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of any holder thereof, each partnership interest in Merger Sub II shall automatically be canceled and cease to exist, the holders thereof shall cease to have any rights with respect thereto, and no payment shall be made with respect thereto.

Section 2.3      Treatment of Equity-Based Awards.

(a)      Effective immediately prior to the Company Merger Effective Time, each restricted stock award (each, a “Company Restricted Stock Award”) that is outstanding immediately prior to the Company Merger Effective Time shall automatically become fully vested and non-forfeitable, and all Company Shares represented thereby shall be considered outstanding for all purposes of this Agreement and subject to the right to receive the Per Company Share Merger Consideration (less any applicable income and employment Taxes).

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(b)      Immediately prior to the Company Merger Effective Time, each outstanding performance unit (each, a “Company Performance Unit”) shall automatically become earned and vested with respect to that number of Company Shares subject to such Company Performance Unit determined in accordance with the terms of the Company Performance Unit based on the achievement of the applicable performance goals set forth in the award agreement governing such Company Performance Unit, as measured from the beginning of the applicable performance period through the Company Merger Effective Time (each such earned and vested Company Performance Unit, an “Earned Unit”). At the Company Merger Effective Time, each Earned Unit shall be canceled and, in exchange therefor, Parent shall cause the Surviving Company to pay to each former holder of any such canceled Earned Unit within five (5) days following the Company Merger Effective Time (or at such later time as necessary to avoid a violation and/or adverse tax consequences under Section 409A of the Code) an amount in cash (without interest, and less any applicable income and employment withholding Taxes) equal to the Per Company Share Merger Consideration for each Earned Unit. For the avoidance of doubt, each Company Performance Unit that does not become an Earned Unit in accordance with this Section 2.3(b) shall terminate without consideration immediately prior to the Company Merger Effective Time.

(c)      Prior to the Partnership Merger Effective Time, the Company shall deliver all required notices (which notices shall have been approved by Parent, in its reasonable discretion) to each holder of Company Restricted Stock Awards, Company Performance Units or Company LTIP Units setting forth each holder’s rights pursuant to the Company Share Incentive Plan and, as applicable, the Partnership Agreement, and stating that such Company Restricted Stock Awards, Company Performance Units and Company LTIP Units shall be treated in the manner set forth in Section 2.2 or this Section 2.3, as applicable.

(d)      At or prior to the Partnership Merger Effective Time, the Company, the Partnership, the Company Board or the Company compensation committee, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section 2.3. Furthermore, the Company shall take all actions necessary to ensure that, (i) as of the Company Merger Effective Time, the Company Share Incentive Plan and any agreements thereunder shall terminate and (ii) (x) as of the Company Merger Effective Time, no holder of a Company Restricted Stock Award or Company Performance Unit or any participant in the Company Share Incentive Plan and (y) as of the Partnership Merger Effective Time, no holder of a Company LTIP Unit shall, in each case have any rights to acquire, or other rights in respect of, the capital stock or partnership units, as applicable, of Parent, the Company, the Partnership, the Surviving Company, the Surviving Partnership or any of their respective Subsidiaries, except the right to receive the payments contemplated by this Section 2.3 in cancellation and settlement thereof or, in the case of Company LTIP Units, the right to receive Partnership Unit Merger Consideration pursuant to Section 2.2.

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Section 2.4      Exchange of Certificates.

(a)      Paying Agent.    Prior to the Partnership Merger Effective Time, Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as Paying Agent (the “Paying Agent”) for (i) the payment or exchange in accordance with this Article II of the Merger Consideration (other than any New Partnership Preferred Units to be issued in accordance with this Article II pursuant to the Unit Election, payments in respect of Earned Units and payments in respect of Company LTIP Units) and (ii) if Parent wishes the Paying Agent to so act (provided, however, that if Parent does not wish for the Paying Agent to so act, Parent shall so act), in Parent’s discretion, the exchange of Partnership Units (other than Company LTIP Units) for New Partnership Preferred Units in accordance with this Article II pursuant to the Unit Election. At or prior to the Partnership Merger Effective Time, Parent shall deposit with the Paying Agent the cash portion of the Merger Consideration and, if applicable, immediately following the Partnership Merger Effective Time, the New Partnership Preferred Units to be issued in accordance with this Article II pursuant to the Unit Election, less (A) the Per Company Share Merger Consideration to be paid in respect of Earned Units and (B) the Per Partnership Unit Merger Consideration to be paid and any New Partnership Preferred Units to be issued in respect of Company LTIP Units, which amounts in respect of Earned Units and Company LTIP Units shall be paid or delivered directly to the Surviving Company (the cash portion of the Merger Consideration and any such New Partnership Preferred Units so deposited being referred to herein as the “Exchange Fund”). The Paying Agent shall make payments of the Merger Consideration out of the Exchange Fund in accordance with this Agreement, the Company Merger Certificate, the Company Merger Articles of Merger and the Partnership Merger Articles of Merger. The Company shall cooperate with Parent and the Paying Agent to facilitate an orderly transfer of funds. The Exchange Fund shall not be used for any other purpose. Any and all interest earned on cash deposited in the Exchange Fund shall be paid to the Surviving Company.

(b)      Share and Unit Transfer Books. On the Closing Date, the share transfer books of the Company and the unit transfer books of the Partnership shall be closed and thereafter there shall be no further registration of transfers of the Company Shares or Partnership Units. From and after the Closing Date, the holders of certificates representing ownership of the Company Shares or, if applicable, Partnership Units outstanding immediately prior to the Company Merger Effective Time or Partnership Merger Effective Time, as applicable, or any book-entry shares or book-entry units representing Company Shares or Partnership Units (each such certificate, book-entry share or book-entry unit, a “Certificate”), shall cease to have rights with respect to such shares or units, as applicable, except as otherwise provided for herein. On or after the Closing Date, any Certificates presented to the Paying Agent, the Surviving Company or the Surviving Partnership in accordance with this Agreement shall be exchanged for the Per Company Share Merger Consideration, the Per Partnership Unit Merger Consideration or New Partnership Preferred Units, as applicable, with respect to the Company Shares or Partnership Units formerly represented thereby.

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Section 2.5      Exchange Procedures.

(a)      Procedure. As soon as possible after the Closing Date (but in any event within five (5) Business Days), the Surviving Company shall (i) cause the Paying Agent to mail to each holder of record of a Certificate or Certificates that, immediately prior to the Company Merger Effective Time, represented outstanding Company Shares or that, immediately prior to the Partnership Merger Effective Time, represented Partnership Units (other than Company LTIP Units) whose shares or units, as applicable, were converted into the right to receive or be exchanged for the Per Company Share Merger Consideration, Per Partnership Unit Merger Consideration or New Partnership Preferred Units, as applicable, pursuant to Section 2.1, Section 2.2 and Section 2.3(a): (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass to the Paying Agent, only upon delivery of the Certificates or affidavits of loss in lieu thereof in accordance with Section 2.5(f) to the Paying Agent, and which letter shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (y) instructions for use in effecting the surrender of the Certificates in exchange for the Per Company Share Merger Consideration, Per Partnership Unit Merger Consideration or New Partnership Preferred Units, as applicable, to which the holder thereof is entitled, and (ii) pay (or deliver, as applicable) the Per Partnership Unit Merger Consideration and any New Partnership Preferred Units to be paid or issued to holders of Company LTIP Units, less any applicable income and employment withholding Taxes. Upon surrender of a Certificate for cancellation or affidavits of loss in lieu thereof in accordance with Section 2.5(f) to the Paying Agent or to such other agent or agents reasonably satisfactory to the Company as may be appointed by Parent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Per Company Share Merger Consideration, Per Partnership Unit Merger Consideration or New Partnership Preferred Units, as applicable, payable in respect of the Company Shares or Partnership Units, as applicable, previously represented by such Certificate pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Shares or Partnership Units to a Person that is not registered in the transfer records of the Company or Partnership, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.5, each Certificate shall be deemed at any time after the Closing Date to represent only the right to receive, upon such surrender, the Per Company Share Merger Consideration, Per Partnership Unit Merger Consideration or New Partnership Preferred Units, as applicable, as contemplated by this Section 2.5. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

(b)      No Further Ownership Rights in the Company Shares or Partnership Units.    On the Closing Date, holders of Company Shares or Partnership Units that are converted into the right to receive Per Company Share Merger Consideration, Per Partnership Unit Merger Consideration or New Partnership Preferred Units, as applicable, shall cease to be, and shall have no rights as, stockholders of the Company or limited partners of the Partnership other than the right to receive the Per Company Share Merger Consideration, Per Partnership Unit Merger Consideration or New Partnership Preferred Units, as applicable, provided under this Article II. The Per Company Share Merger Consideration, Per Partnership Unit Merger Consideration or New Partnership Preferred Units, as applicable, paid or delivered or issued upon the surrender for exchange of Certificates representing Company Shares or Partnership Units, in accordance with the terms of this Article II shall be deemed to have been paid, delivered or issued, as the case may be, in full satisfaction of all rights and privileges pertaining to the Company Shares or Partnership Units, exchanged therefor.

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(c)      Termination of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for twelve (12) months after the Closing Date shall be delivered to the Surviving Company and any holders of Company Shares or Partnership Units prior to the Company Merger Effective Time or Partnership Merger Effective Time, as applicable, who have not theretofore complied with this Article II shall thereafter look only to the Surviving Company and only as general creditors thereof for payment of the Per Company Share Merger Consideration, Per Partnership Unit Merger Consideration or New Partnership Preferred Units, as applicable, upon compliance with the procedures set forth in Section 2.5(a) and subject to Section 2.5(d).

(d)      No Liability.    None of Parent, Merger Sub I, the Surviving Company, the Partnership, Merger Sub II, the Surviving Partnership, the Company or the Paying Agent, or any employee, officer, trustee, director, agent or affiliate thereof, shall be liable to any Person in respect of Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of the Certificates immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any Governmental Entity shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

(e)      Investment of Exchange Fund.    After the Closing Date, the Paying Agent shall invest any cash included in the Exchange Fund, as directed by the Surviving Company, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Company. Until the termination of the Exchange Fund pursuant to Section 2.5(c), to the extent that there are losses with respect to such investments, or the cash portion of the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Company Share Merger Consideration or the cash portion of the Partnership Unit Merger Consideration as contemplated hereby, the Surviving Company shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments.

(f)      Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed to the reasonable satisfaction of Parent and the Paying Agent and the taking of such other actions as may be reasonably requested by the Paying Agent, the Paying Agent (or, if subsequent to the termination of the Exchange Fund and subject to Section 2.5(c), the Surviving Company) will issue, in exchange for such lost, stolen or destroyed Certificate, the Per Company Share Merger Consideration, Per Partnership Unit Merger Consideration or New Partnership Preferred Units, as applicable, payable in respect thereof, pursuant to this Agreement.

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Section 2.6      Withholding Rights.    The Company, the Surviving Company, the Surviving Partnership or the Paying Agent, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment (and, with respect to the Company Restricted Stock Awards, the Company Performance Units or the Company LTIP Units, the vesting of such Company Restricted Stock Awards, the vesting and cancellation of such Company Performance Units or the treatment of such Company LTIP Units as set forth in Section 2.2) under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Company, the Surviving Company, the Surviving Partnership or the Paying Agent, as applicable, and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the Company, the Surviving Company, the Surviving Partnership or the Paying Agent, as applicable.

Section 2.7      Dissenters’ Rights.    No dissenters’ or appraisal rights shall be available with respect to the Mergers.

Section 2.8      Adjustment of Per Company Share Merger Consideration, Per Partnership Unit Merger Consideration or New Partnership Preferred Units.  In the event that, subsequent to the date of this Agreement but prior to the Company Merger Effective Time or Partnership Merger Effective Time, as applicable, the Company Shares or the Partnership Units issued and outstanding shall, through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the capitalization of the Company or the Partnership, as applicable, increase or decrease in number or be changed into or exchanged for a different kind or number of securities, then an appropriate and proportionate adjustment shall be made to the Per Company Share Merger Consideration, the Per Partnership Unit Merger Consideration and New Partnership Preferred Units to provide the holders the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing set forth in this Section 2.8 shall be construed to supersede or in any way limit the prohibitions set forth in Section 5.1 hereof.

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ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY PARTIES

Except (a) as disclosed in the Company SEC Documents furnished or filed prior to the date hereof (other than disclosures in the “Risk Factors” sections of any such filings and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward-looking in nature), or (b) as disclosed in the separate disclosure letter which has been delivered by the Company to Parent in connection with the execution and delivery of this Agreement, including the documents attached to or incorporated by reference in such disclosure letter (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall also be deemed to be disclosed with respect to any other section or subsection in this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure), the Company and the Partnership hereby jointly and severally represent and warrant to Parent, Merger Sub I and Merger Sub II as follows:

Section 3.1      Organization and Qualification; Subsidiaries.

(a)      The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Maryland. The Partnership is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Maryland. Each other Company Subsidiary is a corporation or other legal entity duly incorporated or organized, validly existing and in good standing, as applicable, under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary has requisite corporate or other legal entity, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)      The Company has made available to Parent true and complete copies of (i) the charter of the Company (the “Company Charter”), (ii) the Third Amended and Restated Bylaws of the Company (the “Company Bylaws”) and (iii) the Partnership Agreement and the Certificate of Limited Partnership, each as in effect as of the date hereof and together with all amendments thereto. Each of the Company Charter, Company Bylaws, the Partnership Agreement and the Certificate of Limited Partnership is in full force and effect, and neither the Company nor the Partnership is in violation of any of the provisions of such documents.

(c)      Section 3.1(c) of the Company Disclosure Letter sets forth a complete list of each Company Subsidiary, together with its jurisdiction of organization or incorporation and the ownership interest (and percentage interest) of the Company or a Company Subsidiary and any other Person, as applicable, in such Company Subsidiary.

(d)      Section 3.1(d) of the Company Disclosure Letter sets forth a complete list of Persons, other than the Company Subsidiaries, in which the Company or any Company Subsidiary has an equity interest as of the date of this Agreement recorded on the Company’s most recent balance sheet in an amount in excess of $2,000,000, together with the Company’s or applicable Company Subsidiary’s ownership interests and stated percentage interests in each such entity.

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Section 3.2      Capitalization.

(a)      The authorized capital stock of the Company consists of 300,000,000 shares of common stock, par value $0.01 per share (the “Company Common Stock”), and 15,000,000 shares of preferred stock, par value $0.01 per share, of the Company (the “Company Preferred Stock”). As of October 1, 2015, 203,527,787 shares of Company Common Stock (which includes Company Restricted Stock Awards) were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights. As of the date hereof, no shares of Company Preferred Stock are issued and outstanding.

(b)      As of October 1, 2015, the Company had no shares of Company Common Stock or Company Preferred Stock reserved for issuance, except as set forth in Section 3.2(b) of the Company Disclosure Letter.

(c)      Section 3.2(c) of the Company Disclosure Letter sets forth the following information with respect to each Company Restricted Stock Award, Company Performance Unit and Company LTIP Unit outstanding as of October 1, 2015: (i) the name of the holder of such Company Restricted Stock Award, Company Performance Unit or Company LTIP Unit; (ii) the number of Company Shares subject to such Company Restricted Stock Award or Company Performance Unit and the number of Company LTIP Units held by such holder; (iii) the date on which such Company Restricted Stock Award, Company Performance Unit or Company LTIP Unit was granted; and (iv) the extent to which such Company Restricted Stock Award, Company Performance Unit or Company LTIP Unit is vested and/or non-forfeitable, as of October 1, 2015 and the times and extent to which such Company Restricted Stock Award, Company Performance Unit (assuming target level and maximum performance) or Company LTIP Unit is scheduled to become vested and/or non-forfeitable thereafter. All Company Shares to be issued pursuant to any Company Restricted Stock Award, Company Performance Unit or upon the redemption of any Company LTIP Unit shall be, when issued, duly authorized, validly issued, fully paid and nonassessable, and free of preemptive rights.

(d)      As of the date hereof, except as provided in Section 3.2(a) or (b) and except as set forth in Section 3.2(d) of the Company Disclosure Letter, there are no (i) outstanding securities of the Company or any Company Subsidiary convertible into or exchangeable for one or more shares of capital stock of, or other equity or voting interests in, the Company or any Company Subsidiary, (ii) options, warrants or other rights or securities issued or granted by the Company or any Company Subsidiary relating to or based on the value of the equity securities of the Company or any Company Subsidiary, (iii) Contracts that are binding on the Company or any Company Subsidiary that obligate the Company or any Company Subsidiary to issue, acquire or sell, redeem, exchange or convert any capital stock of, or other equity interests in, the Company or any Company Subsidiary, or (iv) outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, performance units, deferred stock units, contingent value rights, “phantom” stock or similar rights issued or granted by the Company or any Company Subsidiary that are linked to the value of the Company Common Stock. Since the close of business on October 1, 2015 through the date hereof, the Company and the Partnership have not issued any Company Shares or other equity security (other than Company Restricted Stock Awards, Company Performance Units or Company Shares issued in respect of Company Restricted Stock Awards or Company Performance Units outstanding prior to such date). The Company does not have a shareholder rights plan in place. Except as set forth in Section 3.2(d) of the Company Disclosure Letter, the Company has not exempted any Person from the “Aggregate Stock Ownership Limit” or the “Common Stock Ownership Limit” or established or increased an “Excepted Holder Limit,” as such terms are defined in the Company Charter. There are no outstanding bonds, debentures, notes or other Indebtedness of the Company or any of the Company Subsidiaries having the right to vote on any matters on which holders of capital stock or other equity interests of the Company or any of the Company Subsidiaries may vote. None of the Company Subsidiaries owns any Company Shares.

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(e)      Except as provided in Section 3.2(g) and except as set forth in Section 3.2(e) of the Company Disclosure Letter, the Company or another Company Subsidiary owns, directly or indirectly, all of the issued and outstanding shares of stock or other equity securities of each of the Company Subsidiaries, free and clear of any Liens other than transfer and other restrictions under applicable federal and state securities Laws and restrictions in the organizational documents of the Company or any Company Subsidiary, and all of such outstanding shares of stock or other equity securities have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except (i) pursuant to the Partnership Agreement, (ii) for equity securities and other instruments (including loans) in wholly-owned Subsidiaries of the Partnership or (iii) as set forth in Section 3.2(e) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has any obligation to acquire any equity interest in another Person, or to make any investment (in each case, in the form of a loan, capital contribution or similar transaction) in, any Company Subsidiary or any other Person.

(f)      Except as set forth in Section 3.2(f) of the Company Disclosure Letter and for transfer restrictions in the organizational documents of the Company or any Company Subsidiary, neither the Company nor any of the Company Subsidiaries is a party to any Contract with respect to the voting of, that restricts the transfer of or that provides registration rights in respect of, any shares of capital stock or other voting securities or equity interests of the Company or any of the Company Subsidiaries.

(g)      The Company is the sole general partner of the Partnership. As of the date hereof, the Company held 203,527,787 Partnership Units. In addition to the Partnership Units held by the Company, as of the date hereof, 5,083,400 Partnership Units (excluding Company LTIP Units) were issued and outstanding, and each such Partnership Unit is redeemable in accordance with the Partnership Agreement in exchange for one Company Share or cash, at the Company’s election. The Partnership Units (excluding Company LTIP Units) issued and outstanding comprise a single class of Partnership Units. Other than the Company LTIP Units set forth in Section 3.2(c) of the Company Disclosure Letter, no other units or equity interests in the Partnership are issued and outstanding. Section 3.2(g) of the Company Disclosure Letter sets forth a list of all other holders of the Partnership Units (other than Company LTIP Units set forth in Section 3.2(c) of the Company Disclosure Letter), such holder’s most recent address and the exact number and type of such Partnership Units held. Except as set forth in Section 3.2(g) of the Company Disclosure Letter, there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Partnership to issue, transfer or sell any partnership interests of the Partnership or any securities convertible into or exchangeable for any partnership interests of the Partnership. Except as set forth in Section 3.2(g) of the Company Disclosure Letter, and other than the Company LTIP Units set forth in Section 3.2(c) of the Company Disclosure Letter, there are no outstanding contractual obligations of the Partnership to issue, repurchase, redeem or otherwise acquire any partnership interests of the Partnership or any other securities convertible into or exchangeable for any partnership interests of the Partnership. Except as set forth in Section 3.2(g) of the Company Disclosure Letter, the Partnership Units that are owned by the Company are owned free and clear of any Liens other than any transfer and other restrictions under applicable federal and state securities Laws or the Partnership Agreement.

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(h)      As of the date of this Agreement, there is no outstanding Indebtedness for borrowed money of the Company and Company Subsidiaries in excess of $10,000,000 in principal amount, other than Indebtedness in the principal amounts identified by instrument in Section 3.2(h) of the Company Disclosure Letter.

Section 3.3      Authority.

(a)      The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Company Requisite Vote, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company’s board of directors (the “Company Board”) and, other than the Company Requisite Vote, the filing and acceptance for record of the Company Merger Articles of Merger with the SDAT and the Company Merger Certificate with the DSOS, no additional corporate proceedings on the part of the Company or any Company Subsidiary are necessary to authorize the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby by the Company. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery of this Agreement by each of Parent, Merger Sub I and Merger Sub II) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws of general application, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (clauses (i) and (ii) collectively, the “Bankruptcy and Equity Exception”).

(b)      The Partnership has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Partnership and the consummation by the Partnership of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Partnership and the Company in its capacity as the sole general partner of the Partnership and, other than the filing and acceptance for record of the Partnership Merger Articles of Merger with the SDAT, no additional proceedings on the part of the Partnership are necessary to authorize the execution, delivery and performance by the Partnership of this Agreement or the consummation of the transactions contemplated hereby by the Partnership. This Agreement has been duly executed and delivered by the Partnership and (assuming the due authorization, execution and delivery of this Agreement by each of Parent, Merger Sub I and Merger Sub II) constitutes the valid and binding obligation of the Partnership enforceable against the Partnership in accordance with its terms, subject to the Bankruptcy and Equity Exception.

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(c)      The Company Board has unanimously (i) approved and declared advisable this Agreement and the Mergers and the other transactions contemplated by this Agreement, (ii) approved the execution, delivery and performance of this Agreement and, subject to obtaining the Company Requisite Vote, the consummation by the Company of the transactions contemplated hereby, including the Mergers, (iii) directed that, subject to the terms and conditions of this Agreement, the Company Merger be submitted to the stockholders of the Company for their approval and (iv) resolved to, subject to the terms and conditions of this Agreement, recommend the approval of the Company Merger by the stockholders of the Company, in each case, by resolutions duly adopted, which resolutions, subject to Section 5.6, have not been subsequently rescinded, withdrawn or modified in a manner adverse to Parent.

Section 3.4      No Conflict; Required Filings and Consents.

(a)      None of the execution, delivery or performance of this Agreement by the Company or the Partnership or the consummation by the Company or the Partnership of the transactions contemplated by this Agreement will: (i) subject to obtaining the Company Requisite Vote, conflict with or violate any provision of the Company Charter, the Company Bylaws, the Certificate of Limited Partnership or the Partnership Agreement, as applicable; (ii) (A) conflict with or violate any provision of the organizational documents of any Company Subsidiary (other than the Partnership) and (B) assuming that all consents, approvals and authorizations described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any Company Subsidiary, or any of their respective properties or assets; or (iii) require any consent, notice or approval under, violate, conflict with, result in any breach of, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration, notification, cancellation, purchase or sale under or result in the triggering of any payment or creation of a Lien (other than a Permitted Lien) upon any of the respective properties or assets (including rights) of the Company or any Company Subsidiary, pursuant to, any Contract to which the Company or any Company Subsidiary is a party (or by which any of their respective properties or assets (including rights) are bound) or any Company Permit, except, with respect to clauses (ii) and (iii), (x) as set forth in Section 3.4(a) of the Company Disclosure Letter, (y) as contemplated by Section 2.3 or (z) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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(b)      None of the execution, delivery or performance of this Agreement by the Company or the Partnership or the consummation by the Company or the Partnership of the transactions contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity with respect to the Company or any Company Subsidiary or any of their respective properties or assets, other than (i) the filing and acceptance for record of the Company Merger Articles of Merger with the SDAT, (ii) the filing of the Company Merger Certificate with the DSOS, (iii) the filing and acceptance for record of the Partnership Merger Articles of Merger with the SDAT, (iv) compliance with, and such filings as may be required under, Environmental Laws, (v) compliance with the applicable requirements of the Exchange Act, (vi) compliance with the applicable requirements of the HSR Act, (vii) filings as may be required under the rules and regulations of the New York Stock Exchange, (viii) compliance with any applicable federal or state securities or “blue sky” Laws, (ix) such consents, approvals, authorizations, permits, filings, registrations or notifications as may be required as a result of the identity of Parent or any of its affiliates, (x) such filings as may be required in connection with the payment of any transfer and gain taxes and (xi) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.5      Company SEC Documents; Financial Statements.

(a)      Since January 1, 2013, the Company has filed with or otherwise furnished to (as applicable) the SEC all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by the Company with the SEC, as have been supplemented, modified or amended since the time of filing, including those filed or furnished subsequent to the date hereof, collectively, the “Company SEC Documents”). As of their respective filing (or furnishing) dates or, if supplemented, modified or amended since the time of filing, as of the date of the most recent supplement, modification or amendment, the Company SEC Documents (i) did not contain (and any Company SEC Documents filed with or furnished to the SEC subsequent to the date hereof will not contain) any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be, in each case as in effect on the date each such document was filed with or furnished to the SEC. None of the Company Subsidiaries (other than the Partnership) is currently subject to the periodic reporting requirements of the Exchange Act. The Company has made available to Parent all comment letters and all material correspondence between the SEC, on the one hand, and the Company or the Partnership, on the other hand, since January 1, 2013. As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents filed or furnished by the Company or the Partnership with the SEC and, as of the date hereof, to the Company’s knowledge, none of the Company SEC Documents is the subject of ongoing SEC review. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of the New York Stock Exchange. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including, in each case, any notes and schedules thereto) and the consolidated Company Subsidiaries included in or incorporated by reference into the Company SEC Documents (collectively, the “Company Financial Statements”) (i) were prepared in accordance with generally accepted accounting principles as applied in the United States (“GAAP”) (as in effect in the United States on the date of such Company Financial Statement) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by SEC rules and regulations) and (ii) present fairly, in all material respects, the financial position of the Company and the consolidated Company Subsidiaries and the results of their operations and their cash flows as of the dates and for the periods referred to therein (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal year-end adjustments).

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(b)      The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) intended to provide reasonable assurances regarding the reliability of financial reporting for the Company and the Company Subsidiaries. The Company has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

Section 3.6      Information Supplied.    The Proxy Statement will not, at the time the Proxy Statement is first mailed to the Company’s stockholders, at the time of the Company Stockholders’ Meeting or at the time of any amendment or supplement thereof, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the Company or the Company Subsidiaries or other information supplied by the Company for inclusion or incorporation by reference therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and other applicable Law. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent, Merger Sub I, Merger Sub II or any of their Representatives specifically for inclusion (or incorporation by reference) in the Proxy Statement.

Section 3.7      Absence of Certain Changes.    Except as otherwise contemplated by this Agreement, since December 31, 2014 through the date hereof, (a) the Company and each of the Company Subsidiaries have conducted in all material respects their respective businesses in the ordinary course of business consistent with past practice, (b) there have not been any changes, events, state of facts or developments, that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect, and (c) except for regular quarterly cash dividends on the Company Shares and Partnership Units, there has not been any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Shares or the Partnership Units.

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Section 3.8      Undisclosed Liabilities.    Neither the Company nor any of the Company Subsidiaries has, or is subject to, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) of a type required by GAAP as in effect on the date hereof to be set forth on a consolidated balance sheet of the Company and the Company Subsidiaries or in the notes thereto, other than liabilities and obligations (a) disclosed, reflected, reserved against or provided for in the consolidated balance sheet of the Company as of June 30, 2015 or in the notes thereto, (b) incurred in the ordinary course of business consistent with past practice in all material respects since June 30, 2015, (c) incurred or permitted to be incurred under this Agreement or incurred in connection with the transactions contemplated hereby, or (d) that otherwise would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.9      Permits; Compliance with Laws.

(a)      The Company and each Company Subsidiary is in possession of all franchises, authorizations, licenses, permits, certificates, variances, exemptions, approvals and orders of any Governmental Entity (each, a “Permit”) necessary for the Company and each Company Subsidiary to own, lease and operate its properties and assets, and to carry on and operate its businesses as currently conducted as of the date hereof (the “Company Permits”), and all such Company Permits are in full force and effect, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No suspension or cancellation of any Company Permits is pending or, to the knowledge of the Company, threatened in writing and no such suspension or cancellation will result from the transactions contemplated by this Agreement, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)      The Company and each of the Company Subsidiaries is in compliance with all Laws applicable to the Company, the Company Subsidiaries and their respective businesses and properties or assets, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no investigation, review or proceeding by any Governmental Entity with respect to the Company or any of the Company Subsidiaries or their operations is pending or, to the Company’s knowledge, threatened in writing, and, to the Company’s knowledge, no Governmental Entity has indicated an intention to conduct the same.

(c)      Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries, nor, to the Company’s knowledge, any director, officer or employee of the Company or any of the Company Subsidiaries, has (i) knowingly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government employee or official or any other Person, or (iii) taken any action, directly or indirectly, that would constitute a violation in any material respect by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

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Section 3.10      Litigation.    Except as set forth in Section 3.10 of the Company Disclosure Letter and except for stockholder or derivative litigation that may be brought relating to this Agreement or the transactions contemplated hereby or events leading up to this Agreement, there is no suit, claim, action, investigation or proceeding which is against the Company or any Company Subsidiary (or any of their properties or assets) pending or, to the knowledge of the Company, threatened in writing that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction, judgment or decree of any Governmental Entity or arbitrator unrelated to this Agreement that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, there is no suit, claim, action or proceeding to which the Company or any Company Subsidiary is a party pending or, to the knowledge of the Company, threatened in writing seeking to prevent, hinder, modify, delay or challenge the Mergers or any of the other transactions contemplated by this Agreement.

Section 3.11      Employee Benefits.

(a)      Section 3.11(a) of the Company Disclosure Letter sets forth a list of all material “employee benefit plans,” as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”), and all other material employee benefit plans or other benefit arrangements or payroll practices including bonus plans, fringe benefits, executive compensation, consulting or other compensation agreements, change in control agreements, incentive, equity or equity-based compensation, deferred compensation arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation, hospitalization, medical benefits, life insurance, other welfare benefits, cafeteria, scholarship programs, directors’ benefit, bonus or other incentive compensation, which the Company or any Company Subsidiary or ERISA Affiliate sponsors, maintains, contributes to or has any obligation to contribute to or with respect to which the Company or any Company Subsidiary or ERISA Affiliate has any direct or indirect liability (each a “Company Employee Benefit Plan” and collectively, the “Company Employee Benefit Plans”).

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(b)      None of the Company Employee Benefit Plans is or has been subject to Title IV of ERISA, or is or has been subject to Sections 4063 or 4064 of ERISA, nor is the Company, any Company Subsidiary or any ERISA Affiliate obligated to contribute (and such entities have not, in the past six (6) years, had an obligation to contribute) to a multiemployer plan, as defined in Section 3(37) of ERISA (a “Multiemployer Plan”). Neither the Company nor any ERISA Affiliate has incurred any present or contingent liability under Title IV of ERISA, nor does any condition exist which would reasonably be expected to result in any such liability.

(c)      Correct and complete copies of the following documents, with respect to each of the Company Employee Benefit Plans (other than a Multiemployer Plan, of which there are none) have been made available to Parent by the Company: (i) plan and related trust documents, and amendments thereto; (ii) the three most recent Forms 5500 and schedules thereto, if applicable; (iii) the most recent Internal Revenue Service (“IRS”) determination letter (which resulted from a proper and timely filing with the IRS), if any; (iv) the current summary plan description and any material modifications thereto, if applicable; (v) the three most recent financial statements and actuarial valuations, if applicable; and (vi) all pending applications for rulings, determination letters, opinions, no action letters and similar documents filed with any Governmental Entity (including the Department of Labor and the IRS).

(d)      Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its ERISA Affiliates have performed all obligations required to be performed by them under all Company Employee Benefit Plans; (ii) the Company Employee Benefit Plans have been administered in compliance with their terms and the requirements of ERISA, the Code and other applicable Laws; (iii) all contributions and premium payments (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Employee Benefit Plans, including to any funds or trusts established thereunder or in connection therewith, have been made by the due date thereof and all contributions and premium payments for any period ending on or before the Closing Date which are not yet due will have been paid or accrued prior to the Closing Date; (iv) there are no actions, suits, arbitrations, investigations, audits or claims (other than routine claims for benefits) filed, or to the Company’s knowledge, threatened in writing with respect to any Company Employee Benefit Plan; and (v) the Company and its ERISA Affiliates have no liability as a result of any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) for any excise Tax or civil penalty.

(e)      Each of the Company Employee Benefit Plans which is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable opinion letter or determination letter from the IRS and, to the Company’s knowledge, there is no fact which would adversely affect the qualified status of any such Company Employee Benefit Plan or the exemption of such trust.

(f)      Except as set forth in Section 3.11(f) of the Company Disclosure Letter, none of the Company Employee Benefit Plans provide for continuing post-employment health, life insurance coverage or other welfare benefits for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or similar state law.

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(g)      No stock or other security issued by the Company forms or has formed a material part of the assets of any tax qualified Company Employee Benefit Plan.

(h)      Except as set forth in Section 3.11(h) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Mergers will (either alone or in combination with any other event) (i) result in any payment becoming due, or increase the amount of compensation due, to any current or former Service Provider; (ii) increase any benefits otherwise payable under any Company Employee Benefit Plan; or (iii) result in the acceleration of the time of payment (including the funding of a trust) or vesting of any compensation or benefits from the Company or any Company Subsidiary to any current or former Service Provider. Without limiting the generality of the foregoing, except as set forth in Section 3.11(h) of the Company Disclosure Letter, no amount payable to any current or former Service Provider (whether in cash or property or as a result of accelerated vesting) as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event) under any compensation arrangement would be nondeductible under Section 280G of the Code. Neither the Company nor any Company Subsidiary has any obligations to gross-up, indemnify or otherwise reimburse any current or former Service Provider for any Taxes incurred by such Service Provider, including under Section 409A or 4999 of the Code, or any interest or penalty related thereto.

Section 3.12      Labor Matters.

(a)      Section 3.12(a) of the Company Disclosure Letter sets forth a list of all collective bargaining agreements and similar labor agreements to which the Company or any Company Subsidiary is party (excluding personal services contracts). The Company has heretofore made available to Parent correct and complete copies of the collective bargaining agreements, together with all material amendments, modifications, supplements and side letters affecting the duties, rights and obligations of any party thereunder, and similar labor agreements listed in Section 3.12(a) of the Company Disclosure Letter.

(b)      (i) No employees of the Company or any of the Company Subsidiaries are represented by any labor organization; (ii) no labor organization or group of employees of the Company or any of the Company Subsidiaries has made a written demand to the Company or any Company Subsidiary for recognition or certification; (iii) there are no representation or certification proceedings or petitions seeking a representation proceeding presently filed, or to the Company’s knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; (iv) to the Company’s knowledge, there are no organizing activities involving the Company or any Company Subsidiary pending with any labor organization or group of employees of the Company or any Company Subsidiary; and (v) the Company and the Company Subsidiaries are not currently materially affected and have not been materially affected in the past by any actual or threatened work stoppage, strike or other labor disturbance.

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(c)      Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no unfair labor practice charges, grievances or complaints filed or, to the Company’s knowledge, threatened in writing by or on behalf of any employee or group of employees of the Company or any Company Subsidiary.

(d)      Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no complaints, charges or claims against the Company or any Company Subsidiary filed or, to the knowledge of the Company, threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any Company Subsidiary.

(e)      Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each Company Subsidiary is in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local “mass layoff” or “plant closing” Law (“WARN”), collective bargaining, discrimination, civil rights, affirmative action, safety and health, workers’ compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax, except for any non-compliance which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and (ii) there has been no “mass layoff” or “plant closing” as defined by WARN with respect to the Company or any Company Subsidiary within the last six (6) months.

Section 3.13      Tax Matters.

(a)      The Company and each Company Subsidiary has timely filed (taking into account any valid extension of time within which to file) all income and all other material Tax Returns required to be filed by it and all such filed Tax Returns are correct, complete and accurate in all material respects. All material Taxes payable by or on behalf of the Company or any Company Subsidiary (whether or not shown on a Tax Return) have been fully and timely paid or adequately provided for in accordance with GAAP, and adequate reserves or accruals for Taxes have been provided in accordance with GAAP with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing or for which Taxes are being contested in good faith. Except as set forth in Section 3.13(a) of the Company Disclosure Letter, no power of attorney with respect to any Tax matter is currently in force.

(b)      The Company (i) for all taxable years commencing in 2004, the year in which the Company first made a REIT tax election, through December 31, 2014, has been organized and operated in conformity for qualification and taxation as a real estate investment trust (a “REIT”) within the meaning of Section 856 of the Code, (ii) has operated, and will continue to operate, in such a manner as to enable it to qualify as a REIT from January 1, 2015 through the date of the Company Merger Effective Time, and (iii) has not taken or omitted to take any action which would reasonably be expected to result in the Company’s failure to qualify as a REIT, and no challenge to the Company’s status or qualification as a REIT is pending or, to the Company’s knowledge, threatened in writing. Section 3.13(b) of the Company Disclosure Letter sets forth each Company Subsidiary and its classification for U.S. federal income tax purposes as of the date hereof. Each entity that is listed in Section 3.13(b) of the Company Disclosure Letter as a partnership, joint venture, or limited liability company has been since its formation and continues to be treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation. Each entity that is listed in Section 3.13(b) of the Company Disclosure Letter as a corporation has been since the date listed in Section 3.13(b) of the Company Disclosure Letter a “qualified REIT subsidiary” pursuant to Section 856(i) of the Code or a “taxable REIT subsidiary” pursuant to Section 856(l) of the Code, which date is in all cases the later of the date of its formation, the date on which the Company acquired an interest in such entity, or within thirty (30) days after the calendar quarter in which the Company acquired an interest in such entity, as indicated in Section 3.13(b) of the Company Disclosure Letter. Neither the Company nor any Company Subsidiary holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code (or otherwise result in any “built-in gains” Tax under Section 337(d) of the Code and the applicable Treasury Regulations thereunder).

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(c)        Since January 1, 2011, (i) the Company and each of the Company Subsidiaries have not incurred any liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code or Section 337(d) of the Code (and the applicable Treasury Regulations thereunder) and (ii) neither the Company nor any Company Subsidiary has incurred any other material liability for Taxes that have become due and that have not been previously paid other than in the ordinary course of business. Since January 1, 2011, neither the Company nor any Company Subsidiary (other than a “taxable REIT subsidiary” or any subsidiary of a “taxable REIT subsidiary”) has engaged at any time in any “prohibited transactions” within the meaning of Section 857(b)(6) of the Code. Since January 1, 2011, neither the Company nor any Company Subsidiary has engaged in any transaction that would give rise to “redetermined rents, redetermined deductions and excess interest” described in Section 857(b)(7) of the Code. To the knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed on the Company or any Company Subsidiary.

(d)        Except as provided in Section 3.13(d) of the Company Disclosure Letter, there are no Tax Protection Agreements currently in force.

(e)        Except as set forth in Section 3.13(e) of the Company Disclosure Letter, the Company and each of the Company Subsidiaries: (i) is not currently (and since inception has not been) the subject of any audits, examinations, investigations or other proceedings in respect of any material Tax or Tax matter by any Governmental Entity; (ii) has not received any notice in writing from any Governmental Entity that such an audit, examination, investigation or other proceeding is contemplated or pending and does not have any knowledge that such audit, examination, investigation or other proceeding is threatened or contemplated; (iii) has not waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (iv) has not received a request for waiver of the time to assess any material Taxes, which request is still pending; (v) is not contesting any liability for Taxes before any Governmental Entity; (vi) to the knowledge of the Company, is not subject to a claim or deficiency for any Tax which has not been satisfied by payment, settled or been withdrawn; (vii) to the knowledge of the Company, is not subject to a claim by a Governmental Entity in a jurisdiction where the Company or such Company Subsidiary does not file Tax Returns that the Company or such Company Subsidiary is or may be subject to taxation by that jurisdiction; (viii) has no outstanding requests for any Tax ruling from any Governmental Entity and has not received a Tax ruling; and (ix) is not the subject of a “closing agreement” within the meaning of Section 7121 of the Code (or any comparable agreement under applicable state, local or foreign Tax Law).

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(f)      The Company and each of the Company Subsidiaries (i) have complied in all material respects with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes, (ii) have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate Governmental Entity all material amounts required to be withheld and paid over on or prior to the due date thereof under all applicable Laws, (iii) have in all material respects properly completed and timely filed all IRS Forms W-2 and 1099 required thereof, and (iv) have collected and remitted to the appropriate Governmental Entity all material sales and use Taxes, or have been furnished properly completed exemption certificates and have maintained all such records and supporting documents in a manner required by all applicable sales and use Tax statutes and regulations.

(g)      The Company has made available to Parent correct and complete copies of (i) all U.S. federal Tax Returns of the Company and the Company Subsidiaries relating to the last three years which have been filed and (ii) any audit report issued within the last five (5) years relating to any Taxes due from or with respect to the Company or any Company Subsidiaries.

(h)      Except as set forth in Section 3.13(h) of the Company Disclosure Letter, to the knowledge of the Company (and other than in connection with the transactions contemplated by this Agreement), there are no proposed reassessments of any real property owned by the Company or any Company Subsidiary that would result in a material increase in the amount of any Tax to which the Company or any of its Subsidiaries would be subject.

(i)      Neither the Company nor any of the Company Subsidiaries: (i) has agreed to make any material adjustment pursuant to Section 481(a) of the Code, (ii) has any knowledge that the IRS has proposed, in writing, such an adjustment or a change in accounting method with respect to the Company or any Company Subsidiary or (iii) has any application pending with the IRS or any other Governmental Entity requesting permission for any change in accounting method.

(j)      Except as set forth in Section 3.13(j) of the Company Disclosure Letter, neither the Company nor any other Person on behalf of the Company or any Company Subsidiary has requested any extension of time within which to file any income Tax Return, which income Tax Return has since not been filed.

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(k)      Neither the Company nor any Company Subsidiary is a party to any Tax indemnity, allocation or sharing agreement or similar agreement or arrangement, other than (i) the Tax Protection Agreements listed in Section 3.13(d) of the Company Disclosure Letter, (ii) customary Tax indemnification provisions in commercial Contracts entered into in the ordinary course of business not primarily relating to Taxes and (iii) any agreement or arrangement between the Company and any Company Subsidiary, pursuant to which it has any obligation to make any payments after the Closing.

(l)      The Company has set forth in Section 3.13(l) of the Company Disclosure Letter a list of all Reportable Transactions in which the Company or any Company Subsidiary has participated. Each of the Company and the Company Subsidiaries have disclosed to the IRS on the appropriate Tax Returns any Reportable Transaction in which it has participated. Each of the Company and the Company Subsidiaries have retained all documents and other records pertaining to any Reportable Transaction in which it has participated, including documents and other records listed in Treasury Regulation Section 1.6011-4(g) and any other documents and other records which are related to any Reportable Transaction in which it has participated but not listed in Treasury Regulation Section 1.6011-4(g).

(m)      Neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(n)      Neither the Company nor any Company Subsidiary: (i) is or has ever been a member of an affiliated group of corporations filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

Section 3.14      Real Property.

(a)      Subject to the immediately succeeding sentence, Section 3.14(a) of the Company Disclosure Letter lists the common street address for all real property owned by the Company or any Company Subsidiary in fee as of the date hereof, and the Company Subsidiary owning such real property (such real property interests are, as the context may require, individually or collectively referred to as the “Owned Real Property”). Except as set forth in Section 3.14(a) of the Company Disclosure Letter, and except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or a Company Subsidiary has good and valid fee simple title to all Owned Real Property, in each case free and clear of all Liens except for Permitted Liens.

(b)      Subject to the immediately succeeding sentence, Section 3.14(b) of the Company Disclosure Letter lists the common street address for all real property in which a Company Subsidiary holds as lessee or sublessee a ground lease or ground sublease interest in any real property (such real property interests are, as the context may require, individually or collectively referred to as the “Ground Leased Real Property”), each ground lease (or ground sublease) pursuant to which the Company or any Company Subsidiary is a lessee (or sublessee) as of the date hereof, including each amendment or guaranty or any other agreement related thereto (individually, a “Ground Lease” and collectively, “Ground Leases”) and the applicable Company Subsidiary holding such leasehold interest. Except as set forth in Section 3.14(a) of the Company Disclosure Letter, and except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or a Company Subsidiary holds a valid leasehold interest in or good and valid fee simple title to the Ground Leased Real Property free and clear of all Liens except for Permitted Liens.

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(c)      Subject to the immediately succeeding sentence, Section 3.14(c) of the Company Disclosure Letter lists the common street address for all real property in which a Company Subsidiary holds as a lessee or sublessee a leasehold or sublease interest (excluding the Ground Leases) (the “Company Leased Real Property”), each lease or sublease of such real property pursuant to which a Company Subsidiary holds as a lessee or sublessee a leasehold or sublease interest, including each amendment, guaranty or any other agreement relating thereto (“Company Leases”) and the applicable Company Subsidiary holding such leasehold interest. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or a Company Subsidiary holds a valid leasehold or subleasehold interest as a lessee or sublessee in the Company Leased Real Property free and clear of all Liens except for Permitted Liens. True and complete copies of the Company Leases have been made available to Parent.

(d)      The operating budget set forth in Section 3.14(d)(i) of the Company Disclosure Letter (the “Operating Budget”) discloses, as of the date hereof, on a line-item basis the budgeted operating expenses of the Company and the Company Subsidiaries through March 31, 2016 (the “Operating Expenses”), excluding Tenant Costs and Capital Expenditures not directly related to corporate activities. The capital expenditure budgets (the “Development Expenditure Budget”) in Section 3.14(d)(ii) of the Company Disclosure Letter disclose, as of the date hereof, the budgeted amount of all expenditures and fundings (capital or otherwise) (the “Development Capital Expenditures”) by Company Real Property, remaining as of June 30, 2015 and anticipated to be funded on a month-to-month basis through March 31, 2016 and annually through project completion by or on behalf of the Company or any Company Subsidiary, in connection with renovations, construction projects, restorations, developments and redevelopments, excluding the Pre-Development Projects (collectively, the “Development Projects”), on, relating to or adjacent to any Company Real Property, in each case, in excess of $2,500,000. The pre-development budget in Section 3.14(d)(iii) of the Company Disclosure Letter discloses, as of the date hereof, the budgeted amounts for “Committed” and “Uncommitted” expenditures and fundings (capital or otherwise) (“Pre-Development Expenditures”) by Company Real Property that are anticipated to be funded by the Company or any Company Subsidiary with respect to Development Projects that are in pre-development (the “Pre-Development Projects”). Except as set forth in Section 3.14(d)(iv) of the Company Disclosure Letter (the “Space Lease Commission Schedule”), there are no brokerage commissions or fees in excess of $1,000,000 that are now due or which would reasonably be expected to become due from the Company or any Company Subsidiary with respect to any individual Company Lease or Company Space Lease as of the date hereof. The tenant improvement budget (such tenant improvement budget, together with the Development Expenditure Budget, the “Capital Expenditure Budget”) in Section 3.14(d)(v) of the Company Disclosure Letter and the operating capital budget set forth in Section 5.1(x) of the Company Disclosure Letter disclose, as of the date hereof, the budgeted amount of all allowances, expenditures and fundings (such allowances, expenditures and fundings, together with the Development Capital Expenditures, the “Capital Expenditures”) by Company Real Property, remaining as of June 30, 2015 and budgeted to be funded annually through project completion by or on behalf of the Company or any Company Subsidiary, in connection with (x) Tenant Costs pursuant to Company Space Leases executed on or prior to June 30, 2015 and (y) tenant improvement allowances for Company Space Leases executed after June 30, 2015 (such Tenant Costs and tenant improvement allowances, together with the Development Projects, the “Construction Projects”), in each case, in excess of $2,500,000.

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(e)      Except for such discrepancies, errors or omissions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the rent rolls for the Company Real Properties dated as of September 30, 2015 (the “Rent Rolls”), which have previously been made available to Parent, as such Rent Rolls have been supplemented by the information set forth in Section 3.14(e) of the Company Disclosure Letter, list each lease, sublease or ground lease to which the Company or its Subsidiaries are party as landlord with respect to each of the applicable Company Real Properties (such leases, together with all amendments, modifications, supplements, renewals, extensions, guarantees and other agreements related thereto, the “Company Space Leases”). To the knowledge of the Company, the Company has made available to Parent correct and complete copies of all Company Space Leases as of the date hereof. Except as set forth in Section 3.14(e) of the Company Disclosure Letter, neither the Company nor any Company Subsidiaries, on the one hand, nor, to the knowledge of the Company, any other party, on the other hand, is in default under any Material Space Lease, except for defaults that are disclosed in the Rent Rolls or that do not have or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No termination option has been exercised in writing under any of the Material Space Leases that would result in a full or partial termination of such Material Space Lease after the date hereof except as disclosed in Section 3.14(e) of the Company Disclosure Letter.

(f)      Except for those contracts or agreements set forth in Section 3.14(f) of the Company Disclosure Letter and the Company Material Contracts, neither the Company nor any Company Subsidiary has entered into any contract or agreement (collectively, the “Participation Agreements”) with any Person other than the Company or a wholly-owned Company Subsidiary (the “Participation Party”) which provides for a right of such Participation Party to participate, invest, join, partner, have any material interest in (whether characterized as a contingent fee, profits interest, equity interest or otherwise) or have the right to any of the foregoing in any proposed or anticipated investment opportunity, joint venture, partnership or any other current or future transaction or property in which the Company or any Company Subsidiary has or will have a material interest, including those transactions or properties identified, sourced, produced or developed by such Participation Party (a “Participation Interest”). Section 3.14(f) of the Company Disclosure Letter sets forth the only transactions or Company Real Properties for which any Participation Party currently has a Participation Interest pursuant to such Participation Agreements.

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(g)      Except as set forth in the applicable Company Space Leases or in Section 3.14(g) of the Company Disclosure Letter or disclosed in the Company Material Contracts, neither the Company nor any Company Subsidiary is a party to any material agreement pursuant to which a Person other than the Company or any wholly-owned Company Subsidiary manages or manages the development of any of the Company Real Properties (a “Third Party”).

(h)      Except as set forth in Section 3.14(h) of the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries is a party to any material agreement pursuant to which the Company or any of the Company Subsidiaries manages, is a development manager of or is the leasing agent of any real properties for any Third Party.

(i)      As of the date hereof, (i) neither the Company nor any Company Subsidiary has exercised any Transfer Right with respect to any asset or Person in an amount in excess of $2,000,000, individually or in the aggregate, which transaction has not yet been consummated and (ii) no Third Party has exercised in writing any Transfer Right with respect to any Company Subsidiary or Company Real Property.

(j)      Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the knowledge of the Company, as of the date hereof, none of the Company or any of the Company Subsidiaries has received any written notice to the effect that any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Real Properties. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in, all material personal property held or used by them at the Company Real Property, free and clear of all Liens other than Permitted Liens. Section 3.14(j) of the Company Disclosure Letter lists each real property or leasehold interest in any ground lease conveyed, transferred, assigned or otherwise disposed of by the Company or any Company Subsidiary (if a Company Subsidiary at the time of such conveyance, transfer, assignment or disposition) since January 1, 2011, except for easements or similar interests. Other than as set forth in Section 3.14(j) of the Company Disclosure Letter, to the knowledge of the Company, as of the date hereof, none of the Company or any of the Company Subsidiaries has received any written notice of any outstanding claims under any Prior Sale Agreements which would reasonably be expected to result in liability to the Company or any Company Subsidiary in an amount, in the aggregate, in excess of $5,000,000. To the Company’s knowledge, none of the Company or any of the Company Subsidiaries has received any written notice of any outstanding violation of any Law, including zoning regulation or ordinance, building or similar law, code, ordinance, order or regulation, for any Company Real Property, in each case which has had, or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(k)      As of the date hereof (i) BMR-PR II LLC qualifies as a “venture capital operating company” (a “VCOC”) other than by virtue of being in its “distribution period” (each within the meaning of the Department of Labor plan assets regulations set forth in 29 C.F.R. Section 2510.3-101.3-101, as amended) and (ii) BMR-PR II TRS LLC qualifies as a VCOC and was eligible to enter into its “distribution period” on June 26, 2008.

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Section 3.15      Environmental Matters.    Except as set forth in Section 3.15 of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(a)      (i) The Company and each Company Subsidiary are and have been in compliance with those Environmental Laws applicable to their respective operations (including possessing and complying with any required Environmental Permits), and at all times during the Company’s and each Company Subsidiary’s ownership or operation of any Company Real Property, such Company Real Property has been (and with respect to former Subsidiaries of the Company and properties formerly owned, leased or operated by the Company or any Company Subsidiary or any former Subsidiaries of the Company, to the knowledge of the Company or any Company Subsidiary, was during the period owned, leased or operated by any of them) in compliance with all applicable Environmental Laws (including possessing and complying with any required Environmental Permits); (ii) there are no administrative or judicial proceedings relating to Environmental Laws pending or, to the knowledge of the Company, threatened, against the Company, any Company Subsidiary, any Company Real Property, or, to the knowledge of the Company, any properties formerly owned, leased or operated by the Company or any Company Subsidiary or any former Subsidiaries of the Company; (iii) neither the Company nor any Company Subsidiary has received any written notice, demand, letter or claim, in any case, alleging that the Company or such Company Subsidiary is in violation of, or liable under, any Environmental Law and, to the knowledge of the Company, no such notice, demand or claim has been threatened; and (iv) each Environmental Permit required of the Company, any Company Subsidiary, and any Company Real Property is valid and in effect and the renewal of such Environmental Permit has been timely re-applied for.

(b)      (i) Neither the Company nor any Company Subsidiary has received any written notice, demand or claim alleging liability on the part of the Company or any Company Subsidiary as a result of a Release of Hazardous Substances; (ii) Hazardous Substances are not present in, at, on or under any of the Company Real Property, either as a result of the operations of the Company or any Company Subsidiary or otherwise, and to the knowledge of the Company are not present in, at, on or under any other real property for which the Company or any Company Subsidiary could reasonably be expected to be liable, in a quantity or condition that, in either case, would reasonably be expected to result in a liability under Environmental Laws on the part of the Company or any Company Subsidiary; and (iii) there are, to the Company’s knowledge, no wetlands (as that term is defined under Section 404 of the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1344, and all implementing regulations) at any Company Real Property, nor is any Company Real Property subject to any current or, to the knowledge of the Company, threatened environmental deed restriction, use restriction, institutional or engineering control or order or agreement with any Governmental Entity or any other restriction of record.

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Section 3.16      Intellectual Property.

(a)        Except as set forth in Section 3.16 of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries own or have the right to use in the manner currently used all Patents, Trademarks, Copyrights, and Trade Secrets (the “Intellectual Property Rights”) used by the Company or any Company Subsidiary in, and that are material to, the business of the Company and the Company Subsidiaries as currently conducted (the “Company Intellectual Property Rights”) and (ii) neither the Company nor any of the Company Subsidiaries has received, in the twelve (12) months preceding the date hereof, any written charge, complaint, claim, demand or notice challenging the validity of or right to use any of the Company Intellectual Property Rights. To the Company’s knowledge, no other Person has infringed any Company Intellectual Property Rights during the twelve (12) months preceding the date hereof, except for any such infringement as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)        To the knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe upon any Intellectual Property Rights of any other Person, except for any such infringement that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has received, in the twelve (12) months preceding the date hereof, any written charge, complaint, claim, demand or notice alleging any such infringement of the Intellectual Property Rights of any other Person by the Company or any of the Company Subsidiaries that has not been settled or otherwise fully resolved, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.17      Contracts.

(a)      All Contracts, including amendments thereto, required to be filed as an exhibit to any report of the Company filed on or after January 1, 2015 pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed. All such filed Contracts shall be deemed to have been made available to Parent.

(b)      Other than the Contracts described in Section 3.17(a), Section 3.17(b) of the Company Disclosure Letter sets forth a complete list, in each case as of the date hereof, of each Contract (or the accurate description of principal terms in case of oral Contracts), including all amendments, supplements and side letters thereto that modify each such Contract in any material respect, to which the Company or any of the Company Subsidiaries is a party or by which it is bound or to which any of their respective assets are subject (other than any of the foregoing solely between the Company and any of the wholly-owned Company Subsidiaries or solely between any wholly-owned Company Subsidiaries) that:

(i)      is a limited liability company agreement, partnership agreement or joint venture agreement or similar Contract (including Joint Venture Agreements);

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(ii)      is a Material Space Lease, Ground Lease or Material Company Lease;

(iii)      contains covenants of the Company or any of the Company Subsidiaries purporting to limit, in any material respect, either the type of business in which the Company or any of the Company Subsidiaries (or, after the Company Merger Effective Time, Parent or its affiliates) or any of their affiliates may engage or the geographic area in which any of them may so engage, other than exclusive lease provisions, non-compete provisions and other similar leasing restrictions entered into by the Company in the ordinary course of business consistent with past practice, contained in the Material Company Leases or contained in other recorded documents by which real property was conveyed by the Company to any user;

(iv)      evidences Indebtedness for borrowed money in excess of $5,000,000 of the Company or any of the Company Subsidiaries, whether unsecured or secured (such Indebtedness, the “Existing Indebtedness” and such Contracts, the “Existing Loan Documents”);

(v)      provides for (A) the pending purchase, sale, assignment, ground leasing or disposition of or (B) except as set forth in the Company Space Leases, Company Leases, Ground Leases or Joint Venture Agreements, a Transfer Right to purchase, sell, dispose of, assign or ground lease, in each case, by merger, purchase or sale of assets or stock or otherwise, directly or indirectly, any real property (including any Company Real Property or any portion thereof);

(vi)      except for any capital contribution requirements as set forth in the organizational documents of any Person set forth in Section 3.17(b)(vi) of the Company Disclosure Letter or in any Joint Venture Agreements, requires the Company or any Company Subsidiary to make any investment in (in each case, in the form of a loan, capital contribution or similar transaction) any Company Subsidiary or other Person in excess of $2,000,000;

(vii)      relates to the settlement (or proposed settlement) of any pending or threatened suit or proceeding, other than any settlement that provides solely for the payment of less than $1,000,000 in cash (net of any amount covered by insurance or indemnification that is reasonably expected to be received by the Company or any Company Subsidiary);

(viii)      with any current executive officer or director of the Company or any of the Company Subsidiaries, any stockholder of the Company beneficially owning 5% or more of outstanding Company Shares or, to the Company’s knowledge, any member of the “immediate family” (as such term is defined in Item 404 of Regulation S-K promulgated under the Securities Act) of any of the foregoing;

(ix)      except to the extent such Contract is described in clauses (i)-(viii) above, calls for or guarantees (A) aggregate payments by, or other consideration from, the Company and the Company Subsidiaries of more than $10,000,000 over the remaining term of such Contract or (B) annual aggregate payments by, or other consideration from, the Company and the Company Subsidiaries of more than $5,000,000; or

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(x)      evidences federal historic tax credits, new market tax credits or state historic tax credits with respect to a Company Real Property (the “Tax Credit Documents”).

Each Contract of a type described in clauses (a) and (b) of this Section 3.17 is referred to herein as a “Company Material Contract.” To the knowledge of the Company, the Company has made available to Parent true and complete copies of all Company Material Contracts as of the date hereof, including amendments, supplements and side letters related thereto.

(c)      Neither the Company nor any Company Subsidiary is in (or has received any written claim of) breach of or default under the terms of any Company Material Contract, and, to the knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder by the Company or any Company Subsidiary, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default would reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, each Company Material Contract is a valid and binding agreement of the Company or a Company Subsidiary, as applicable, and, to the knowledge of the Company, the other parties thereto and is in full force and effect, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, subject to the Bankruptcy and Equity Exception.

Section 3.18      Opinion of Financial Advisor.    The Company Board has received the opinions of Morgan Stanley & Co. LLC and Raymond James & Associates, Inc. to the effect that, as of the date of such opinions and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the Merger Consideration to be received by the holders of shares of Company Common Stock pursuant to this Agreement is fair, from a financial point of view, to such holders.

Section 3.19      Takeover Statutes.    The Company has taken all action required to be taken by it in order to exempt this Agreement and the Mergers from, and this Agreement and the Mergers are exempt from, the requirements of any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination” or other takeover Laws and regulations, including in the MGCL (including the Maryland Business Combination Act and Maryland Control Share Acquisition Act) or the MRULPA (collectively, “Takeover Statutes”).

Section 3.20      Vote Required.    The affirmative vote of the holders of not less than a majority of all of the outstanding shares of Company Common Stock entitled to vote on the matter at the Company Stockholders’ Meeting is the only vote required of the holders of any class or series of capital stock or other equity securities of the Company to approve the Company Merger and the other transactions contemplated by this Agreement (the “Company Requisite Vote”). Other than the written consent of the general partner of the Partnership approving this Agreement and the Partnership Merger (which written consent has been obtained), no vote or consent of the holders of any Partnership Units is necessary to approve the Partnership Merger or the other transactions contemplated by this Agreement and no dissenters or appraisal rights will be available to any holder of Partnership Units.

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Section 3.21      Insurance.    Section 3.21 of the Company Disclosure Letter sets forth a correct and complete list of the material insurance policies held by, or for the benefit of the Company or any of the Company Subsidiaries as of the date of this Agreement, including the insurer under such policies and the type of and amount of coverage thereunder. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (a) all insurance policies maintained by the Company and the Company Subsidiaries are in full force and effect, (b) all premiums due and payable thereon have been paid, and (c) neither the Company nor any Company Subsidiary is in breach of or default under any of such insurance policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since January 1, 2015, the Company has not received written notice of termination or cancellation or denial of coverage with respect to any insurance policy, or written notice of failure to renew any such insurance policy or refusal of coverage thereunder or any other notice that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder.

Section 3.22      Investment Company Act.    Neither the Company nor any of the Company Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

Section 3.23      Brokers.    Neither the Company nor any Company Subsidiary has entered into any agreement or arrangement entitling any broker, finder, investment banker or financial advisor (other than Morgan Stanley & Co. LLC and Raymond James & Associates, Inc.) to any broker’s or finder’s fee or other fee or commission in connection with the transactions contemplated by this Agreement. The Company has furnished to Parent true and complete copies of all Contracts between the Company and Morgan Stanley & Co. LLC, and between the Company and Raymond James & Associates, Inc., relating to the transactions contemplated by this Agreement, which agreements disclose all fees payable thereunder.

Section 3.24      Acknowledgement of No Other Representations or Warranties.    Each of the Company and the Partnership acknowledges and agrees that, except for the representations and warranties contained in Article IV, none of Parent, Merger Sub I or Merger Sub II or any of their respective affiliates or Representatives makes or has made any representation or warranty, either express or implied, concerning Parent, Merger Sub I or Merger Sub II or any of their respective businesses, operations, assets, liabilities, results of operations, condition (financial or otherwise) or prospects or the transactions contemplated by this Agreement. To the fullest extent permitted by applicable Law and subject to Section 8.8, except with respect to the representations and warranties contained in Article IV or any breach of any covenant or other agreement of Parent, Merger Sub I or Merger Sub II contained herein, none of Parent, Merger Sub I or Merger Sub II or any of their respective affiliates, employees, stockholders or any other Person or their Representatives shall have any liability to the Company or the Partnership or their respective affiliates or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information or statements (or any omissions therefrom) provided or made available by Parent, Merger Sub I or Merger Sub II or their respective affiliates and Representatives to the Company or the Partnership or their respective affiliates and Representatives in connection with the transactions contemplated hereby. The provisions of this Section 3.24 do not limit the express representations of the Guarantor contained in the Guaranty.

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ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB I AND MERGER SUB II

Parent, Merger Sub I and Merger Sub II hereby jointly and severally represent and warrant to the Company and the Partnership as follows:

Section 4.1        Organization.

(a)      Parent is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. Parent is duly qualified or licensed to do business as a foreign entity and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to prevent or materially delay, individually or in the aggregate, the ability of Parent, Merger Sub I or Merger Sub II to consummate the Mergers. Parent has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The certificate of limited partnership of Parent is in full force and effect, and no dissolution, revocation or forfeiture proceedings regarding Parent have been commenced.

(b)      Merger Sub I is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub I is duly qualified or licensed to do business as a foreign entity and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to prevent or materially delay, individually or in the aggregate, the ability of Parent, Merger Sub I or Merger Sub II to consummate the Mergers. Merger Sub I has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The certificate of limited partnership of Merger Sub I is in full force and effect, and no dissolution, revocation or forfeiture proceedings regarding Merger Sub I have been commenced.

(c)      Merger Sub II is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Maryland. Merger Sub II is duly qualified or licensed to do business as a foreign entity and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to prevent or materially delay, individually or in the aggregate, the ability of Parent, Merger Sub I or Merger Sub II to consummate the Mergers. Merger Sub II has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The certificate of limited partnership of Merger Sub II is in full force and effect, and no dissolution, revocation or forfeiture proceedings regarding Merger Sub II have been commenced.

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Section 4.2      Authority.    Each of Parent, Merger Sub I and Merger Sub II has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent, Merger Sub I and Merger Sub II and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary limited partnership action on the part of Parent, Merger Sub I and Merger Sub II, as applicable, and, other than the filing and acceptance for record of the Company Merger Articles of Merger with the SDAT, the filing of the Company Merger Certificate with the DSOS, and the filing and acceptance for record of the Partnership Merger Articles of Merger with the SDAT, no additional limited partnership proceedings on the part of Parent, Merger Sub I or Merger Sub II are necessary to authorize the execution, delivery and performance of this Agreement by each of them or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent, Merger Sub I and Merger Sub II and (assuming the due authorization, execution and delivery of this Agreement by the Company and the Partnership) constitutes the valid and binding obligation of each of Parent, Merger Sub I and Merger Sub II enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 4.3      No Conflict; Required Filings and Consents.

(a)      None of the execution, delivery or performance of this Agreement by Parent, Merger Sub I or Merger Sub II or the consummation by Parent, Merger Sub I or Merger Sub II of the transactions contemplated by this Agreement will: (i) conflict with or violate any provision of the charter, bylaws or any equivalent organizational or governing documents of each of Parent, Merger Sub I or Merger Sub II; (ii) assuming that all consents, approvals and authorizations described in Section 4.3(b) have been obtained and all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent, Merger Sub I or Merger Sub II or any of their respective properties or assets; or (iii) require any consent or approval under, violate, conflict with, result in any breach of, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration, notification, cancellation, purchase or sale under, or result in the triggering of any payment or creation of a Lien (other than a Permitted Lien) upon any of the respective properties or assets of Parent, Merger Sub I or Merger Sub II pursuant to, any Contract to which Parent, Merger Sub I or Merger Sub II is a party (or by which any of their respective properties or assets is bound) or any Permit held by it or them, except, with respect to clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent, Merger Sub I or Merger Sub II to consummate the Mergers.

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(b)      None of the execution, delivery or performance of this Agreement by Parent, Merger Sub I or Merger Sub II or the consummation by Parent, Merger Sub I or Merger Sub II of the transactions contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Entity with respect to Parent, Merger Sub I, Merger Sub II or any of their respective properties or assets, other than (i) the filing and acceptance for record of the Company Merger Articles of Merger with the SDAT, (ii) the filing of the Company Merger Certificate with the DSOS, (iii) the filing and acceptance for record of the Partnership Merger Articles of Merger with the SDAT, (iv) compliance with, and such filings as may be required under, Environmental Laws, (v) compliance with the applicable requirements of the Exchange Act, (vi) compliance with the applicable requirements of the HSR Act, (vii) such filings as may be required in connection with the payment of any transfer and gain taxes and (viii) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Entity would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent, Merger Sub I or Merger Sub II to consummate the Mergers.

Section 4.4      Litigation.    As of the date hereof, there is no suit, claim, action or proceeding to which Parent or any of its Subsidiaries is a party pending or, to the knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby. As of the date hereof, none of Parent or any of its Subsidiaries is subject to any outstanding order, writ, injunction, judgment or decree that, individually or in the aggregate, would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

Section 4.5      Brokers.    No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by the Company in connection with the Mergers based upon arrangements made by and on behalf of Parent, Merger Sub I, Merger Sub II or any of their Subsidiaries.

Section 4.6      Information Supplied.    None of the information supplied or to be supplied by Parent, Merger Sub I or Merger Sub II or any of their Representatives specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholders’ Meeting, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 4.7      Merger Sub I and Merger Sub II.

(a)      All of the issued and outstanding limited partnership interests of Merger Sub I are, and immediately prior to the Company Merger Effective Time will be, owned by Parent. Merger Sub I GP, is, and immediately prior to the Company Merger Effective Time will be, the sole general partner of Merger Sub I. Merger Sub I was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Company Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the transactions contemplated by this Agreement.

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(b)      All of the issued and outstanding limited partnership interests of Merger Sub II are, and immediately prior to the Partnership Merger Effective Time will be, owned by Merger Sub I or its direct or indirect wholly-owned Subsidiary to be designated by Parent prior to the Partnership Merger Effective Time. Merger Sub II GP, is, and immediately prior to the Partnership Merger Effective Time will be, the sole general partner of Merger Sub II. Merger Sub II was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Partnership Merger Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the transactions contemplated by this Agreement. Merger Sub II is not treated as a partnership for U.S. federal income tax purposes.

(c)      None of Parent, Merger Sub I or Merger Sub II or any of their respective Subsidiaries owns any Excluded Shares or beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Company Shares or Partnership Units or any securities that are convertible into or exchangeable or exercisable for Company Shares or Partnership Units, or holds any rights to acquire or vote any Company Shares or Partnership Units, other than pursuant to this Agreement. None of Parent, Merger Sub I or Merger Sub II or any of their respective Subsidiaries, or the “affiliates” or, to the knowledge of Parent, the “associates” of any such Person, is, nor at any time during the last five (5) years has been, an “interested stockholder” of the Company, in each case as defined in Section 3-601 of the MGCL.

Section 4.8      Sufficient Funds.

(a)      Parent has delivered to the Company a true and complete copy of the executed commitment letter, dated as of the date hereof (the “Equity Commitment Letter”), between Parent and the other party thereto (the “Equity Financing Source”), pursuant to which the Equity Financing Source has committed, subject only to the terms and conditions thereof, to invest the amounts set forth therein on the Closing Date (the “Equity Financing”).

(b)      Assuming the Equity Financing is funded in accordance with the Equity Commitment Letter, the accuracy of the representations and warranties set forth in this Agreement and performance in all material respects by the Company and the Partnership of their obligations under this Agreement, at the Closing, Parent will have sufficient cash on hand to enable it to consummate the transactions contemplated by this Agreement, pay the Merger Consideration, satisfy all of its other obligations under this Agreement and pay all related out-of-pocket fees and expenses (including any obligations of the Surviving Company, the Surviving Partnership or their respective Subsidiaries (including the Company Subsidiaries)) which become due or payable by the Surviving Company, the Surviving Partnership or any of such Subsidiaries in connection with, or as a result of, the Mergers and any repayment or refinancing of Indebtedness required in connection therewith.

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(c)      The Equity Commitment Letter is in full force and effect and has not been (and will not be prior to the Closing or valid termination of this Agreement) withdrawn, terminated or rescinded or otherwise amended, supplemented or modified (or is contemplated to be amended, supplemented or modified) in any respect. The Equity Commitment Letter, in the form delivered to the Company, constitutes the valid and binding obligation of Parent and the Equity Financing Source, enforceable against Parent and the Equity Financing Source in accordance with and subject to its terms and conditions, except as enforceability may be limited by the Bankruptcy and Equity Exception. There are no side letters or other Contracts or arrangements relating to the Equity Commitment Letter. No event has occurred which, with or without notice, lapse of time or both, could constitute a default or breach on the part of Parent under any term, or a failure of any condition, of the Equity Commitment Letter or otherwise result in any portion of the Equity Financing contemplated thereby to be unavailable on the date on which the Closing should occur pursuant to Section 1.5. Assuming the accuracy of the representations and warranties set forth in this Agreement, the performance in all material respects by the Company and the Partnership of their obligations under this Agreement and satisfaction of the conditions to Closing set forth in Section 6.1 and Section 6.2, Parent has no reason to believe that it or the Equity Financing Source would be unable to satisfy on a timely basis any term or condition of the Equity Commitment Letter required to be satisfied by it. Parent has fully paid any and all commitment fees or other fees required by the Equity Commitment Letter to be paid on or before the date of this Agreement. There are no conditions precedent or other contingencies related to the investing of the full amount of the Equity Financing, other than as expressly set forth in the Equity Commitment Letter.

Section 4.9      Guaranty.    Concurrently with the execution of this Agreement, Parent has delivered the Guaranty to the Company. The Guaranty is in full force and effect and constitutes the valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with and subject to its terms and conditions, except as enforceability may be limited by the Bankruptcy and Equity Exception. No event has occurred which, with or without notice, lapse of time or both, could constitute a default on the part of the Guarantor under such Guaranty. The provisions of this Section 4.9 do not limit the express representations of the Guarantor contained in the Guaranty.

Section 4.10      Solvency.    Assuming that (a) the conditions to the obligation of Parent, Merger Sub I and Merger Sub II to consummate the Mergers have been satisfied or waived, (b) the representations and warranties set forth in Article III are true and correct, and (c) the financial projections or forecasts provided by the Company to Parent prior to the date hereof have been prepared in good faith on assumptions that were and continue to be reasonable, then at and immediately following the Company Merger Effective Time and after giving effect to all of the transactions contemplated by this Agreement, including the funding of the Equity Financing, Parent, the Surviving Company and each Subsidiary of the Surviving Company, including the Surviving Partnership, will be Solvent. Parent, Merger Sub I and Merger Sub II are not entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors.

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Section 4.11      Absence of Certain Arrangements.    None of Parent, Merger Sub I or Merger Sub II nor any of their affiliates has entered into any Contract with any bank or investment bank or other potential provider of debt or equity financing on an exclusive basis in connection with any transaction involving the Company or the Partnership (or otherwise on terms that would prohibit such provider from providing or seeking to provide such financing to any third party in connection with a transaction relating to the Company or any of the Company Subsidiaries), except for such actions to which the Company has previously agreed in writing. Other than this Agreement, the Guaranty and the Confidentiality Agreement, as of the date hereof, there are no Contracts or any commitments to enter into any Contract between Parent, Merger Sub I or Merger Sub II or any of their respective controlled affiliates, on the one hand, and any director, officer, employee or stockholder of the Company or the Partnership, on the other hand, relating to the transactions contemplated by this Agreement or the operations of the Surviving Company after the Company Merger Effective Time or the Surviving Partnership after the Partnership Merger Effective Time.

Section 4.12      Acknowledgement of No Other Representations and Warranties.    Each of Parent, Merger Sub I and Merger Sub II expressly acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, none of the Company, the Partnership, the Company Subsidiaries or any of their respective affiliates or Representatives makes or has made any representation or warranty, either express or implied, concerning the Company, the Partnership or the Company Subsidiaries or any of their respective businesses, operations, assets, liabilities, results of operations, condition (financial or otherwise) or prospects or the transactions contemplated by this Agreement. To the fullest extent permitted by applicable Law, except with respect to the representations and warranties contained in Article III or any breach of any covenant or other agreement of the Company or the Partnership contained herein, none of the Company, the Partnership, the Company Subsidiaries or any of their respective affiliates, employees, stockholders or any other Person or their Representatives shall have any liability to Parent, Merger Sub I, Merger Sub II or their respective affiliates or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information or statements (or any omissions therefrom) provided or made available by the Company, the Partnership, the Company Subsidiaries or their respective affiliates or Representatives to Parent, Merger Sub I, Merger Sub II or their respective affiliates and Representatives in connection with the transactions contemplated hereby.

ARTICLE V.

COVENANTS AND AGREEMENTS

Section 5.1      Conduct of Business by the Company Pending the Mergers.    During the period from the date of this Agreement to the earlier of the Partnership Merger Effective Time and the termination of this Agreement in accordance with Section 7.1 hereof (the “Interim Period”), except as otherwise expressly contemplated or permitted by this Agreement or as required by Law, the Company shall, and shall cause each Company Subsidiary to, in all material respects, use commercially reasonable efforts (i) to carry on their respective businesses in the usual, regular and ordinary course, consistent with the Operating Budget, the Capital Expenditure Budget, the future capital operating budget as set forth in Section 5.1(x) of the Company Disclosure Letter, the unconsolidated joint venture budget as set forth in Section 5.1(y) of the Company Disclosure Letter and past practice, (ii) to maintain and preserve substantially intact their respective current business organizations, (iii) to retain the services of their respective current officers and key employees, (iv) to preserve their goodwill and relationships with tenants and others having business dealings with them and (v) to preserve their assets and properties in good repair and condition (normal wear and tear excepted) and to perform and complete all Construction Projects in accordance with the applicable project timetable, with good workmanship and consistent with past practices. Without limiting the generality of the foregoing, during the Interim Period, the Company will not and the Company shall cause each Company Subsidiary not to (except as expressly permitted by this Agreement or as expressly contemplated by the transactions contemplated hereby, as required by Law, as set forth in Section 5.1 of the Company Disclosure Letter or to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned):

(a)      (i) amend the Company Charter or Company Bylaws, Certificate of Limited Partnership, Partnership Agreement, or similar organizational or governance documents of the Company or the Partnership or (ii) amend the organizational or governance documents of any other wholly-owned Company Subsidiary, other than in the ordinary course of business consistent with past practice;

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(b)      authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class, partnership interests or any equity equivalents (including any stock options or stock appreciation rights) or any other securities convertible into or exchangeable for any stock, partnership interests or any equity equivalents (including any stock options or stock appreciation rights), except for the issuance or sale of shares of Company Common Stock (i) pursuant to the exercise of derivative securities outstanding on the date hereof and disclosed in Section 3.2(c) of the Company Disclosure Letter or (ii) issuable upon redemption of Partnership Units;

(c)      (i) split, combine or reclassify any shares of their respective stock, partnership interests or other equity interests; (ii) except (A) as permitted pursuant to Section 5.12, (B) for the payment of dividends or distributions declared prior to the date of this Agreement and set forth in Section 5.1(c) of the Company Disclosure Letter or (C) in transactions between the Company and each wholly-owned Company Subsidiary or solely between wholly-owned Company Subsidiaries, authorize, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof and whether or not out of earnings and profits of the Company or the Partnership) in respect of their respective stock, partnership interests or other equity interests or make any actual, constructive or deemed distribution in respect of any shares of their respective stock, partnership interests or other equity interests or otherwise make any payments to equityholders in their capacity as such; (iii) redeem, repurchase or otherwise acquire, directly or indirectly, any of their respective securities or any securities of any of their respective Subsidiaries, except in the case of clause (iii) as may be required by the Company Charter or the Partnership Agreement or pursuant to the terms of the Company Share Incentive Plan or as may be reasonably necessary for the Company to maintain its status as a REIT under the Code or avoid the payment of any income or excise tax; or (iv) enter into any Contract with respect to the voting or registration of any capital stock or equity interest of the Company or any Company Subsidiary;

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(d)      subject to the provisions of Section 5.6, authorize, recommend, propose or announce an intention to adopt, or effect, or adopt or effect a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(e)      (i) other than as set forth in Section 5.1(e) of the Company Disclosure Letter, incur, assume, refinance or guarantee any Indebtedness for borrowed money or issue any debt securities, or assume or guarantee any Indebtedness for borrowed money of any Person, except (x) for borrowings and guarantees under the Company’s Existing Loan Documents in the ordinary course of business consistent with past practice, (y) in connection with transactions permitted pursuant to Section 5.1(j) or (z) Indebtedness in an amount not to exceed $300,000,000 in the aggregate and is not secured, directly or indirectly, by Company Real Property (provided that in the case of clauses (y) and (z) such Indebtedness shall be prepayable at any time without penalty or premium), (ii) except as set forth in Section 5.1(e) of the Company Disclosure Letter, prepay, refinance or amend any Indebtedness, except for (A) repayments under the Company’s existing credit facilities in the ordinary course of business consistent with past practice (specifically excluding the loans secured, directly or indirectly, by any Company Real Property), and (B) mandatory payments under the terms of any Indebtedness in accordance with its terms or (iii) make loans, advances or capital contributions to or investments in any Person (other than (x) as required by any Contract in effect on the date hereof (specifically excluding capital contributions called or consented to by the Company or any Company Subsidiary except as permitted pursuant to Section 5.1(p) below) or (y) as permitted pursuant to Section 5.1(p));

(f)      create or suffer to exist any material Lien (other than Permitted Liens) on shares of stock, partnership interests or other equity interests of any Company Subsidiary;

(g)      except as required by Law or required by the terms of any Company Employee Benefit Plan, as set forth in Section 5.1(g) of the Company Disclosure Letter, or as expressly otherwise contemplated by this Agreement, (i) enter into, adopt, amend or terminate any Company Employee Benefit Plan, (ii) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between the Company or any Company Subsidiary and one or more of their directors or executive officers, (iii) except for increases or payments in the ordinary course of business consistent with past practice with respect to any non-executive officer, increase in any manner the compensation or fringe benefits of any employee, officer or director, (iv) grant to any officer, trustee, director or employee the right to receive any new severance, change of control or termination pay or termination benefits or any increase in the right to receive any severance, change of control or termination pay or termination benefits, (v) except in the ordinary course of business consistent with past practice with respect to any non-executive officer, enter into any new employment, loan, retention, consulting, indemnification, termination or similar agreement, (vi) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Employee Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock), (vii) hire any new employee other than with respect to employees with salaries or prospective salaries of not more than $200,000, or (viii) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Employee Benefit Plan;

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(h)      (i) other than in the ordinary course of business, sell, pledge, dispose of, transfer, lease, license or encumber (other than Permitted Liens) any material personal property, equipment or assets (other than as set forth in clause (ii) below) of the Company or any Company Subsidiary, except pursuant to existing Contracts set forth in Section 5.1(h) of the Company Disclosure Letter, (ii) except in connection with the incurrence of any Indebtedness permitted to be incurred by the Company pursuant to Section 5.1(e) and any execution of Company Space Leases entered into in accordance with Section 5.1(o) below, sell, transfer, pledge, dispose of, lease, license or encumber any real property (including Company Real Property) other than execution of easements, covenants, rights of way, restrictions and other similar instruments in the ordinary course of business that, individually or in the aggregate, would not reasonably be expected to materially impair the existing use, operation or value of, the property or asset affected by the applicable instrument or (iii) amend any of the Contracts referenced in Section 5.1(h) of the Company Disclosure Letter or waive or release any material rights or claims thereunder; provided, however, that in the case of clause (iii), if Parent fails to respond to the Company’s written request for approval of any such action within 48 hours of receipt of any such request made to each of the Persons set forth on Schedule B hereto in the manner set forth in Section 8.3, Parent shall be deemed to have given its written consent to such action;

(i)      except as may be required as a result of a change in Law or in GAAP (of which the Company shall promptly notify Parent), make any material change in any accounting principles or accounting practices;

(j)      acquire (including by merger, consolidation or acquisition of stock or assets) any interest in any Person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights (whether by merger, stock purchase, asset purchase or otherwise), other than (i) acquisitions of personal property and equipment in the ordinary course of business consistent with past practice, (ii) any other acquisitions of assets or businesses (excluding real property) for consideration that is individually or in the aggregate not in excess of $5,000,000 or (iii) in connection with property acquisitions or dispositions listed in Section 5.1(h) or Section 5.1(j) of the Company Disclosure Letter;

(k)      other than as set forth in Section 5.1(k) of the Company Disclosure Letter, file any material Tax Return inconsistent with past practice, or amend any Tax Return, make or change any Tax election (it being understood and agreed, for the avoidance of doubt, that nothing in this Agreement shall preclude the Company from designating dividends paid by it as “capital gain dividends” within the meaning of Section 857 of the Code), settle or compromise any material Tax claim or assessment by any Governmental Entity, change an annual accounting period, adopt or change any accounting method with respect to Taxes, enter into any closing agreement with a taxing authority, surrender any right to claim a refund of a material amount of Taxes or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment (except, in each case, unless the Company reasonably determines, after prior consultation with Parent, that such action is (A) required by Law or (B) necessary to preserve the status of the Company as a REIT or to preserve the status of any partnership or any other Company Subsidiary of the Company which files Tax Returns as a partnership for U.S. federal tax purposes);

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(l)      other than as set forth in Section 5.1(l) of the Company Disclosure Letter, settle or compromise any claim, suit or proceeding (whether or not commenced prior to the date of this Agreement), except for (i) settlements or compromises providing solely for payment of amounts less than $2,000,000 individually, or $5,000,000 in the aggregate, or (ii) claims, suits or proceedings arising from the ordinary course of operations of the Company involving collection matters or personal injury which are fully covered by adequate insurance (subject to customary deductibles); provided, that in no event shall the Company or any Company Subsidiary settle any Transaction Litigation except in accordance with the provisions of Section 5.5(c);

(m)      other than as set forth in Section 5.1(m) of the Company Disclosure Letter, enter into any agreement or arrangement that limits or otherwise restricts the Company or any affiliate or successor thereto from engaging or competing in any line of business in which it is currently engaged or currently contemplates to be engaged or in any geographic area;

(n)      enter into any new line of business;

(o)      except as set forth in Section 5.1(o) of the Company Disclosure Letter, amend or terminate, or waive compliance with the terms of or breaches under, or assign, or renew or extend (except as may be required under the terms thereof) any Company Material Contract or enter into a new Contract that, if entered into prior to the date of this Agreement, would have been required to be listed in Section 3.17(b) of the Company Disclosure Letter; provided, however, that if Parent fails to respond to the Company’s written request for approval of any such action (which response may include a request for additional information) within 48 hours of receipt of any such request made to each of the Persons set forth on Schedule B hereto in the manner set forth in Section 8.3, Parent shall be deemed to have given its written consent to such action; provided, further, that (x) the immediately preceding proviso does not apply to new Contracts for acquisitions, dispositions, development projects or joint ventures, and (y) the Company agrees it shall not be unreasonable for Parent to withhold consent with respect to any Contract that relates to a new development project that is contemplated to include capital expenditures in the aggregate for such project in excess of $10,000,000;

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(p)      except as set forth in Section 5.1(p) of the Company Disclosure Letter, make, enter into any Contract for, or otherwise commit to, any Capital Expenditures or perform any work in connection with Construction Projects on, relating to or adjacent to any Company Real Property; provided, however, that notwithstanding the foregoing, but subject to the provisions of Section 5.1(o) above, the Company and any Company Subsidiary shall be permitted to make, enter into Contracts for or otherwise commit to: (i) Capital Expenditures as required by Law, (ii) emergency Capital Expenditures in any amount that the Company determines is necessary in its reasonable judgment to maintain its ability to operate its businesses in the ordinary course, (iii) (A) Capital Expenditures with respect to Construction Projects up to 110% of the respective amounts specified for each such project in the Capital Expenditure Budget and 105% of the Capital Expenditure Budget as a whole, in the case of all Construction Projects, other than Tenant Costs, for the specific month reflected on the Capital Expenditure Budget, (B) Tenant Costs in accordance with the amount specified for each such Tenant Cost as set forth in the Capital Expenditure Budget for Company Space Leases as of the date hereof, (C) Tenant Costs pursuant to any new Company Space Lease entered into in accordance with the provisions of this Agreement, (D) Pre-Development Expenditures in the column labeled “Committed” in Section 3.14(d)(iii) of the Company Disclosure Letter in connection with each such Pre-Development Project up to the amount set forth in the “Committed” column for each such Pre-Development Project, (E) Capital Expenditures with respect to up to 110% of the respective amounts specified for each such expenditure in the nine-month operating capital budget by property set forth in Section 5.1(x) of the Company Disclosure Letter and 105% of such nine-month operating capital budget as a whole and (F) Capital Expenditures with respect to up to 110% of the respective amounts specified for each such expenditure in the unconsolidated joint venture budget set forth in Section 5.1(y) of the Company Disclosure Letter and 105% of such unconsolidated joint venture budget as a whole, other than Tenant Costs and (iv) Capital Expenditures in any amount not exceeding $5,000,000 in the aggregate for all Construction Projects (excluding Capital Expenditures pursuant to Section 5.1(p)(iii)(A));

(q)      except as set forth in Section 5.1(q) of the Company Disclosure Letter, (i) initiate or consent to any material zoning reclassification of any Company Real Property or any material change to any approved site plan (in each case, that is material to such Company Real Property or plan, as applicable), special use permit or other land use entitlement affecting any material Company Real Properties in any material respect or (ii) amend, modify or terminate, or authorize any Person to amend, modify, terminate or allow to lapse, any material Company Permit;

(r)      fail to use commercially reasonable efforts to maintain in full force and effect the existing insurance policies or to replace such insurance policies with comparable insurance policies covering the Company or any Company Subsidiary and their respective properties, assets and businesses (including Company Real Properties);

(s)      enter into, amend or modify any Tax Protection Agreement, or take any action or fail to take any action that would violate or be inconsistent with any Tax Protection Agreement or otherwise give rise to a material liability with respect thereto; and

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(t)      authorize or enter into any Contract or arrangement to do any of the actions described in Section 5.1(a) through Section 5.1(s).

Nothing contained in this Agreement shall give Parent, Merger Sub I or Merger Sub II, directly or indirectly, the right to control or direct the operations of the Company or the Partnership prior to the Company Merger Effective Time or the Partnership Merger Effective Time, as applicable. Prior to the Company Merger Effective Time or the Partnership Merger Effective Time, the Company or the Partnership, as applicable, shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

Section 5.2      Access to Information.

(a)      During the Interim Period, the Company shall, and shall cause each Company Subsidiary to, (i) give Parent and its authorized Representatives reasonable access during normal business hours, and upon reasonable advance notice, to all properties, facilities, personnel and books and records of the Company and each Company Subsidiary in such a manner as not to interfere unreasonably with the operation of any business conducted by the Company or any Company Subsidiary and (ii) permit such inspections as Parent may reasonably require and promptly furnish Parent with such financial and operating data and other information with respect to the business, properties and personnel of the Company and each Company Subsidiary as Parent may reasonably request; provided that all such access shall be coordinated through the Company or its designated Representatives, in accordance with such reasonable procedures as they may establish; and provided further that the Company shall not be required to (or to cause any Company Subsidiary to) afford such access or furnish such information to the extent that the Company believes in good faith that doing so would: (i) result in the loss of attorney-client privilege; (ii) violate any obligations of the Company or any Company Subsidiary with respect to confidentiality to any third party or otherwise breach, contravene or violate any then effective Contract to which the Company or any Company Subsidiary is party; (iii) result in a competitor of the Company or any Company Subsidiary receiving information that is competitively sensitive; or (iv) breach, contravene or violate any applicable Law (provided that the Company shall use commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in the events set out in clauses (i) through (iv)). No investigation under this Section 5.2(a) or otherwise shall affect the representations, warranties, covenants or agreements of the Company or the Partnership or the conditions to the obligations of the parties under this Agreement and shall not limit or otherwise affect the rights or remedies available hereunder.

(b)      Each of the parties hereto will hold and will cause its authorized Representatives to hold in confidence all documents and information concerning the Company and the Company Subsidiaries made available to the other party in connection with the Mergers pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and Blackstone Real Estate Advisors L.P., dated August 7, 2015 (the “Confidentiality Agreement”); provided that Parent and its Representatives may disclose Confidential Information (as defined in the Confidentiality Agreement) subject to the confidentiality and use restrictions applicable to “Representatives” (as defined in the Confidentiality Agreement) set forth in the Confidentiality Agreement to (i) potential purchasers of Company Real Properties with the Company’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned, and (ii) Parent’s potential debt financing sources.

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Section 5.3      Proxy Statement.

(a)      As promptly as practicable after the date of this Agreement, the Company shall prepare a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) and, after consultation with, and approval by, Parent (which shall not be unreasonably withheld or delayed), file the preliminary Proxy Statement with the SEC. The Company shall use reasonable best efforts to (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement, respond, after consultation with Parent, promptly to any comments made by the SEC with respect to the Proxy Statement; and (ii) promptly upon the earlier of (x) receiving notification that the SEC is not reviewing the preliminary Proxy Statement and (y) the conclusion of any SEC review of the preliminary Proxy Statement, cause the definitive Proxy Statement to be mailed to the Company’s stockholders and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies; provided, however, that no such amended or supplemental proxy materials will be filed with the SEC or mailed by the Company without affording Parent a reasonable opportunity for consultation and review, and the Company shall consider in good faith any comments on such materials reasonably proposed by Parent. The Company will promptly notify Parent of the receipt of comments from the SEC and of any request from the SEC for amendments or supplements to the preliminary Proxy Statement or definitive Proxy Statement or for additional information, and will promptly supply Parent with copies of all written correspondence between the Company or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the preliminary Proxy Statement, the definitive Proxy Statement, the Mergers or any of the other transactions contemplated by this Agreement. Prior to responding to any comments of the SEC or members of its staff, the Company shall provide Parent with a reasonable opportunity to consult and review such response and the Company shall consider in good faith any comments on such response reasonably proposed by Parent. Parent, Merger Sub I and Merger Sub II will cooperate with the Company in connection with the preparation of the Proxy Statement, including furnishing to the Company any and all information regarding Parent, Merger Sub I and Merger Sub II and their respective affiliates as may be required to be disclosed therein. The Proxy Statement shall contain the Company Recommendation, except to the extent that the Company Board shall have effected an Adverse Recommendation Change, as permitted by and determined in accordance with Section 5.6.

(b)      If at any time prior to the Company Stockholders’ Meeting any event or circumstance relating to the Company or Parent or any of their respective Subsidiaries, or their respective officers or directors, should be discovered by the Company or Parent, as the case may be, which, pursuant to Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company or Parent, as the case may be, shall promptly inform the other party hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Company’s stockholders. All documents that the Company is responsible for filing with the SEC in connection with the Mergers will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

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Section 5.4      Company Stockholders’ Meeting.      The Company shall, as soon as reasonably practicable after the Proxy Statement is cleared by the SEC for mailing to the Company’s stockholders in accordance with Section 5.3(a), duly call, give notice of, convene and hold a meeting of the holders of the Company Common Stock (the “Company Stockholders’ Meeting”) for the purpose of seeking the Company Requisite Vote. The Company, through the Company Board, shall recommend to holders of the Company Common Stock that they give the Company Requisite Vote (the “Company Recommendation”) and the Company shall use reasonable best efforts to solicit the Company Requisite Vote (including by soliciting proxies from the Company’s stockholders), except in each case to the extent that the Company Board shall have effected an Adverse Recommendation Change, as permitted by and determined in accordance with Section 5.6. The Company shall keep Parent updated with respect to proxy solicitation results as reasonably requested by Parent. Unless this Agreement is terminated in accordance with its terms, the Company shall not submit to the vote of its stockholders any Company Acquisition Proposal. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholders’ Meeting after consultation with Parent (A) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the holders of Company Common Stock within a reasonable amount of time in advance of a vote on this Agreement and the Company Merger or (B) if additional time is reasonably required to solicit proxies in favor of the approval of this Agreement and the Company Merger; provided, that, in the case of this clause (B), without the consent of Parent, in no event shall the Company Stockholders’ Meeting (as so postponed or adjourned) be held on a date that is more than thirty (30) days after the date for which the Company Stockholders’ Meeting was originally scheduled. Unless this Agreement shall have been terminated in accordance with Article VII, the obligation of the Company to duly call, give notice of, convene and hold the Company Stockholders’ Meeting and mail the Proxy Statement (and any amendment or supplement thereto that may be required by Law) to the Company’s stockholders shall not be affected by an Adverse Recommendation Change.

Section 5.5      Appropriate Action; Consents; Filings.

(a)      Each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any Governmental Entity with respect to the Mergers; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding; (iii) promptly inform the other parties of any communication to or from any Governmental Entity or third party regarding the Mergers; and (iv) promptly furnish the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of their Subsidiaries, from any third party or any Governmental Entity with respect to the transactions contemplated by this Agreement. Each party hereto will have the right to review in advance, and each party will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with, any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the transactions contemplated by this Agreement. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation, action or legal proceeding, each party hereto will permit authorized Representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation, action or legal proceeding.

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(b)      Subject to the terms and conditions of this Agreement, each party hereto will use commercially reasonable efforts to consummate the Mergers and to cause to be satisfied all conditions precedent to its obligations under this Agreement, including, consistent with the foregoing, (i) preparing and filing as promptly as practicable with the objective of being in a position to consummate the Mergers as promptly as practicable following the date of the Company Stockholders’ Meeting, all documentation to effect all necessary or advisable applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary or advisable to be obtained from any Governmental Entity or third party in connection with the transactions contemplated by this Agreement, including any that are required to be obtained under any federal, state or local Law (including filings, if any, required under the HSR Act) or Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, (ii) defending all lawsuits or other legal proceedings against it or any of its affiliates relating to or challenging this Agreement or the consummation of the Mergers (“Transaction Litigation”), and (iii) effecting all necessary or advisable registrations and other filings required under the Exchange Act or any other federal, state or local Law relating to the Mergers. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any consents in connection with the transactions contemplated by this Agreement from any Person (other than from a Governmental Entity) (i) without the prior written consent of Parent, none of the Company or any Company Subsidiary shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation and (ii) none of Parent or any of its affiliates shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations. In the event that the Company fails to obtain any such consent, the Company shall use commercially reasonable efforts, and shall take such actions as are reasonably requested by Parent, to minimize any adverse effect upon the Company and Parent and their respective affiliates and businesses resulting, or which would reasonably be expected to result, after the Partnership Merger Effective Time, from the failure to obtain such consent.

(c)      Each party shall keep the other parties reasonably informed regarding any Transaction Litigation unless doing so would, in the reasonable judgment of such party, jeopardize any privilege of the Company or any Company Subsidiaries with respect thereto. The Company shall promptly advise Parent orally and in writing of the initiation of and any material developments regarding, and shall reasonably consult with and permit Parent and its Representatives to participate in the defense, negotiations or settlement of, any Transaction Litigation, and the Company shall give consideration to Parent’s advice with respect to such Transaction Litigation. The Company shall not, and shall not permit any Company Subsidiaries nor any of its or their Representatives to, compromise, settle or come to a settlement arrangement regarding any Transaction Litigation or consent thereto unless Parent shall otherwise consent in writing (which shall not be unreasonably withheld or delayed).

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(d)      Each of the Company and Parent shall (i) take all action necessary so that no Takeover Statute is or becomes applicable to Parent, Merger Sub I, Merger Sub II, this Agreement, the Mergers or any of the other transactions contemplated hereby and (ii) if any Takeover Statute becomes applicable to Parent, Merger Sub I, Merger Sub II, this Agreement, the Mergers or any of the other transactions contemplated hereby, take all action necessary so that the Mergers and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Statute on Parent, Merger Sub I, Merger Sub II, this Agreement, the Mergers and the other transactions contemplated hereby.

(e)      Prior to the Closing Date, the Company shall cooperate with Parent and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the New York Stock Exchange to cause the delisting of the Company Common Stock from the New York Stock Exchange as promptly as practicable after the Company Merger Effective Time and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting.

Section 5.6      Solicitation; Acquisition Proposals; Adverse Recommendation Change.

(a)      Subject to the other provisions of this Section 5.6, (i) from and after the date of this Agreement, the Company agrees that it shall, and shall cause each of the Company Subsidiaries and its and their officers and directors to, and shall direct its and their other Representatives to, immediately cease any solicitations, discussions, negotiations or communications with any Person that may be ongoing with respect to any Company Acquisition Proposal and (ii) during the Interim Period, the Company agrees that it shall not, and shall cause each of the Company Subsidiaries and its and their officers and directors not to, and shall not authorize and shall use commercially reasonable efforts to cause its and their other Representatives, not to, directly or indirectly through another Person, (A) solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal (an “Inquiry”), (B) engage in any discussions or negotiations regarding, or furnish to any third party any non-public information in connection with, or knowingly facilitate in any way any effort by, any third party in furtherance of any Company Acquisition Proposal or Inquiry, (C) approve or recommend a Company Acquisition Proposal, (D) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement providing for or relating to a Company Acquisition Proposal or requiring the Company or the Partnership to abandon, terminate or fail to consummate the transactions contemplated by this Agreement (any of the foregoing referred in this clause (D), an “Alternative Acquisition Agreement”), or (E) propose or agree to do any of the foregoing.

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(b)      Notwithstanding anything to the contrary in this Section 5.6 but subject to the Company’s compliance with provisions of this Section 5.6, at any time prior to obtaining the Company Requisite Vote, the Company may, directly or indirectly, through any Representative, in response to an unsolicited written bona fide Company Acquisition Proposal by a third party made after the date of this Agreement (that did not result from a breach of this Section 5.6, it being agreed that the Company Board may correspond in writing with any Person making such a written Company Acquisition Proposal to request clarification of the terms and conditions thereof so as to determine whether such Company Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal) (i) furnish non-public information to such third party (and such third party’s Representatives) making such Company Acquisition Proposal (provided, however, that (A) prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement on customary terms no more favorable in any material respect to such Person than the Confidentiality Agreement (such confidentiality agreement, an “Acceptable Confidentiality Agreement”), and (B) any non-public information concerning the Company or the Company Subsidiaries that is provided to such third party (or its Representatives) shall, to the extent not previously provided to Parent, be provided to Parent as promptly as practicable after providing it to such third party (and in any event within 48 hours thereafter)), and (ii) engage in discussions or negotiations with such third party (and such third party’s Representatives) with respect to the Company Acquisition Proposal if, in the case of each of clauses (i) and (ii) the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such Company Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal.

(c)      The Company shall notify Parent promptly (but in no event later than 48 hours) after receipt of any Company Acquisition Proposal or any request for nonpublic information relating to the Company or any Company Subsidiary by any third party that informs the Company that it is considering making, or has made, a Company Acquisition Proposal, or any Inquiry from any Person seeking to have discussions or negotiations with the Company relating to a possible Company Acquisition Proposal. Such notice shall be made orally and confirmed in writing, and shall identify the Person making such Company Acquisition Proposal or Inquiry and shall indicate the material terms and conditions of any Company Acquisition Proposals, Inquiries, proposals or offers, to the extent known (including, if applicable, providing copies of any written Inquiries, requests, proposals or offers and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the business or operations of the Person making such Company Acquisition Proposals, Inquiries, proposals or offers). The Company shall also promptly, and in any event within 48 hours, notify Parent, orally and in writing, if it enters into discussions or negotiations concerning any Company Acquisition Proposal or provides nonpublic information to any Person in accordance with Section 5.6(b), notify Parent of any change to the financial and other material terms and conditions of any Company Acquisition Proposal and otherwise keep Parent reasonably informed of the status and terms of any such proposals, offers, discussions or negotiations on a current basis, including by providing a copy of all proposals, offers, drafts of proposed agreements or correspondence relating thereto. Neither the Company nor any Company Subsidiary shall, after the date of this Agreement, enter into any confidential or similar agreement that would prohibit it from providing such information to Parent.

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(d)      Except as permitted by this Section 5.6(d), neither the Company Board nor any committee thereof shall (i) withhold, withdraw, modify or qualify in any manner adverse to Parent (or publicly propose to withhold, withdraw, modify or qualify in a manner adverse to Parent), the Company Recommendation, (ii) approve, adopt or recommend (or publicly propose to approve, adopt or recommend) any Company Acquisition Proposal, (iii) fail to include the Company Recommendation in the Proxy Statement (any of the actions described in clauses (i), (ii) and (iii) of this Section 5.6(d), an “Adverse Recommendation Change”), or (iv) approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit the Company to enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 5.6). Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Requisite Vote, the Company Board shall be permitted to effect an Adverse Recommendation Change (x) upon the incurrence of an Intervening Event that the Company Board determines in good faith, after consultation with outside legal counsel, the failure to take such action would reasonably be expected to be inconsistent with the directors’ duties under applicable Law, or (y) if the Company Board has received an unsolicited written bona fide Company Acquisition Proposal (and the Company is not in breach of this Section 5.6) that, in the good faith determination of the Company Board, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal, after having complied with, and giving effect to all of the adjustments which may be offered by Parent pursuant to Section 5.6(e), and such Company Acquisition Proposal is not withdrawn.

(e)      The Company Board shall only be entitled to effect an Adverse Recommendation Change as permitted under Section 5.6(d) if (i) the Company has provided a prior written notice (a “Notice of Change of Recommendation”) to Parent that the Company intends to take such action, identifying the Person making the Superior Proposal and describing the material terms and conditions of the Superior Proposal or Intervening Event, as applicable, that is the basis of such action, including, if applicable, copies of any written proposals or offers and any proposed agreements related to a Superior Proposal (it being agreed that the delivery of the Notice of Change of Recommendation by the Company shall not constitute an Adverse Recommendation Change), (ii) during the three (3) Business Day period following Parent’s receipt of the Notice of Change of Recommendation, the Company shall, and shall cause its Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, so that, in the case of a Superior Proposal, such Superior Proposal ceases to constitute a Superior Proposal, or, in the case of an Intervening Event, in order to obviate the need to make such Adverse Recommendation Change; and (iii) following the end of the three (3) Business Day period, the Company Board shall have determined in good faith, after consultation with outside legal counsel and financial advisors, taking into account any changes to this Agreement proposed in writing by Parent in response to the Notice of Change of Recommendation or otherwise, that (A) the Superior Proposal giving rise to the Notice of Change of Recommendation continues to constitute a Superior Proposal or (B) in the case of an Intervening Event, the failure of the Company Board to effect an Adverse Recommendation Change would reasonably be expected to be inconsistent with the directors’ duties under applicable Law. Any amendment to the financial terms or any other material amendment of such a Superior Proposal shall require a new Notice of Change of Recommendation, and the Company shall be required to comply again with the requirements of this Section 5.6(e); provided, however, that references to the three (3) Business Day period above shall then be deemed to be references to a two (2) Business Day period following receipt by Parent of any such new Notice of Change of Recommendation.

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(f)      Nothing contained in this Section 5.6 or elsewhere in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through its Representatives, from (i) disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with the directors’ duties under applicable Law (for the avoidance of doubt, it being agreed that the issuance by the Company or the Company Board of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute an Adverse Recommendation Change) or is required by applicable Law; provided, however, that neither the Company nor the Company Board shall be permitted to recommend that the stockholders of the Company tender any securities in connection with any tender offer or exchange offer that is a Company Acquisition Proposal or effect an Adverse Recommendation Change with respect thereto, except as permitted by Section 5.6(d).

(g)      The Company shall not, and shall not permit any Company Subsidiary to, terminate, waive, amend or modify any provision of any standstill or confidentiality agreement to which the Company or any Company Subsidiary is a party, except to allow the applicable party to make a Company Acquisition Proposal to the Company Board. The Company and the Company Board shall not take any actions to exempt any person from the “Aggregate Stock Ownership Limit” or the “Common Stock Ownership Limit” or establish or increase an “Excepted Holder Limit,” as such terms are defined in the Company Charter unless such actions are taken concurrently with the termination of this Agreement in accordance with Section 7.1(c)(i).

Section 5.7      Resignations.    The Company shall use commercially reasonable efforts to obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation or removal effective as of the Company Merger Effective Time, of those directors (or persons occupying similar positions in any limited liability company or other entity) and/or officers of the Company or any Company Subsidiary designated by Parent to the Company in writing at least five (5) Business Days prior to the Closing Date. For the avoidance of doubt, the resignation or removal of any such officer of the Company or any Company Subsidiary shall not, in and of itself, constitute a resignation or termination of such officer’s employment with the Company or any Company Subsidiary, as applicable, for any purpose, and shall not affect any rights that such officer may have with respect to severance payments and benefits in the event of a termination of the officer’s employment in connection with a change in control of the Company or any Company Subsidiary.

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Section 5.8      Public Announcements.    The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Mergers and shall not issue any such press release or make any such public statement without the prior consent of the other party; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by applicable Law or the applicable rules of any stock exchange or quotation system if the party issuing such press release or making such public statement has provided the other party with an opportunity to review and comment (and the parties shall cooperate as to the timing and contents of any such press release or public statement) upon any such press release or public statement; provided further that such consultation and consent shall not be required with respect to any release, communication or announcement in connection with an Adverse Recommendation Change made in accordance with this Agreement.

Section 5.9      Directors’ and Officers’ Indemnification.

(a)      From and after the Company Merger Effective Time, Parent shall cause the Surviving Company and the Surviving Partnership to, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each current or former director or officer of the Company or any of the Company Subsidiaries and each fiduciary under benefit plans of the Company or any of the Company Subsidiaries (each an “Indemnified Party” and collectively, the “Indemnified Parties”) against (i) all losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, claims, damages or liabilities or, subject to the proviso of the next sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Company Merger Effective Time (and whether asserted or claimed prior to, at or after the Company Merger Effective Time) to the extent that they are based on or arise out of the fact that such person is or was a director, officer or fiduciary under benefit plans, including payment on behalf of or advancement to the Indemnified Party of any expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement (the “Indemnified Liabilities”), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement, whether asserted or claimed prior to, at or after the Company Merger Effective Time, and including any expenses incurred in enforcing such person’s rights under this Section 5.9; provided, that (x) none of the Surviving Company or the Surviving Partnership shall be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); and (y) except for legal counsel engaged for one or more Indemnified Parties on the date hereof, none of the Surviving Company or the Surviving Partnership shall be obligated under this Section 5.9(a) to pay the fees and expenses of more than one legal counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single legal action except to the extent that, on the advice of any such Indemnified Party’s counsel, two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action. In the event of any such loss, expense, claim, damage or liability (whether or not asserted before the Company Merger Effective Time), the Surviving Company or the Surviving Partnership, as applicable, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties promptly, and in any event within ten (10) days, after statements therefor are received and otherwise advance to such Indemnified Party upon request, reimbursement of documented expenses reasonably incurred (provided that, if legally required, the person to whom expenses are advanced provides an undertaking to repay such advance if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such person is not legally entitled to indemnification under applicable Law).

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(b)      Parent shall cause the Surviving Company to maintain the Company’s officers’ and directors’ liability insurance policies (accurate and complete copies of which have been previously provided to Parent) in effect on the date hereof (the “D&O Insurance”) for a period of not less than six (6) years after the Closing Date; provided that the Surviving Company may substitute therefor policies of at least the same coverage and amounts containing terms no less advantageous to such former directors or officers so long as such substitution does not result in gaps or lapses of coverage with respect to matters occurring on or prior to the Company Merger Effective Time; provided further that in no event shall Parent or the Surviving Company be required to pay annual premiums in the aggregate of more than an amount equal to 300% of the current annual premiums paid by the Company for such insurance (the “Maximum Amount”), to maintain or procure insurance coverage pursuant hereto; provided further that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Parent shall cause the Surviving Company to procure and maintain for such six-year period as much coverage as can be reasonably obtained for the Maximum Amount. Parent shall have the option to cause coverage to be extended under the Company’s D&O Insurance by obtaining a six-year “tail” policy or policies on terms and conditions no less advantageous than the Company’s existing D&O Insurance, subject to the limitations set forth in the provisos above in this Section 5.9(b), and such “tail” policy or policies shall satisfy the provisions of this Section 5.9(b).

(c)      The obligations of Parent and the Surviving Company under this Section 5.9 shall survive the Closing and the consummation of the Mergers and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.9 applies (it being expressly agreed that the Indemnified Parties to whom this Section 5.9 applies shall be third party beneficiaries of this Section 5.9, each of whom (including his or her heirs, executors or administrators and his or her Representatives, successors and assigns) may enforce the provisions of this Section 5.9) without the consent of the Indemnified Party (including the successors, assigns and heirs of such Indemnified Party) affected thereby. In the event that the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, or if Parent dissolves the Surviving Company, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Company shall assume the obligations set forth in this Section 5.9.

(d)      For a period of not less than six (6) years from the Company Merger Effective Time, the Surviving Company and the Surviving Partnership shall provide to the Indemnified Parties the same rights to exculpation, indemnification and advancement of expenses as provided to the Indemnified Parties under the provisions of the Company’s and the Company Subsidiaries’ charter, bylaws or similar organizational documents as in effect as of the date hereof and the Surviving Company’s and the Surviving Partnership’s charter, bylaws or similar organizational documents shall not contain any provisions contradictory to such rights. The contractual indemnification rights set forth in Section 5.9(d) of the Company Disclosure Letter in existence on the date of this Agreement with any of the current or former directors, officers or employees of the Company or any Company Subsidiary shall be assumed by the Surviving Company and the Surviving Partnership without any further action, and shall continue in full force and effect in accordance with their terms following the Company Merger Effective Time.

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(e)      The provisions of this Section 5.9 are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise. Nothing in this Agreement, including this Section 5.9, is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company, any Company Subsidiaries or the Indemnified Parties, it being understood and agreed that the indemnification provided for in this Section 5.9 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.10      Employee Matters.

(a)      From and after the Company Merger Effective Time, for the period ending on the first anniversary of the Company Merger Effective Time (or, if shorter, during any applicable period of employment), Parent shall provide or cause its Subsidiaries, including the Surviving Company and the Surviving Partnership, to provide (i) to each individual who is an employee of the Company or any Company Subsidiary immediately prior to the Company Merger Effective Time and who continues employment with the Surviving Company or any Subsidiary of the Surviving Company following the Company Merger Effective Time (including, upon their return to active employment, employees who are not actively at work on account of illness, disability or leave of absence) (each, a “Company Employee”), base salary at a rate that is no less favorable than the rate of base salary provided to such Company Employee immediately prior to the Company Merger Effective Time, (ii) to each Company Employee, an annual cash bonus opportunity that is no less favorable than the annual cash bonus opportunity provided to such Company Employee immediately prior to the Company Merger Effective Time, and (iii) to the Company Employees, collectively, other compensation and benefits (including severance benefits, paid-time off and health insurance) that are substantially comparable, in the aggregate, to the other compensation and benefits (excluding equity-based compensation, restricted cash awards and other long-term compensation) provided to the Company Employees, collectively, immediately prior to the Company Merger Effective Time.

(b)      With respect to each benefit plan, program, policy or arrangement maintained by Parent or its Subsidiaries, including the Surviving Company and the Surviving Partnership, following the Closing and in which any of the Company Employees participate (each, a “Parent Plan”), and except to the extent necessary to avoid duplication of benefits, service with the Company or any Company Subsidiary and the predecessor of any of them shall be treated as service with Parent or any of its Subsidiaries, including the Surviving Company and the Surviving Partnership, for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to benefits including any paid time off and severance plans (but not for accrual of or entitlement to pension benefits, post-employment welfare benefits, special or early retirement programs, window separation programs, or similar plans which may be in effect from time to time), to the extent such service was recognized by the Company or any Company Subsidiary as of the date hereof. Parent shall take all necessary actions so that each Company Employee shall after the Company Merger Effective Time continue to be credited with the unused paid time off credited to such employee through the Company Merger Effective Time under the applicable paid time off policies of the Company or any Company Subsidiaries (subject to the same forfeiture conditions and accrual limits applicable prior to the Company Merger Effective Time).

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(c)      Parent shall, or shall cause its Subsidiaries, including the Surviving Company and the Surviving Partnership, as the case may be, to (i) waive all limitations as to preexisting conditions, exclusions, actively at work requirements, waiting periods or any other restriction that would prevent immediate or full participation under the health and welfare plans of Parent or any of its Subsidiaries applicable to such Company Employee with respect to participation and coverage requirements applicable to all Company Employees and their dependents under any Parent Plan that is a welfare plan that such Company Employees may be eligible to participate in after the Closing Date, other than limitations, exclusions, actively at work requirements, waiting periods or other restrictions that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any Company Employee Benefit Plan and (ii) provide each such Company Employee and his or her dependents with full credit for any co-payments and deductibles satisfied prior to the Closing Date for the plan year within which the Company Merger Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements, and for any lifetime maximums, under any welfare plans that such employees are eligible to participate in after the Closing Date.

(d)      At and after the Closing Date, Parent shall cause the Surviving Company and the Surviving Partnership to honor in accordance with their terms the agreements listed in Section 5.10(d) of the Company Disclosure Letter.

(e)      If the Company Merger Effective Time occurs prior to the date on which the Company pays annual bonuses for the 2015 performance year, then within fifteen (15) days following the Company Merger Effective Time, the Company shall pay a bonus to each employee of the Company or a Company Subsidiary who is otherwise eligible to receive such a bonus for 2015 (the “2015 Bonus”). The amount of any such 2015 Bonus shall be calculated in good faith (i) with respect to quantitative performance, based on the actual performance of the Company and the Company Employee through the Company Merger Effective Time (or, if earlier, December 31, 2015) and (ii) with respect to qualitative performance, assuming maximum performance.

(f)      Without limiting the generality of Section 8.6, no provision of this Section 5.10, express or implied, (i) is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person (including any Company Employee and any dependent or beneficiary thereof) other than the parties hereto and their respective successors and assigns, (ii) shall constitute an amendment of, or an undertaking to amend, any Company Employee Benefit Plan or any employee benefit plan, program or arrangement maintained by Parent or any of its Subsidiaries or (iii) is intended to prevent Parent or any of its Subsidiaries from amending or terminating any Company Employee Benefit Plan in accordance with its terms or terminating the employment of any Company Employee.

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Section 5.11      Notification of Certain Matters.

(a)      The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any notice or other communication received by such party from any Governmental Entity in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated by this Agreement.

(b)      The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that the applicable closing conditions would reasonably be expected to be incapable of being satisfied by the Outside Date or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement and shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.12      Dividends.    During the Interim Period, the Company may make distributions to its stockholders and the Partnership may make distributions to the Company to allow the Company to make distributions to its stockholders, in each case (a) reasonably necessary for the Company to maintain its status as a REIT under the Code, (b) to avoid the payment of income or excise tax under Sections 857 or 4981 of the Code or (c) in accordance with clause (ii)(B) of Section 5.1(c). If the Company declares a distribution pursuant to clause (a) or (b) of the immediately preceding sentence, the Per Company Share Merger Consideration shall be decreased by an amount equal to the per share amount of such distribution.

Section 5.13      Taxes.

(a)      REIT Matters. The Company shall take all actions, and refrain from taking all actions, as are necessary to ensure that the Company (i) will qualify for taxation as a REIT for U.S. federal income tax purposes for its current taxable year and any other taxable year that includes the Closing Date, and (ii) will not become liable for U.S. federal income Tax under Section 857(b) or 4981 of the Code. During the Interim Period, the Company shall accommodate all reasonable requests of Parent with respect to maintenance of the Company’s REIT status for the Company’s 2015 taxable year and, if applicable, 2016 taxable year.

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(b)      Mitigation of Taxes.    Parent and the Company shall, upon written request, use commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated in this Agreement).

(c)      FIRPTA Certificate.    On the Closing Date, prior to the Company Merger, the Company shall deliver to Merger Sub I a duly executed certificate of non-foreign status, dated as of the Closing Date, substantially in the form of the sample certification set forth in Treasury Regulations Section 1.1445-2(b)(2)(iv)(B).

Section 5.14      Rule 16b-3 Matters.    Prior to the Company Merger Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the Mergers by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.15      Other Transactions.    Parent shall have the option, in its sole discretion and without requiring the further consent of any of the Company, the Company Board or any board of trustees, board of directors, stockholders, members or partners of the Company or any of the Company Subsidiaries, upon reasonable notice to the Company, to request that the Company, immediately prior to the Closing, (a) convert or cause the conversion of one or more wholly-owned Company Subsidiaries that are organized as corporations into limited liability companies and one or more Company Subsidiaries that are organized as limited partnerships into limited liability companies, on the basis of organizational documents as reasonably requested by Parent, (b) sell or cause to be sold stock, partnership interests, limited liability company interests or other equity interests owned, directly or indirectly, by the Company in one or more wholly-owned Company Subsidiaries at a price and on such other terms as designated by Parent, and (c) sell or cause to be sold any of the assets of the Company or one or more wholly-owned Company Subsidiaries at a price and on such other terms as designated by Parent or exercise any right of the Company or a Company Subsidiary to terminate or cause to be terminated any Contract to which the Company or a Company Subsidiary is a party; provided, that (i) neither the Company nor any of the Company Subsidiaries shall be required to take any action in contravention of (A) any organizational document of the Company or any of the Company Subsidiaries, (B) any Company Material Contract, or (C) applicable Law, (ii) any such actions or transactions shall be contingent upon all of the conditions set forth in Article VI having been satisfied (or, with respect to Section 6.2, waived) and receipt by the Company of a written notice from Parent to such effect and that Parent, Merger Sub I and Merger Sub II are prepared to proceed immediately with the Closing and any other evidence reasonably requested by the Company that the Closing will occur (it being understood that in any event the transactions described in clauses (a), (b) and (c) will be deemed to have occurred prior to the Closing), (iii) such actions (or the inability to complete such actions) shall not affect or modify in any respect the obligations of Parent, Merger Sub I or Merger Sub II under this Agreement, including the amount of or timing of payment of the Merger Consideration, (iv) neither the Company nor any of the Company Subsidiaries shall be required to take any such action that could adversely affect the classification of the Company as a REIT or could subject the Company to any “prohibited transactions” taxes or other material Taxes under Code Sections 857(b), 860(c) or 4981 and (v) neither the Company nor any Company Subsidiary shall be required to take any such action that could result in any United States federal, state or local income Tax being imposed on the non-managing members of the Partnership. Such actions or transactions shall be undertaken in the manner (including in the order) specified by Parent which actions or transactions shall be implemented immediately prior to or concurrent with the Closing. Without limiting the foregoing, none of the representations, warranties or covenants of the Company or any of the Company Subsidiaries shall be deemed to apply to, or deemed breached or violated by, any of the transactions contemplated by this Section 5.15 or required by Parent pursuant to this Section 5.15. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or the Company Subsidiaries in performing their obligations under this Section 5.15, and Parent shall indemnify the Company and the Company Subsidiaries for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by the Company or any of the Company Subsidiaries arising therefrom (and in the event the Mergers and the other transactions contemplated by this Agreement are not consummated, Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs incurred by the Company or the Company Subsidiaries not previously reimbursed).

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Section 5.16      Cooperating Regarding Existing Loans.

(a)      Promptly following Parent’s request, the Company shall deliver to each of its and the Company Subsidiaries’ lenders under the Existing Loan Documents (and any other party whose consent is required under the Existing Loan Documents) (the “Existing Lenders”) a notice prepared by Parent, in form and substance reasonably approved by the Company, requesting that such Existing Lender deliver to Parent a written statement or documents (the “Assumption Documents”) (i) confirming (A) that, other than the Existing Loan Documents, there are no documents or agreements to which the Company or any of its Subsidiaries is currently bound in favor of such Existing Lender with respect to the Existing Indebtedness, (B) the amount of the Existing Indebtedness, (C) the date to which interest and principal has been paid, and (D) the amount of any escrows being held by such Existing Lender under the Existing Loan Documents; and (ii) consenting to (A) the assumption of the Existing Indebtedness and the consummation of the Mergers and the other transactions contemplated by this Agreement, and (B) to the modifications of the Existing Loan Documents that Parent may reasonably request after the date hereof; provided that the Company shall be informed of any such request or modification; provided, further, that, in the event Parent requests Assumption Documents in accordance with this Section 5.16, (x) the consummation of the Mergers shall not be conditioned on, or delayed or postponed as a result of the receipt of (or failure to receive) such Assumption Documents from all or any portion of the Existing Lenders and (y) the Assumption Documents will be effective as of or immediately prior to and conditioned on the occurrence of the Partnership Merger Effective Time. Without limiting the foregoing, in connection with any indebtedness that Parent intends not to repay or cause the Company or any of its Subsidiaries not to repay at the Closing, the Company and each of the Company Subsidiaries shall reasonably cooperate with Parent in connection with maintaining such continuing indebtedness. In furtherance of the foregoing, at the option of Parent, (1) Parent shall have the right to approach any such lender regarding maintaining the indebtedness (provided that the Company is provided a reasonable opportunity to participate in the discussions and Parent shall provide the Company with updates on the status of discussions upon the Company’s reasonable request) and make all determinations and decisions regarding such indebtedness and any payment of costs or fees relating thereto and (2) the Company shall provide Parent with reasonable access to any such lender and shall, if required by Parent, provide reasonable cooperation in connection with such indebtedness, in each case, in the same manner and with the same conditions as provided in Section 5.17(a).

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(b)      Parent shall pay all fees and expenses payable in connection with the Assumption Documents, including premiums for any endorsements to or re-date of the title insurance policy previously issued to the Existing Lenders, servicing fees, rating agency fees, assignment and assumption fees, attorneys’ fees and disbursements and processing fees required to be paid to the Existing Lenders as a condition to issuance of the Assumption Documents (collectively, the “Assumption Expenses”). If applicable, Parent shall, promptly upon request by the Company, reimburse the Company for any reasonable out-of-pocket Assumption Expenses incurred by the Company or any of the Company Subsidiaries in connection with such cooperation under this Section 5.16.

Section 5.17      Financing.

(a)      Subject to applicable Law, prior to the Closing, the Company shall, and shall cause the Company Subsidiaries to, and shall use commercially reasonable efforts to, cause its and the Company Subsidiaries’ Representatives to, provide all cooperation reasonably requested in writing by Parent in connection with Parent arranging financing with respect to the Company, the Company Subsidiaries or the Company Real Properties effective as of or after (and conditioned on the occurrence of) the Partnership Merger Effective Time (collectively, the “Financing”), including using commercially reasonable efforts to (i) furnish such financial, statistical and other pertinent information and projections relating to the Company and the Company Subsidiaries as may be reasonably requested by Parent, within the Company’s and the Company Subsidiaries’ control and customarily prepared by or for the Company or the Company Subsidiaries in the ordinary course of business, (ii) make appropriate officers of the Company and the Company Subsidiaries available at reasonable times for a reasonable number of due diligence meetings and for participation in a reasonable number of meetings, presentations, road shows and sessions with rating agencies and prospective sources of financing, (iii) assist Parent and its financing sources with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents necessary, proper or advisable in connection with the Financing, (iv) reasonably cooperate with the marketing efforts of Parent and its financing sources for any Financing to be raised by Parent to complete the Mergers and the other transactions contemplated by this Agreement, (v) provide and execute documents as may be reasonably requested by Parent and reasonably acceptable to the Company in connection with such Financing, including all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations (provided, that neither the Company nor any Company Subsidiary shall be required to enter into any agreement related to any Financing that is not effective as of or immediately prior to and conditioned on the occurrence of the Partnership Merger Effective Time), (vi) as may be reasonably requested by Parent, following the obtainment of the Company Requisite Vote, form new direct or indirect Company Subsidiaries pursuant to documentation reasonably satisfactory to Parent and the Company, (vii) as may be reasonably requested by Parent, following the obtainment of the Company Requisite Vote and provided such actions would not adversely affect the Tax status of the Company or Company Subsidiaries or cause the Company to be subject to additional Taxes that are not indemnified by Parent under the last sentence of this Section 5.17(a), transfer or otherwise restructure its ownership of existing Company Subsidiaries, properties or other assets, in each case, pursuant to documentation reasonably satisfactory to Parent and the Company, (viii) provide timely access to diligence materials, appropriate personnel and properties during normal business hours and on reasonable advance notice to allow sources of financing and their representatives to complete all reasonable due diligence, (ix) provide assistance with respect to the review and granting of mortgages and security interests in collateral for the Financing, and attempting to obtain any consents associated therewith, (x) to the extent reasonably requested by a lender, attempt to obtain estoppels and certificates from tenants, lenders, managers, franchisors, ground lessors and counterparties to REAs in form and substance reasonably satisfactory to any potential lender, (xi) cooperate in connection with the repayment or defeasance of any existing indebtedness of the Company or any Company Subsidiaries as of the Partnership Merger Effective Time and the release of related liens, including delivering such payoff, defeasance or similar notices under any existing loans of the Company or any of Company Subsidiaries as reasonably requested by Parent, (xii) to the extent requested by Parent, obtain accountants’ comfort letters and consents to the use of accountants’ audit reports relating to the Company and the Company Subsidiaries and (xiii) to the extent reasonably requested by a lender, permit Parent and its Representatives to conduct appraisal and environmental and engineering inspections of each real estate property owned and, subject to obtaining required third party consents with respect thereto (which the Company shall use reasonable efforts to obtain), leased by the Company or any of the Company Subsidiaries (provided, however, that (A) neither Parent nor its Representatives shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface 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invasive testing procedure on any such property, (B) Parent shall schedule and coordinate all inspections with the Company in accordance with Section 5.2(a), and (C) the Company shall be entitled to have representatives present at all times during any such inspection); provided, however, that nothing herein shall require such cooperation to the extent it would unreasonably interfere with the business or operations of the Company or the Company Subsidiaries or require the Company to agree to pay any fees, reimburse any expenses, or give any indemnities prior to the Partnership Merger Effective Time (except those fees and expenses that the Company is reimbursed for by Parent). None of the representations, warranties or covenants of the Company set forth in this Agreement shall be deemed to apply to, or deemed breached or violated by, any of the actions taken by the Company at the request of Parent set forth in this Section 5.17(a). Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs (including reasonable legal fees and disbursements) incurred by the Company or the Company Subsidiaries in performing their obligations under this Section 5.17(a), and indemnify the Company and the Company Subsidiaries for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by the Company or any of the Company Subsidiaries arising therefrom (and in the event the Mergers and the other transactions contemplated by this Agreement are not consummated, Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs incurred by the Company or the Company Subsidiaries not previously reimbursed).

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(b)      All non-public or otherwise confidential information regarding the Company obtained pursuant to Section 5.17(a) by Parent or its Representatives shall be kept confidential in accordance with the Confidentiality Agreement. Notwithstanding anything to the contrary in the Confidentiality Agreement, the Company agrees that Parent and its Representatives may initiate contact with and pursue potential debt financing sources in connection with the transactions contemplated by this Agreement, in each case subject to the confidentiality and use restrictions applicable to “Representatives” (as defined in the Confidentiality Agreement) set forth in the Confidentiality Agreement.

Section 5.18      Senior Notes.

(a)      At the request of Parent, the Partnership shall use its commercially reasonable efforts to commence as promptly as practicable following the later of (1) the tenth (10th) Business Day prior to the estimated date that the definitive Proxy Statement is filed with the SEC and (2) the date of receipt of the Offer Documents from Parent pursuant to Section 5.18(c) below and written instructions from Parent, offers to purchase and related consent solicitations with respect to all of the outstanding securities issued pursuant to (i) the 2.625% Senior Notes Indenture, (ii) the 3.85% Senior Notes Indenture, (iii) the 4.25% Senior Notes Indenture and/or (iv) the 6.125% Senior Notes Indenture (collectively, the “Senior Notes”) on terms and conditions as determined by Parent and as are reasonably acceptable to the Company (such offers to purchase and related consent solicitations, collectively, the “Debt Offers”); provided that (i) this Agreement shall have not been terminated in accordance with Article VII, (ii) the Company shall have received from Parent the completed Offer Documents which shall be in form and substance reasonably satisfactory to the Company, and (iii) at the time of such commencement, Parent, Merger Sub I and Merger Sub II shall have otherwise performed or complied with all of their agreements and covenants required by this Agreement to be performed on or prior to the time that the Debt Offers are to be commenced. The Debt Offers and Offer Documents shall comply in all respects with the terms and conditions of the indentures governing the Senior Notes and applicable Laws (including the rules and regulations of the SEC), and the Debt Offers shall be conditioned upon the consummation of the Mergers. The Partnership shall waive any of the conditions to the Debt Offers (other than that the Mergers shall have been consummated and that there shall be no Law prohibiting consummation of the Debt Offers) as may be reasonably requested by Parent in writing and shall not waive any condition to the Debt Offers or make any changes to the Debt Offers other than as agreed by Parent. Notwithstanding the foregoing, the Partnership shall not be required to make any change to the terms and conditions of the Debt Offers after commencement thereof that decreases the price or consent fee payable per Senior Note or imposes any condition that is adverse to the holders of Senior Notes unless agreed by the Company. At the request of Parent, the Partnership shall terminate the Debt Offers as to any or all series of Senior Notes.

(b)      The Company and the Partnership agree that, promptly following the consent date specified in the Offer Documents (as it may reasonably be extended at the request of Parent), assuming the requisite consents are received, each of the Company and the Partnership and any other Company Subsidiaries as may be necessary shall execute supplemental indentures to the indentures governing the Senior Notes, which supplemental indentures shall, subject to and conditioned upon the consummation of the Mergers, implement the amendments described in the Offer Documents and shall become operative upon acceptance of the Senior Notes for payment pursuant to the Debt Offers concurrently with the Company Merger Effective Time. Concurrently with the Company Merger Effective Time, the Surviving Partnership at Parent’s direction shall accept for payment and, after the Company Merger Effective Time, Parent shall cause the Surviving Partnership to promptly pay for the Senior Notes that have been validly tendered and not validly withdrawn pursuant to the Debt Offers and, subject to receipt of the requisite consents, pay for consents validly delivered and not validly revoked prior to the consent date in accordance with the Debt Offers.

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(c)      If Parent requests to cause the Partnership to commence the Debt Offers, Parent, at its sole expense, shall prepare all necessary and appropriate documentation in connection with the Debt Offers, including the offers to purchase, related consents and letters of transmittal and other related documents (collectively, the “Offer Documents”). Parent, the Company and the Partnership shall, and shall cause the other Company Subsidiaries to, reasonably cooperate with each other in the preparation of the Offer Documents. The Offer Documents (including all amendments or supplements thereto) and all mailings to the holders of the Senior Notes in connection with the Debt Offers shall be subject to the prior review of, and comment by, the Company and Parent and shall be reasonably acceptable in form and substance to each of them. If at any time prior to the completion of the Debt Offers any information in the Offer Documents should be discovered by the Company or any Company Subsidiary, on the one hand, or Parent, on the other, which should be set forth in an amendment or supplement to the Offer Documents, so that the Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party in writing, and an appropriate amendment or supplement describing such information shall be prepared by Parent, at its sole expense, in form and substance reasonably satisfactory to the Company, and disseminated by or on behalf of the Partnership to the holders of the applicable Senior Notes. Notwithstanding anything to the contrary in this (b), the Company and the Partnership shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable Law to the extent such Laws are applicable in connection with the Debt Offers. To the extent that the provisions of any applicable Law conflict with this (b), the Company and the Partnership shall comply with the applicable Law and shall not be deemed to have breached their obligations hereunder by such compliance.

(d)      In connection with the Debt Offers, Parent may select one or more dealer managers or solicitation agents, information agents, depositaries and other agents (in each case as shall be reasonably acceptable to the Company) to provide assistance in connection therewith and the Company and the Partnership shall, and shall cause the other Company Subsidiaries to, enter into customary agreements (including indemnities) with such parties so selected and on terms and conditions reasonably acceptable to the Company and Parent. Parent shall promptly pay all of the fees and expenses of each and any dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with the Debt Offers, and Parent further agrees to reimburse the Company and the Company Subsidiaries for all of their reasonable out-of-pocket costs (including reasonable fees and expenses of their Representatives) incurred in connection with the Debt Offers promptly upon request by the Company. Parent shall indemnify and hold harmless the Company and the Company Subsidiaries, and their respective Representatives (other than any direct indemnification of any dealer manager or solicitation agent, which shall be indemnified under the applicable dealer manager or solicitation agent agreement; provided, however, that Parent shall indemnify the Company and the Company Subsidiaries from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with any dealer manager or solicitation agent agreement) from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by the Company or any Company Subsidiaries in connection with the Debt Offers and the Offer Documents; provided, further, that Parent shall not have any obligation to indemnify and hold harmless any such party or person to the extent that such liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred arises from disclosure regarding the Company and the Company Subsidiaries supplied by such party or person or included in any Company SEC Document that is determined to have contained a material misstatement or omission.

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(e)      To the extent that, as of the Closing Date, (i) Parent has requested that the Debt Offers be commenced and the requisite consents contemplated by the consent solicitations included in the Debt Offers have not been validly delivered (without having been properly withdrawn) in accordance with the Debt Offers with respect to any series of Senior Notes by the holders thereof or (ii) Parent has not requested that the Debt Offers be commenced, then, at the written request of Parent, the Partnership shall reasonably cooperate with Parent, including by adopting resolutions and providing officers’ certificates and/or company instructions, in effecting, at the Partnership Merger Effective Time, the giving of notices of optional redemption of the applicable Senior Notes and the satisfaction and discharge of the 6.125% Senior Notes Indenture, the 3.85% Senior Notes Indenture, the 4.25% Senior Notes Indenture and/or the 2.625% Senior Notes Indenture or the covenant defeasance of the applicable Senior Notes issued under the foregoing in each case in accordance with and to the extent permitted by the terms and conditions of the applicable indenture; provided, that Parent shall have provided written notice to the Company confirming that all conditions set forth in Section 6.1 and Section 6.2 have been satisfied (or with respect to Section 6.2 waived) and that Parent, Merger Sub I and Merger Sub II are prepared to proceed immediately with the Closing; and provided further that, Parent shall concurrently and irrevocably deposit with the applicable trustee under the applicable indenture at the Closing, as trust funds in trust for the sole benefit of holders of the Senior Notes, cash in an amount sufficient to effect such satisfaction and discharge or covenant defeasance in accordance with the indentures governing the Senior Notes.

Section 5.19      Transfer Rights.    The Company shall not, and shall not permit any Company Subsidiary to, exercise, or authorize the exercise of, any Transfer Rights. In the event a notice exercising a Transfer Right is received by the Company or any Company Subsidiary from a Third Party (a “Transfer Right Notice”), the Company shall provide Parent with prompt written notice of such exercise, together with the Transfer Right Notice and all underlying documentation received by the Company or the applicable Company Subsidiary relating to same. The Company shall, and shall cause the applicable Company Subsidiary to, respond to the Transfer Right Notice in accordance with the reasonable directions of Parent, to the extent such directions are consented to by the Company (not to be unreasonably withheld, conditioned or delayed), and shall take all reasonable actions in connection therewith as Parent shall reasonably request, to the extent such actions are consented to by the Company (not to be unreasonably withheld, conditioned or delayed).

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ARTICLE VI.

CONDITIONS TO CONSUMMATION OF THE MERGERS

Section 6.1      Conditions to Each Party’s Obligations to Effect the Mergers.    The respective obligations of each party hereto to consummate the Mergers are subject to the fulfillment at or prior to the Closing Date of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby (which waiver shall be in such party’s sole discretion), to the extent permitted by applicable Law:

(a)      Company Requisite Vote.    The Company shall have obtained the Company Requisite Vote.

(b)      No Injunctions, Orders or Restraints; Illegality.    No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Mergers illegal or otherwise restricting, preventing or prohibiting consummation of the Mergers.

(c)      HSR Act.    Any waiting period (and any extension thereof) applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated, and any approval required thereunder shall have been obtained.

Section 6.2      Conditions to the Obligations of Parent, Merger Sub I and Merger Sub II.    The obligations of Parent, Merger Sub I and Merger Sub II to effect the Mergers are further subject to the satisfaction of the following conditions, any one or more of which may be waived in whole or in part by Parent at or prior to the Closing Date:

(a)      Representations and Warranties.    (i) Except for the representations and warranties referred to in clauses (ii) and (iii) below, each of the representations and warranties of the Company and the Partnership contained in this Agreement shall be true and correct (determined without regard to any qualification by any of the terms “material” or “Material Adverse Effect” therein) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct at and as of such date, without regard to any such qualifications therein), except where the failure of such representations and warranties to be true and correct has not had, or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (ii) the representations and warranties of the Company and the Partnership contained in Section 3.2 (other than clauses (c), (e) and (f) thereof) (Capitalization) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects at and as of such date) and (iii) the representations and warranties of the Company and the Partnership contained in Section 3.7(b) shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects at and as of such date). Parent shall have received a certificate signed on behalf of the Company and the Partnership, dated as of the Closing Date, to the foregoing effect.

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(b)      Performance and Obligations of the Company.    Each of the Company and the Partnership shall have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed by it or complied with on or prior to the Closing Date. Parent shall have received a certificate signed on behalf of the Company and the Partnership, dated as of the Closing Date, to the foregoing effect.

(c)      REIT Opinion.    Parent shall have received a tax opinion of Latham & Watkins LLP, tax counsel to the Company, or such other law firm as may be reasonably approved by Parent, dated as of the Closing Date in the form of Exhibit A attached hereto (the “REIT Opinion”), which opinion concludes (subject to customary assumptions, qualifications and representations, including representations made by the Company and the Company Subsidiaries) that the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for all taxable periods commencing with the Company’s taxable year ended December 31, 2004 through and including the Company Merger Effective Time.

(d)      Absence of Material Adverse Change.    From the date of this Agreement through the Closing Date, there shall not have occurred a change, event, state of facts or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 6.3      Conditions to Obligations of the Company and the Partnership.    The obligations of the Company and the Partnership to effect the Mergers are further subject to the satisfaction of the following conditions, any one or more of which may be waived in whole or in part by the Company at or prior to the Closing Date:

(a)      Representations and Warranties.    Each of the representations and warranties of Parent, Merger Sub I and Merger Sub II contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects at and as of such date). The Company shall have received a certificate signed on behalf of Parent, Merger Sub I and Merger Sub II, dated as of the Closing Date, to the foregoing effect.

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(b)      Performance and Obligations of Parent, Merger Sub I and Merger Sub II.    Each of Parent, Merger Sub I and Merger Sub II shall have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed by it or complied with on or prior to the Closing Date. The Company shall have received a certificate signed on behalf of Parent, Merger Sub I and Merger Sub II, dated as of the Closing Date, to the foregoing effect.

Section 6.4      Frustration of Closing Conditions.    No party may rely, either as a basis for not consummating the Mergers or the other transactions contemplated hereby or terminating this Agreement and abandoning the Mergers, on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s failure to act in good faith or to use commercially reasonable efforts to consummate the Mergers and the other transactions contemplated hereby.

ARTICLE VII.

TERMINATION

Section 7.1      Termination.    This Agreement may be terminated and abandoned at any time prior to the Closing Date, whether before or after the receipt of the Company Requisite Vote:

(a)      by the mutual written consent of Parent, Merger Sub I and the Company; or

(b)      by either of the Company, on the one hand, or Parent, on the other hand, by written notice to the other, if:

(i)      any Governmental Entity of competent authority shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the Mergers substantially on the terms contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party if the issuance of such final, non-appealable order, decree or ruling or taking of such other action was primarily due to the failure of the Company or the Partnership, in the case of termination by the Company, or Parent, Merger Sub I or Merger Sub II, in the case of termination by Parent, to perform any of its obligations under this Agreement; or

(ii)      the Mergers shall not have been consummated on or before April 7, 2016 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to the Company, if the Company or the Partnership, or to Parent, if Parent, Merger Sub I or Merger Sub II, as applicable, shall have breached in any material respect its obligations under this Agreement in any manner that shall have caused or resulted in the failure to consummate the Mergers on or before such date; or

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(iii)      the Company Requisite Vote shall not have been obtained at a duly held Company Stockholders’ Meeting or any adjournment or postponement thereof at which the Company Merger is voted upon; or

(c)      by written notice from the Company to Parent, if:

(i)      prior to obtaining the Company Requisite Vote, the Company Board effects an Adverse Recommendation Change in accordance with Section 5.6(d) in connection with a Superior Proposal and the Company Board has approved, and concurrently with the termination hereunder, the Company enters into, a definitive agreement providing for the implementation of a Superior Proposal; but only if the Company is not then in breach of Section 5.6, provided that such termination shall not be effective until the Company has paid the Company Termination Fee in accordance with Section 7.3(b); or

(ii)      Parent, Merger Sub I or Merger Sub II shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement such that a condition set forth in Section 6.3(a) or (b) would be incapable of being satisfied by the Outside Date, provided that neither the Company nor the Partnership shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement in any material respect; or

(iii)      (A) all of the conditions set forth in Section 6.1 and Section 6.2 shall have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of the notice referenced in clause (B) of this Section 7.1(c)(iii) if the Closing were to occur on the date of such notice), (B) on or after the date the Closing should have occurred pursuant to Section 1.5, the Company has delivered written notice to Parent to the effect that all of the conditions set forth in Section 6.1 and Section 6.2 have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of such notice if the Closing were to occur on the date of such notice) and the Company and the Partnership are prepared to consummate the Closing, and (C) Parent, Merger Sub I and Merger Sub II fail to consummate the Closing on or before the third Business Day after delivery of the notice referenced in clause (B) of this Section 7.1(c)(iii), and the Company and the Partnership were prepared to consummate the Closing during such three Business Day period; or

(d)      by written notice from Parent to the Company, if:

(i)      the Company or the Partnership shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement such that a condition set forth in Section 6.2(a) or (b) would be incapable of being satisfied by the Outside Date, provided that neither Parent, Merger Sub I nor Merger Sub II shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement in any material respect; or

(ii)      (A) the Company Board shall have effected, or resolved to effect, an Adverse Recommendation Change, (B) the Company shall have failed to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes a Company Acquisition Proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s stockholders) within ten (10) Business Days after the commencement of such tender offer or exchange offer, (C) the Company Board shall have failed to publicly reaffirm the Company Recommendation within ten (10) Business Days after the date a Company Acquisition Proposal shall have been publicly announced (or if the Company Stockholders’ Meeting is scheduled to be held within ten (10) Business Days from the date a Company Acquisition Proposal is publicly announced, promptly and in any event prior to the date on which the Company Stockholders’ Meeting is scheduled to be held) or (D) the Company enters into an Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 5.6).

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Section 7.2      Effect of the Termination.    In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub I, Merger Sub II, the Company or the Partnership or their respective affiliates or Representatives, relating to, based on or arising under or out of this Agreement, the transactions contemplated hereby or the subject matter hereof (including the negotiation and performance of this Agreement), except (i) as provided in Section 5.2(b), this Section 7.2, Section 7.3, Section 7.4 and Article VIII, the provisions relating to the payment and reimbursement of Assumption Expenses in Section 5.16(b) and the indemnification, payment and reimbursement provisions contained in the last sentence of Section 5.15, the last sentence of Section 5.17(a) and Section 5.18(d), (ii) the Guaranty and the Confidentiality Agreement (provided that with respect to the Confidentiality Agreement, Parent, Merger Sub I and Merger Sub II shall each be treated as if they were a party thereto to the same extent as Blackstone Real Estate Advisors L.P.) shall each continue in full force and effect in accordance with their respective terms and (iii) subject to Section 8.8, nothing herein shall relieve any party from any liability for any willful or intentional breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

Section 7.3      Fees and Expenses.

(a)      Except as otherwise set forth in this Agreement, whether or not the Mergers are consummated, all expenses incurred in connection with this Agreement and the other transactions contemplated hereby shall be paid by the party incurring such expenses.

(b)      In the event that this Agreement is terminated

(i)      by Parent pursuant to Section 7.1(d)(ii),

(ii)      by the Company pursuant to Section 7.1(c)(i), or

(iii)      (A) by the Company or Parent pursuant to Section 7.1(b)(ii) or Section 7.1(b)(iii) or by Parent pursuant to Section 7.1(d)(i) and (B)(x) a Company Acquisition Proposal shall have been received by the Company or its Representatives or any Person shall have publicly proposed or publicly announced an intention (whether or not conditional) to make a Company Acquisition Proposal (and, in the case of a termination pursuant to Section 7.1(b)(iii), such Company Acquisition Proposal or publicly proposed or announced intention shall have been made prior to the Company Stockholders’ Meeting) and (y) within twelve (12) months after a termination referred to in this Section 7.3(b)(iii) the Company enters into a definitive agreement relating to, or consummates, any Company Acquisition Proposal (with, for purposes of this clause (y), the references to “15%” in the definition of “Company Acquisition Proposal” being deemed to be references to “50%”),

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then the Company shall pay as directed by Parent an amount equal to one hundred sixty million dollars ($160,000,000) (the “Company Termination Fee”) by wire transfer of same day funds to an account designated by Parent, (1) in the case of a payment as a result of any event referred to in Section 7.3(b)(i), within two (2) Business Days after the date of such termination by Parent, (2) in the case of a payment as a result of any event referred to in Section 7.3(b)(ii), prior to or concurrently with such termination by the Company and (3) in the case of a payment as a result of any event referred to in Section 7.3(b)(iii), within two (2) Business Days after the earlier of entering into a definitive agreement relating to the Company Acquisition Proposal referred to in clause (y) of Section 7.3(b)(iii) and consummation of such Company Acquisition Proposal. For the avoidance of doubt, in no event shall the Company be obligated to pay the Company Termination Fee on more than one occasion.

(c)      In the event that this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii) or Section 7.1(c)(iii), then Parent shall pay or cause to be paid to the Company an amount equal to the Parent Termination Fee by wire transfer of same day funds to an account designated by the Company promptly but in no event later than three (3) Business Days after such termination. “Parent Termination Fee” shall be an amount equal to four hundred sixty million dollars ($460,000,000).

(d)      The Company and Parent agree that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and that the Company Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent, Merger Sub I and Merger Sub II in the circumstances in which the Company Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Mergers, which amount would otherwise be impossible to calculate with precision. If Parent receives the full payment of the Company Termination Fee from the Company pursuant to Section 7.3(b) under circumstances where a Company Termination Fee was payable, the receipt by Parent of the Company Termination Fee shall be the sole and exclusive remedy for any and all losses or damages suffered by Parent, Merger Sub I, Merger Sub II or any of their respective affiliates or Representatives in connection with this Agreement (and the termination hereof), the Mergers and the other transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination. In the event that Parent or the Company, as the case may be, is required to commence litigation to seek all or a portion of the amounts payable under this Section 7.3, and it prevails in such litigation, it shall be entitled to receive, in addition to all amounts that it is otherwise entitled to receive under this Section 7.3, all reasonable expenses (including attorneys’ fees) which it has incurred in enforcing its rights hereunder.

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Section 7.4      Payment of Amount or Expense.

(a)      In the event that Parent is obligated to pay the Parent Termination Fee pursuant to Section 7.3(c) (the “Section 7.3 Amount”), Parent shall pay to the Company from the applicable Section 7.3 Amount deposited into escrow, if any, in accordance with the next sentence, an amount equal to the lesser of (A) the Section 7.3 Amount and (B) the sum of (1) the maximum amount that can be paid to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) or 856(c)(3) of the Code (“Qualifying Income”), as determined by the Company’s independent certified public accountants, plus (2) in the event the Company receives either (X) a letter from the Company’s counsel indicating that the Company has received a ruling from the IRS described in Section 7.4(b)(ii) or (Y) an opinion from the Company’s outside counsel as described in Section 7.4(b)(ii), an amount equal to the Section 7.3 Amount less the amount payable under clause (1) above. To secure Parent’s obligation to pay these amounts, Parent shall deposit into escrow an amount in cash equal to the Section 7.3 Amount with an escrow agent selected by the Company and on such terms (subject to Section 7.4(b)) as shall be mutually agreed upon by the Company, Parent and the escrow agent as reflected in an escrow agreement among such parties, provided that the payment or deposit into escrow shall be at the Company’s option. The payment or deposit into escrow of the Section 7.3 Amount pursuant to this Section 7.4(a) shall be made at the time Parent is obligated to pay the Company such amount pursuant to Section 7.3(c) by wire transfer of same day funds.

(b)      The escrow agreement shall provide that the Section 7.3 Amount in escrow or any portion thereof shall not be released to the Company unless the escrow agent receives any one or combination of the following: (i) a letter from the Company’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code in such year determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Company’s accountants revising that amount, in which case the escrow agent shall release such amount to the Company, or (ii) a letter from the Company’s counsel indicating that the Company received a ruling from the IRS holding that the receipt by the Company of the Section 7.3 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Company’s outside counsel has rendered a legal opinion to the effect that the receipt by the Company of the Section 7.3 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Section 7.3 Amount to the Company. Parent agrees to amend this Section 7.4 at the reasonable request of the Company in order to (x) maximize the portion of the Section 7.3 Amount that may be distributed to the Company hereunder without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Company’s chances of securing a favorable ruling described in this Section 7.4(b) or (z) assist the Company in obtaining a favorable legal opinion from its outside counsel as described in this Section 7.4(b). Parent shall be deemed to have satisfied its obligations pursuant to this Section 7.4 so long as it deposits into escrow the Section 7.3 Amount, notwithstanding any delay or reduction in payment to the Company, and shall have no further liability with respect to payment of the Section 7.3 Amount. The portion of Section 7.3 Amount that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 7.3. The Company shall fully indemnify Parent and hold Parent harmless from and against any liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by it resulting directly or indirectly from the escrow agreement.

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ARTICLE VIII.

MISCELLANEOUS

Section 8.1      Nonsurvival of Representations and Warranties.    None of the representations, warranties, covenants or agreements in this Agreement or in any certificate, exhibit, schedule or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants or agreements, shall survive beyond the Company Merger Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Company Merger Effective Time (including the covenants and agreements in Section 5.9, Section 5.10, and this Article VIII).

Section 8.2      Entire Agreement; Assignment.

(a)      This Agreement (including the exhibits, schedules and other documents delivered pursuant hereto) constitutes, together with the Guaranty and the Confidentiality Agreement, the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

(b)      Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or transferred, in whole or in part, by operation of Law (including by merger or consolidation) or otherwise by any of the parties hereto without the prior written consent of the other parties; provided, however, that, prior to the mailing of the Proxy Statement to the Company’s stockholders, Parent may designate, by written notice to the Company, one or more wholly owned direct or indirect Subsidiaries to be a party to the Mergers in lieu of Merger Sub I and/or Merger Sub II, in which event all references herein to Merger Sub I and/or Merger Sub II shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub I and/or Merger Sub II as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided, further, that any such designation shall not impede or delay the consummation of the transactions contemplated by this Agreement. Any assignment in violation of this Section 8.2(b) shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

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Section 8.3      Notices.    All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered if delivered personally and (b) on the next Business Day if (i) sent by facsimile (providing confirmation of transmission), (ii) sent by email of a .pdf attachment or (iii) sent by prepaid overnight carrier (providing proof of delivery), to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by the parties by like notice):

(a)	if to Parent, Merger Sub I or Merger Sub II:

BRE Edison Holdings L.P.

c/o The Blackstone Group

345 Park Avenue

New York, NY 10154

Attention:         Nadeem Meghji

Facsimile:        (212) 583-5726

Email:              meghji@blackstone.com

with a copy (for informational purposes only) to:

Simpson Thacher & Bartlett LLP

425 Lexington Ave.

New York, NY 10017

Attention:        Brian M. Stadler, Esq.

Facsimile:        (212) 455-2502

Email:              bstadler@stblaw.com

(b)	if to the Company or the Partnership:

BioMed Realty Trust, Inc.

17190 Bernardo Center Drive

San Diego, CA 92128

Attention:         Jonathan P. Klassen

Facsimile:        (858) 485-9843

Email:              jon.klassen@biomedrealty.com

with a copy (for informational purposes only) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Attention:         Craig M. Garner, Esq.

Facsimile:        (858) 523-5450

Email:               craig.garner@lw.com

or to such other address as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

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Section 8.4      Governing Law and Venue; Waiver of Jury Trial.

(a)      This Agreement and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Maryland (other than with respect to issues relating to the Company Merger that are required to be governed by the DRULPA), in each case without regard to its rules of conflict of laws.

(b)      Each of the parties hereto hereby (i) irrevocably submits to and agrees to be subject to the personal jurisdiction of the courts of the State of Maryland and/or the U.S. District Court for the District of Maryland, for the purpose of any claim, action, suit or proceeding (whether based in contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, (ii) irrevocably agrees that all such claims, actions, suits or proceedings may and shall be brought before, and determined by, only a state or federal court sitting in or for the State of Maryland with subject matter jurisdiction over such claim(s), action(s), suit(s) or proceeding(s), (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) agrees that it will not (except for a suit on the judgment as expressly permitted by Section 8.4(d)) bring any claim, action, suit or proceeding relating to this Agreement or the transactions contemplated by this Agreement in any court other than the U.S. District Court for the District of Maryland or a Maryland state court.

(c)      Each of the parties hereto irrevocably consents to the service of the summons and complaint and any other process in any other claim, suit, action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, in the manner provided by Section 8.3 and nothing in this Section 8.4 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

(d)      Each party hereto agrees that a final judgment in any claim, suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(e)      EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.4(E).

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Section 8.5      Interpretation; Certain Definitions.    The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to an Article, Section, exhibit or schedule, such reference shall be to an Article or Section of, or an exhibit or schedule to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other instrument made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws. References to a Person are also to its successors and permitted assigns. All references to “dollars” or “$” refer to currency of the United States of America.

Section 8.6      Parties In Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 5.9, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, including the right to rely upon the representations and warranties set forth herein. The parties hereto further agree that the rights of third party beneficiaries under Section 5.9 shall not arise unless and until the Company Merger Effective Time occurs. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties may be subject to waiver by the parties hereto in accordance with Section 8.10 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

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Section 8.7      Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 8.8      Specific Performance.

(a)      The parties hereto agree that irreparable harm, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the Company or the Partnership do not perform any of the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Mergers and the other transactions contemplated by this Agreement) in accordance with the Agreement’s specified terms or otherwise breaches such provisions. Accordingly, the parties acknowledge and agree that Parent, Merger Sub I and Merger Sub II shall be entitled to an injunction, specific performance or other equitable relief to prevent and/or remedy a breach of this Agreement by the Company and the Partnership and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Parent, Merger Sub I or Merger Sub II are entitled at Law or in equity. Each of the Company and the Partnership agrees that it will not oppose the granting of an injunction, specific performance, or other equitable relief on the basis that any of Parent, Merger Sub I or Merger Sub II has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Any of Parent, Merger Sub I or Merger Sub II seeking an injunction or injunctions to prevent a breach or breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with the request for or grant of any such order or injunction. Each of the Company and the Partnership agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. The parties hereto agree that neither the Company nor the Partnership shall be entitled to an injunction, specific performance or other equitable relief to prevent and/or remedy a breach of this Agreement by Parent, Merger Sub I or Merger Sub II or to enforce specifically the terms and provisions hereof and that the Company’s and the Partnership’s sole and exclusive remedy relating to a breach of this Agreement by Parent, Merger Sub I or Merger Sub II or otherwise shall be the remedy set forth in Section 7.3(c); provided, however, that the Company shall be entitled to seek specific performance to prevent any breach by Parent of Section 5.2(b).

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(b)      The parties further agree (i) the seeking of remedies pursuant to Section 8.8(a) shall not in any respect constitute a waiver by any of Parent, Merger Sub I or Merger Sub II seeking such remedies of its respective right to seek any other form of relief that may be available to it under this Agreement, including under Section 7.3, in the event that this Agreement has been terminated or in the event that the remedies provided for in Section 8.8(a) are not available or otherwise not granted and (ii) nothing set forth in this Agreement shall require Parent, Merger Sub I or Merger Sub II to institute any proceeding for (or limit any of Parent’s, Merger Sub I’s or Merger Sub II’s right to institute any proceeding for) specific performance under this Section 8.8 prior or as a condition to exercising any termination right under Article VII (and pursuing damages after such termination), nor shall the commencement of any legal proceeding by any of Parent, Merger Sub I or Merger Sub II seeking remedies pursuant to Section 8.8(a) or anything set forth in this Section 8.8 restrict or limit Parent’s right to terminate this Agreement in accordance with the terms of Article VII or pursue any other remedies under this Agreement that may be available then or thereafter.

(c)      Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Parent, Merger Sub I and Merger Sub II together for any losses, damages, costs or expenses of the Company or the Partnership or their affiliates relating to the failure of the transactions contemplated by this Agreement to be consummated, or a breach of this Agreement by Parent, Merger Sub I or Merger Sub II or otherwise, shall be limited to an amount equal to (i) the amount of the Parent Termination Fee, plus (ii) the aggregate amount of Assumption Expenses payable or reimbursable pursuant to Section 5.16(b), plus (iii) Parent’s indemnification, payment and reimbursement obligations pursuant to the last sentence of Section 5.15, the last sentence of Section 5.17(a) and Section 5.18(d) (collectively, the “Liability Limitation”), and in no event shall the Company or the Partnership or any of their affiliates seek any amount in excess of the Liability Limitation in connection with this Agreement or the transactions contemplated hereby or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, tort or otherwise. Each of the Company and the Partnership agrees that it has no right of recovery against, and no personal liability shall attach to, any of the Parent Parties (other than Parent, Merger Sub I or Merger Sub II to the extent provided in this Agreement and Blackstone Real Estate Advisors L.P. to the extent provided in the Confidentiality Agreement), through Parent, Merger Sub I or Merger Sub II or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of Parent, Merger Sub I or Merger Sub II against any Parent Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable Law, whether in contract, tort or otherwise, except for its rights to recover from the Guarantor (but not any other Parent Party) under and to the extent provided in the Guaranty and subject to the Liability Limitation and the other limitations described therein. Recourse against the Guarantor under the Guaranty shall be the sole and exclusive remedy of the Company, the Partnership and their respective affiliates against the Guarantor and any other Parent Party (other than Parent, Merger Sub I or Merger Sub II to the extent provided in this Agreement and Blackstone Real Estate Advisors L.P. to the extent provided in the Confidentiality Agreement) in connection with this Agreement or the transactions contemplated hereby or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, in tort or otherwise. Without limiting the rights of the Company against Parent, Merger Sub I or Merger Sub II hereunder and Blackstone Real Estate Advisors L.P. under the Confidentiality Agreement, in no event shall the Company or its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover damages from, any Parent Party (other than the Guarantor to the extent provided in the Guaranty and subject to the Liability Limitation and the other limitations described therein).

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Section 8.9      Amendment.    This Agreement may be amended by action taken by the Company, the Partnership, Parent, Merger Sub I and Merger Sub II at any time before or after approval of the Mergers by the Company Requisite Vote but, after such approval, no amendment shall be made which requires the approval of any such stockholders under applicable Law without obtaining such further approvals. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

Section 8.10      Extension; Waiver.    At any time prior to the Closing Date, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any breaches or inaccuracies in the representations and warranties of the other parties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) subject to Section 8.9, waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, the Partnership, Parent, Merger Sub I or Merger Sub II in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.11      Counterparts.    This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall be considered one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 8.12      Definitions.

Defined Terms	Section
2015 Bonus	Section 5.10(e)
Acceptable Confidentiality Agreement	Section 5.6(b)
Adverse Recommendation Change	Section 5.6(d)
Agreement	Preamble
Alternative Acquisition Agreement	Section 5.6(a)
Amended Partnership Agreement	Section 1.2(b)

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Defined Terms	Section
Assumption Documents	Section 5.16(a)
Assumption Expenses	Section 5.16(b)
Bankruptcy and Equity Exception	Section 3.3(a)
Capital Expenditure Budget	Section 3.14(d)
Capital Expenditures	Section 3.14(d)
Cash-Out Limited Partner	Recitals
Certificate	Section 2.4(b)
Certificate of Limited Partnership	Section 1.2(b)
Closing	Section 1.5
Closing Date	Section 1.5
COBRA	Section 3.11(f)
Company	Preamble
Company Board	Section 3.3(a)
Company Bylaws	Section 3.1(b)
Company Charter	Section 3.1(b)
Company Common Stock	Section 3.2(a)
Company Disclosure Letter	Article III
Company Employee Benefit Plan or Company Employee Benefits Plans	Section 3.11(a)
Company Employee	Section 5.10(a)
Company Financial Statements	Section 3.5(a)
Company Intellectual Property Rights	Section 3.16(a)
Company Leased Real Property	Section 3.14(c)
Company Leases	Section 3.14(c)
Company Material Contract	Section 3.17(b)
Company Merger	Recitals
Company Merger Articles of Merger	Section 1.4(b)
Company Merger Certificate	Section 1.4(b)
Company Merger Effective Time	Section 1.4(b)
Company Performance Unit	Section 2.3(b)
Company Permits	Section 3.9(a)
Company Preferred Stock	Section 3.2(a)
Company Recommendation	Section 5.4
Company Requisite Vote	Section 3.20
Company Restricted Stock Award	Section 2.3(a)
Company SEC Documents	Section 3.5
Company Share	Section 2.1(b)
Company Share Merger Consideration	Section 2.1(b)
Company Space Leases	Section 3.14(f)
Company Stockholders’ Meeting	Section 5.4
Company Subsidiary Share	Section 2.1(c)
Company Termination Fee	Section 7.3(b)
Confidentiality Agreement	Section 5.2(b)
Construction Projects	Section 3.14(d)
D&O Insurance	Section 5.9(b)
Debt Offers	Section 5.18(a)
Development Capital Expenditures	Section 3.14(d)

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Defined Terms	Section
Development Expenditure Budget	Section 3.14(d)
Development Projects	Section 3.14(d)
DRULPA	Recitals
DSOS	Section 1.4(b)
ERISA	Section 3.11(a)
Earned Unit	Section 2.3(b)
Election Date	Section 2.2(b)(i)
Equity Commitment Letter	Section 4.8(a)
Equity Financing	Section 4.8(a)
Equity Financing Source	Section 4.8(a)
Exchange Fund	Section 2.4(a)
Excluded Shares	Section 2.1(d)
Existing Indebtedness	Section 3.17(b)(iv)
Existing Lender	Section 5.16(a)
Existing Loan Documents	Section 3.17(b)(iv)
FCPA	Section 3.9(c)
Financing	Section 5.17(a)
Form of Election	Section 2.2(b)(i)
GAAP	Section 3.5(a)
Ground Lease or Ground Leases	Section 3.14(b)
Ground Leased Real Property	Section 3.14(b)
Guarantor	Recitals
Guaranty	Recitals
Indemnified Liabilities	Section 5.9(a)
Indemnified Party or Indemnified Parties	Section 5.9(a)
Intellectual Property Rights	Section 3.16(a)
Inquiry	Section 5.6(a)
Interim Period	Section 5.1
IRS	Section 3.11(c)
Liability Limitation	Section 8.8(c)
Maximum Amount	Section 5.9(b)
Merger Consideration	Section 2.2(a)
Merger Sub I	Preamble
Merger Sub I GP	Recitals
Merger Sub II	Preamble
Merger Sub II GP	Recitals
Mergers	Recitals
MGCL	Recitals
Minority Limited Partners	Recitals
MRULPA	Recitals
Multiemployer Plan	Section 3.11(b)
New Partnership Preferred Units	Recitals
Notice of Change of Recommendation	Section 5.6(e)
Offer Documents	Section 5.18(c)
Operating Budget	Section 3.14(d)
Operating Expenses	Section 3.14(d)

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Defined Terms	Section
Outside Date	Section 7.1(b)(ii)
Owned Real Property	Section 3.14(a)
Parent	Preamble
Parent Plan	Section 5.10(b)
Parent Termination Fee	Section 7.3(c)
Participation Agreements	Section 3.14(f)
Participation Interest	Section 3.14(f)
Participation Party	Section 3.14(f)
Partnership	Preamble
Partnership Merger	Recitals
Partnership Merger Articles of Merger	Section 1.4(a)
Partnership Merger Effective Time	Section 1.4(a)
Partnership Unit Merger Consideration	Section 2.2(a)
Paying Agent	Section 2.4(a)
Per Company Share Merger Consideration	Section 2.1(b)
Per Partnership Unit Merger Consideration	Section 2.2(a)
Permit	Section 3.9(a)
Pre-Development Expenditures	Section 3.14(d)
Pre-Development Projects	Section 3.14(d)
Proxy Statement	Section 5.3(a)
Qualifying Income	Section 7.4(a)
REIT	Section 3.13(b)
REIT Opinion	Section 6.2(c)
Rent Rolls	Section 3.14(e)
Roll-Over Limited Partner	Recitals
Sarbanes-Oxley Act	Section 3.5(a)
SDAT	Section 1.4(a)
Section 7.3 Amount	Section 7.4(a)
Senior Notes	Section 5.18(a)
Space Lease Commission Schedule	Section 3.14(d)
Surviving Company	Section 1.1(b)
Surviving Company Partnership Interest	Section 2.1(c)
Surviving Partnership	Section 1.1(a)
Takeover Statutes	Section 3.19
Tax Credit Documents	Section 3.17(b)(x)
Third Party	Section 3.14(g)
Transaction Litigation	Section 5.5(b)
Transfer Right Notice	Section 5.19
Unit Election	Section 2.2(b)
VCOC	Section 3.14(k)
WARN	Section 3.12(e)

In addition to the other terms defined throughout this Agreement, which are listed above, the following terms shall have the following meanings when used in this Agreement:

(a)      “2.625% Senior Notes Indenture” means the Indenture, dated as of March 30, 2011, by and among the Partnership, the Company and U.S. Bank National Association, as supplemented by Supplemental Indenture No. 3, dated as of April 23, 2014, by and among the Partnership, the Company and U.S. Bank National Association.

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(b)      “3.85% Senior Notes Indenture” means the Indenture, dated as of March 30, 2011, by and among the Partnership, the Company and U.S. Bank National Association, as supplemented by Supplemental Indenture No. 1, dated as of March 30, 2011, by and among the Partnership, the Company and U.S. Bank National Association.

(c)      “4.25% Senior Notes Indenture” means the Indenture, dated as of March 30, 2011, by and among the Partnership, the Company and U.S. Bank National Association, as supplemented by Supplemental Indenture No. 2, dated as of June 28, 2012, by and among the Partnership, the Company and U.S. Bank National Association.

(d)      “6.125% Senior Notes Indenture” means the Indenture, dated as of April 29, 2010, by and among the Partnership, the Company and U.S. Bank National Association.

(e)      “Additional Consideration” means an amount, rounded to the nearest one-hundredth of a cent, equal to (a) $1.04 multiplied by (b) (i) the number of calendar days elapsed from and including January 1, 2016 until (but not including) the Closing Date divided by (ii) 366.

(f)      “affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

(g)      “Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated by applicable Law to close.

(h)      “Code” means the Internal Revenue Code of 1986, as amended.

(i)      “Company Acquisition Proposal” means any inquiry, offer or proposal regarding any of the following (other than the Mergers) involving any of the Company or the Partnership or any other Company Subsidiary: (i) any merger, consolidation, share exchange, recapitalization, dissolution, liquidation, business combination or other similar transaction involving the Company or the Partnership; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, directly or indirectly, by merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise, of 15% or more of the consolidated assets of the Company and the Partnership and the other Company Subsidiaries, taken as a whole (as determined on a book-value basis (including Indebtedness secured solely by such assets)), in a single transaction or series of related transactions; (iii) any issue, sale or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 15% or more of the voting power of the Company or 15% or more of the equity interests or general partner interests in the Partnership; (iv) any tender offer or exchange offer for 15% or more of any class of equity security of the Company or 15% or more of the equity interests or general partner interests in the Partnership or the filing of a registration statement under the Securities Act in connection therewith; (v) any other transaction or series of related transactions pursuant to which any third party proposes to acquire control of assets of the Company or the Partnership and any other Company Subsidiary having a fair market value equal to or greater than 15% of the fair market value of all of the assets of the Company and the Partnership and the other Company Subsidiaries, taken as a whole, immediately prior to such transaction; or (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

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(j)      “Company LTIP Unit” means an LTIP Unit, as defined in the Partnership Agreement.

(k)      “Company Material Adverse Effect” means any change, event, state of facts or development that has had or would reasonably be expected to have a material adverse effect on (i) the business, financial condition, assets or continuing results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) the ability of the Company or the Partnership to consummate the Mergers before the Outside Date; provided, however, that in the case of clause (i), no change, event, state of facts or development resulting from any of the following shall be deemed to be or taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) the entry into or the announcement, pendency or performance of this Agreement or the transactions contemplated hereby or the consummation of any transactions contemplated hereby, including (i) the identity of Parent and its affiliates, (ii) by reason of any communication by Parent or any of its affiliates regarding the plans or intentions of Parent with respect to the conduct of the business of the Company and the Company Subsidiaries following the Company Merger Effective Time, (iii) the failure to obtain any third party consent in connection with the transactions contemplated hereby and (iv) the impact of any of the foregoing on any relationships with customers, suppliers, vendors, business partners, employees or any other Person, (b) any change, event or development in or affecting financial, economic, social or political conditions generally or the securities, credit or financial markets in general, including interest rates or exchange rates, or any changes therein, in the United States or other countries in which the Company or any of the Company Subsidiaries conduct operations or any change, event or development generally affecting the commercial life sciences real estate industry, (c) any change in the market price or trading volume of the equity securities of the Company or of the equity or credit ratings or the ratings outlook for the Company or any of the Company Subsidiaries by any applicable rating agency; provided, however, that the exception in this clause (c) shall not prevent the underlying facts giving rise or contributing to such change, if not otherwise excluded from the definition of Company Material Adverse Effect, from being taken into account in determining whether a Company Material Adverse Effect has occurred, (d) the suspension of trading in securities generally on the New York Stock Exchange, (e) any adoption, implementation, proposal or change after the date hereof in any applicable Law or GAAP or interpretation of any of the foregoing, (f) any action taken or not taken to which Parent has consented in writing, (g) any action expressly required to be taken by this Agreement or taken at the request of Parent, (h) the failure of the Company or any Company Subsidiary to meet any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period ending on or after the date of this Agreement; provided, however, that the exception in this clause (h) shall not prevent the underlying facts giving rise or contributing to such failure, if not otherwise excluded from the definition of Company Material Adverse Effect, from being taken into account in determining whether a Company Material Adverse Effect has occurred; and provided, further, that this clause (h) shall not be construed as implying that the Company is making any representation or warranty with respect to any internal or public projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period, (i) the commencement, occurrence, continuation or escalation of any war, armed hostilities or acts of terrorism, (j) any actions or claims made or brought by any of the current or former stockholders or equityholders of the Company or any Company Subsidiary (or on their behalf or on behalf of the Company or any Company Subsidiary, but in any event only in their capacities as current or former stockholders or equityholders) arising out of this Agreement or the Mergers or (k) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity; provided, that (i) with respect to clauses (b), (e), (i), and (k), such changes, events, state of facts or developments may be taken into account to the extent they disproportionately adversely affect the Company and the Company Subsidiaries, taken as a whole, compared to other companies operating in the commercial life sciences real estate industry in the United States and (ii) clause (a) and clause (j) shall not apply to the use of Company Material Adverse Effect in Section 3.4 (or Section 6.2(a) as it relates to Section 3.4).

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(l)      “Company Real Property” means, collectively, the Owned Real Property and the Ground Leased Real Property.

(m)      “Company Share Incentive Plan” means the 2004 Incentive Award Plan of the Company and the Partnership, as amended and restated.

(n)      “Company Subsidiary” means any Subsidiary of the Company, including, the Partnership and its Subsidiaries.

(o)      “Contract” means any binding agreement, contract, lease (whether for real or personal property), commitment, note, bond, mortgage, indenture, deed of trust, loan or evidence of Indebtedness, to which a Person is a party or to which the properties or assets of such Person are subject, whether oral or written.

(p)      “Copyrights” means United States and non-U.S. copyrights and mask works (as defined in 17 U.S.C. §901) and pending applications to register the same.

(q)      “delivered” or “made available” means, with respect to documents or information required to be provided by the Company to Parent, any documents or information (i) posted by the Company or any of its Representatives in the Company’s electronic data room, (ii) filed by the Company and available through the SEC’s Electronic Data Gathering and Retrieval System or (iii) otherwise made reasonably available by the Company or its Representatives to Parent, in each case prior to the date hereof.

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(r)      “Environmental Laws” means all Laws which (a) regulate or relate to (i) the protection or clean up of the environment, (ii) occupational safety and health in respect of Hazardous Substances, or (iii) the treatment, storage, transportation, handling, exposure to, disposal or Release of Hazardous Substances or (b) impose liability (including for enforcement, investigatory costs, cleanup, removal or response costs, natural resource damages, contribution, injunctive relief, personal injury or property damage) with respect to any of the foregoing.

(s)      “Environmental Permits” means any permit, registration, identification number, license and other authorization under any applicable Environmental Law.

(t)      “ERISA Affiliate” means any entity, trade or business (whether or not incorporated) that is considered a single employer together with the Company or any ERISA Affiliate under ERISA Section 4001(b) or part of the same “controlled group” with the Company or any ERISA Affiliate for purposes of Code Section 414.

(u)      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)      “Governmental Entity” means any court, tribunal or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, contractor, official or instrumentality of such governmental or political subdivision, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

(w)      “Hazardous Substances” means any toxic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, hazardous material or hazardous waste, whether solid, liquid or gas, that is subject to regulation, control or remediation or for which liability or standards of care are imposed under any Environmental Laws including petroleum (including crude oil or any fraction thereof), asbestos, radioactive materials and polychlorinated biphenyls), or toxic mold.

(x)      “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

(y)      “Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person and its Subsidiaries for borrowed money, including obligations evidenced by notes, bonds, debentures or other similar instruments, (b) all reimbursement obligations of such Person and its Subsidiaries under letters of credit to the extent such letters of credit have been drawn, (c) obligations of such Person and its Subsidiaries in respect of interest rate, currency or other swaps, hedges or similar derivative arrangements, (d) all capital lease obligations of such Person and its Subsidiaries, (e) all obligations of such Person and its Subsidiaries for guarantees of another Person in respect of any items set forth in clauses (a) through (d), and (f) all outstanding prepayment premium obligations of such Person and its Subsidiaries, if any, and accrued interest, fees and expenses related to any of the items set forth in clauses (a) through (c). For the avoidance of doubt, “Indebtedness” shall not include any liability for Taxes and shall not include any Indebtedness from the Company to a wholly-owned Company Subsidiary (or vice versa) or between wholly-owned Company Subsidiaries.

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(z)      “Intervening Event” means a material event, development or change in circumstances with respect to the Company and the Company Subsidiaries, taken as a whole, that occurred or arose after the date of this Agreement, which (a) was unknown to, nor reasonably foreseeable by, the Company Board as of or prior to the date of this Agreement and (b) becomes known to or by the Company Board prior to the receipt of the Company Requisite Vote; provided, however that none of the following will constitute, or be considered in determining whether there has been, an Intervening Event: (i) the receipt, existence of or terms of an Inquiry or Company Acquisition Proposal or any matter relating thereto or consequence thereof and (ii) changes in the market price or trading volume of the Company Shares or the fact that the Company meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes of such change or fact shall not be excluded by this clause (ii)).

(aa)      “Joint Venture Agreements” means the organizational documents of the Company Subsidiaries set forth in Section 8.12(aa) of the Company Disclosure Letter.

(bb)      “know” or “knowledge” means, with respect to the Company, the actual knowledge of such persons listed in Section 8.12(bb) of the Company Disclosure Letter, and with respect to Parent, the actual knowledge of the persons listed in Schedule A hereto.

(cc)      “Law” means any federal, state, local or foreign law (including common law), statute, code, directive, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction or decree.

(dd)      “Lien” means any lien, mortgage, pledge, security instrument, title charges which are liens, claims against title, conditional or installment sale agreement, restriction on transfer, purchase option, right of first refusal, easement, security interest, charge, encumbrance, deed of trust, right-of-way, encroachment or other encumbrance of any nature, whether voluntarily incurred or arising by operation of Law.

(ee)      “Material Company Lease” means any lease, sublease or occupancy agreement of real property (other than Ground Leases) under which the Company or any Company Subsidiary is the tenant or subtenant or serves in a similar capacity, (x) providing for annual rentals of $1,000,000 or more or (y) relating to real property comprising more than 10,000 square feet of space; provided that any such lease, sublease or occupancy agreement between the Company and any Company Subsidiary or between Company Subsidiaries shall not constitute a Material Company Lease.

(ff)      “Material Space Lease” means any one or more leases, subleases, licenses or occupancy agreements of a particular real property (other than Ground Leases) under which the Company or any Company Subsidiary is the landlord or sub-landlord or serves in a similar capacity, (x) providing for annual rentals of $2,500,000 or more or (y) relating to an individual real property comprising more than 50,000 square feet of space.

(gg)      “New Partnership Preferred Unit” means a Series B Cumulative Preferred Unit of the Surviving Partnership as defined in the form of Article 17 attached as Exhibit B hereto, which shall be added to and made part of the Partnership Agreement immediately prior to the Closing Date.

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(hh)      “Parent Parties” means, collectively, Parent, Merger Sub I, Merger Sub II, the Guarantor or any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, affiliates, successors or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate, successor or assignee of any of the foregoing.

(ii)      “Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended by Amendment One to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, and as may be further amended from time to time.

(jj)      “Partnership Units” means partnership units in the Partnership, including Company LTIP Units.

(kk)      “Patents” means United States and non-U.S. patents, provisional patent applications, patent applications, continuations, continuations-in-part, extensions, divisions, reissues, patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice) and improvements thereto.

(ll)      “Permitted Liens” means (a) statutory Liens for Taxes, assessments or other charges by Governmental Entities not yet due and payable or the amount or validity of which are being contested in good faith and for which adequate reserves have been established on the Company Financial Statements in accordance with GAAP (to the extent required by GAAP), (b) mechanics’, workmen’s, repairmen’s, carriers’ or warehousemen’s Liens (i) arising in the usual, regular and ordinary course for amounts not yet due and payable or the amount or validity of which are being contested in good faith and for which adequate reserves have been established on the Company Financial Statements in accordance with GAAP (to the extent required by GAAP) or (ii) arising in connection with construction in progress for amounts not yet due and payable, (c) Liens for which title insurance coverage has been obtained pursuant to a Company title insurance policy prior to the date hereof, (d) easements whether or not shown by the public records, overlaps, encroachments and any matters not of record that would be disclosed by an accurate survey or a personal inspection of the property (other than such matters that, individually or in the aggregate, materially adversely impair the current use, operation or value of the subject real property), (e) Liens securing mortgages and deeds of trust which secure the mortgage loans listed in Section 3.2(h) of the Company Disclosure Letter or Company Material Contracts or that the Company or a Company Subsidiary is permitted to enter into pursuant to the terms of Section 5.1, (f) (i) rights of tenants under Company Space Leases, as tenants only, and (ii) rights of other parties in possession that do not materially and adversely impair the current use, operation or value of the subject real property and, in the case of (ii), without any right of first refusal, right of first offer or other option to purchase any Company Real Property (or any portion thereof), (g) title to any portion of any owned or leased real property lying within the boundary of any public or private road, easement or right of way, (h) Liens created, imposed or promulgated by Law or by any Governmental Entities, including zoning regulations, use restrictions and building codes, (i) such other non-monetary Liens or imperfections of title, easements, covenants, rights of way, restrictions and other similar charges or encumbrances disclosed in policies or commitments of title insurance that, individually or in the aggregate, do not, and would not reasonably be expected to, materially impair the existing use (or if such real property is vacant, the intended use), operation or value of, the property or asset affected by the applicable Lien, (j) Liens, rights or obligations created by or resulting from the acts or omissions of any of Parent, Merger Sub I or Merger Sub II or any of their affiliates and their respective investors, lenders, employees, officers, directors, members, stockholders, agents, representatives, contractors, invitees or licensees or any Person claiming by, through or under any of the foregoing, and (k) any other non-monetary Liens that individually or in the aggregate, would not reasonably be expected to materially adversely impair the current use (or if such real property is vacant, the intended use), operation or value of the subject real property.

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(mm)      “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

(nn)      “Prior Sale Agreements” means any purchase or sale Contract relating to any real property or leasehold interest in any Ground Lease conveyed, transferred, assigned or otherwise disposed of by the Company or any Company Subsidiaries since January 1, 2011, except for easements or similar interests.

(oo)      “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

(pp)      “Reportable Transaction” shall have the meaning set forth in Section 1.6011-4(b) of the Treasury Regulations.

(qq)      “Representative” means, with respect to any Person, such Person’s directors, partners, managers, officers, employees, consultants, advisors (including counsel, accountants, investment bankers, experts, consultants and financial advisors), agents and other representatives and, in the case of Parent, its financing sources.

(rr)      “SEC” means the United States Securities and Exchange Commission.

(ss)      “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(tt)      “Service Provider” means any employee, director or individual independent contractor of the Company or any Company Subsidiaries or ERISA Affiliates.

(uu)      “Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the “present fair saleable value” of such Person’s total assets exceeds the value of such Person’s total “liabilities, including a reasonable estimate of the amount of all contingent and other liabilities,” as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, (b) such Person will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or intends to engage, and (c) such Person will be able to pay all of its liabilities (including contingent liabilities) as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged” and “able to pay all of its liabilities (including contingent liabilities) as they mature” mean that such Person will be able to generate enough cash from operations, asset dispositions, existing financing or refinancing, or a combination thereof, to meet its obligations as they become due.

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(vv)      “Subsidiary” means, with respect to a Person, another Person at least 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is owned or controlled directly or indirectly by such first Person and/or by one or more of its Subsidiaries or of which such first Person and/or one of its Subsidiaries serves as a general partner (in the case of a partnership) or a manager or managing member (in the case of a limited liability entity) or similar function.

(ww)      “Superior Proposal” means a bona fide written Company Acquisition Proposal (except that, for purposes of this definition, the references in the definition of “Company Acquisition Proposal” to “15%” shall be replaced by “50%”) made by a third party on terms that the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, (A) would result, if consummated, in a transaction that is more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the Company Merger and (B) is reasonably likely to be consummated, after taking into account (x) the financial, legal, regulatory and any other aspects of such proposal, (y) the likelihood and timing of consummation (as compared to the Company Merger) and (z) any changes to the terms of this Agreement proposed by Parent and any other information provided by Parent (including pursuant to Section 5.6 of this Agreement).

(xx)      “Tax” and “Taxes” means any and all federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, stamp, franchise, employment, payroll, withholding, social security (or similar, including FICA), alternative or add-on minimum tax, or any other tax, custom, duty, impost, levies, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Entity.

(yy)      “Tax Protection Agreements” means any Contract to which the Company or any Company Subsidiary is a party pursuant to which: (a) any liability to holders of equity of a Company Subsidiary (including holders of Partnership Units) relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (b) in connection with the deferral of income Taxes of a holder of equity of a Company Subsidiary (including holders of Partnership Units), the Company or any of the Company Subsidiaries have agreed to (i) maintain a minimum level of debt or continue a particular debt or allow such holder to guarantee any debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, (iv) operate (or refrain from operating) in a particular manner, (v) only dispose of assets in a particular manner, (vi) use (or refrain from using) a specified method of taking into account book tax disparities under Section 704(c) of the Code with respect to one or more properties and/or (vii) use (or refrain from using) a particular method for allocating one or more liabilities of such party or any of its direct or indirect subsidiaries under Section 752 of the Code; (c) limited partners of the Partnership have guaranteed, indemnified or assumed debt of the Partnership; and/or (d) any other agreement that would require the general partner of a Partnership to consider separately the interests of any limited partner.

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(zz)      “Tax Return” means any return, report, document, declaration or any other information return or similar statement filed or required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax and including any schedule or attachment.

(aaa)      “Tenant Costs” means landlord work, tenant improvements and tenant improvement allowances that are an obligation of the Company or a Company Subsidiary provided for in a Company Space Lease as of the date hereof or any Company Space Lease entered into in accordance with the provisions of this Agreement.

(bbb)      “Trade Secrets” means trade secrets and confidential ideas, know-how, concepts, methods, processes, formulae, technology, algorithms, models, reports, data, customer lists, supplier lists, mailing lists, business plans and other proprietary information, all of which derive value, monetary or otherwise, from being maintained in confidence.

(ccc)      “Trademarks” means United States, state and non-U.S. trademarks, service marks, trade names, corporate names, designs, logos, slogans, social media identifiers, domain names and general intangibles of like nature, including all goodwill associated therewith, and any registrations and applications to register the foregoing.

(ddd)      “Transfer Right” means, with respect to the Company or any Company Subsidiary, a buy/sell, put option, call option, option to purchase, a marketing right, a forced sale, tag or drag right or a right of first offer, right of first refusal or right that is similar to any of the foregoing, pursuant to the terms of which the Company or any Company Subsidiary, on the one hand, or another Person, on the other hand, could be required to purchase or sell the applicable equity interests of any Person, any Company Real Property or any other asset to which such right relates.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

BIOMED REALTY TRUST, INC.

By:	/s/ Alan D. Gold

Name: Alan D. Gold
Title: Chairman of the Board and Chief Executive Officer

BIOMED REALTY, L.P.

By: BioMed Realty Trust, Inc., its general partner

By:	/s/ Alan D. Gold

Name: Alan D. Gold
Title: Chairman of the Board and Chief Executive Officer

[Signature page to Agreement and Plan of Merger]

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BRE EDISON HOLDINGS L.P.

By: BRE Edison Holdings LLC, its general partner

By:	/s/ Nadeem Meghji

Name: Nadeem Meghji
Title: Senior Managing Director and Vice President

BRE EDISON L.P.

By: BRE Edison LLC, its general partner

By:	/s/ Nadeem Meghji

Name: Nadeem Meghji
Title: Senior Managing Director and Vice President

BRE EDISON ACQUISITION L.P.

By: BRE Edison Acquisition LLC

By:	/s/ Nadeem Meghji

Name: Nadeem Meghji
Title: Senior Managing Director and Vice President

[Signature page to Agreement and Plan of Merger]

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Exhibit B to Merger Agreement

FORM OF

ARTICLE 17

SERIES B CUMULATIVE PREFERRED UNITS

Section 17.1.     Designation and Number

A series of units of Partnership Interests in the Partnership designated as the “5.5% Series B Cumulative Preferred Units” (the “Series B Preferred Units”) is hereby established. The number of Series B Preferred Units shall be [●]. The Series B Preferred Units shall be uncertificated.

Section 17.2.     Distributions

A.             Holders of Series B Preferred Units shall be entitled to receive, when, as and if authorized by the General Partner in its sole discretion, out of Available Cash, cumulative preferential cash distributions in an amount equal to 5.5% per annum on the [$23.75 + amount of Additional Consideration pursuant to the Merger Agreement] liquidation preference of each Series B Preferred Unit (the “Distribution Rate”). Such distributions shall accrue and be cumulative from the Closing Date (as defined in the Agreement and Plan of Merger, dated as of October 7, 2015, by and among the Partnership and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”)) and shall be payable quarterly in arrears on the last calendar day (or, if such day is not a Business Day, the next succeeding day that is a Business Day) of each March, June, September and December of each year (each a “Distribution Payment Date”), commencing on the first such date after the Closing Date. The period from and including the Closing Date to but excluding the first Distribution Payment Date, and each subsequent period from and including a Distribution Payment Date to but excluding the next succeeding Distribution Payment Date, is hereinafter called a “Distribution Period.” Distributions shall be payable to holders of Series B Preferred Units of record as they appear in the transfer books of the Partnership at the close of business on the applicable record date (each, a “Record Date”), which shall be the 15th day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the General Partner for the payment of distributions that is not more than thirty (30) nor less than ten (10) days prior to such Distribution Payment Date. The amount of any distribution payable for any Distribution Period, or portion thereof, shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

B.             Distributions on the Series B Preferred Units which are due but unpaid will accumulate quarterly, whether or not there is sufficient Available Cash for such distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series B Preferred Units will accumulate as of the Distribution Payment Date on which they first become payable. Notwithstanding anything to the contrary contained herein, the Partnership shall make quarterly distributions of cash (the “Tax Liability Distributions”) to the holders of Series B Preferred Units, as distributions on the Series B Preferred Units, in an amount sufficient to enable such holders to pay, on a quarterly basis, U.S. federal, state and local income taxes arising from the allocations made (or estimated to be made) to such holders pursuant to this Agreement, to the extent that distributions otherwise paid to the holders of Series B Preferred Units in such quarter and prior quarters in such fiscal year are not sufficient for such holders to pay such taxes, which payments shall be made within thirty (30) days after the close of each applicable quarter. Subject to the following sentence, the amount of any such Tax Liability Distribution shall equal the product of (x) the highest marginal combined U.S. federal, state and local income tax rate applicable to an individual holder of Series B Preferred Units residing in California (after giving effect to income tax deductions (if allowable) for state and local income taxes and the character of the applicable income) for such fiscal period and (y) the aggregate amounts of net taxable income or gain of the Partnership that were actually allocated or are estimated to be allocated to such holder for federal income tax purposes for such fiscal period and any prior fiscal period (only to the extent no Tax Liability Distribution or other distribution was previously made with respect to such fiscal

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period). For the avoidance of doubt, any Tax Liability Distributions shall reduce the amount of any accrued but unpaid distributions with respect to the Series B Preferred Units.

C.             If any Series B Preferred Units are outstanding, if and so long as the Partnership is in arrears with regard to the payment of any distributions upon the Series B Preferred Units in respect of any completed Distribution Period, (i) no distributions (other than distributions made in Series B Junior Units (as defined below) or options, warrants or rights to subscribe for or purchase Series B Junior Units) shall be authorized or paid or set apart for payment nor shall any other distribution be authorized or made upon any Series B Junior Units unless distributions sufficient to make up such arrearage shall have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past Distribution Periods, and (ii) no Series B Junior Units shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such Partnership Interests) by the Partnership (except by conversion into or exchange for Series B Junior Units or options, warrants or rights to subscribe for or purchase Series B Junior Units).

D.             If any Series B Preferred Units are outstanding, if and so long as distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Units and all other Partnership Interests ranking on parity with the Series B Preferred Units as to dividends and other distributions, all distributions authorized upon the Series B Preferred Units shall be authorized and paid pro rata so that the amount of distributions authorized and paid per Series B Preferred Unit and any such other Partnership Interest shall in all cases bear to each other the same ratio that accumulated distributions per Series B Preferred Unit and any such other Partnership Interest bear to each other. No interest shall be payable in respect of any distribution payment or payments on Series B Preferred Units which may be in arrears.

E.             No distributions on the Series B Preferred Units other than Tax Liability Distributions shall be authorized by the General Partner or paid or set apart for payment by the Partnership at such times as any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. The Partnership shall not enter into any agreement that prohibits the authorization, payment or setting apart for payment of any Tax Liability Distributions or provides that any such action would constitute a breach thereof or default thereunder.

F.             Holders of Series B Preferred Units shall not be entitled to any distribution, whether payable in cash, property or Partnership Interests in excess of full cumulative distributions on the Series B Preferred Units as described above. Any distribution authorized on the Series B Preferred Units shall first be credited against the earliest accumulated but unpaid distribution due with respect to such Series B Preferred Units which remains payable.

G.             Notwithstanding anything herein to the contrary, so long as (i) the Partnership is not in arrears with regard to the payment of any distributions upon the Series B Preferred Units in respect of any completed Distribution Period and (ii) the Partnership shall have made all redemption payments then due to be paid to holders of the Series B Preferred Units under Section 17.4 hereof, the Partnership shall be permitted at any time to make cash distributions and distributions in-kind of assets, properties or securities to holders of Partnership Interests other than Series B Preferred Units, and the holders of Series B Preferred Units shall not be entitled to participate in any such distributions.

Section 17.3.     Liquidation Preference

A.             Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, before any distribution or payment shall be made to holders of Series B Junior Units, notwithstanding anything in this Agreement to the contrary, including Section 13.2 hereof, each holder of Series B Preferred Units shall be entitled to receive and be paid out of the assets of the Partnership legally available for distribution to the Partners pursuant to this Agreement a liquidation preference per Series B

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Preferred Unit equal to [$23.75 + amount of Additional Consideration pursuant to the Merger Agreement], plus an amount equal to any accrued and unpaid distributions to but excluding the date of payment on the Series B Preferred Units held by such holder.

B.             In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Partnership are insufficient to pay the full amount of the liquidating distributions on all outstanding Series B Preferred Units, then such assets shall be allocated among the holders of Series B Preferred Units in proportion to the full liquidating distributions to which they would otherwise respectively be entitled, pursuant to Section 17.3.A.

C.             After payment of the full amount of the liquidating distributions to which they are entitled pursuant to Section 17.3.A, the holders of Series B Preferred Units, as such, will have no right or claim to any of the remaining assets of the Partnership, shall cease to be Partners in respect of such Series B Preferred Units and the Series B Preferred Units shall be deemed cancelled.

D.             The consolidation or merger of the Partnership with or into any other partnership, corporation, trust or entity or of any other partnership, corporation, trust or other entity with or into the Partnership or the sale, lease or conveyance of all or substantially all of, the property or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding up of the Partnership for purposes of this Section 17.3.

Section 17.4.     Redemption at Holder’s Option for Cash

A.             Commencing on the earlier of (i) the date the amount of “Total Capital” as reflected in the Partnership’s unaudited consolidated balance sheets for a calendar quarter is less than $100 million (a “Total Capital Shortfall Event”) and (ii) December 31, 2016 (or at any earlier time that the Partnership is a Subsidiary of a Person that is subject to taxation as a REIT with Publicly Traded common stock, or upon the earlier death of a holder of Series B Preferred Units, solely in respect of such holder’s estate), each holder of Series B Preferred Units (or such deceased holder’s estate only, as applicable) shall have the right (the “Preferred Redemption Right”) to require the Partnership to redeem on the Preferred Redemption Date (as defined below) all or any portion of the Series B Preferred Units held by such holder at a redemption price per Series B Preferred Unit, payable in cash, equal to [$23.75 + amount of Additional Consideration pursuant to the Merger Agreement] plus an amount equal to any accrued but unpaid distributions to but excluding the Preferred Redemption Date (the “Redemption Price”) to be paid by the Partnership. The Preferred Redemption Right shall be exercised pursuant to a Notice of Redemption (as defined below) delivered to the General Partner by the holder of Series B Preferred Units who is exercising the redemption right. Except in the event of a Total Capital Shortfall Event or in the event of the death of a holder of Series B Preferred Units (in which event the Preferred Redemption Right shall be exercisable solely by such holder’s estate), the Preferred Redemption Right shall only be available, and a Notice of Redemption in respect thereof may only be delivered, once per quarter during the first month of each fiscal quarter of the Partnership commencing January 2017. For purposes of this Article 17, (i) “Preferred Redemption Date” means the second to last Business Day of the fiscal quarter of the Partnership in which the General Partner receives the applicable Notice of Redemption pursuant to this Section 17.4 or, if the second to last Business Day of such fiscal quarter is less than ten (10) Business Days from the date on which the General Partner receives the applicable Notice of Redemption pursuant to Section 17.4, then the second to last Business Day of the next subsequent fiscal quarter of the Partnership and (ii) “Publicly Traded” means listed or admitted to trading on New York Stock Exchange LLC, NYSE MKT LLC, The Nasdaq Stock Market LLC or another national securities exchange, or any successor to the foregoing.

B.             In the event any applicable redemption date shall not be a Business Day, then payment of the Redemption Price need not be made on such redemption date but may be made on the next succeeding Business Day with the same force and effect as if made on such applicable redemption date and no interest, additional distributions or other sum shall accrue on the amount payable for the period from and after such redemption date to such next succeeding Business Day.

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C.             On and after the Preferred Redemption Date, all distributions on the Series B Preferred Units designated for redemption in the Notice of Redemption shall cease to accrue and all rights of the holder thereof, except the right to receive the Redemption Price, shall cease and terminate, such Series B Preferred Units shall not be deemed to be outstanding for any purpose whatsoever, and such holder shall cease to be a Limited Partner in respect of such Series B Preferred Units.

D.             At its election, the Partnership, prior to a Preferred Redemption Date, may irrevocably deposit the Redemption Price of the Series B Preferred Units so called for redemption in trust for the holder thereof with a bank or trust company, in which case (i) the Partnership shall notify the applicable holder of such Series B Preferred Units in writing that the Redemption Price has been so deposited, (ii) on and after the applicable Preferred Redemption Date, all distributions on the Series B Preferred Units designated for redemption in the Notice of Redemption shall cease to accrue and (iii) on and after the date of such Notice of Redemption and the date such funds have been set aside, all rights of the holders of such Series B Preferred Units except the right to receive the Redemption Price, shall cease and terminate, such Series B Preferred Units shall not be deemed to be outstanding for any purpose whatsoever, and such holder shall cease to be a Limited Partner in respect of such Series B Preferred Units.

E.             In the event the General Partner (or its direct or indirect parent) is (as the result of any merger, acquisition or otherwise) a REIT with Publicly Traded equity securities, the General Partner shall have the right, without the consent of any Partner or other Person, notwithstanding any other provision of this Agreement, to amend this Section 17.4 and any provision of this Agreement as necessary to provide the REIT the option, in lieu of paying the Redemption Price in cash, to issue an amount of Publicly Traded stock in such public REIT with a fair market value at the time of redemption, as determined by the General Partner in good faith, equal to the Redemption Price to any redeeming holders of Series B Preferred Units who consent to such substitution with respect to such particular redemption; provided that this right of substitution shall be available only if the shares of stock to be issued to such holder of Series B Preferred Units pursuant hereto are registered with the Securities and Exchange Commission for immediate resale by the redeeming holder of Series B Preferred Units.

F.             For purposes of this Article 17, “Notice of Redemption” means a notice substantially in the following form:

“The undersigned hereby irrevocably (i) elects to redeem all of the undersigned’s Series B Preferred Units in BioMed Realty, L.P. in accordance with the terms of Article 17 of the Fifth Amended and Restated Agreement of Limited Partnership of BioMed Realty, L.P., as may be further amended, restated, supplemented or otherwise modified from time to time, and, the redemption right referred to in Section 17.4 thereof, (ii) surrenders such Series B Preferred Units and all right, title and interest therein, for redemption pursuant to such provisions, and (iii) directs that the Redemption Price deliverable upon exercise of such redemption right pursuant to Section 17.4 thereof be delivered to the undersigned at the address specified below.

Dated:

Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip Code)

(Social security or tax identification number)

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Section 17.5.     Redemption at Partnership’s Option

A.             Commencing on the fifth anniversary of the Closing Date, the Partnership shall have the right, in its sole discretion and from time to time (the “Partnership Redemption Right”), to redeem all or any portion of the Series B Preferred Units then outstanding (provided, that the Partnership Redemption Right shall not be exercised for less than all of the Series B Preferred Units if, after the exercise of such Partnership Redemption Right, Series B Preferred Units with less than $5 million in aggregate liquidation preference would remain outstanding), for a cash redemption price per Series B Preferred Unit equal to the Redemption Price. The Partnership shall exercise the Partnership Redemption Right by providing each record holder of Series B Preferred Units not less than ten (10) days’ nor more than sixty (60) days’ prior written notice of the applicable date of redemption. Such notice shall include (i) the number of Series B Preferred Units to be redeemed from each such holder, (ii) the applicable Redemption Price, (iii) the applicable date of redemption and (iv) that distributions on the Series B Preferred Units to be redeemed shall cease to accrue on and after such redemption date. No failure to give or defect in such notice or defect in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred Units except as to any holder of Series B Preferred Units to whom notice was defective or not given.

B.             If the Partnership redeems less than all of the outstanding Series B Preferred Units pursuant to any exercise of the Partnership Redemption Right under this Section 17.5, the Series B Preferred Units to be redeemed may be determined by the General Partner pro rata from the record holders of Series B Preferred Units (with any appropriate adjustments in the General Partner’s sole discretion to avoid redemption of fractions of Partnership Interests), or by any other equitable manner determined by the General Partner in its reasonable discretion.

C.             In the event any applicable redemption date shall not be a Business Day, then payment of the Redemption Price need not be made on such redemption date but may be made on the next succeeding Business Day with the same force and effect as if made on such applicable redemption date and no interest, additional distributions or other sum shall accrue on the amount payable for the period from and after such redemption date to such next succeeding Business Day.

D.             On and after the redemption date (unless the Partnership defaults in payment of the Redemption Price), all distributions on the Series B Preferred Units designated for redemption in the notice of redemption shall cease to accrue and all rights of the holder thereof, except the right to receive the Redemption Price, shall cease and terminate, such Series B Preferred Units shall not be deemed to be outstanding for any purpose whatsoever, and such holder shall cease to be a Limited Partner in respect of such Series B Preferred Units.

E.             At its election, the Partnership, prior to the redemption date, may irrevocably deposit the Redemption Price of the Series B Preferred Units so called for redemption in trust for the holder thereof with a bank or trust company, in which case (i) the Partnership shall notify the applicable holder of such Series B Preferred Units in writing that the Redemption Price has been so deposited, (ii) on and after the applicable redemption date, all distributions on the Series B Preferred Units designated for redemption in the notice of redemption shall cease to accrue and (iii) on and after the date of such notice of redemption and the date such funds have been set aside, all rights of the holder thereof, except the right to receive the Redemption Price, shall cease and terminate, such Series B Preferred Units shall not be deemed to be outstanding for any purpose whatsoever, and such holder shall cease to be a Limited Partner in respect of such Series B Preferred Units.

Section 17.6.     Ranking

Notwithstanding any provision of this Agreement, including any amendments made hereto after the Closing Date, the Series B Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership, rank senior to all other series or classes of Partnership Interests (all of which are referred to collectively as “Series B Junior Units”).

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Section 17.7.     Voting Rights

A.             The holders of Series B Preferred Units shall have no voting rights whatsoever on any matter relating to the Partnership, whether under this Agreement, the Act, at law, in equity or otherwise, except as expressly set forth in this Section 17.7.

B.             So long as Series B Preferred Units with at least $5 million in aggregate liquidation preference remain outstanding, the affirmative vote or consent of the holders of at least a majority of the Series B Preferred Units, outstanding at the time, given in person or by proxy, at a meeting (voting as a separate class) or in writing (without prior notice and without a vote) will be required to amend, alter or repeal the provisions of this Article 17 or the Applicable Provisions, whether by merger or consolidation or otherwise (an “Event”), so as to permit the Partnership to either (i) authorize, create or issue any class or series of Partnership Interests ranking senior to or on a parity with the Series B Preferred Interests with respect to rights to the payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Partnership (“Senior/Parity Units”), (ii) reclassify any authorized Partnership Interests into Senior/Parity Units, (iii) authorize, create or issue any obligation or security convertible into or exchangeable for or evidencing the right to purchase any Senior/Parity Units or (iv) materially and adversely affect any other right, preference, privilege or voting power of the Series B Preferred Units or the holders thereof with respect to this Article 17 or the Applicable Provisions; provided however, that so long as (a) the Series B Preferred Units remain outstanding with the terms thereof materially unchanged (taking into account that the Partnership may not be the surviving entity), or (b) the holders of the Series B Preferred Units receive equity securities of the surviving entity (taking into account that the surviving entity may not be a partnership or formed in Maryland), with rights, preferences, privileges and voting powers substantially the same as those of the Series B Units, the occurrence of such Event shall not be deemed for purposes of clause (iv) to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series B Preferred Units, and in such case such holders shall not have any voting rights with respect to the occurrence of such Event so long as no such vote would be required under any of clauses (i), (ii) or (iii). Holders of Series B Preferred Units shall not be entitled to vote with respect to (1) any amendment, supplement or modification of any term or provision of this Agreement, other than as expressly provided in the immediately preceding sentence, or (2) the creation or issuance of any Series B Junior Units. Except as set forth herein, holders of Series B Preferred Units, whether in their capacities as Partners or otherwise, shall not have any voting rights whatsoever, including any voting right that may otherwise arise under this Agreement, the Act, at law, in equity or otherwise, and the consent of the holders shall not be required for any action, including the taking of any partnership action, including an Event, regardless of the effect that such partnership action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series B Preferred Units. For purposes of this Article 17, “Applicable Provisions” means the following provisions of this Agreement: Section 2.4 (Power of Attorney), Section 4.1 (Capital Contribution of the Partners), Section 8.1 (Limitation of Liability), Section 8.2 (Management of Business), Section 8.3 (Outside Activities of Limited Partners), Section 9.1 (Records and Accounting), Section 9.3 (Reports), Article 10 (Tax Matters), Section 11.1 (Transfer), Section 11.3 (Limited Partners’ Right to Transfer)(other than the proviso to the first sentence of Section 11.3A), Section 11.4 (Substituted Limited Partners) and Article 12 (Admission of Partners) and, in each case, the definitions relating thereto.

C.             The foregoing voting provisions of this Section 17.7 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series B Preferred Units shall have been redeemed or called for redemption upon proper notice pursuant to Section 17.4 or Section 17.5 and sufficient funds, in cash or securities, as applicable, shall have been deposited in trust for the holders thereof with a bank or trust company to effect such redemption in accordance with Section 17.4.D or Section 17.5.E.

D.             In any matter in which the holders of Series B Preferred Units may vote or act by written consent (as expressly provided herein), each Series B Preferred Unit shall be entitled to one vote.

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Section 17.8.     Transfer Restrictions

The Series B Preferred Units are subject to the restrictions on “transfer” contained in Article 11.

Section 17.9.     No Conversion Right

The Series B Preferred Units shall not be convertible into any other class or series of interest in the Partnership or capital stock of the Company or any of its Subsidiaries.

Section 17.10.     No Sinking Fund

No sinking fund shall be established for the retirement or redemption of Series B Preferred Units.

Section 17.11.     Allocations

Notwithstanding anything contained in this Agreement to the contrary, to the fullest extent permitted by applicable law (i) each holder of Series B Preferred Units shall be deemed to have a Capital Account as of the Closing Date equal to the product of [$23.75 + amount of Additional Consideration pursuant to the Merger Agreement] multiplied by the number of Series B Preferred Units held by such holder; (ii) the Partnership’s Net Income shall first be allocated to the holders of the Series B Preferred Units during each Partnership Year until the aggregate amount of Net Income allocated to each of the holders of Series B Preferred Units is equal to the sum of all distributions paid to such holder pursuant to Section 17.2 from the Closing Date to the date of such allocation plus any Net Losses allocated to such holder pursuant to this Section 17.11 from the Closing Date to the date of such allocation; (iii) all remaining Net Income of the Partnership shall be allocated to the holders of Partnership Interests other than the Series B Preferred Units; (iv) all Net Losses of the Partnership shall be allocated to the holders of the Partnership Interests other than the Series B Preferred Units until the Adjusted Capital Account Balance of each such holder of such Partnership Interests has been reduced to zero; (v) Net Losses of the Partnership next shall be allocated to the holders of Series B Preferred Units until the Adjusted Capital Account Balance of each such holder of such Series B Preferred Units has been reduced to zero; and (vi) any remaining Net Losses of the Partnership shall be allocated to the General Partner. Notwithstanding the foregoing, if a holder of Series B Preferred Units receives a distribution pursuant to Section 17.2 and after such distribution and allocations of Net Income pursuant to this Section 17.11 for the then-current fiscal year, the Adjusted Capital Account Balance of such holder in the then-current fiscal period would be less than the amounts such holder would be entitled to receive upon a liquidation of the Partnership, items of gross income and gain will be allocated to match the distribution to the extent that the cumulative Net Income allocated pursuant to this Section 17.11 for the then-current and prior fiscal periods and gross income and gain allocated pursuant to this Section 17.11 for prior fiscal periods (both reduced by any Net Loss allocated under this Section 17.11 that has offset such allocations) are less than cumulative distributions made under Section 17.2 for the then-current and prior fiscal periods. Allocations to Partners in accordance with Article 6 of this Agreement shall take into account allocations required to be made pursuant to this Section 17.11.

Section 17.12.     Tax Protections

All the terms and provisions of that certain tax protection agreement, as set forth in Section 17 of the Purchase and Sale Agreement, made and entered into as of May 14, 2013, by and among BioMed Realty, L.P., Joseph H. Matzkin, Trustee of SixCam Realty Trust, and, solely for purposes of certain sections, Sixth Street Limited Partnership, a Massachusetts limited partnership (the “Charles Street Tax Protection Agreement”), which is the only Tax Protection Agreement (as defined in the Merger Agreement) of BioMed Realty Trust, Inc. or any Company Subsidiary (as defined in the Merger Agreement), shall remain in full force and effect, until the expiration of such agreement in accordance with the terms of the Charles Street Tax Protection Agreement.

Section 17.13.     Miscellaneous

A.             The holders of Series B Preferred Units shall not have any preferences or other rights, voting powers, restrictions, rights as to distributions, qualifications or terms or conditions of redemption other than as expressly set forth in the Applicable Provisions and this Article 17.

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B.             Notwithstanding any other provision of this Agreement or this Article 17 or otherwise applicable provision of law or equity, whenever in this Article 17 the General Partner is permitted or required to make a decision in its (i) “sole discretion,” the General Partner shall be entitled to consider only such interests and factors as it desires, and shall, to the fullest extent permitted by applicable law, have no duty or obligation to give any consideration to any interest of or factors affecting the holders of Series B Preferred Units, or (ii) in its “good faith” or under another expressed standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards.

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Exhibit B

October 7, 2015

Board of Directors

BioMed Realty Trust, Inc.

17190 Bernardo Center Drive

San Diego, California 92128

Members of the Board:

We understand that BioMed Realty Trust, Inc. (“BioMed” or the “Company”), BioMed Realty, L.P. (the “Partnership”), BRE Edison Holdings L.P. (the “Buyer”), BRE Edison, L.P. (“Merger Sub I”) and BRE Edison Acquisition, L.P. (“Merger Sub II”), propose to enter into an Agreement and Plan of Merger, dated as of October 7, 2015 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of the Company with and into Merger Sub I and the merger of Merger Sub II with and into the Partnership. Pursuant to the Merger, each outstanding share of common stock, par value $0.01 per share (the “Company Common Stock”) of the Company, other than shares held by the Buyer or any affiliate of the Buyer, Merger Sub I or any of their respective subsidiaries, will be converted into the right to receive $23.75 per share in cash plus an additional amount equal to $1.04 multiplied by (i) the number of calendar days elapsed from and including January 1, 2016 until (but not including) the Closing Date divided by (ii) 366 (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement. For purposes of this Opinion, and with your consent, we have assumed that the Consideration for Company Common Stock is $23.75 per share.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)	Reviewed certain financial projections prepared by the management of the Company;

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)	Reviewed the reported prices and trading activity for the Company Common Stock;

6)

Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their respective securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	Participated in discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

9)	Reviewed the Merger Agreement substantially in the form of the draft dated October 7, 2015 and certain related documents; and

10)	Performed such other analyses and reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay

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of any terms or conditions, including, among other things, that the Buyer will obtain sufficient funds to consummate the transaction and that the Merger Agreement will not differ in any material respects from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Morgan Stanley also expresses no opinion as to the relative fairness of any portion of the Consideration to be paid pursuant to the Merger Agreement to holders of any other series of common or preferred stock of the Company or any other holder of equity securities of an affiliate of the Company.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a portion of which is due upon execution of a definitive agreement. In addition, Morgan Stanley will receive the remaining portion of its fees from the Company upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and/or financing services for the Buyer and its affiliates and for the Company and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to the Buyer or its affiliates in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer or any of its affiliates, the Company, or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with the Merger, may have committed and may commit in the future to invest in private equity funds managed by the affiliates of Buyer.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with the Merger if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meetings to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Guy Metcalfe
Guy Metcalfe Managing Director

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Exhibit C

October 7, 2015

Board of Directors

BioMed Realty Trust, Inc.

17190 Bernardo Center Drive

San Diego, California 92128

Members of the Board of Directors:

We understand that BRE Edison Holdings L.P (“Buyer”), BRE Edison L.P (“Merger Sub I”), BRE Edison Acquisition L.P. (“Merger Sub II”), BioMed Realty Trust, Inc. (the “Company”) and BioMed Realty, L.P., propose to enter into the Agreement (defined below) pursuant to which, among other things, the Company will be merged with and into Merger Sub I (the “Transaction”) and that, in connection with the Transaction, each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Shares”), other than shares held by Buyer, Merger Sub I or any of their subsidiaries or a subsidiary of the Company, will be converted into the right to receive $23.75 in cash (the “Common Share Transaction Consideration”) plus an additional amount equal to $1.04 multiplied by (i) the number of calendar days elapsed from and including January 1, 2016 until (but not including) the Closing Date divided by (ii) 366. The Board of Directors of the Company (the “Board”) has requested that Raymond James & Associates, Inc. (“Raymond James”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Common Share Transaction Consideration to be received by the holders of the Common Shares in the Transaction pursuant to the Agreement is fair from a financial point of view to such holders. For purposes of this Opinion, and with your consent, we have assumed that the Common Share Transaction Consideration is $23.75 per share.

In connection with our review of the proposed Transaction and the preparation of this Opinion, we have, among other things:

1.	reviewed the financial terms and conditions as stated in the draft of the Agreement and Plan of Merger dated as of October 7, 2015 (the “Agreement”);

2.

reviewed certain information related to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including, but not limited to, financial projections prepared by the management of the Company relating to the Company for the periods ending December 31, 2020, as approved for our use by the Company (the “Projections”);

3.	reviewed the Company’s recent public filings and certain other publicly available information regarding the Company;

4.	reviewed financial, operating and other information regarding the Company and the industry in which it operates;

5.	reviewed the financial and operating performance of the Company and those of other selected public companies that we deemed to be relevant;

6.	considered the publicly available financial terms, to the extent available, of certain transactions we deemed to be relevant;

7.	reviewed the current and historical market prices for the Common Shares, and the current market prices of the publicly traded securities of certain other companies that we deemed to be relevant;

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate;

9.	discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry; and

10.

Received a certificate addressed to Raymond James from a member of senior management of the Company regarding, among other things, the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Raymond James by or on behalf of the Company.

With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company or otherwise reviewed by or discussed with us, and we have undertaken no duty or

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Board of Directors

BIOMED REALTY TRUST, INC.

October 7, 2015

responsibility to, nor did we, independently verify any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to the Projections and any other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that the Projections and such other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and we have relied upon the Company to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We express no opinion with respect to the Projections or the assumptions on which they are based. We have assumed that the final form of the Agreement will be substantially similar to the draft reviewed by us, and that the Transaction will be consummated in accordance with the terms of the Agreement without waiver or amendment of any conditions thereto. Furthermore, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Agreement without being waived. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company that would be material to our analyses or this Opinion.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of October 7, 2015 and any material change in such circumstances and conditions would require a reevaluation of this Opinion, which we are under no obligation to undertake. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect.

We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Transaction or the availability or advisability of any alternatives to the Transaction. We did not solicit indications of interest with respect to a transaction involving the Company nor did we advise the Company with respect to its strategic alternatives. Our opinion is limited to the fairness, from a financial point of view, of the Common Share Transaction Consideration to be received by the holders of the Common Shares.

We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors of the Company to approve or consummate the Transaction. We also expresses no opinion as to the relative fairness of any portion of the consideration to holders of any other series of common or preferred stock of the Company or other equity securities of affiliates of the Company. Furthermore, no opinion, counsel or interpretation is intended by Raymond James on matters that require legal, accounting or tax advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the fact that the Company has been assisted by legal, accounting and tax advisors and we have, with your consent, relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors as to all legal, accounting and tax matters with respect to the Company and the Transaction.

In formulating our opinion, we have considered only what we understand to be the consideration to be received by the holders of Common Shares as is described above and we did not consider and we express no opinion on the fairness of the amount or nature of any compensation to be paid or payable to any of the Company’s officers, directors or employees, or class of such persons, whether relative to the compensation received by the holders of the Common Shares or otherwise. We have not been requested to opine as to, and this Opinion does not express an

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opinion as to or otherwise address, among other things: (1) the fairness of the Transaction to the holders of any class of securities, creditors, or other constituencies of the Company, or to any other party, except and only to the extent expressly set forth in the last sentence of this Opinion or (2) the fairness of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituencies vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Transaction amongst or within such classes or groups of security holders or other constituents). We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Buyer or the ability of the Company or Buyer to pay their respective obligations when they come due.

The delivery of this opinion was approved by an opinion committee of Raymond James.

Raymond James will receive a fee upon the delivery of this Opinion, which is not contingent upon the successful completion of the Transaction or on the conclusion reached herein. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business, Raymond James may trade in the securities of the Company and Buyer or any of Buyer’s affiliates or companies that it controls for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Raymond James has provided certain services to the Company (in the previous two years), including serving as a co-manager on the Company’s April 2014 senior unsecured notes offering and serving as a selling agent on the Company’s in-place “At-the-Market” continuous equity offering, for which it has been paid fees. Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to the Company and/or Buyer or its affiliates or controlled companies or other participants in the Transaction in the future, for which Raymond James may receive compensation.

It is understood that this letter is for the information of the Board of Directors of the Company (solely in each director’s capacity as such) in evaluating the proposed Transaction and does not constitute a recommendation to any shareholder of the Company regarding how said shareholder should vote on the proposed Transaction. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This Opinion may not be reproduced or used for any other purpose without our prior written consent, except that this Opinion may be disclosed in and filed with a proxy statement used in connection with the Transaction that is required to be filed with the Securities and Exchange Commission, provided that this Opinion is quoted in full in such proxy statement.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Common Share Transaction Consideration to be received by the holders of the Common Shares in the Transaction pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Raymond James & Associates, Inc.

RAYMOND JAMES & ASSOCIATES, INC.

Board of Directors

BIOMED REALTY TRUST, INC.

October 7, 2015

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PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [●], 2016

The undersigned stockholder of BioMed Realty Trust, Inc., a Maryland corporation (the “Company”), hereby appoints Alan D. Gold and Gary A. Kreitzer, and each of them, as proxies for the undersigned with full power of substitution in each, to attend the special meeting of the Company’s stockholders to be held on [●], 2016, at [●], local time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the special meeting with all powers possessed by the undersigned as if the undersigned were personally present at the special meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY’S BOARD OF DIRECTORS “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3, EACH AS DESCRIBED IN THE PROXY STATEMENT, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Continued, and to be marked, dated and signed, on the other side

VOTE BY INTERNET

• Go to [●] • Follow steps outlined on the secure website.

VOTE BY TELEPHONE

• Call toll free - 1-800-[●] within the USA, US territories & Canada on a touch tone telephone

BIOMED REALTY TRUST, INC.	• Follow the instructions provided by the recorded message

PROXIES SUBMITTED BY THE INTERNET OR TELEPHONE MUST BE RECEIVED BY [●] P.M. [●] TIME, ON [●], 2016.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [●].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR Proposals 1, 2, and 3.	For	Against	Abstain

1.     To approve the merger of BioMed Realty Trust, Inc. with and into BRE Edison L.P. and the other transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 7, 2015 (as may be amended from time to time, the “merger agreement”), by and among BioMed Realty Trust, Inc., BioMed Realty, L.P., BRE Edison Holdings L.P., BRE Edison L.P. and BRE Edison Acquisition L.P.

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2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger.	☐	☐	☐

3.     To approve any adjournment of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the other transactions contemplated by the merger agreement.

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Please date this proxy and sign it exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such under signature(s). If shares are held by a corporation, please sign in full corporate name by the president or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date